                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-83986


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 10, 2003)

                           $861,692,000 (APPROXIMATE)
              MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2003-HQ2
                                   AS ISSUER

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                 AS DEPOSITOR

                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLER

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-HQ2

                               ----------------

     Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2003-HQ2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 51 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2003-HQ2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the seller of the mortgage loans or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                               ----------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

                               ----------------

          Characteristics of the certificates offered to you include:

                                          INITIAL       PASS-THROUGH
               APPROXIMATE INITIAL     PASS-THROUGH         RATE              RATINGS
   CLASS       CERTIFICATE BALANCE         RATE         DESCRIPTION     (FITCH/MOODY'S/S&P)
-----------   ---------------------   --------------   -------------   --------------------
Class A-1          $248,633,000            4.18%           Fixed            AAA/Aaa/AAA
Class A-2          $522,232,000            4.92%           Fixed            AAA/Aaa/AAA
Class B            $ 39,591,000            5.04%           Fixed             AA/Aa2/AA
Class C            $ 41,920,000            5.15%           Fixed              A/A2/A
Class D            $  9,316,000            5.24%           Fixed             A-/A3/A-

The certificate balances are approximate and may vary by up to 5%.

                               ----------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about March 27, 2003. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately $866,237,130, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                               ----------------

                                 MORGAN STANLEY

BANC OF AMERICA SECURITIES LLC                 MERRILL LYNCH & CO.

                                 March 20, 2003

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-HQ2
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


WASHINGTON                 FLORIDA                  NEW YORK
2 properties               5 properties             5 properties
$18,356,184                $35,924,172              $268,393,229
2.0% of total              3.9% of total            28.8% of total

OREGON                     GEORGIA                  INDIANA
4 properties               1 property               1 property
$18,616,995                $598,720                 $57,705,040
2.0% of total              0.1% of total            6.2% of total

CALIFORNIA                 NO. CAROLINA             ILLINOIS
8 properties               2 properties             3 properties
$59,087,233                $11,974,398              $100,436,556
6.3% of total              1.3% of total            10.8% of total

ARIZONA                    MARYLAND                 MISSOURI
5 properties               1 property               1 property
$40,465,532                $9,178,701               $3,290,105
4.3% of total              1.0% of total            0.4% of total

COLORADO                   WASHINGTON DC            WYOMING
4 properties               2 properties             2 properties
$10,996,655                $46,000,000              $2,415,653
1.2% of total              4.9% of total            0.3% of total

TEXAS                      NEW JERSEY               UTAH
10 properties              4 properties             1 property
$146,647,177               $13,019,969              $17,350,362
15.7% of total             1.4% of total            1.9% of total

OKLAHOMA                   MASSACHUSETTS            IDAHO
1 property                 9 properties             1 property
$5,278,945                 $32,042,341              $2,542,129
0.6% of total              3.4% of total            0.3% of total

KANSAS                     PENNSYLVANIA
2 properties               7 properties
$2,528,939                 $28,710,119
0.3% of total              3.1% of total



                                      (less than) 1.0% of Cut-Off Date Balance
                                      1.0% - 5.0% of Cut-Off Date Balance
                                      5.1% - 10.0% of Cut-Off Date Balance
                                      (greater than) 10% of Cut-Off Date Balance

[GRAPHIC OMITTED]

1290 AVENUE OF THE AMERICAS, New York, NY




[GRAPHICS OMITTED]

OAKBROOK CENTER, Oakbrook, IL




[GRAPHICS OMITTED]

KATY MILLS, Katy, TX




[GRAPHIC OMITTED]

52 BROADWAY, New York, NY

[GRAPHICS OMITTED]

TIPPECANOE MALL, Lafayette, IN




[GRAPHIC OMITTED]

ARC PORTFOLIO - PORTSIDE AT THE BEACHES, Jacksonville, FL




[GRAPHICS OMITTED]

DC PORTFOLIO, Washington, D.C.




[GRAPHIC OMITTED]

TRUSERV PORTFOLIO 1 - KINGMAN, Kingman, AZ




[GRAPHIC OMITTED]

TRUSERV PORTFOLIO 2 - CORSICANA, Corsicana, TX




[GRAPHIC OMITTED]

GPB-A PORTFOLIO - DENNISPORT, Dennisport, MA




[GRAPHIC OMITTED]

GPB-A PORTFOLIO - REVERE, Revere, MA

The pass-through rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2003-HQ2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Dean Witter Capital I Inc.

                         ------------------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS

Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS........................................S-3
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-3
Executive Summary.................................S-6
Summary of Prospectus Supplement..................S-7
     What You Will Own............................S-7
     Relevant Parties and Dates...................S-7
     Offered Certificates.........................S-8
     Information About the Mortgage Pool.........S-17
     Additional Aspects of Certificates..........S-24
Risk Factors.....................................S-27
Description Of The Offered Certificates..........S-60
     General.....................................S-60
     Certificate Balances........................S-61
     Pass-Through Rates..........................S-63
     Distributions...............................S-65
     Optional Termination........................S-71
     Advances....................................S-71
     Reports to Certificateholders; Available
       Information...............................S-74
     Example of Distributions....................S-77
     The Trustee and the Fiscal Agent............S-78
     The Paying Agent, Certificate Registrar and
       Authenticating Agent......................S-78
     Expected Final Distribution Date; Rated
       Final Distribution Date...................S-79
     Amendments to the Pooling and Servicing
       Agreement.................................S-79
Yield, Prepayment And Maturity Considerations....S-80
     General.....................................S-80
     Pass-Through Rates..........................S-80
     Rate and Timing of Principal Payments.......S-81
     Unpaid Distributable Certificate Interest...S-82
     Losses and Shortfalls.......................S-82
     Relevant Factors............................S-82
     Weighted Average Life.......................S-83
Description of the Mortgage Pool.................S-87
     General.....................................S-87
     Material Terms and Characteristics of the
       Mortgage Loans............................S-87
     The 1290 Pari Passu Loan....................S-91
     The Katy Mills Pari Passu Loan..............S-93
     The Oakbrook Center Pari Passu Loan.........S-94
     Assessments of Property Value and Condition.S-95
     Environmental Insurance.....................S-96
     Additional Mortgage Loan Information........S-96
     Standard Hazard Insurance...................S-98
     The Seller..................................S-99
     Sale of the Mortgage Loans..................S-99
     Representations and Warranties..............S-99
     Repurchases and Other Remedies.............S-101
     Changes In Mortgage Pool Characteristics...S-102
Servicing Of The Mortgage Loans.................S-102
     General....................................S-102
     The Master Servicer and Special Servicer...S-110
     The Master Servicer........................S-110
     Events of Default..........................S-111
     The Special Servicer.......................S-111
     The Operating Adviser......................S-113
     Mortgage Loan Modifications................S-114
     Sale of Defaulted Mortgage Loans...........S-115
     Foreclosures...............................S-115
Material Federal Income Tax Consequences........S-116
     General....................................S-116
     Tax Return Disclosure and Investor List
       Requirements.............................S-117
     Original Issue Discount and Premium........S-117
     Additional Considerations..................S-119
Legal Aspects Of Mortgage Loans.................S-119
     New York...................................S-119
ERISA Considerations............................S-119
     Plan Assets................................S-120
     Special Exemption Applicable to the
       Offered Certificates.....................S-120
     Insurance Company General Accounts.........S-122
     General Investment Considerations..........S-122
Legal Investment................................S-123
Use Of Proceeds.................................S-123
Plan Of Distribution............................S-123
Legal Matters...................................S-124
Ratings.........................................S-124
Glossary Of Terms...............................S-126

APPENDIX I - Mortgage Pool
     Information  (Tables)........................I-1
APPENDIX II - Certain Characteristics
     Of The Mortgage Loans.......................II-1
APPENDIX III - Significant
     Loan Summaries.............................III-1
APPENDIX IV - Term Sheet..........................T-1
APPENDIX V - Form of  Statement to
     Certificateholders...........................V-1
SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates................A-1

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                              CERTIFICATE STRUCTURE
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
                              APPROXIMATE     APPROXIMATE                         APPROXIMATE
                                INITIAL         INITIAL                           PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                  CERTIFICATE    PASS-THROUGH         RATINGS            TOTAL       AVERAGE        WINDOW
CREDIT SUPPORT     CLASS        BALANCE          RATE       (FITCH/MOODY'S/S&P)  CERTIFICATES    LIFE (YRS.)   (MONTHS)
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
   17.250%      CLASS A-1     $248,633,000       4.18%          AAA/Aaa/AAA         26.690%        5.70        1-114
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
   17.250%      CLASS A-2     $522,232,000       4.92%          AAA/Aaa/AAA         56.060%        9.71       114-118
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
   13.000%      CLASS B       $ 39,591,000       5.04%           AA/Aa2/AA           4.250%        9.87       118-119
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
    8.500%      CLASS C       $ 41,920,000       5.15%            A/A2/A             4.500%        9.93       119-120
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
    7.500%      CLASS D       $  9,316,000       5.24%           A-/A3/A-            1.000%        9.96       120-120
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
    6.500%      CLASS E       $  9,315,000       5.68%        BBB+/Baa1/BBB+         1.000%        9.96       120-120
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
    5.375%      CLASS F       $ 10,480,000       6.01%         BBB/Baa2/BBB          1.125%        9.96       120-120
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
    4.500%      CLASS G       $  8,151,000       6.50%        BBB-/Baa3/BBB-         0.875%        9.96       120-120
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
 __________     CLASS H-O      __________       _______          _________          ________     ________    ________
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
__________      CLASS X-1      __________       _______         AAA/Aaa/AAA         ________     ________    ________
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------
__________      CLASS X-2      __________       _______         AAA/Aaa/AAA         ________     ________    ________
--------------- ------------ --------------- -------------- -------------------- -------------- ----------- ------------

o The notional amount of the Class X-1 Certificates initially will be $931,559,155 and the notional amount of the Class X-2 Certificates initially will be $904,790,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the Glossary of Terms.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     -----
           Offered certificates.
     -----

           Certificates not offered pursuant to this prospectus supplement.
     -----

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I Inc. on the closing date. All payments to you will come only from the
                                            amounts received in connection with the assets of the trust.
                                            The trust's assets will primarily be 51 mortgage loans
                                            secured by first mortgage liens on 81 commercial,
                                            manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2.

MORTGAGE POOL.............................  The mortgage pool consists of 51 mortgage loans with an aggregate principal balance of all mortgage loans as of
                                            March 1, 2003, of approximately $931,559,155, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For
                                            purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of March 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $1,745,638 to
                                            approximately $165,000,000 and the mortgage loans had an
                                            approximate average balance of $18,265,866.


                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Dean Witter Capital I Trust 2003-HQ2.

DEPOSITOR.................................  Morgan Stanley Dean Witter Capital I Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National Association.

SPECIAL SERVICER..........................  Wells Fargo Bank, National Association.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

PAYING AGENT..............................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus
                                            supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate
                                            class of certificates, outstanding at any time of
                                            determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of
                                            certificates, may appoint a representative to act as
                                            operating adviser for the


                                      S-7

                                            purposes described in this prospectus supplement. The
                                            initial operating adviser will be Insignia Financial
                                            Services, Inc.

                                            The operating adviser will not have any rights under the
                                            2003-TOP9 Pooling and Servicing Agreement as more fully
                                            discussed in this prospectus supplement.

SELLER....................................  Morgan Stanley Mortgage Capital Inc., formerly known as
                                            Morgan Stanley Dean Witter Mortgage Capital Inc., as to 51
                                            mortgage loans, representing 100.0% of the initial
                                            outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated, Banc of America
                                            Securities LLC and Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated.

CUT-OFF DATE..............................  March 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices
                                            hereto), scheduled payments due in March 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2003, not the actual day on which such scheduled payments were due.

CLOSING DATE..............................  On or about March 27, 2003.


DISTRIBUTION DATE.........................  The 12th day of each month, or, if such 12th day is not a business day, the business day immediately following such
                                            12th day, commencing in April 2003.

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.


                                            ------------------------ ---------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES........          Class A-1                      September 12, 2012
                                            ------------------------ ---------------------------------------------
                                                   Class A-2                       January 12, 2013
                                            ------------------------ ---------------------------------------------
                                                    Class B                       February 12, 2013
                                            ------------------------ ---------------------------------------------
                                                    Class C                         March 12, 2013
                                            ------------------------ ---------------------------------------------
                                                    Class D                         March 12, 2013
                                            ------------------------ ---------------------------------------------

                                            The Expected Final Distribution Date for each class of
                                            certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses,
                                            modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated
                                            repayment dates are assumed to repay in full on such dates.


RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in
                                            March 2035.


                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Dean Witter Capital I Inc. is offering the following five (5) classes of its Series 2003-HQ2 Commercial
                                            Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class B

                                      S-8

                                            o    Class C

                                            o    Class D

                                            The entire series will consist of a total of twenty (20)
                                            classes, the following fifteen (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G,
                                            Class H, Class J, Class K, Class L, Class M, Class N, Class
                                            O, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ------------------ ----------------------------------------
                                                Class A-1          $248,633,000 Certificate Balance
                                            ------------------ ----------------------------------------
                                                Class A-2          $522,232,000 Certificate Balance
                                            ------------------ ----------------------------------------
                                                 Class B            $39,591,000 Certificate Balance
                                            ------------------ ----------------------------------------
                                                 Class C            $41,920,000 Certificate Balance
                                            ------------------ ----------------------------------------
                                                 Class D             $9,316,000 Certificate Balance
                                            ------------------ ----------------------------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to
                                            adjustment on each distribution date to reflect any
                                            reductions resulting from distributions of principal to that class or any allocations of losses to that class.


                                            The Class X-1 Certificates and the Class X-2 Certificates,
                                            which are private certificates, will not have certificate
                                            balances; each such class of certificates will instead
                                            represent the right to receive distributions of interest
                                            accrued as described herein on a notional amount. The
                                            notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class
                                            R-I, Class R-II and Class R-III Certificates) outstanding
                                            from time to time.

                                            The notional amount of the Class X-2 Certificates will
                                            equal:

                                            o    during the period from the Closing Date through and
                                                 including the distribution date occurring in March
                                                 2004, the sum of (a) the lesser of $241,660,000 and the
                                                 certificate balance of the Class A-1 Certificates
                                                 outstanding from time to time and (b) the aggregate of
                                                 the certificate balances of the Class A-2, Class B,
                                                 Class C, Class D, Class E, Class F, Class G, Class H,
                                                 Class J and Class K Certificates outstanding from time
                                                 to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2004 through and including the
                                                 distribution date occurring in March 2005, the sum of
                                                 (a) the lesser of $148,408,000 and the certificate
                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, and (b) the aggregate of the certificate
                                                 balances of the Class A-2, Class B, Class C, Class D,
                                                 Class E, Class F, Class G, Class H, Class J and Class K
                                                 Certificates outstanding from time to time;

                                      S-9

                                            o    during the period following the distribution date
                                                 occurring in March 2005 through and including the
                                                 distribution date occurring in March 2006, the sum of
                                                 (a) the lesser of $109,575,000 and the certificate
                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, (b) the aggregate of the certificate
                                                 balances of the Class A-2, Class B, Class C, Class D,
                                                 Class E, Class F and Class G Certificates outstanding
                                                 from time to time and (c) the lesser of $6,938,000 and
                                                 the certificate balance of the Class H Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2006 through and including the
                                                 distribution date occurring in March 2007, the sum of
                                                 (a) the lesser of $72,935,000 and the certificate
                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, (b) the aggregate of the certificate
                                                 balances of the Class A-2, Class B, Class C, Class D
                                                 and Class E Certificates outstanding from time to time
                                                 and (c) the lesser of $9,580,000 and the certificate
                                                 balance of the Class F Certificates outstanding from
                                                 time to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2007 through and including the
                                                 distribution date occurring in March 2008, the sum of
                                                 (a) the lesser of $30,188,000 and the certificate
                                                 balance of the Class A-1 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 A-2, Class B, Class C and Class D Certificates
                                                 outstanding from time to time and (c) the lesser of
                                                 $2,960,000 and the certificate balance of the Class E
                                                 Certificates outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2008 through and including the
                                                 distribution date occurring in March 2009, the sum of
                                                 (a) the lesser of $517,243,000 and the certificate
                                                 balance of the Class A-2 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 B Certificates and (c) the lesser of $41,681,000 and
                                                 the certificate balance of the Class C Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2009 through and including the
                                                 distribution date occurring in March 2010, the sum of
                                                 (a) the lesser of $483,873,000 and the certificate
                                                 balance of the Class A-2 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 B Certificates and (c) the lesser of $28,998,000 and
                                                 the certificate balance of the Class C Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date
                                                 occurring in March 2010 through and including the
                                                 distribution date occurring in March 2011, the sum of
                                                 (a) the lesser of $452,283,000 and the certificate
                                                 balance of the Class A-2 Certificates outstanding from
                                                 time to time, (b) the certificate balance of the Class
                                                 B Certificates and (c) the lesser of $17,281,000 and
                                                 the certificate balance of the Class C Certificates
                                                 outstanding from time to time; and

                                            o    following the distribution date occurring in March
                                                 2011, $0.

                                      S-10

                                            Accordingly, the notional amount of the Class X-1
                                            Certificates will be reduced on each distribution date by
                                            any distributions of principal actually made on, and any
                                            losses actually allocated to, any class of certificates
                                            (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.
                                            The notional amount of the Class X-2 Certificates will be
                                            reduced on each distribution date by any distributions of
                                            principal actually made on, and any losses actually
                                            allocated to any component and any class of Certificates
                                            included in the calculation of the notional amount for the
                                            Class X-2 Certificates on such distribution date, as
                                            described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time
                                            following the distribution date occurring in March 2011.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the
                                            initial pass-through rates for each class of offered
                                            certificates:

                                            ---------------------- ------------------------------
                                                  Class A-1              4.18% (Fixed)
                                            ---------------------- ------------------------------
                                                  Class A-2              4.92% (Fixed)
                                            ---------------------- ------------------------------
                                                   Class B               5.04% (Fixed)
                                            ---------------------- ------------------------------
                                                   Class C               5.15% (Fixed)
                                            ---------------------- ------------------------------
                                                   Class D               5.24% (Fixed)
                                            ---------------------- ------------------------------

                                            Interest on your certificates will be calculated on the
                                            basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1, Class A-2, Class
                                            B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth
                                            above.

                                            The weighted average net mortgage rate for a particular
                                            distribution date is a weighted average of the interest
                                            rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master
                                            servicing fee rate, any excess servicing fee rate, the
                                            primary servicing fee rate, the special servicing stand-by fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant
                                            distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage
                                            loan interest rates will also be determined without regard to any loan term modifications agreed to by the special
                                            servicer or resulting from any borrower's bankruptcy or
                                            insolvency. In addition, for purposes of calculating the
                                            weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per
                                            annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that
                                            mortgage loan in that month.


                                      S-11

                                            The pass-through rate applicable to the Class X-1
                                            Certificates for the initial distribution date will equal
                                            approximately 0.06% per annum.

                                            The pass-through rate applicable to the Class X-1
                                            Certificates for each distribution date subsequent to the
                                            initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1
                                            Certificates outstanding immediately prior to the related
                                            distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be
                                            comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance
                                            Certificates. In general, the certificate balance of each
                                            class of Principal Balance Certificates will constitute a
                                            separate component of the total notional amount of the Class
                                            X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of
                                            Principal Balance Certificates is identified under
                                            "--Certificate Balance" above as being part of the total
                                            notional amount of the Class X-2 Certificates immediately
                                            prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the
                                            Class X-1 Certificates for purposes of calculating the
                                            accrual of interest for the related distribution date, and the remaining portion of such certificate balance will
                                            represent one or more other separate components of the Class
                                            X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any
                                            distribution date occurring in or before March 2011, on any particular component of the total notional amount of the
                                            Class X-1 Certificates immediately prior to the related
                                            distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                            o    if such particular component consists of the entire
                                                 certificate balance of any class of Principal Balance
                                                 Certificates, and if such certificate balance also
                                                 constitutes, in its entirety, a component of the total
                                                 notional amount of the Class X-2 Certificates
                                                 immediately prior to the related distribution date,
                                                 then the applicable Class X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the weighted average net
                                                 mortgage rate for such distribution date, over (b) the
                                                 greater of (i) the rate per annum corresponding to such
                                                 distribution date as set forth on Schedule A attached
                                                 hereto and (ii) the pass-through rate for such
                                                 distribution date for such class of Principal Balance
                                                 Certificates;

                                            o    if such particular component consists of a designated
                                                 portion (but not all) of the certificate balance of any
                                                 class of Principal Balance Certificates, and if such
                                                 designated portion of such certificate balance also
                                                 constitutes a component of the total notional amount of
                                                 the Class X-2 Certificates immediately prior to the
                                                 related distribution date, then the applicable Class
                                                 X-1 Strip Rate will equal the excess, if any, of (a)
                                                 the weighted average net mortgage rate for such
                                                 distribution date, over (b) the greater of (i) the rate
                                                 per annum corresponding to such distribution date as
                                                 set forth on Schedule A attached hereto and (ii) the
                                                 pass-through rate for such distribution date for such
                                                 class of Principal Balance Certificates;

                                      S-12


                                            o    if such particular component consists of the entire
                                                 certificate balance of any class of Principal Balance
                                                 Certificates, and if such certificate balance does not,
                                                 in whole or in part, also constitute a component of the
                                                 total notional amount of the Class X-2 Certificates
                                                 immediately prior to the related distribution date,
                                                 then the applicable Class X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the weighted average net
                                                 mortgage rate for such distribution date, over (b) the
                                                 pass-through rate for such distribution date for such
                                                 class of Principal Balance Certificates; and

                                            o    if such particular component consists of a designated
                                                 portion (but not all) of the certificate balance of any
                                                 class of Principal Balance Certificates, and if such
                                                 designated portion of such certificate balance does not
                                                 also constitute a component of the total notional
                                                 amount of the Class X-2 Certificates immediately prior
                                                 to the related distribution date, then the applicable
                                                 Class X-1 Strip Rate will equal the excess, if any, of
                                                 (a) the weighted average net mortgage rate for such
                                                 distribution date, over (b) the pass-through rate for
                                                 such distribution date for such class of Principal
                                                 Balance Certificates.

                                            For any distribution date occurring after March 2011, all or a portion of the certificate balance of each class of
                                            Principal Balance Certificates will constitute a separate
                                            component of the total notional amount of the Class X-1
                                            Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution
                                            date will equal the excess, if any, of (a) the weighted
                                            average net mortgage rate for such distribution date, over
                                            (b) the pass-through rate for such distribution date for
                                            such class of Principal Balance Certificates. Under no
                                            circumstances will the Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to the Class X-2
                                            Certificates for the initial distribution date will equal
                                            approximately 1.75% per annum. The pass-through rate
                                            applicable to the Class X-2 Certificates for each
                                            distribution date subsequent to the initial distribution
                                            date and on or before the distribution date in March 2011
                                            will equal the weighted average of the respective strip
                                            rates (the "Class X-2 Strip Rates") at which interest
                                            accrues from time to time on the respective components of
                                            the total notional amount of the Class X-2 Certificates
                                            outstanding immediately prior to the related distribution
                                            date (weighted on the basis of the respective balances of
                                            such components outstanding immediately prior to such
                                            distribution date). Each of those components will be
                                            comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance
                                            Certificates. If all or a designated portion of the
                                            certificate balance of any class of Principal Balance
                                            Certificates is identified under "--Certificate Balance"
                                            above as being part of the total notional amount of the
                                            Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the
                                            related distribution date. For any distribution date
                                            occurring in or before March 2011, on any particular
                                            component of the total notional amount of the Class X-2
                                            Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the
                                            excess, if any, of:



                                      S-13

                                            o    the lesser of (a) the rate per annum corresponding to
                                                 such distribution date as set forth on Schedule A
                                                 attached hereto and (b) the weighted average net
                                                 mortgage rate for such distribution date, over

                                            o    the pass-through rate for such distribution date for
                                                 the class of Principal Balance Certificates whose
                                                 certificate balance, or a designated portion thereof,
                                                 comprises such component.

                                            Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class E Certificates will, at all times, equal the lesser of 5.68% per annum and the weighted average net mortgage rate. The pass-through
                                            rate applicable to the Class F Certificates will be equal to the weighted average net mortgage rate less 0.58%. The
                                            pass-through rate applicable to the Class G Certificates
                                            will be equal to the weighted average net mortgage rate less
                                            0.09%. The pass-through rate applicable to the Class H,
                                            Class J, Class K, Class L, Class M, Class N and Class O
                                            Certificates will, at all times, equal the lesser of 6.03%
                                            per annum and the weighted average net mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses,
                                            including all servicing fees, trustee fees and related
                                            compensation, will be distributed in the following amounts and priority:

                                                 Step 1/Class A and Class X: To interest on Classes A-1,
                                            A-2, X-1 and X-2, pro rata, in accordance with their
                                            interest entitlements.

                                                 Step 2/Class A: To the extent of amounts then required
                                            to be distributed as principal, (i) first, to the Class A-1
                                            Certificates, until the Class A-1 Certificates are reduced to zero and (ii) second, to the Class A-2 Certificates,
                                            until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than
                                            Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction,
                                            principal will be distributed to Classes A-1 and A-2, pro
                                            rata.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1
                                            and A-2 and, in respect of interest only, Classes X-1 and
                                            X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                 Step 4/Class B: To Class B as follows: (a) to interest
                                            on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal
                                            entitlement until its principal balance is reduced to zero;
                                            and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that
                                            were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 5/Class C: To Class C in a manner analogous to the
                                            Class B allocations of Step 4.

                                      S-14


                                                 Step 6/Class D: To Class D in a manner analogous to the
                                            Class B allocations of Step 4.

                                                 Step 7/Subordinate Private Certificates: To these
                                            certificates in the amounts and order of priority described in this prospectus supplement.

                                            Each certificateholder will receive its share of
                                            distributions on its class of certificates on a pro rata
                                            basis with all other holders of certificates of the same
                                            class. See "Description of the Offered Certificates-
                                            Distributions" in this prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each
                                            Class can be found in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.
                                            As described in that section, there are circumstances
                                            relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your
                                            certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to
                                            reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be
                                            distributed on the classes entitled to principal on a
                                            particular distribution date will, in general, be equal to:

                                            o    the principal portion of all scheduled payments, other
                                                 than balloon payments, to the extent received or
                                                 advanced by the master servicer or other party (in
                                                 accordance with the Pooling and Servicing Agreement)
                                                 during the related collection period;

                                            o    all principal prepayments and the principal portion of
                                                 balloon payments received during the related collection
                                                 period;

                                            o    the principal portion of other collections on the
                                                 mortgage loans received during the related collection
                                                 period, such as liquidation proceeds, condemnation
                                                 proceeds, insurance proceeds and income on "real estate
                                                 owned"; and

                                            o    the principal portion of proceeds of mortgage loan
                                                 repurchases received during the related collection
                                                 period.

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to
                                            principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this
                                            prospectus supplement.


                                      S-15

SUBORDINATION


     A.  GENERAL..........................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other
                                            classes. Entitlement to receive principal and interest
                                            (other than certain excess interest in connection with any hyperamortizing loan) on any distribution date is depicted in descending order. The manner in which mortgage loan
                                            losses (including interest other than certain excess
                                            interest (over the amount of interest that would have
                                            accrued if the interest rate did not increase) in connection with any hyperamortizing loan) are allocated is depicted in ascending order.

                                                             ------------------------------
                                                                 Class A-1, Class A-2,
                                                                    Class X-1* and
                                                                      Class X-2*
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class B
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class C
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class D
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                      Classes E-O
                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU
                                            AS A HOLDER OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No principal payments or
                                            realized loan losses of principal will be allocated to the
                                            Class X-1 or Class X-2 Certificates. However, any loan
                                            losses will reduce the notional amount of the Class X-1
                                            Certificates and loan losses allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates will reduce the notional amount of the Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                            o    shortfalls resulting from compensation which the
                                                 special servicer is entitled to receive;

                                            o    shortfalls resulting from interest on advances made by
                                                 the master servicer, the trustee or the fiscal agent,
                                                 to the extent not covered by default interest and late
                                                 payment charges paid by the borrower; and

                                            o    shortfalls resulting from a reduction of a mortgage
                                                 loan's interest rate by a bankruptcy court or from
                                                 other unanticipated, extraordinary or default-related
                                                 expenses of the trust.





                                      S-16

                                            Shortfalls in mortgage loan interest as a result of the
                                            timing of voluntary and involuntary prepayments (net of
                                            certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their
                                            respective interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects
                                            the weighting of the mortgage loans based upon their
                                            outstanding principal balances as of March 1, 2003. With
                                            respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in March 2003 have been deemed received on March 1, 2003.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be fifty-one (51) mortgage loans with an aggregate principal balance as of March 1,
                                            2003 of approximately $931,559,155. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of
                                            March 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $1,745,638 to approximately $165,000,000 and the mortgage loans had an
                                            approximate average balance of $18,265,866.

     C.  FEE SIMPLE/LEASEHOLD.............  Forty-eight (48) mortgaged properties, representing 96.6% of the initial outstanding pool balance, are subject to a first mortgage lien on a fee simple estate in an income-producing real property.

                                            One (1) mortgaged property, representing 0.6% of the initial outstanding pool balance, is subject to a first mortgage lien on a leasehold interest in an income-producing real property.

                                            Two (2) mortgaged properties, representing 2.8% of the initial outstanding pool balance, are subject to a first mortgage lien on both a fee and a leasehold interest in an income-producing real property.


                                      S-17





     D.  PROPERTY TYPES...................  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                            -------------------- --------------------------------- ------------------
                                                                                                       Number of
                                                                      Percentage of Initial            Mortgaged
                                               Property Type         Outstanding Pool Balance         Properties
                                            -------------------- --------------------------------- ------------------
                                            Retail                            46.5%                       30
                                            -------------------- --------------------------------- ------------------
                                            Office                            31.3%                       16
                                            -------------------- --------------------------------- ------------------
                                            Industrial                         9.7%                       14
                                            -------------------- --------------------------------- ------------------
                                            Mixed Use                          5.5%                        3
                                            -------------------- --------------------------------- ------------------
                                            Manufactured                       5.0%                       13
                                            Housing Community
                                            -------------------- --------------------------------- ------------------
                                            Multifamily                        1.7%                        3
                                            -------------------- --------------------------------- ------------------
                                            Self Storage                       0.3%                        2
                                            -------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the
                                            mortgage loans secured by mortgaged properties located in
                                            the geographic areas with the highest concentrations of
                                            mortgaged properties, are as described in the table below:

                                            --------------------------- -------------------------------- -------------
                                                                                                          Number of
                                                                             Percentage of Initial        Mortgaged
                                                 Geographic Areas          Outstanding Pool Balance       Properties
                                            --------------------------- -------------------------------- -------------
                                            New York                                 28.8%                    5
                                            --------------------------- -------------------------------- -------------
                                            Texas                                    15.7%                   10
                                            --------------------------- -------------------------------- -------------
                                            Illinois                                 10.8%                    3
                                            --------------------------- -------------------------------- -------------
                                            California                                6.3%                    8
                                            --------------------------- -------------------------------- -------------
                                            Indiana                                   6.2%                    1
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties are located throughout 17 other states and the District of Columbia. None of these
                                            states has a concentration of mortgaged properties that
                                            represents security for more than 5.0% of the aggregate
                                            principal balance of the mortgage loans, as of March 1,
                                            2003.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of March 1, 2003, the mortgage loans had the following characteristics:

                                            o    No scheduled payment of principal and interest on any
                                                 mortgage loan was thirty days or more past due, and no
                                                 mortgage loan had been thirty days or more delinquent
                                                 in the past year.

                                      S-18

                                            o    Four (4) groups of mortgage loans were made to the same
                                                 borrower or to borrowers that are affiliated with one
                                                 another through partial or complete direct or indirect
                                                 common ownership. The four (4) groups represent 7.8%,
                                                 3.2%, 2.2% and 0.7% respectively, of the initial
                                                 outstanding pool balance. See Appendix II attached
                                                 hereto.

                                            o    Thirteen (13) of the mortgaged properties, representing
                                                 14.6% of the initial outstanding pool balance, are each
                                                 100.0% leased to a single tenant.

                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o    No mortgage loan permits negative amortization or the
                                                 deferral of accrued interest (except excess interest
                                                 that would accrue in the case of any hyperamortizing
                                                 loan after the applicable anticipated repayment date
                                                 for such loan).

     G.  BALLOON LOANS....................  As of March 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    Fifty-one (51) of the mortgage loans, representing
                                                 100.0% of the initial outstanding pool balance, are
                                                 "balloon loans." For purposes of this prospectus
                                                 supplement, we consider a mortgage loan to be a
                                                 "balloon loan" if its principal balance is not
                                                 scheduled to be fully or substantially amortized by the
                                                 loan's maturity date.

     H.  INTEREST ONLY LOANS..............  As of March 1, 2003, the mortgage loans had the following additional characteristics:

                                            o    Three (3) mortgage loans, representing 34.0% of the
                                                 initial outstanding pool balance, provide for monthly
                                                 payments of interest only for a portion of their
                                                 respective terms and then provide for the monthly
                                                 payment of principal and interest over all or most of
                                                 their respective remaining terms, including the 1290
                                                 Pari Passu Loan, representing 17.7% of the initial
                                                 outstanding pool balance, which is a balloon loan and
                                                 provides for monthly payments of interest only through
                                                 and including July 7, 2007 and also provides for
                                                 monthly payments of interest only for the final 12
                                                 payments of the mortgage loan.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of March 1, 2003, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o    Forty-nine (49) mortgage loans, representing 93.3% of
                                                 the initial outstanding pool balance, prohibit
                                                 voluntary principal prepayments for a period ending on
                                                 a date determined by the related mortgage note (which
                                                 may be the maturity date), which period is referred to
                                                 in this prospectus supplement as a lock-out period, but
                                                 permit the related borrower, after an initial period of
                                                 at least two years following the date of issuance of
                                                 the certificates, to defease the loan by pledging
                                                 direct, non-callable United States Treasury obligations
                                                 and obtaining the release of the mortgaged property
                                                 from the lien of the mortgage.

                                            o    One (1) mortgage loan, representing 6.2% of the initial
                                                 outstanding pool balance is open to prepayment subject
                                                 to a prepayment premium or a yield maintenance charge
                                                 calculated on the basis of the greater of a yield
                                                 maintenance formula and a declining



                                      S-19

                                                 premium. Such mortgage loan is evidenced by two separate
                                                 notes with distinct yield maintenance formulas applicable
                                                 to each of the notes.

                                            o    One (1) mortgage loan, representing 0.5% of the initial
                                                 outstanding pool balance, prohibits voluntary principal
                                                 prepayments during a lock-out period, and following the
                                                 lock-out period provides for prepayment premiums or
                                                 yield maintenance charges calculated on the basis of a
                                                 yield maintenance formula.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                            provisions described below:

                                            o    Five (5) mortgage loans, representing 22.4% of the
                                                 initial outstanding pool balance, permit the release of
                                                 a mortgaged property or a portion of the mortgaged
                                                 property from the lien of the mortgage, if there is a
                                                 defeasance of a portion of the mortgage loan in
                                                 connection with such release.

                                            o    Three (3) mortgage loans, representing 7.8% of the
                                                 initial outstanding pool balance, permit the partial
                                                 release of the mortgaged property from the lien of the
                                                 mortgage, if there is a defeasance of a portion of the
                                                 mortgage loan in connection with such release or a
                                                 partial prepayment up to 33.3% in connection with such
                                                 release subject to a yield maintenance charge
                                                 calculated on the basis of the greater of a yield
                                                 maintenance formula and 1% of the amount prepaid.

                                            o    Notwithstanding the above, the mortgage loans generally
                                                 provide for a maximum period commencing one (1) to
                                                 seven (7) payment dates prior to and including the
                                                 maturity date during which the related borrower may
                                                 prepay the mortgage loan without premium or defeasance
                                                 requirements.

                                            See Appendix II attached hereto for specific yield
                                            maintenance provisions with respect to the prepayment and
                                            defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of March 1, 2003, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging from 5.120% per annum to
                                            8.028% per annum, and a weighted average mortgage interest rate of 6.447% per annum;

           II.  REMAINING TERMS             Remaining terms to scheduled maturity ranging from 22 months to 144 months, and a weighted average remaining term to
                                            scheduled maturity of 111 months;

            III.REMAINING
                AMORTIZATION                TERMS Remaining amortization terms ranging from 232 months to 360 months, and a weighted average remaining amortization term of 329 months;

           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from 48.1% to 79.8% and a
                                            weighted average loan-to-value ratio, calculated as
                                            described in this prospectus supplement, of 64.2%; and


                                      S-20



            V.  DEBT SERVICE
                COVERAGE                    RATIOS Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement,
                                            ranging from 1.22x to 2.17x and a weighted average debt
                                            service coverage ratio, calculated as described in this
                                            prospectus supplement, of 1.64x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to
                                            advance delinquent monthly mortgage loan payments for those mortgage loans that are part of the trust and, subject to
                                            certain conditions described in the Pooling and Servicing
                                            Agreement, for the Katy Mills Companion Loan. The master
                                            servicer will not be required to advance any additional
                                            interest accrued as a result of the imposition of any
                                            default rate or any rate increase after an anticipated
                                            repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess
                                            interest or balloon payments. With respect to any balloon
                                            payment, the master servicer will instead be required to
                                            advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I Advance is made, the master servicer will
                                            defer rather than advance its master servicing fee, the
                                            excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                            For an REO Property, the advance will equal the scheduled
                                            payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect
                                            immediately before the REO Property was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this prospectus supplement, the master servicer, trustee and
                                            fiscal agent may also make servicing advances to pay
                                            delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged
                                            property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the
                                            "prime rate" as reported in The Wall Street Journal.

     D.  BACK-UP ADVANCES.................  If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the
                                            trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the
                                            same limitations, and with the same rights of the master
                                            servicer.

     E.  RECOVERABILITY...................  None of the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in
                                            accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT..... The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged
                                           property. In general, if the principal amount

                                      S-21


                                           of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds
                                           90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this
                                           prospectus supplement. If there exists an appraisal
                                           reduction for any mortgage loan, the amount of interest
                                           required to be advanced on that mortgage loan will be
                                           proportionately reduced to the extent of the appraisal
                                           reduction. This will reduce the funds available to pay
                                           interest and principal on the most subordinate class or
                                           classes of certificates then outstanding.

                                           See "Description of the Offered Certificates - Advances" in
                                           this prospectus supplement.



     G.  ADVANCES IN RESPECT OF THE
           1290 PARI PASSU LOAN AND
           THE OAKBROOK CENTER PARI
           PASSU LOAN..................... P&I Advances will be made on the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan by the 2003-TOP9 Master
                                           Servicer pursuant to the 2003-TOP9 Pooling and Servicing
                                           Agreement as further described in this prospectus
                                           supplement.

     H.  2003-TOP9 MASTER SERVICER, 2003-
           TOP9 SPECIAL SERVICER AND
           OTHER NOTEHOLDERS.............. The 1290 Pari Passu Loan, which, as of the cut-off date, is expected to have an unpaid principal balance of $165,000,000 and represents 17.7% of the initial outstanding pool
                                           balance, is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, three (3) other mortgage loans that are not included in the trust and that have unpaid principal balances, as of the
                                           cut-off date, of $70,000,000, $70,000,000 and $80,000,000, respectively. Those three (3) other mortgage loans have the same interest rate, maturity date and amortization terms as the 1290 Pari Passu Loan.

                                           In addition, with respect to the 1290 Pari Passu Loan, the mortgage on the related mortgaged property also secures a
                                           subordinated B Note which had an original principal balance of $55,000,000; is not an asset of the trust; and is
                                           currently owned by a separate trust, the beneficial
                                           ownership interest in which is in turn currently owned by a third party unaffiliated with the mortgage loan seller.

                                           The Oakbrook Center Pari Passu Loan, which had an original principal balance of $84,000,000 and represents 9.0% of the initial outstanding pool balance, is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, two (2) other mortgage loans that are not included in the trust and had original principal
                                           balances of $71,000,000 and $85,000,000, respectively. Those two (2) other mortgage loans have the same interest rate,
                                           maturity date and amortization terms as the Oakbrook Center
                                           Pari Passu Loan.

                                           One of the 1290 Companion Loans and one of the Oakbrook
                                           Center Companion Loans are currently included in the Morgan
                                           Stanley Dean Witter Capital I Trust 2003-TOP9, Commercial
                                           Mortgage Pass-Through Certificates, Series 2003-TOP9
                                           commercial mortgage securitization. In connection therewith, the 1290 Pari Passu Loan, the 1290 Companion Loans and the
                                           1290 B Note and the Oakbrook Center Pari Passu Loan and the
                                           Oakbrook Center Companion Loans are currently being serviced and administered pursuant to the 2003-TOP9



                                      S-22

                                           Pooling and Servicing Agreement. The 2003-TOP9 Pooling and
                                           Servicing Agreement provides for servicing arrangements that are similar but not identical to those under the Pooling and
                                           Servicing Agreement. In that regard--

                                           o    LaSalle Bank National Association, which is the trustee
                                                under the 2003-TOP9 Pooling and Servicing Agreement,
                                                will, in that capacity, be the mortgagee of record with
                                                respect to the mortgaged property securing the 1290
                                                Pari Passu Loan and the Oakbrook Center Pari Passu
                                                Loan;

                                           o    Wells Fargo Bank, National Association, which is the
                                                master servicer under the 2003-TOP9 Pooling and
                                                Servicing Agreement, will, in that capacity, be the
                                                master servicer for the 1290 Pari Passu Loan and the
                                                Oakbrook Center Pari Passu Loan, subject to replacement
                                                pursuant to the terms of the 2003-TOP9 Pooling and
                                                Servicing Agreement;

                                           o    ARCap Special Servicing, Inc., which is the special
                                                servicer under the 2003-TOP9 Pooling and Servicing
                                                Agreement, will, in that capacity, be the special
                                                servicer for the 1290 Pari Passu Loan and the Oakbrook
                                                Center Pari Passu Loan, subject to replacement pursuant
                                                to the terms of the 2003-TOP9 Pooling and Servicing
                                                Agreement and the related intercreditor agreements,
                                                including without cause by an operating advisor
                                                designated by the most subordinate class of series
                                                2003-TOP9 certificates with a total principal balance
                                                equal to at least 25% of its initial total principal
                                                balance;

                                           o    for as long as the 1290 Pari Passu Loan is serviced
                                                under the 2003-TOP9 Pooling and Servicing Agreement,
                                                the holder of the 1290 B Note and/or its representative
                                                will be entitled to direct the 2003-TOP9 Special
                                                Servicer under the 2003-TOP9 Pooling and Servicing
                                                Agreement with respect to various special servicing
                                                matters and to approve certain actions taken by the
                                                2003-TOP9 Master Servicer or the 2003-TOP9 Special
                                                Servicer with respect to the 1290 Pari Passu Loan,
                                                except that upon the occurrence of certain change of
                                                control trigger events, the approval rights and the
                                                right to provide those directions will belong to the
                                                2003-TOP9 operating advisor referred to in the
                                                preceding bullet; and

                                           o    the depositor under the 2003-TOP9 Pooling and Servicing
                                                Agreement has retained the right, subject to receipt of
                                                rating confirmations, to cause the 1290 Loan Group and
                                                the Oakbrook Center Loan Group to be specially serviced
                                                under a servicing agreement other than the 2003-TOP9
                                                Pooling and Servicing Agreement.

                                           See "Servicing of the 1290 Avenue of the Americas Loan Group
                                           and the Oakbrook Center Loan Group" in this prospectus
                                           supplement.


                                      S-23

                                            References in this prospectus supplement, however, to the
                                            trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Pooling and Servicing Agreement unless the context clearly indicates otherwise.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this
                                            prospectus supplement receives the following ratings from
                                            Fitch Ratings, Inc., Moody's Investors Service, Inc. and
                                            Standard & Poor's Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc.

                                            --------------------------------- ----------------------------
                                                                                        Ratings
                                                           Class                   Fitch/Moody's/S&P
                                            --------------------------------- ----------------------------
                                            --------------------------------- ----------------------------
                                            Classes A-1 and A-2                       AAA/Aaa/AAA
                                            --------------------------------- ----------------------------
                                            --------------------------------- ----------------------------
                                            Class B                                    AA/Aa2/AA
                                            --------------------------------- ----------------------------
                                            --------------------------------- ----------------------------
                                            Class C                                     A/A2/A
                                            --------------------------------- ----------------------------
                                            --------------------------------- ----------------------------
                                            Class D                                    A-/A3/A-
                                            --------------------------------- ----------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and in the
                                            prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the
                                            ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 3% of the initial outstanding pool balance, the holders of a
                                            majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in
                                            the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage
                                            loans, and all property acquired through exercise of
                                            remedies in respect of any mortgage loan, at the price
                                            specified in this prospectus supplement. Exercise of this
                                            option would terminate the trust and retire the then
                                            outstanding certificates at par plus accrued interest.

DENOMINATIONS.............................  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The remaining offered
                                            certificates will be offered in minimum denominations of
                                            $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.


                                      S-24


REGISTRATION, CLEARANCE
AND SETTLEMENT............................  Your certificates will be registered in the name of Cede &
                                            Co., as nominee of The Depository Trust Company, and will
                                            not be registered in your name. You will not receive a
                                            definitive certificate representing your ownership interest, except in very limited circumstances described in this
                                            prospectus supplement. As a result, you will hold your
                                            certificates only in book-entry form and will not be a
                                            certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream
                                            Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream
                                            Banking or Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream
                                            Banking or Euroclear will be made in accordance with the
                                            usual rules and operating procedures of those systems.
                                            Cross-market transfers between persons holding directly
                                            through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or
                                            Euroclear.

                                            We may elect to terminate the book-entry system through The
                                            Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be
                                            delivered in book-entry form through the facilities of The
                                            Depository Trust Company, Clearstream Banking or Euroclear
                                            on or about the closing date.


TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment
                                            conduits" --REMIC I, REMIC II and REMIC III--for federal
                                            income tax purposes. In the opinion of counsel, each such
                                            designated portion of the trust will qualify for this
                                            treatment and each class of offered certificates will
                                            evidence "regular interests" in REMIC III.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly
                                                 originated debt instruments for federal income tax
                                                 purposes.

                                            o    Beneficial owners of offered certificates will be
                                                 required to report income on the certificates in
                                                 accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will not be
                                                 issued with original issue discount.

                                            See "Material Federal Income Tax Consequences" in this
                                            prospectus supplement.



                                      S-25

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus
                                            supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal investment
                                            restrictions, regulatory capital requirements or other
                                            similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the
                                            proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult
                                            with their own advisors regarding these matters.


                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured or
                                            guaranteed by any governmental entity or mortgage insurer.
                                            Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage
                                            loans.

                                            You should consider all of the mortgage loans to be
                                            nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan
                                            documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a
                                            default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other
                                            assets that have been pledged to secure the loan. Such
                                            remedies may be insufficient to provide a full return on
                                            your investment. Payment of amounts due under a mortgage
                                            loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, Morgan Stanley Mortgage Capital
                                            Inc., as mortgage loan seller, may be obligated to
                                            repurchase or replace a mortgage loan that it sold to Morgan
                                            Stanley Dean Witter Capital I Inc. if the mortgage loan
                                            seller's representations and warranties concerning that
                                            mortgage loan are materially breached or if there are
                                            material defects in the documentation for that mortgage
                                            loan. However, there can be no assurance that the mortgage loan seller will be in a financial position to effect a
                                            repurchase or substitution. The representations and
                                            warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the
                                            risk of defaults and losses on the mortgage loans.



                                      S-27


THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial, multifamily and manufactured
                                            housing community properties. Commercial lending is
                                            generally thought to expose a lender to greater risk than
                                            one-to-four family residential lending because, among other things, it typically involves larger loans.

                                            Fifty (50) mortgage loans, representing 93.8% of the initial outstanding pool balance, were originated within twelve (12)
                                            months prior to the cut-off date. Consequently, these
                                            mortgage loans do not have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to
                                            produce cash flow. Even the liquidation value of a
                                            commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of
                                            the mortgaged properties may be adversely affected by any
                                            one or more of the following factors:

                                            o    the age, design and construction quality of the
                                                 property;

                                            o    the lack of any stabilized operating history in the
                                                 case of a newly built or renovated mortgaged property;

                                            o    perceptions regarding the safety, convenience and
                                                 attractiveness of the property;

                                            o    the proximity and attractiveness of competing
                                                 properties;

                                            o    the adequacy of the property's management and
                                                 maintenance;

                                            o    increases in operating expenses (including common area
                                                 maintenance charges) at the property and in relation to
                                                 competing properties;

                                            o    an increase in the capital expenditures needed to
                                                 maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration
                                                 of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or
                                                 entered into with new tenants.


                                      S-28


                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions
                                                 (including plant closings, military base closings,
                                                 industry slowdowns and unemployment rates);

                                            o    local real estate conditions (such as an oversupply of
                                                 competing properties, rental space or multifamily
                                                 housing);

                                            o    demographic factors;

                                            o    decreases in consumer confidence (caused by events such
                                                 as threatened military action, recent disclosures of
                                                 wrongdoing or financial misstatements by major
                                                 corporations and financial intuitions and other
                                                 factors);

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same market as the mortgaged
                                                 property; o rent control laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur; and

                                            o    the property's operating leverage (which is the
                                                 percentage of total property expenses in relation to
                                                 revenue), the ratio of fixed operating expenses to
                                                 those that vary with revenues, and the level of capital
                                                 expenditures required to maintain the property and to
                                                 retain or replace tenants.

                                            A decline in the real estate market or in the financial
                                            condition of a major tenant will tend to have a more
                                            immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or
                                            month-to-month leases) and may lead to higher rates of
                                            delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may not be readily
                                            convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                      S-29

                                            o    converting commercial properties to alternate uses or
                                                 converting single-tenant commercial properties to
                                                 multi-tenant properties generally requires substantial
                                                 capital expenditures; and

                                            o    zoning or other restrictions also may prevent
                                                 alternative uses.

                                            The liquidation value of a mortgaged property not readily
                                            convertible to an alternative use may be substantially less than would be the case if the mortgaged property were
                                            readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO CHANGE
IN CURRENT OPERATING INCOME                 Various factors may adversely affect the value of the
                                            mortgaged properties without affecting the properties'
                                            current net operating income. These factors include, among others:

                                            o    changes in governmental regulations, fiscal policy,
                                                 zoning or tax laws;

                                            o    potential environmental legislation or liabilities or
                                                 other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same
                                                 market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing; and

                                            o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is
                                            leased to a single or large tenant or a small number of
                                            tenants, because rent interruptions by a tenant may cause
                                            the borrower to default on its obligations to the lender.
                                            Thirteen (13) of the mortgaged properties, representing
                                            14.6% of the initial outstanding pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower. In the case of the mortgaged property securing the 1290 Loan, Equitable Life Assurance is the largest
                                            tenant, occupying approximately 39.3% of the rentable area.
                                            Mortgaged properties leased to a single tenant or a small
                                            number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or
                                            defaults under its lease. This is so because:

                                            o    the financial effect of the absence of rental income
                                                 may be severe;

                                            o    more time may be required to re-lease the space; and

                                            o    substantial capital costs may be incurred to make the
                                                 space appropriate for replacement tenants.



                                      S-30

                                            Another factor that you should consider is that retail,
                                            industrial and office properties also may be adversely
                                            affected if there is a concentration of tenants or of
                                            tenants in the same or similar business or industry.

                                            For further information with respect to tenant
                                            concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants, re-leasing
                                            costs and costs of enforcing remedies against defaulting
                                            tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash
                                            flow available for debt service payments. These costs may
                                            cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service
                                            payments. Multi-tenanted mortgaged properties also may
                                            experience higher continuing vacancy rates and greater
                                            volatility in rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail, office and
                                            industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on
                                            comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                            Even if vacated space is successfully relet, the costs
                                            associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Fifty-four
                                            (54) of the mortgaged properties, representing approximately
                                            75.2% of the initial outstanding pool balance (excluding
                                            multifamily, manufactured housing community, self storage
                                            properties, and ground leased land properties), as of the
                                            cut-off date have reserves for tenant improvements and
                                            leasing commissions which may serve to defray such costs.
                                            There can be no assurances, however, that the funds (if any)
                                            held in such reserves for tenant improvements and leasing
                                            commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing
                                            commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur
                                            substantial costs and experience significant delays
                                            associated with enforcing rights and protecting its
                                            investment, including costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               The effect of mortgage pool loan losses will be more severe:

                                            o    if the pool is comprised of a small number of loans,
                                                 each with a relatively large principal amount; or

                                      S-31
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                                            o    if the losses relate to loans that account for a
                                                 disproportionately large percentage of the pool's
                                                 aggregate principal balance of all mortgage loans.

                                            Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial
                                            difficulty at one mortgaged real property could cause the
                                            owner to defer maintenance at another mortgaged real
                                            property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                            Four (4) groups of mortgage loans, are made to the same
                                            borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are
                                            commonly managed. The related borrower concentrations of the four (4) groups represent 7.8%, 3.2%, 2.2% and 0.7%
                                            respectively of the initial outstanding pool balance.

                                            The largest mortgage loan represents 17.7% of the initial
                                            outstanding pool balance. The ten largest mortgage loans in the aggregate represent 67.9% of the initial outstanding
                                            pool balance. Each of the other mortgage loans represents
                                            less than 2.7% of the initial outstanding pool balance.



A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also can pose
                                            increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a
                                            decline in a particular industry will have a
                                            disproportionately large impact on the pool of mortgage
                                            loans. The following property types represent the indicated
                                            percentage of the initial outstanding pool balance:

                                            o    retail properties represent 46.5%;

                                            o    office properties represent 31.3%;

                                            o    industrial properties represent 9.7%;

                                            o    mixed use properties represent 5.5%;

                                            o    manufactured housing community properties represent
                                                 5.0%;

                                            o    multifamily properties represent 1.7%; and

                                            o    self storage properties represent 0.3%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other
                                            developments or a natural disaster or act of terrorism
                                            affecting a particular region of the country could increase the frequency and severity of losses on



                                      S-32
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                                            mortgage loans secured by the properties. In the past,
                                            several regions of the United States have experienced
                                            significant real estate downturns at times when other
                                            regions have not. Regional economic declines or adverse
                                            conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional
                                            factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                            The mortgaged properties are located throughout 22 states
                                            and the District of Columbia. In particular, investors
                                            should note that approximately 6.3% of the mortgaged
                                            properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in
                                            California may be more susceptible to some types of special hazards that may not be covered by insurance (such as
                                            earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any
                                            borrowers to maintain earthquake insurance.

                                            In addition, 28.8%, 15.7%, 10.8%, 6.3% and 6.2% of the
                                            mortgaged properties, based on the initial outstanding pool balance, are located in New York, Texas, Illinois,
                                            California and Indiana, respectively, and concentrations of mortgaged properties, in each case, representing less than
                                            5% of the initial outstanding pool balance, also exist in
                                            several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Thirty (30) of the mortgaged properties, representing 46.5%
                                            of the initial outstanding pool balance, are retail
                                            properties. The quality and success of a retail property's tenants significantly affect the property's value. The
                                            success of retail properties can be adversely affected by
                                            local competitive conditions and changes in consumer
                                            spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                            An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Twenty-five
                                            (25) of the mortgaged properties, securing 41.5% of the
                                            initial outstanding pool balance, are properties considered by the mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                            The presence or absence of an anchor store in a shopping
                                            center also can be important because anchor stores play a
                                            key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic
                                            performance of an anchored retail property will be adversely affected by:

                                            o    an anchor store's failure to renew its lease;

                                            o    termination of an anchor store's lease;

                                            o    the bankruptcy or economic decline of an anchor store
                                                 or self-owned anchor or the parent company thereof; or



                                      S-33

                                            o    the cessation of the business of an anchor store at the
                                                 shopping center, even if, as a tenant, it continues to
                                                 pay rent.

                                            In the case of Mortgage Loan No. 5, the Depositor is aware that the Lazarus store is no longer operating in the
                                            premises and that J.C. Penney has a lease that, unless
                                            extended by J.C. Penney pursuant to its renewal option, is scheduled to expire on October 31, 2004.

                                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other
                                            stores are not operated at those locations. Furthermore,
                                            there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if
                                            certain anchor stores and/or other major tenants are either not operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the
                                            following compete with more traditional retail properties
                                            for consumer dollars: factory outlet centers, discount
                                            shopping centers and clubs, catalogue retailers, home
                                            shopping networks, internet web sites and telemarketing.
                                            Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the
                                            rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Sixteen (16) of the mortgaged properties, representing 31.3%
                                            of the initial outstanding pool balance, are office
                                            properties.

                                            A large number of factors affect the value of these office properties, including:

                                            o    the quality of an office building's tenants;

                                            o    the diversity of an office building's tenants (or
                                                 reliance on a single or dominant tenant);

                                            o    the physical attributes of the building in relation to
                                                 competing buildings, e.g., age, condition, design,
                                                 location, access to transportation and ability to offer
                                                 certain amenities, such as sophisticated building
                                                 systems;

                                            o    the desirability of the area as a business location;

                                            o    the strength and nature of the local economy (including
                                                 labor costs and quality, tax environment and quality of
                                                 life for employees); and

                                            o    certain office properties have tenants that are
                                                 technology and internet start-up companies. Technology
                                                 and internet start-up companies have recently
                                                 experienced a variety of circumstances

                                      S-34


                                                 that tend to make their businesses relatively volatile.
                                                 Many of those companies have little or no operating
                                                 history, their owners and management are often
                                                 inexperienced and such companies may be heavily
                                                 dependent on obtaining venture capital financing. In
                                                 addition, technology and internet start-up companies
                                                 often require significant build-out related to special
                                                 technology which may adversely affect the ability of
                                                 the landlord to relet the properties. The relative
                                                 instability of these tenants may have an adverse
                                                 impact on certain of the properties.

                                            Moreover, the cost of refitting office space for a new
                                            tenant is often higher than the cost of refitting other
                                            types of property.




A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Fourteen (14) of the mortgaged properties, representing 9.7%
                                            of the initial outstanding pool balance, are industrial
                                            properties. Various factors may adversely affect the
                                            economic performance of these industrial properties, which could adversely affect payments on your certificates,
                                            including:

                                            o    reduced demand for industrial space because of a
                                                 decline in a particular industry segment;

                                            o    increased supply of competing industrial space because
                                                 of relative ease in constructing buildings of this
                                                 type;

                                            o    a property becoming functionally obsolete;

                                            o    insufficient supply of labor to meet demand;

                                            o    changes in access to the property, energy prices,
                                                 strikes, relocation of highways or the construction of
                                                 additional highways;

                                            o    location of the property in relation to access to
                                                 transportation;

                                            o    suitability for a particular tenant;

                                            o    building design and adaptability;

                                            o    a change in the proximity of supply sources; and

                                            o    environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITIES
IN THE MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITIES                                 Thirteen (13) of the mortgaged properties, representing 5.0%
                                            of the initial outstanding pool balance, are manufactured
                                            housing communities. A large number of factors may affect
                                            the value and successful operation of these manufactured
                                            housing communities, including:

                                            o    the first mortgage lien encumbers land, but not the
                                                 individual units which may be located on the land;


                                      S-35

                                            o    competition from other manufactured housing communities
                                                 and other residential developments (such as apartment
                                                 buildings and single family homes) in the local market;

                                            o    the age, appearance, location and reputation of the
                                                 community;

                                            o    the ability of management to provide adequate
                                                 maintenance and insurance;

                                            o    the types of services and amenities the community
                                                 provides; and

                                            o    state and local regulations, including rent control and
                                                 rent stabilization.

                                            The manufactured housing communities are "special purpose"
                                            properties that could not be readily converted to general
                                            residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the
                                            mortgaged property may be substantially less, relative to
                                            the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

                                            Some properties within the manufactured housing communities may lease sites to non-permanent recreational vehicles,
                                            which occupancy is often very seasonal in nature.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Three (3) of the mortgaged properties, representing 1.7% of the initial outstanding pool balance, are multifamily
                                            properties.

                                            A large number of factors may affect the value and
                                            successful operation of these multifamily properties,
                                            including:

                                            o    the physical attributes of the apartment building, such
                                                 as its age, appearance and construction quality;

                                            o    the location of the property;

                                            o    the ability of management to provide adequate
                                                 maintenance and insurance;

                                            o    the types of services and amenities provided at the
                                                 property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest rates and favorable
                                                 income and economic conditions (which may encourage
                                                 tenants to purchase rather than rent housing);

                                            o    the presence of competing properties;

                                            o    adverse local or national economic conditions which may
                                                 limit the rent that may be charged and which may result
                                                 in increased vacancies;

                                            o    the tenant mix (such as tenants being predominantly
                                                 students or military personnel or employees of a
                                                 particular business);



                                      S-36

                                            o    state and local regulations (which may limit the
                                                 ability to increase rents); and

                                            o    government assistance/rent subsidy programs (which may
                                                 influence tenant mobility).

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES           The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office
                                            properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired
                                            lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                            The claim would be limited to the unpaid rent under the
                                            lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent
                                            under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the
                                            amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or previous
                                            owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                            require the removal or containment of asbestos-containing
                                            materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority
                                            over the lien of a pre-existing mortgage. Additionally,
                                            third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or
                                            personal injury associated with releases of, or other
                                            exposure to hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the
                                            value of the property and/or the aggregate assets of the
                                            owner. The presence of hazardous or toxic substances also
                                            may adversely affect the owner's ability to refinance the
                                            property or to sell the property to a third party. The
                                            presence of, or strong potential for contamination by,
                                            hazardous substances consequently can have a materially
                                            adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.



                                      S-37

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property
                                            policy, all of the mortgaged properties securing the
                                            mortgage loans have been subject to environmental site
                                            assessments, or in some cases an update of a previous
                                            assessment, in connection with the origination or
                                            securitization of the loans. In some cases a Phase II site assessment was also performed. The mortgage loan seller has either (a) represented that with respect to the mortgaged
                                            properties securing the mortgage loans that were not the
                                            subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable
                                            federal, state and local laws pertaining to hazardous
                                            materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured
                                            creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental
                                            conditions that may exist at the related mortgaged property.
                                            In all cases, the environmental site assessment was a Phase
                                            I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in
                                            requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or
                                            nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit,
                                            reserves or stand-alone secured creditor impaired property policies.

                                            Two (2) mortgaged properties, representing 0.9% of the
                                            initial outstanding pool balance, have the benefit of
                                            stand-alone secured creditor impaired property policies that provide coverage for selected environmental matters with
                                            respect to the related property. We describe these policies under "Description of the Mortgage Pool--Environmental
                                            Insurance" in this prospectus supplement. Generally,
                                            environmental site assessments were not performed with
                                            respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                            We cannot assure you, however, that the environmental
                                            assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves,
                                            insurance or operations and maintenance plans will be
                                            sufficient to remediate the environmental conditions.
                                            Moreover, we cannot assure you that:

                                            o    future laws, ordinances or regulations will not impose
                                                 any material environmental liability; or

                                            o    the current environmental condition of the mortgaged
                                                 properties will not be adversely affected by tenants or
                                                 by the condition of land or operations in the vicinity
                                                 of the mortgaged properties (such as underground
                                                 storage tanks).

                                      S-38

                                            Portions of some of the mortgaged properties securing the
                                            mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the
                                            landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and
                                            gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various
                                            environmental laws, including those governing the use and
                                            storage of hazardous substances. These operations incur
                                            ongoing costs to comply with environmental laws governing, among other things, containment systems and underground
                                            storage tank systems. In addition, any liability to
                                            borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground
                                            storage tank systems or otherwise, could adversely impact
                                            the related borrower's ability to repay the related mortgage loan.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow,
                                            remediation expenses and litigation which could adversely
                                            impact collections from a mortgaged property.

                                            Before the special servicer acquires title to a mortgaged
                                            property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this
                                            requirement may effectively preclude foreclosure until a
                                            satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will
                                            decline in value while this assessment is being obtained.
                                            Moreover, we cannot assure you that this requirement will
                                            effectively insulate the trust from potential liability
                                            under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE, YOU
MAY EXPERIENCE A LOSS                       Fifty-one (51) mortgage loans, representing 100.0% of the
                                            initial outstanding pool balance, are balloon loans. For
                                            purposes of this prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan" if its principal
                                            balance is not scheduled to be fully or substantially
                                            amortized by the loan's respective anticipated repayment
                                            date (in the case of a hyperamortizing loan) or maturity
                                            date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the
                                            pertinent date. Balloon loans involve greater risk than
                                            fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated
                                            maturity date typically will depend upon its ability either to refinance the loan or



                                      S-39

                                            to sell the mortgaged property at a price sufficient to
                                            permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors,
                                            including:

                                            o    the availability of, and competition for, credit for
                                                 commercial real estate projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the related mortgaged
                                                 property;

                                            o    the borrower's equity in the related mortgaged
                                                 property;

                                            o    the borrower's financial condition;

                                            o    the operating history and occupancy level of the
                                                 mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            Morgan Stanley Mortgage Capital Inc., as mortgage loan
                                            seller, and its affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE TO
THE MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                                Three (3) mortgage loans, representing 36.7% of the initial outstanding pool balance, currently have additional
                                            financing in place which is secured by the mortgaged
                                            property related to such mortgage loans. Such mortgage loans include Mortgage Loan No. 1 (the "1290 Pari Passu Loan")
                                            described under "The 1290 Pari Passu Loan," Mortgage Loan
                                            No. 2 (the "Katy Mills Pari Passu Loan") described under
                                            "The Katy Mills Pari Passu Loan," and Mortgage Loan No. 3
                                            (the "Oakbrook Center Pari Passu Loan") described under the
                                            "Oakbrook Center Pari Passu Loan."

                                            Two (2) mortgage loans, representing 23.9% of the initial
                                            outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged
                                            property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a
                                            pledge of equity interests in the borrower. In general,
                                            borrowers that have not agreed to certain special purpose
                                            covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                            We make no representation as to whether any other secured
                                            subordinate financing currently encumbers any mortgaged
                                            property or whether a third-party holds debt secured by a
                                            pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers
                                            effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged
                                            property after the payment of debt service and



                                      S-40

                                            may increase the likelihood that the owner of a borrower
                                            will permit the value or income producing potential of a
                                            mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                            Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including
                                            but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the
                                            loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower
                                            may have difficulty servicing and repaying multiple loans.
                                            Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate
                                            and maintain the mortgaged property.

                                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other
                                            lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition
                                            against the borrower, or the borrower files a voluntary
                                            bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be
                                            automatically stayed, and principal and interest payments
                                            might not be made during the course of the bankruptcy case.
                                            The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the
                                            mortgaged property, absent an agreement to the contrary,
                                            thereby causing a delay in payments and/or an involuntary
                                            repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related
                                            litigation.

                                            For further information with respect to subordinate and
                                            other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a
                                            bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In
                                            addition, if a court determines that the value of the
                                            mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the
                                            mortgaged property. Such an action would make the lender a general unsecured creditor for the

                                      S-41

                                            difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court
                                            also may:

                                            o    grant a debtor a reasonable time to cure a payment
                                                 default on a mortgage loan;

                                            o    reduce monthly payments due under a mortgage loan;

                                            o    change the rate of interest due on a mortgage loan; or

                                            o    otherwise alter the mortgage loan's repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or
                                            the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to
                                            financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the
                                            lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements.
                                            The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized
                                            expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                            delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are
                                            limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The
                                            dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these
                                            borrowers and their owners generally do not have an
                                            independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a
                                            borrower's affiliate and is not justified by the borrower's own economic circumstances.


                                      S-42
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THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends
                                            upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o    responding to changes in the local market;

                                            o    planning and implementing the rental structure;

                                            o    operating the property and providing building services;

                                            o    managing operating expenses; and

                                            o    assuring that maintenance and capital improvements are
                                                 carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term
                                            sources are generally more management-intensive than
                                            properties leased to creditworthy tenants under long-term
                                            leases.

                                            A property manager, by controlling costs, providing
                                            appropriate service to tenants and seeing to property
                                            maintenance and general upkeep, can improve cash flow,
                                            reduce vacancy, leasing and repair costs and preserve
                                            building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term
                                            viability of an income producing property.

                                            We make no representation or warranty as to the skills of
                                            any present or future managers. Additionally, we cannot
                                            assure you that the property managers will be in a financial condition to fulfill their management responsibilities
                                            throughout the terms of their respective management
                                            agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE           Provisions requiring yield maintenance charges or lockout
                                            periods may not be enforceable in some states and under
                                            federal bankruptcy law. Provisions requiring yield
                                            maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield
                                            maintenance charge will be enforceable. Also, we cannot
                                            assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                            Additionally, although the collateral substitution
                                            provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure
                                            you that a court would not interpret those provisions as
                                            requiring a yield maintenance charge. In certain
                                            jurisdictions, those collateral substitution provisions
                                            might be deemed unenforceable under applicable law or public policy, or usurious.


                                      S-43


THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgage loans generally do not require the related
                                            borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will
                                            divert such funds for other purposes.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Eight (8) groups of either cross-collateralized or
                                            multi-property mortgage loans, representing 23.9% of the
                                            initial outstanding pool balance, are secured by multiple
                                            real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not
                                            generate enough net operating income to pay debt service.
                                            However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

                                            o    one of the borrowers were to become a debtor in a
                                                 bankruptcy case, or were to become subject to an action
                                                 brought by one or more of its creditors outside a
                                                 bankruptcy case;

                                            o    the related borrower did not receive fair consideration
                                                 or reasonably equivalent value in exchange for allowing
                                                 its mortgaged real property to be encumbered; and

                                            o    at the time the lien was granted, the borrower was (i)
                                                 insolvent, (ii) inadequately capitalized or (iii)
                                                 unable to pay its debts.

                                            Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the
                                            amount of the mortgage encumbering any particular one of
                                            those properties may be less than the full amount of the
                                            related mortgage loan or group of cross-collateralized
                                            mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be
                                            available to offset declines in value of the other
                                            properties securing the same mortgage loan or group of
                                            cross-collateralized mortgage loans.

                                            Moreover, four (4) groups of either cross-collateralized or multi-property mortgage loans and multi-property mortgage
                                            loans, representing 12.9% of the initial outstanding pool
                                            balance, are secured by mortgaged real properties located in various states. Foreclosure actions are brought in state
                                            court and the courts of one state cannot exercise
                                            jurisdiction over property in another state. Upon a default

                                      S-44

                                            under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties
                                            simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Although many of the mortgage loans require that funds be
                                            put aside for specific reserves, certain mortgage loans do not require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the
                                            actual costs of the items for which the reserves were
                                            established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The
                                            protection afforded by title insurance depends on the
                                            ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o    a title insurer will have the ability to pay title
                                                 insurance claims made upon it;

                                            o    the title insurer will maintain its present financial
                                                 strength; or

                                            o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE RESTRICTIONS
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan seller has taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable
                                            zoning, land-use and building ordinances, rules,
                                            regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan
                                            documents. These steps may not have revealed all possible
                                            violations.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan seller generally does not consider
                                            those defects known to it to be material. In some cases, the use, operation and/or structure of a mortgaged property
                                            constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged

                                      S-45


                                            properties were constructed and the structure may not be
                                            rebuilt to its current state or be used for its current
                                            purpose if a material casualty event occurs. Insurance
                                            proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the
                                            mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.
                                            If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to
                                            building violations or changes in zoning or other
                                            regulations, then the borrower might experience cash flow
                                            delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be subject to use
                                            restrictions pursuant to reciprocal easement or operating
                                            agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius.
                                            These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        From time to time, there may be condemnations pending or
                                            threatened against one or more of the mortgaged properties.
                                            There can be no assurance that the proceeds payable in
                                            connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the
                                            remaining indebtedness of the related mortgage loan. The
                                            occurrence of a partial condemnation may have a material
                                            adverse effect on the continued use of the affected
                                            mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                                            Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United States was subjected to
                                            multiple terrorist attacks, resulting in the loss of many
                                            lives and massive property damage and destruction in New
                                            York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on
                                            financial markets is not yet known but could include, among other things, increased volatility in the price of
                                            securities, including the certificates. It is impossible to predict whether, or the extent to which, future terrorist
                                            activities may occur in the United States. According to
                                            publicly available reports, the financial markets are in
                                            part responding to uncertainty with regard to the scope,
                                            nature and timing of current and possible future military
                                            responses led by the United States, as well as disruptions in air travel, substantial losses by various companies
                                            including airlines, insurance providers and aircraft makers, the need for heightened security across the country and
                                            decreases in consumer confidence that could cause a general slowdown in economic growth.

                                      S-46

                                            The United States has asserted that Iraq is in violation of
                                            United Nations Security Council resolutions and stated that it intends to enforce those resolutions by military force, with or without the support of the United Nations Security
                                            Council. The United States has amassed a significant number of military assets and troops in the vicinity of Iraq and
                                            has recently commenced military operations in connection
                                            with an invasion of Iraq. Military action in Iraq may prompt further terrorist attacks against the United States.

                                            It is uncertain what effects war between the United States and Iraq, any future terrorist activities in the United
                                            States or abroad and/or any consequent actions on the part of the United States Government and others, including
                                            military action, will have on: (a) United States and world financial markets, (b) local, regional and national
                                            economies, (c) real estate markets across the United States,
                                            (d) particular business segments, including those that are important to the performance of the mortgaged properties
                                            that secure the pooled mortgage loans and/or (e) insurance costs and the availability of insurance coverage for
                                            terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may
                                            have a negative effect on certain of the mortgaged
                                            properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow.
                                            As a result, the ability of the mortgaged properties to
                                            generate cash flow may be adversely affected. These
                                            disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your
                                            certificates.



THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are
                                            areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The
                                            mortgage loans generally do not require borrowers to
                                            maintain earthquake, hurricane or flood insurance and we
                                            cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty
                                            occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required
                                            following a casualty, changes in laws that have occurred
                                            since the time of original construction may materially
                                            impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost
                                            thereof.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                      S-47

                                            In light of the September 11, 2001 terrorist attacks in New
                                            York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage
                                            loans, which are generally subject to periodic renewals
                                            during the term of the related mortgage loans, have been
                                            affected. To give time for private markets to develop a
                                            pricing mechanism and to build capacity to absorb future
                                            losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism
                                            Insurance Program is administered by the Secretary of the
                                            Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial
                                            assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an
                                            insurance claim. The program applies to United States risks only and to acts that are committed by an individual or
                                            individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                            The Treasury Department will establish procedures for the
                                            program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses
                                            that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the
                                            aggregate in any program year may not exceed $100 billion
                                            (and the insurers will not be liable for any amount that
                                            exceeds this cap).

                                            The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for
                                            terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after
                                            November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The
                                            Terrorism Risk Insurance Act of 2002 does not require
                                            insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                            Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic
                                            "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial
                                            property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be
                                            insured losses. Any state approval of such types of
                                            exclusions in force on November 26, 2002 are also voided.

                                            There can be no assurance that upon its expiration
                                            subsequent terrorism insurance legislation will be passed.
                                            Furthermore, because this program has only been recently
                                            passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program,
                                            there is no assurance that it will create any long-term
                                            changes in the availability and cost of such insurance.



                                      S-48

                                           To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties,
                                            losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a
                                            default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial
                                            mortgage loan. Alternatively, the increased costs of
                                            maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                            If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by blanket
                                            insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other
                                            properties, the amount of insurance coverage available under such policies may thereby be reduced and could be
                                            insufficient to cover each mortgaged property's insurable
                                            risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally inspected the
                                            mortgaged properties and prepared engineering reports in
                                            connection with the origination or securitization of the
                                            mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                            electrical systems and general condition of the site,
                                            buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was
                                            disclosed, such condition has been or is required to be
                                            remedied to the seller's satisfaction, or funds as deemed
                                            necessary by the seller, or the related engineer or
                                            consultant have been reserved to remedy the material
                                            condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                        A FIRREA appraisal was conducted in respect of each
                                            mortgaged property in connection with the origination or
                                            securitization of the related mortgage loan. The resulting estimates of value are the basis of the March 1, 2003
                                            loan-to-value ratios referred to in this prospectus
                                            supplement. Those estimates represent the analysis and
                                            opinion of the person performing the appraisal or market
                                            analysis and are not guarantees of present or future values.
                                            The appraiser may have reached a different conclusion of
                                            value than the conclusion that would be reached by a
                                            different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed

                                      S-49


                                            significantly since the appraisal or market study was
                                            performed. In addition, appraisals seek to establish the
                                            amount a typically motivated buyer would pay a typically
                                            motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged
                                            property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related
                                            loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of March 1, 2003, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated
                                            accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage
                                            loans, the remaining mortgage pool may be subject to
                                            increased concentrations of property types, geographic
                                            locations and other pool characteristics of the mortgage
                                            loans and the mortgaged properties, some of which may be
                                            unfavorable. Classes of certificates that have a lower
                                            payment priority are more likely to be exposed to this
                                            concentration risk than are certificate classes with a
                                            higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates
                                            entitled to principal is generally payable in sequential
                                            order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding
                                            class or classes entitled to receive principal have been
                                            retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON
YOUR CERTIFICATES                           As described in this prospectus supplement, the rights of
                                            the holders of each class of subordinate certificates to
                                            receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an
                                            earlier alphabetical class designation. Losses on the
                                            mortgage loans will be allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J, Class H, Class G, Class
                                            F, Class E, Class D, Class C and Class B Certificates, in
                                            that order, reducing amounts otherwise payable to each
                                            class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates and the Class A-2
                                            Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.


                                      S-50


THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special
                                            servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental
                                            income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the
                                            highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this
                                            event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may
                                            permit the trust to earn such above described "net income
                                            from foreclosure property" but only if it determines that
                                            the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the
                                            mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting
                                            more than one "judicial action" to enforce a mortgage
                                            obligation. Some courts have construed the term "judicial
                                            action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose
                                            first on mortgaged properties located in states where these
                                            "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in
                                            states where judicial foreclosure is the only permitted
                                            method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Four (4) groups of mortgage loans, which represent 7.8%,
                                            3.2%, 2.2% and 0.7% respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated
                                            through common ownership of partnership or other equity
                                            interests and where, in general, the related mortgaged
                                            properties are commonly managed.

                                            The bankruptcy or insolvency of any such borrower or
                                            respective affiliate could have an adverse effect on the
                                            operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the
                                            related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences
                                            financial difficulty at one such property, it could defer
                                            maintenance at one or more other mortgaged properties in
                                            order to satisfy current expenses with respect to the
                                            mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy

                                      S-51

                                            petition that might have the effect of interrupting monthly payments for an indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain
                                            attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at
                                            foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are
                                            subordinate to the mortgage and do not contain attornment
                                            provisions, such mortgaged property could experience a
                                            further decline in value if such tenants' leases were
                                            terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease
                                            contains provisions inconsistent with the mortgage, for
                                            example, provisions relating to application of insurance
                                            proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of
                                            the lease will take precedence over the provisions of the
                                            mortgage.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary
                                            business. We cannot assure you that any such litigation
                                            would not have a material adverse effect on your
                                            certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Under the Americans with Disabilities Act of 1990, public
                                            accommodations are required to meet certain federal
                                            requirements related to access and use by disabled persons.
                                            Borrowers may incur costs complying with the Americans with
                                            Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an
                                            award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt
                                            service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The special
                                            servicer is given considerable latitude in determining
                                            whether and in what manner

                                      S-52


                                            to liquidate or modify defaulted mortgage loans. The
                                            operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the
                                            holders of the most subordinate, or, if the certificate
                                            principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of
                                            certificates, that is, the controlling class, outstanding
                                            from time to time, and such holders may have interests in
                                            conflict with those of the holders of the other
                                            certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by
                                            deferring enforcement in the hope of maximizing future
                                            proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market
                                            downturn could result in less proceeds to the trust than
                                            would have been realized if earlier action had been taken.

                                            The master servicer, any primary servicer, the special
                                            servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of
                                            the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreements
                                            each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the
                                            primary servicers or the special servicer, as applicable.
                                            The initial special servicer will be Wells Fargo Bank,
                                            National Association; the initial operating adviser will be
                                            Insignia Financial Services, Inc.

                                            Conflicts between certificateholders and the 2003-TOP9
                                            Master Servicer and/or the 2003-TOP9 Special Servicer. The
                                            1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan
                                            will be serviced and administered pursuant to the 2003-TOP9
                                            Pooling and Servicing Agreement, which provides for
                                            servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement.
                                            Consequently, the 1290 Pari Passu Loan and the Oakbrook
                                            Center Pari Passu Loan will not be serviced and administered pursuant to the terms of the Pooling and Servicing
                                            Agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged
                                            property relating to the 1290 Pari Passu Loan and the
                                            Oakbrook Center Pari Passu Loan, directly or through
                                            representatives, have certain rights under the 2003-TOP9
                                            Pooling and Servicing Agreement and the related
                                            intercreditor agreement that affect such mortgage loans,
                                            including with respect to the servicing thereof and the
                                            appointment of a special servicer with respect thereto.
                                            Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the depositor
                                            under the 2003-TOP9 Pooling and Servicing Agreement, subject to receipt of rating confirmations, may transfer special
                                            servicing of the 1290 Loan Group and Oakbrook Center Loan
                                            Group to a special servicer under a separate servicing
                                            agreement, thereby creating additional conflicts of
                                            interest. There can be no assurance as to what extent that new servicing agreement will provide for special servicing comparable to that provided for under the Pooling


                                      S-53

                                            and Servicing Agreement and/or the 2003-TOP9 Pooling and
                                            Servicing Agreement.

                                            Conflicts between borrowers and property managers. It is
                                            likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional
                                            properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and
                                            managers themselves, also may own other properties,
                                            including competing properties. The managers of the
                                            mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                            Conflicts between the trust and seller. The activities of
                                            the seller may involve properties which are in the same
                                            markets as the mortgaged properties underlying the
                                            certificates. In such case, the interests of the seller or such affiliates may differ from, and compete with, the
                                            interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and the seller or its affiliates that engage in the acquisition, development,
                                            operation, financing and disposition of real estate if such seller acquires any certificates. In particular, if
                                            certificates held by the seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under
                                            circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                            The seller or its affiliates may acquire a portion of the
                                            certificates. Under such circumstances, they may become the controlling class, and as such have interests that may
                                            conflict with their interests as a seller of the mortgage
                                            loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                            payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties,
                                            defaults and liquidations by borrowers, or repurchases as a result of the seller's breach of representations and
                                            warranties or material defects in a mortgage loan's
                                            documentation.

                                            The investment performance of your certificates may vary
                                            materially and adversely from your expectations if the
                                            actual rate of prepayment is higher or lower than you
                                            anticipate.

                                            Voluntary prepayments under some of the mortgage loans
                                            require payment of a prepayment premium or a yield
                                            maintenance charge unless the prepayment occurs within
                                            generally one (1) to seven (7) payments prior to and
                                            including the anticipated repayment date or the stated
                                            maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from
                                            prepaying their mortgage loans due to the existence of a
                                            prepayment premium or a yield maintenance charge or the
                                            amount of such premium or charge will be sufficient to
                                            compensate you for shortfalls in payments on your

                                      S-54


                                            certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage
                                            loans will be affected by a variety of factors, including:

                                            o    the terms of the mortgage loans;

                                            o    the length of any prepayment lockout period;

                                            o    the level of prevailing interest rates;

                                            o    the availability of mortgage credit;

                                            o    the applicable yield maintenance charges or prepayment
                                                 premiums and the ability of the master servicer,
                                                 primary servicer or special servicer to enforce the
                                                 related provisions;

                                            o    the failure to meet requirements for release of
                                                 escrows/reserves that result in a prepayment;

                                            o    the occurrence of casualties or natural disasters; and

                                            o    economic, demographic, tax or legal factors.

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a
                                            casualty or condemnation unless an event of default has
                                            occurred. In addition, if the seller repurchases any
                                            mortgage loan from the trust due to the breach of a
                                            representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with
                                            the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your
                                            certificates.

                                            Although all of the mortgage loans have prepayment
                                            protection in the form of lockout periods, defeasance
                                            provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the
                                            existence of a yield maintenance charge or prepayment
                                            premium or that involuntary prepayments or repurchases will not occur.

                                            Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance
                                            charges is complex and subject to legal interpretation and it is possible that another person would interpret the
                                            methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached
                                            hereto for a description of the various pre-payment
                                            provisions.



THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE           The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                      S-55


                                            o    the interest rate for such certificate;

                                            o    the rate and timing of principal payments (including
                                                 principal prepayments) and other principal collections
                                                 (including loan purchases in connection with breaches
                                                 of representations and warranties) on or in respect of
                                                 the mortgage loans and the extent to which such amounts
                                                 are to be applied or otherwise result in a reduction of
                                                 the certificate balance of such certificate;

                                            o    the rate, timing and severity of losses on or in
                                                 respect of the mortgage loans or unanticipated expenses
                                                 of the trust;

                                            o    the timing and severity of any interest shortfalls
                                                 resulting from prepayments to the extent not offset by
                                                 a reduction in master servicer compensation as
                                                 described in this prospectus supplement;

                                            o    the timing and severity of any reductions in the
                                                 appraised value of any mortgaged property in a manner
                                                 that has an effect on the amount of advancing required
                                                 on the related mortgage loan; and

                                            o    the method of calculation of prepayment premiums and
                                                 yield maintenance charges and the extent to which
                                                 prepayment premiums and yield maintenance charges are
                                                 collected and, in turn, distributed on such
                                                 certificate.

                                            In addition, any change in the weighted average life of a
                                            certificate may adversely affect yield. Prepayments
                                            resulting in a shortening of weighted average lives of
                                            certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield
                                            anticipated when making the initial investment in
                                            certificates. Delays and extensions resulting in a
                                            lengthening of the weighted average lives of the
                                            certificates may occur at a time of higher interest rates
                                            when you may have been able to reinvest principal payments that would otherwise have been received by you at higher
                                            rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the
                                            mortgage loans could affect the following aspects of the
                                            offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate
                                            certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior
                                            certificates having an earlier alphabetical class
                                            designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E, Class D, Class C and
                                            Class B Certificates, in that order, reducing amounts
                                            otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates and the
                                            Class A-2 Certificates, pro rata and, with respect to
                                            interest losses only, the Class X Certificates based on
                                            their respective entitlements.



                                      S-56

                                            If losses on the mortgage loans exceed the aggregate
                                            certificate balance of the classes of certificates
                                            subordinated to a particular class, that particular class
                                            will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                            If you calculate your anticipated yield based on assumed
                                            rates of default and losses that are lower than the default rate and losses actually experienced and such losses are
                                            allocable to your certificates, your actual yield to
                                            maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the
                                            earlier a loss borne by your certificates occurs, the
                                            greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage
                                            loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to
                                            cover delinquent payments or the subordination of another
                                            class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated
                                            repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus supplement, the master servicer, the trustee or the fiscal agent will be
                                            entitled to receive interest at the "Prime Rate" on
                                            unreimbursed advances they have made with respect to
                                            defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged
                                            property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment
                                            charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including
                                            delinquencies in the payment of principal and interest, a
                                            mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on
                                            advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of
                                            compensation to the special servicer may result in
                                            shortfalls in amounts otherwise distributable on
                                            certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               One (1) of the mortgaged properties, securing a mortgage
                                            loan representing 0.6% of the initial outstanding pool
                                            balance, is subject to a first mortgage lien on a leasehold interest under a ground lease. Two (2) mortgaged properties, securing mortgage loans representing 2.8% of the initial
                                            outstanding pool balance, are subject to a first mortgage
                                            lien on both a fee and a leasehold interest in an
                                            income-producing real property.

                                      S-57


                                            Leasehold mortgage loans are subject to certain risks not
                                            associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated
                                            upon a lease default, the lender would lose its security.
                                            Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the
                                            leasehold interest to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground
                                            lease.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor
                                            lessee/borrower rejects any or all of the lease, the
                                            leasehold lender could succeed to the lessee/borrower's
                                            position under the lease only if the lessor specifically
                                            grants the lender such right. If both the lessor and the
                                            lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt
                                            lessee/borrower's right to refuse to treat a ground lease
                                            rejected by a bankrupt lessor as terminated. In such
                                            circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the
                                            mortgage.

                                            Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases
                                            during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLER OF THE MORTGAGE LOANS
IS SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                              In the event of the insolvency of the seller, it is possible the trust's right to payment from or ownership of the
                                            mortgage loans could be challenged, and if such challenge
                                            were successful, delays or reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the
                                            mortgage loans would generally be respected in the event of insolvency of the seller, which opinions are subject to
                                            various assumptions and qualifications, the seller believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or
                                            other interested party will not attempt to assert such a
                                            position. Even if actions seeking such results were not
                                            successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY EFFECT PAYMENTS ON
YOUR CERTIFICATES                           Your certificates will not be listed on any securities
                                            exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley
                                            & Co. Incorporated, Banc of America Securities LLC and
                                            Merrill Lynch, Pierce, Fenner & Smith



                                      S-58

                                            Incorporated each currently intends to make a secondary
                                            market in the certificates, none of them is obligated to do
                                            so. Accordingly, you may not have an active or liquid
                                            secondary market for your certificates, which could result in a substantial decrease in the market value of your
                                            certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the
                                            market for securities of the same type as the certificates has in the past been volatile and offered very limited
                                            liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        The interest rates on one or more classes of certificates
                                            may be based on a weighted average of the mortgage loan
                                            interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such
                                            weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage Rate." Any class of
                                            certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely
                                            affected by disproportionate principal payments,
                                            prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize
                                            their principal more quickly than others, the rate may
                                            fluctuate over the life of those classes of your
                                            certificates.

                                            In general, mortgage loans with relatively high mortgage
                                            interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the
                                            interest rate of your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2003-HQ2 Commercial Mortgage Pass-Through Certificates will be issued on or about March 27, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the seller regarding its mortgage loans.


         The certificates will be issued on or about March 27, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after March 1, 2003.

o    The certificates will consist of various classes, to be designated as:

         o    the Class A-1 Certificates and the Class A-2 Certificates;

         o    the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                 APPROXIMATE
                        INITIAL AGGREGATE     PERCENT OF INITIAL           RATINGS             APPROXIMATE
       CLASS           CERTIFICATE BALANCE       POOL BALANCE        (FITCH/MOODY'S/S&P)      CREDIT SUPPORT
       -----           -------------------       ------------        -------------------      --------------
Class A-1                 $248,633,000              26.690%              AAA/Aaa/AAA             17.250%
Class A-2                 $522,232,000              56.060%              AAA/Aaa/AAA             17.250%
Class B                   $ 39,591,000               4.250%               AA/Aa2/AA              13.000%
Class C                   $ 41,920,000               4.500%                A/A2/A                 8.500%
Class D                    $ 9,316,000               1.000%               A-/A3/A-                7.500%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

          The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in March 2004, the sum of (a) the lesser of $241,660,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2004 through and including the Distribution Date occurring in March 2005, the sum of (a) the lesser of $148,408,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2005 through and including the Distribution Date occurring in March 2006, the sum of (a) the lesser of $109,575,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $6,938,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2006 through and including the Distribution Date occurring in March 2007, the sum of (a) the lesser of $72,935,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $9,580,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2007 through and including the Distribution Date occurring in March 2008, the sum of (a) the lesser of $30,188,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $2,960,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2008 through and including the Distribution Date occurring in March 2009, the sum of (a) the lesser of $517,243,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class B Certificates and (c) the lesser of $41,681,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2009 through and including the Distribution Date occurring in March 2010, the sum of (a) the lesser of $483,873,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class B Certificates and (c) the lesser of $28,998,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in March 2010 through and including the Distribution Date occurring in March 2011, the sum of (a) the lesser of $452,283,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class

         B Certificates and (c) the lesser of $17,281,000 and the Certificate Balance of the Class C Certificates outstanding from time to time; and

     o   following the Distribution Date occurring in March 2011, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $931,559,155 and $904,790,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will be equal to 4.18%, 4.92%, 5.04%, 5.15% and 5.24% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.06% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
         (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

         For any Distribution Date occurring after March 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate components of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.75% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in March 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will the Class X-2 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class E Certificates will, at all times, equal the lesser of 5.68% per annum and the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class F Certificates will be equal to the Weighted Average Net Mortgage Rate less 0.58%. The Pass-Through Rate applicable to the Class G Certificates will be equal to the Weighted Average Net Mortgage Rate less 0.09%. The

Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, equal the lesser of 6.03% per annum and the Weighted Average Net Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in April 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

     (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

    (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

     (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

    (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

   (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

     (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

    (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

   (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

    (xiv) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance

Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before March 2008, 55% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 45% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in March 2008, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing Fees, Special Servicing Stand-by Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if the Special Servicer determines that there has been no material change in the conditions affecting the mortgaged property's value and such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan or Loan Pair, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         The 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan are subject to provisions in the 2003-TOP9 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2003-TOP9 Pooling and Servicing Agreement in respect of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates and Class A-2 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the foregoing provisions with respect to such mortgage loans and the related 1290 Companion Loans or Oakbrook Center Companion Loans, as applicable. Any additional trust expenses under the 2003-TOP9 Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that (i) relate to the 1290 Loan Group are to be paid first out of collections on, and other proceeds of, the 1290 B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the 1290 Pari Passu Loan and the 1290 Companion Loans, and (ii) relate to the Oakbrook Center Loan Group are to be paid, pro rata, out of collections on, and other proceeds of, the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, thereby potentially resulting in a loss to the trust.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the Paying Agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 3% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         Any such termination will have an adverse effect on the yield of any outstanding offered certificates purchased at a premium. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, subject to the following paragraph, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan or the Katy Mills Companion Loan, and only until the mortgage loan or the Katy Mills Companion Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan or the Katy Mills Companion Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan or the Katy Mills Companion Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the Katy Mills Pari Passu Loan or the Katy Mills Companion Loan, the portion of the Appraisal Reduction that is allocable to such Katy Mills Pari Passu Loan or Katy Mills Companion Loan) and the denominator of which is the Scheduled Principal Balance of the mortgage loan or the Katy Mills Companion Loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, (ii) make any P&I Advances on a B Note or (iii) make any P&I Advances on the Katy Mills Companion Loan, except that if the initial holder of the Katy Mills

Companion Loan transfers such loan to a commercial mortgage trust, the master servicer will be required to make P&I Advances on the Katy Mills Companion Loan.

         The 2003-TOP9 Master Servicer is obligated to make Advances with respect to the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan to the extent set forth in the 2003-TOP9 Pooling and Servicing Agreement. Such Advances will be made on generally the same terms and conditions described above. The master servicer, and, if it fails to do so, the trustee, and then the fiscal agent, will be required to make any P&I Advance with respect to the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan that the 2003-TOP9 Master Servicer is required but fails to make, unless the 2003-TOP9 Master Servicer has determined that such advance would not be recoverable from collections on the 1290 Pari Passu Loan and the 1290 Companion Loans or the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, as applicable. The 2003-TOP9 Master Servicer will be entitled to reimbursement from those collections, with interest, for advances made by it with respect to the 1290 Pari Passu Loan and the 1290 Companion Loans or the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, as the case may be, on an equal and pro rata basis. The amount of those advances may be reduced based on an appraisal performed by the 2003-TOP9 Special Servicer, which reduction will be calculated with respect to the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan, as applicable, in a manner similar but not identical to the calculation described in the second preceding paragraph.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee and the Excess Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on advances made by the 2003-TOP9 Master Servicer in respect of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the 2003-TOP9 Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans (and, if applicable, the Katy Mills Companion Loan on a pro rata basis) and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. To the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance with respect to the Katy Mills Companion Loan will not be ultimately recoverable from related recoveries, such P&I Advance and interest accrued thereon at the Advance Rate will be reimbursable or payable by the holder of the Katy Mills Companion Loan. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders and the holder of the Katy Mills Companion Loan to receive any amounts recovered with respect to any mortgage loan or the Katy Mills Companion Loan. If the master servicer (or the 2003-TOP9 Master Servicer in the case of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan) fails to make a required P&I Advance, the trustee is required to make such P&I Advance (unless made by the master servicer in the case of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu
Loan), and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer. The trustee and the fiscal agent will have no obligation to make any P&I Advance with respect to the Katy Mills Companion Loan.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or

Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the Katy Mills Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the Katy Mills Companion Loan) or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer and/or another party under the 2003-TOP9 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to the 1290 Loan Group or the Oakbrook Center Loan Group under the 2003-TOP9 Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

         Any amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent, as reimbursements for Servicing Advances or P&I Advances or payable to such parties as an additional trust expense on any Master Servicer Remittance Date shall be limited (and deferred) to the extent necessary to prevent any class of certificates rated "BBB-" and/or "Baa3" (or their equivalent) (unless that class of certificates is the most subordinated class of certificates then outstanding) from experiencing a shortfall in the payment of the applicable Distributable Certificate Interest Amount on the related Distribution Date. Any such reimbursements or amounts deferred shall be payable to such parties on the succeeding Master Servicer Remittance Date (subject however to the same limitation).

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the Katy Mills Companion Loan if the P&I Advance or Servicing Advance relates to the Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

     (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

         (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

          (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

               (A)  delinquent 30 to 59 days,

               (B)  delinquent 60 to 89 days,

               (C)  delinquent 90 days or more,

               (D)  as to which foreclosure proceedings have been commenced, or

               (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

          (vi) as of the related Determination Date:

               (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

               (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

         (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

        (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

          (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

          (x) the aggregate amount of servicing fees paid to the master servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

          (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

         (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

        (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

         (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o the mortgage loan files; o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in March 2003:

            The close of business on

            March 1                       (A)  Cut-off Date.

            March 31                      (B)  Record Date for all Classes of Certificates.

            March 2 - April 8             (C)  The Collection Period. The master servicer
                                               receives Scheduled Payments due after the
                                               Cut-off Date and any Principal Prepayments
                                               made after the Cut-off Date and on or prior
                                               to April 8.

            April 8                       (D)  Determination Date.

            April 11                      (E)  Master Servicer Remittance Date.

            April 14                      (F)  Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 8, 2003 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of mortgage loans as to which the Scheduled Payment is due in a calendar month on a Due Date that may occur after the end of the Collection Period, payments received or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will be deemed to be included in the related Collection Period.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (and if the Trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1" in the case of Fitch), "Aa3" by Moody's and "A+" by S&P, provided that, if the Fiscal Agent is rated at least "AA-" by Fitch (and if the Fiscal Agent is rated "AA-" by Fitch, the Fiscal Agent also has a short-term rating of at least "F-1" from Fitch), "AA-" by S&P and "Aa3" by Moody's, then the Trustee must be rated not less than "A-" by Fitch, "A-" by S&P and "A3" by Moody's or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 Attention: Asset-Backed Securities Trust Services Group
- Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-HQ2. As of December 31, 2002, the trustee had assets of approximately $57.4 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Pooling and Servicing Agreement--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2002, the fiscal agent had consolidated assets of approximately $601.4 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA-" by Fitch, "Aa3" by Moody's and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer and special servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in March 2035.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC;

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------
Closing Date                               100%         100%          100%         100%         100%
March 2004                                  97%          97%          97%           97%          97%
March 2005                                  71%          71%          71%           71%          71%
March 2006                                  68%          68%          68%           68%          68%
March 2007                                  65%          65%          65%           65%          65%
March 2008                                  57%          57%          57%           57%          57%
March 2009                                  51%          51%          51%           51%          51%
March 2010                                  45%          45%          45%           45%          45%
March 2011                                  39%          39%          39%           39%          39%
March 2012                                  32%          32%          32%           31%          20%
March 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              5.70         5.69          5.67         5.66         5.56


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------
Closing Date                               100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.71         9.70          9.69         9.67         9.50

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR



DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------
Closing Date                               100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.87         9.86          9.83         9.79         9.71



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------
Closing Date                               100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.93         9.92          9.90         9.88         9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR



DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------
Closing Date                               100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.94         9.71

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of fifty-one (51) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $931,559,155 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,745,638 to $165,000,000, and the mortgage loans have an average Cut-off Date Balance of $18,265,866. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between December 3, 1998 and March 5, 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         Forty-eight (48) mortgaged properties, representing 96.6% of the Initial Pool Balance, are evidenced by a mortgage note and are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. One (1) mortgaged property, securing a mortgage loan representing 0.6% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. Two (2) mortgaged properties, representing 2.8% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in an income-producing real property.

         On the Closing Date, we will acquire the mortgage loans from the seller, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Seller" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. No mortgage loan permits negative amortization or the deferral of accrued interest. Forty-eight (48) mortgage loans, representing 83.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Three (3) mortgage loans, representing 16.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o Retail - Thirty (30) of the mortgaged properties, which secure 46.5% of the Initial Pool Balance, are retail properties;

         o Office - Sixteen (16) of the mortgaged properties, which secure 31.3% of the Initial Pool Balance, are office properties;

         o Industrial - Fourteen (14) of the mortgaged properties, which secure 9.7% of the Initial Pool Balance, are industrial properties;

         o Mixed Use - Three (3) of the mortgaged properties, which secure 5.5% of the Initial Pool Balance, are mixed use properties;

         o Manufactured Housing Community - Thirteen (13) of the mortgaged properties, which secure 5.0% of the Initial Pool Balance, are manufactured housing community properties;

         o Multifamily - Three (3) of the mortgaged properties, which secure 1.7% of the Initial Pool Balance, are multifamily properties; and

         o Self Storage - Two (2) of the mortgaged properties, which secure 0.3% of the Initial Pool Balance, are self storage properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Texas, Illinois, California and Indiana.

         o Five (5) mortgaged properties, representing security for 28.8% of the Initial Pool Balance are located in New York;

         o Ten (10) mortgaged properties, representing security for 15.7% of the Initial Pool Balance are located in Texas;

         o Three (3) mortgaged properties, representing security for 10.8% of the Initial Pool Balance are located in Illinois;

         o Eight (8) mortgaged properties, representing security for 6.3% of the Initial Pool Balance are located in California; and

         o One (1) mortgaged property, representing security for 6.2% of the Initial Pool Balance is located in Indiana.

Due Dates

         Forty-nine (49) of the mortgage loans, representing 72.3% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) mortgage loan, representing 17.7% of the Initial Pool Balance, has a Due Date on the 7th day of each calendar month. One (1) mortgage loan, representing 10.0% of the Initial Pool Balance, has a Due Date on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges but all fifty-one (51) of the mortgage loans, representing 100.0% of the Initial Pool Balance, have grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days.

Amortization

         The mortgage loans have the following amortization features:

         o Fifty-one (51) of the mortgage loans, representing 100.0% of the Initial Pool Balance, are Balloon Loans. One (1) of those mortgage loans, representing 17.7% of the Initial Pool Balance, has an amortization schedule that changes during its loan term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o Forty-nine (49) of the mortgage loans, representing 93.3% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o One (1) mortgage loan, representing 6.2% of the Initial Pool Balance is open to prepayment subject to a Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and a declining premium. Such mortgage loan is evidenced by two separate notes with distinct yield maintenance formulas applicable to each of the notes.

         o One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during the Lock-out Period, and following the Lock-out Period provides for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of a yield maintenance formula.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o Five (5) of the mortgage loans, representing 22.4% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

         o Three (3) mortgage loans, representing 7.8% of the Initial Pool Balance, permit the partial release of the mortgaged property from the lien of the mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release or a partial prepayment up to 33.3% in connection with such release subject to a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the mortgage loan seller or any of its affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or the Katy Mills Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans and the Katy Mills Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans and the Katy Mills Companion Loan permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower or interests of the borrower, or an entity of which the borrower is the controlling beneficial owner or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or the Katy Mills Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or the Katy Mills Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Three (3) mortgage loans, representing 36.7% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loans. See "1290 Pari Passu Loan," "The Katy Mills Pari Passu Loan" and "The Oakbrook Center Pari Passu Loan" in this prospectus supplement.

         Two (2) mortgage loans, representing 23.9% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Five (5) mortgage loans, representing 9.8% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Three (3) mortgage loans, representing 7.8% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE 1290 PARI PASSU LOAN

         Mortgage Loan No. 1 (referred to herein as the "1290 Pari Passu Loan"), is comprised of two A Notes (Notes A4 and A5 described below) that are secured by the mortgaged property on a pari passu basis with other notes (Notes A1, A2 and A3 described below, the "1290 Companion Loans") that are not included in the trust. The 1290 Pari Passu Loan and the 1290 Companion Loans are collectively referred to herein as the "1290 A Notes".

         The 1290 A Notes had outstanding principal balances as of the Cut-off Date as follows:

              Note                   Principal Balance
              ----                   -----------------
               A1                      $70,000,000
               A2                      $70,000,000
               A3                      $80,000,000
               A4                     $130,000,000
               A5                      $35,000,000

Note A1 is included in a REMIC trust known as the Morgan Stanley Dean Witter Capital I Trust 2003-TOP9 (the "Note A1 Trust"). Note A2 is owned by Wells Fargo Bank, National Association and may be contributed into a REMIC trust at some future date. Note A3 is included in a REMIC trust known as the Prudential Commercial Mortgage Trust 2003-PWR1. Notes A4 and A5 comprise the 1290 Pari Passu Loan and are included in the trust. Except for the principal balances, the payment and other terms of the 1290 A Notes are substantially identical.

         In addition, with respect to the 1290 Pari Passu Loan, the mortgage on the related mortgaged property also secures a subordinated B Note (the "1290 B Note"), which had an original principal amount of $55,000,000. The 1290 B Note is owned by a separate REMIC trust (the "B Note Trust") and is not an asset of the trust. The 1290 A Notes and the 1290 B Note are collectively referred to herein as the "1290 A/B Mortgage Loan." The 1290 A/B Mortgage Loan will be serviced pursuant to the 2003-TOP9 Pooling and Servicing Agreement. The 2003-TOP9 Master Servicer will be responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the 1290 Pari Passu Loan to, or on behalf of, the trust, the owners of the 1290 Companion Loans and the B Note Trust, as required by the 2003-TOP9 Pooling and Servicing Agreement and the intercreditor agreements described below.

         The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregated 1290 A Notes.

         The 1290 B Note, which has the same maturity date as the 1290 Pari Passu Loan, has an interest rate of 6.5907% per annum. There are no scheduled principal payments on the 1290 B Note, for which the monthly debt service payments (consist only of interest payments). Scheduled principal payments on the 1290 Pari Passu Loan and 1290 Companion Loans do not commence until August 7, 2007. Beginning with the due date in August 2007 to and including the due date in January 2012, the related borrower is required to make equal monthly principal and interest payments on the 1290 Pari Passu Loan and 1290 Companion Loans in an amount of $2,723,226.64 per month. Such principal payments are to be applied pro rata among the 1290 Pari Passu Loan and 1290 Companion Loans.

         With respect to the 1290 Loan, the holders of the 1290 A Notes and the 1290 B Note entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the right of the holder of the 1290 B Note to receive payments of principal and interest is generally subordinate to the right of the holder of the 1290 A Notes to receive payments of principal and interest;

          o prior to a monetary event of default under, or an acceleration on account of any other event of default of, the 1290 A/B Mortgage Loan or if subsequent to an event of default all mortgage loans under the 1290 A/B Mortgage Loan become Rehabilitated Loans or if the holder of the 1290 B Note is exercising its cure rights (as described below), the holder of the 1290 B Note will generally be entitled to receive its payments of interest after the holder of the 1290 A Note receives its payments of interest (other than default interest) and the holder of the 1290 B Note will generally be entitled to receive its scheduled payments of principal after the holder of the 1290 A Note receives its scheduled payments of principal and prepayments on account of the application of insurance and condemnation proceeds. Voluntary prepayments (which may be made on and after November 7, 2012) will be applied pro rata among the 1290 Pari Passu Loan, the 1290 Companion Loans and the 1290 B Note. In addition, from and after September 9, 2006, the borrower under the 1290 A/B Mortgage Loan has the right to make prepayments solely of the 1290 B Note, subject to a maximum prepayable amount equal to the product of $1,250,000 times the number of complete calendar months elapsed from October 7, 2006 to the date of prepayment, less any prior prepayments and excluding any scheduled payments;

          o upon the occurrence and continuance of a monetary event of default or an acceleration of the 1290 A/B Mortgage Loan on account of any other event of default, provided that the holder of the 1290 B Note is not exercising its cure rights (as described below), the holder of the 1290 B Note will not be entitled to receive payments of principal and interest until the holder of the 1290 A Note receives all its accrued interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

          o the holder of the 1290 B Note has the option to cure a default of the borrower under the 1290 A Note within 20 days after the later of receipt of notice of default or expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised over the life of the loan);

          o the holder of the 1290 B Note has the option of purchasing the 1290 A Note from its related holder (a) during any cure period for which the holder of the 1290 B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the 1290 A/B Mortgage Loan is a Specially Serviced Mortgage Loan. Such purchase option terminates (i) with respect to a purchase option described in clause (b) above, if the holder of the 1290 B Note has not yet delivered notice of exercise of such option, upon (A) 60 days after delivery of notification to the holder of the 1290 B Note of the intention to sell the 1290 A Note or the related mortgaged property or (B) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to such mortgaged property or (ii) with respect to a purchase option described in clause (a) above, only, upon the expiration of such cure period. The purchase price will generally equal the outstanding principal balance of the 1290 A Note, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to the 1290 A/B Mortgage Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holder of the 1290 A Note; expenses of transferring the 1290 A Note and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

          o the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as the case may be, is, subject to the servicing standard under the 2003-TOP9 Pooling and Servicing Agreement, required to consult with the holder of the 1290 B Note (and obtain the consent of the holder of the 1290 B Note) prior to taking certain actions with respect to the 1290 A/B Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the 1290 A/B Mortgage Loan, the waiver of certain insurance requirements, sale of the 1290 A/B Mortgage Loan or the related mortgaged property, any approval or adoption of a plan in bankruptcy of the borrower, release of any collateral, acceptance of a discounted payoff of either the 1290 A Note or 1290 B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holder of the 1290 B Note will terminate at the time that the holder of the 1290 B Note ceases to be the "Controlling Holder," which is defined as the holder of the 1290 B Note, initially, but becomes the holder of the 1290 A Note during any time that (a) the initial unpaid principal balance of the 1290 B Note, as reduced by any 1290 B Note prepayments, any appraisal reductions and any realized losses allocated to the 1290 B Note, is less than (b) 25% of the initial unpaid principal balance of the 1290 B Note, as reduced by 1290 B Note prepayments, other than prepayments constituting all or a portion of the "maximum prepayable amount," as defined in the 1290 loan agreement, allocated to the 1290 B Note; and

         o for so long as the 1290 Loan is serviced under the 2003-TOP9 Pooling and Servicing Agreement, the holder of the 1290 B Note will be entitled to exercise (with respect to the 1290 A/B Mortgage Loan only) the rights and powers granted to the Operating Adviser under the 2003-TOP9 Pooling and Servicing Agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the B Note is the Controlling Holder of the 1290 A/B Mortgage Loan).

         In addition, the holders of the 1290 Pari Passu Loan and the 1290 Companion Loans entered into a separate intercreditor agreement. That intercreditor agreement provides for the following:

         o the 1290 Pari Passu Loan and the 1290 Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the 2003-TOP9 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 1290 Pari Passu Loan and the 1290 Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 1290 Pari Passu Loan and the 1290 Companion Loans will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement), provided that a holder of a 1290 Companion Loan may in certain circumstances appoint a special servicer with respect to the 1290 Loan;

         o all payments, proceeds and other recoveries on or in respect of the 1290 Pari Passu Loan and/or the 1290 Companion Loans (in each case, subject to the rights of the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Depositor, the 2003-TOP9 Trustee or the 2003-TOP9 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP9 Pooling and Servicing Agreement) will be applied to the 1290 Pari Passu Loan and the 1290 Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

         o the transfer of the ownership of the 1290 Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE KATY MILLS PARI PASSU LOAN

         Mortgage Loan No. 2 (referred to herein as the "Katy Mills Loan" and the "Katy Mills Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with another note (the "Katy Mills Companion Loan") that is not included in the trust and had an original principal balance of $55,000,000. The Katy Mills Companion Loan will initially be held by MSMC, which may sell or transfer such loan at any time (subject to compliance with the requirements of the intercreditor agreement described below). The Katy Mills Companion Loan has the same interest rate, maturity date and amortization term as the Katy Mills Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Katy Mills Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan.

         The holders of the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan will be effected in accordance with the Pooling and Servicing Agreement);

          o all payments, proceeds and other recoveries on or in respect of the Katy Mills Pari Passu Loan and/or the Katy Mills Companion Loan (in each case, subject to the rights of the master servicer, the special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

          o the transfer of the ownership of the Katy Mills Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE OAKBROOK CENTER PARI PASSU LOAN

          Mortgage Loan No. 3 (referred to herein as the "Oakbrook Center Loan" and the "Oakbrook Center Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "Oakbrook Center Companion Loans") that are not included in the trust and that had original principal balances of $71,000,000 and $85,000,000, respectively. One of the Oakbrook Center Companion Loans is owned by the trust fund established pursuant to the 2003-TOP9 Pooling and Servicing Agreement and is not an asset of the trust. The other Oakbrook Center Companion Loan will initially be held by MSMC, which may sell or transfer such loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Oakbrook Center Companion Loans have the same interest rate, maturity date and amortization term as the Oakbrook Center Pari Passu Loan. The Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans will be serviced pursuant to the 2003-TOP9 Pooling and Servicing Agreement and therefore the 2003-TOP9 Master Servicer will make advances and remit collections on the Oakbrook Center Pari Passu Loan to or on behalf of the trust. For purposes of the information presented in this prospectus supplement with respect to the Oakbrook Center Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

          The holders of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

          o the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

          o the 2003-TOP9 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement), provided that a holder of an Oakbrook Center Companion Loan may in certain circumstances appoint a special servicer with respect to the Oakbrook Center Loan;

          o all payments, proceeds and other recoveries on or in respect of the Oakbrook Center Pari Passu Loan and/or the Oakbrook Center Companion Loans (in each case, subject to the rights of the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Depositor, the 2003-TOP9 Trustee or the 2003-TOP9 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-TOP9 Pooling and Servicing Agreement) will be applied to the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

          o the transfer of the ownership of the Oakbrook Center Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         The seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of two (2) mortgaged properties, representing 0.9% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the 1290 Pari Passu Loan and the 1290 Companion Loans, (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan, and (iii) with respect to Mortgage Loan No. 3, the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the 1290 Pari Passu Loan and the 1290 Companion Loans, (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan, and (iii) with respect to Mortgage Loan No. 3, the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer shall be deemed to have satisfied its Servicing Standard if the mortgagor maintains, or the master servicer shall have otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and the mortgagor pays, or the master servicer shall have otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is reasonably available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLER

Morgan Stanley Mortgage Capital Inc.

         MSMC is a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, the seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by the mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, the seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by the seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the seller.

         The mortgagee of record with respect to the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan will be the 2003-TOP9 Trustee.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Morgan Stanley Dean Witter Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by the seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by the seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of the seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the seller defaults on its obligation to do so. The seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu
Loan) in accordance with the Servicing Standard. The 2003-TOP9 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 1290 Pari Passu Loan and 1290 Companion Loans and the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 1290 Pari Passu Loan and 1290 Companion Loans and the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement), provided that the holder of the 1290 Companion Loans or Oakbrook Center Companion Loans may in certain circumstances appoint the special servicer with respect to such mortgage loan. Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the 1290 Pari Passu Loan and the Oakbrook Pari Passu Loan, the servicing and administration of which will instead be governed by the 2003-TOP9 Pooling and Servicing Agreement. The servicing standard for the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan under the 2003-TOP9 Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan under the 2003-TOP9 Pooling and Servicing Agreement are substantially similar to the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

         With respect to the Katy Mills Pari Passu Loan, the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Katy Mills Pari Passu Loan or the Katy Mills Companion Loan will be effected in accordance with the Pooling and Servicing Agreement).

         The 2003-TOP9 Pooling and Servicing Agreement requires the consent of the certificateholders (to the extent set forth in that agreement) or, in certain cases, the consent of the trustee, as holder of the 1290 Pari Passu Loan, to certain amendments to that agreement that would adversely affect the rights of those holders or of the trustee in that capacity.


SERVICING OF THE 1290 LOAN GROUP AND THE OAKBROOK CENTER LOAN GROUP

General

         The 1290 Loan Group, the Oakbrook Center Loan Group and any related REO Property are being serviced under the 2003-TOP9 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2003-HQ2 securitization. The servicing arrangements under the 2003-TOP9 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Rights of the Holder of the 1290 B Note

         The holder of the 1290 B Note has certain rights under the 2003-TOP9 Pooling and Servicing Agreement, including, among others, the following:

         Option to Cure Defaults Under 1290 Loan Group. The holder of the 1290 B Note has the option to cure a default of the related borrower with respect to the 1290 Pari Passu Loan or the 1290 Companion Loans within 20 days after the later of receipt of notice of default or expiration of any grace period, provided that no more than six such cures may be exercised over the life of the loan and no single cure may extend beyond three consecutive months.

         Option to Purchase 1290 A Notes. The holder of the 1290 B Note has the option of purchasing the 1290 Pari Passu Loan and the 1290 Companion Loans (a) during any cure period for which the holder of the 1290 B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the 1290 Pari Passu Loan or any of the 1290 Companion Loans is a specially serviced mortgage loan under the 2003-TOP9 Pooling and Servicing Agreement. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the 1290 B Note has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the 1290 B Note by the trustee of a commercial mortgage securitization in which one of the 1290 A Notes is an asset, of notification of such trustee's intention to sell that 1290 A Note or the mortgaged property relating to the 1290 Loan, or (B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged property relating to the 1290 Loan or
(ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the 1290 A Notes, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the 1290 Loan Group; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the 1290 A Notes; expenses of transferring the 1290 A Notes; and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees.

         Right to Serve as 1290 B Note Operating Adviser. For so long as (x) the 1290 Loan Group is serviced under the 2003-TOP9 Pooling and Servicing Agreement and (y) the holder of the 1290 B Note is the "controlling holder" under the related intercreditor agreement (meaning that the initial unpaid principal balance of the 1290 B Note, as reduced by any 1290 B Note prepayments, any appraisal reductions and any realized losses allocated to the 1290 B Note, equals at least 25% of the initial unpaid principal balance of the 1290 B Note, as reduced by any 1290 B Note prepayments, other than prepayments constituting all or a portion of the "maximum prepayable amount" (as defined in the loan agreement relating to the 1290 Loan) allocated to the 1290 B Note), the 1290 B Note Operating Adviser will have the right to receive notification from the 2003-TOP9 Special Servicer in regard to certain actions relating to the 1290 Loan Group and to advise the 2003-TOP9 Special Servicer with respect to actions described in the following sentence that relate to the 1290 Loan Group, and the 2003-TOP9 Special Servicer will not be permitted to take any of such actions as to which the 1290 B Note Operating Adviser has objected in writing (i) within five (5) business days of receiving notice of any such action relating to loans in the 1290 Loan Group that are not specially serviced mortgage loans under the 2003-TOP9 Pooling and Servicing Agreement and (ii) within ten (10) business days of receiving notice of, and all requested information with respect to, any such action relating to loans in the 1290 Loan Group that are specially serviced mortgage loans under the 2003-TOP9 Pooling and Servicing Agreement.

         The 2003-TOP9 Special Servicer will be required to notify the 1290 B Note Operating Adviser of, among other things:

         o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a money term of a loan in the 1290 Loan Group or an extension of the original maturity date;

         o any foreclosure or comparable conversion of the ownership of the mortgaged property relating to the 1290 Loan;

         o any proposed sale of a loan in the 1290 Loan Group that is a specially serviced mortgage loan under the 2003-TOP9 Pooling and Servicing Agreement, other than in connection with the termination of the trust established by the 2003-TOP9 Pooling and Servicing Agreement;

         o any determination to bring the mortgaged property relating to the 1290 Loan into compliance with applicable environmental laws if it constitutes an REO Property under the 2003-TOP9 Pooling and Servicing Agreement;

         o any release of or acceptance of substitute or additional collateral for a loan in the 1290 Loan Group;

         o    any acceptance of a discounted payoff of a loan in the 1290 Loan
              Group;

         o any waiver or consent to a waiver of a "due on sale" or "due on encumbrance" clause in the loan documents relating to the 1290 Loan Group;

         o any acceptance or consent to acceptance of an assumption agreement releasing the related borrower from liability under a loan in the 1290 Loan Group;

         o any release of collateral for a loan in the 1290 Loan Group that is a specially serviced mortgage loan under the 2003-TOP9 Pooling and Servicing Agreement (other than in accordance with the terms of, or upon satisfaction of, such loan);

         o any franchise changes or certain management company changes to which the 2003-TOP9 Special Servicer is required to consent;

         o certain releases of any escrow accounts, reserve accounts or letters of credit relating to the 1290 Loan Group; and

         o any determination as to whether any type of property-level insurance is required under the terms of any loan in the 1290 Loan Group, is available at commercially reasonable rates, is available for similar properties in the area in which the mortgaged property relating to the 1290 Loan is located or any other determination or exercise of discretion with respect to property-level insurance.

         At any time that the 1290 B Note Operating Adviser is no longer the controlling holder under the 2003-TOP9 Pooling and Servicing Agreement, the rights described in the preceding sentence will shift to the operating adviser under the 2003-TOP9 Pooling and Servicing Agreement by the holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates issued under the 2003-TOP9 Pooling and Servicing Agreement and outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates.

         Additional Rights of Holder of 1290 B Note. Pursuant to the related intercreditor agreement, the holder of the 1290 B Note may advise the 2003-TOP9 Master Servicer with respect to the 1290 Loan Group (if it does not constitute a specially serviced mortgage loan) and may advise the 2003-TOP9 Special Servicer with respect to the 1290 Loan Group (if it constitutes a specially serviced mortgage loan), with respect to the following actions of the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, and neither the 2003-TOP9 Master Servicer nor the 2003-TOP9 Special Servicer will be permitted to take any of the following actions with respect to the 1290 Loan Group unless and until that servicer has notified the holder of the 1290 B Note in writing and the holder has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, within such ten (10) business day period, then the holder of the 1290 B Note will be deemed to have been given its approval):

         o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged property relating to the 1290 Loan and the other collateral securing the 1290 Loan Group;

         o any modification, amendment or waiver, or consent to modification, amendment or waiver, of a money term or any material non-monetary term (including any material term relating to insurance) of any loan in the 1290 Loan Group;

         o any proposed sale of any mortgaged property relating to the 1290 Loan after it becomes an REO Property (other than in connection with the termination of the trust established by the 2003-TOP9 Pooling and Servicing Agreement fund);

         o any acceptance of a discounted payoff on any loan in the 1290 Loan Group;

         o any determination to bring the mortgaged property relating to the 1290 Loan into compliance with environmental laws or to otherwise address hazardous materials at the mortgaged property relating to the 1290 Loan;

         o any release of collateral for the 1290 Loan Group (other than in accordance with the terms of, or upon satisfaction of, the component loans) other than releases in the nature of a curb cut, a non-material easement, a right-of-way or other nonmaterial portion of the collateral securing the 1290 Loan Group;

         o any release of or acceptance of substitute or additional collateral for the 1290 Loan Group (other than in accordance with the terms thereof);

         o any waiver or consent to waiver of any rights under a "due-on-sale" or "due-on-encumbrance" clause for the 1290 Loan Group;

         o any acceptance of an assumption agreement releasing the related borrower from liability under the 1290 Loan Group;

         o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related 1290 Loan Group documents) or any waiver, modification or amendment of any insurance requirements under the 1290 Loan Group documents;

         o    any approval of a material capital expenditure;

         o any application of funds in an escrow account to repay any portion of the principal of the 1290 Loan Group;

         o    any replacement of the related property manager;

         o any approval of the incurrence of additional indebtedness secured by a mortgaged property relating to the 1290 Loan, if approval is required by the 1290 Loan Group loan documents;

         o any adoption or approval of a plan in bankruptcy of the related borrower;

         o any franchise changes or certain management company changes for which the 2003-TOP9 Special Servicer is required to consent; and

         o releases of any escrow accounts, reserve accounts or letters of credit.

         The holder of the 1290 B Note has agreed pursuant to the related intercreditor agreement that it will provide the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer, as applicable, with its response within ten (10) business days after its receipt of any such proposal and any back-up materials and will be deemed not to have responded if no response is received within such ten (10) business days.

         Notwithstanding the foregoing, if the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, determines that immediate action is necessary to protect the interest of the series 2003-TOP9 certificateholders and the holders of any 1290 A Notes (including the holder of the 1290 Pari Passu
Loan) (as a collective whole), then the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, may take any such action without waiting for the response of the holder of the 1290 B Note.

         In addition, with respect to the 1290 Loan Group, the holder of the 1290 B Note may direct the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the 1290 B Note may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, will, with respect to the 1290 Loan Group, provide the holder of the 1290 B Note with any information in the possession of the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, with respect to such matters, including its reasons for determining to take a proposed action.

         Notwithstanding anything stated herein to the contrary, no advice, direction or objection from the holder of the 1290 B Note, as contemplated by the 2003-TOP9 Pooling and Servicing Agreement, may (and the 2003-TOP9 Master Servicer and 2003-TOP9 Special Servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the 2003-TOP9 Master Servicer or 2003-TOP9 Special Servicer to violate any provision of the 2003-TOP9 Pooling and Servicing Agreement or the terms of the 1290 Loan Group, including the 2003-TOP9 Master Servicer's and 2003-TOP9 Special Servicer's obligation to act in accordance with the servicing standard described in the 2003-TOP9 Pooling and Servicing Agreement. The 2003-TOP9 Special Servicer will not be obligated to seek approval from the holder of the 1290 B Note, as contemplated above, for any actions to be taken by the 2003-TOP9 Special Servicer with respect to the 1290 Loan Group if (i) the 2003-TOP9 Special Servicer has, as described above, notified the holder of the 1290 B Note in writing of various actions that the 2003-TOP9 Special Servicer proposes to take with respect to the workout or liquidation of the 1290 Loan Group and (ii) for 60 days following the first such notice, the holder of the 1290 B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the 2003-TOP9 Special Servicer considers to be consistent with the servicing standard described in the 2003-TOP9 Pooling and Servicing Agreement. Furthermore, the rights of the holder of the 1290 B Note under the 2003-TOP9 Pooling and Servicing Agreement will terminate if (a)(1) the initial unpaid principal of the 1290 B Note minus (2) the sum of (x) any prepayments allocated to, and received on, the 1290 B Note, (y) any B Note Appraisal Reduction (as defined in the 2003-TOP9 Pooling and Servicing Agreement) and (z) any realized losses allocated to the 1290 B Note under the 2003-TOP9 Pooling and Servicing Agreement are less than (b) 25% of the initial unpaid principal of the 1290 B Note less any prepayments (other than prepayments constituting all or a portion of the maximum prepayable amount) allocated to, and received on, the 1290 B Note made by the related borrower. The holder of the 1290 B Note may exercise any of its rights under the 2003-TOP9 Pooling and Servicing Agreement, including the provisions described above, through its designated representative, and at the request of the holder of the 1290 B Note setting forth the name and address of that designated representative, each such notice or other communication sent to the holder of the 1290 B Note will also be sent to the designated representative.

Transfer of Servicing

         In addition, the depositor under the 2003-TOP9 Pooling and Servicing Agreement has retained the right in accordance with the intercreditor agreements for the 1290 Loan Group and the Oakbrook Center Loan Group to transfer, subject to receipt of rating confirmations, the special servicing of the 1290 Loan Group or the Oakbrook Center Loan Group and any related REO Property to a special servicer under a separate servicing agreement. No assurance can be given as to whether or not that separate servicing agreement will provide for special servicing consistent with either the Pooling and Servicing Agreement or the 2003-TOP9 Pooling and Servicing Agreement.

Application of Insurance Proceeds

         If a casualty or condemnation occurs and the borrower under the 1290 Loan or the Oakbrook Center Loan does not meet certain conditions to restoration, the related net proceeds are required to be applied to make a mandatory prepayment of the 1290 Loan Group or the Oakbrook Center Loan Group, without a prepayment premium or yield maintenance charge. Under the related loan documents and the intercreditor agreement among the holders of the loans in the 1290 Loan Group, any such mandatory prepayment, before being applied to repay principal of the 1290 B Note, is to be applied to repay principal of the 1290 Companion Loans and the 1290 Pari Passu Loan until those loans are paid in full; except that any proceeds, awards or settlements obtained because of a casualty caused by any "acts of terrorism" or other similar acts or events are, unless required by the related loan documents to be applied to the restoration or repair of the mortgaged property relating to the 1290 Loan or to be released to the related borrower, required to be distributed, for purposes of the mandatory prepayment described in the preceding sentence, 11/12 to the holders(s) of the 1290 Companion Loans and the 1290 Pari Passu Loan and 1/12 to the holder of the 1290 B Note.

Successor Servicing Agreements

         If the 1290 Companion Loan or Oakbrook Center Companion Loan that is currently an asset of the trust established by the 2003-TOP9 Pooling and Servicing Agreement is no longer subject to the 2003-TOP9 Pooling and Servicing Agreement, then the 1290 Pari Passu Loan or Oakbrook Center Pari Passu Loan, as applicable, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the 2003-TOP9 Master Servicer and, if applicable, the 2003-TOP9 Special Servicer on terms substantially similar to those in the 2003-TOP9 Pooling and Servicing Agreement, unless the 2003-TOP9 Master Servicer and 2003-TOP9 Special Servicer and the holders of the loans in the 1290 Loan Group or the Oakbrook Center Loan Group otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-HQ2 Certificates, the 2003-TOP9 certificates and any other certificates evidencing a direct beneficial ownership interest in any loans in the 1290 Loan Group or the Oakbrook Center Loan Group of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

         The 2003-TOP9 Trustee, on behalf of (i) itself as holder of the 1290 Companion Loans and as holder of the Oakbrook Center Companion Loans that are in the 2003-TOP9 securitization, (ii) the holders of the other 1290 Loan Group loans or the other Oakbrook Center Loan Group loans and (iii) the Trustee as holder of the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan (for the benefit of the Series 2003-HQ2 Certificateholders), is required to negotiate the terms and conditions of any Successor Servicing Agreement with the 2003-TOP9 Master Servicer and 2003-TOP9 Special Servicer. The related intercreditor agreement among the holders of the loans in the 1290 Loan Group or the Oakbrook Center Loan Group requires that the Successor Servicing Agreement, in any event,
(i) not be materially inconsistent with the intercreditor agreement, (ii) provide for the subject servicer(s) to service and administer the loans in the 1290 Loan Group or the Oakbrook Center Loan Group and, if applicable, the mortgaged property relating to the 1290 Loan or the mortgaged property relating to the Oakbrook Center Loan in accordance with (A) any and all applicable laws,
(B) the express terms of the related intercreditor agreement, the Successor Servicing Agreement and the terms of those loans and (C) to the extent consistent with the foregoing, a servicing standard that is to be substantially the same as the servicing standard provided for in the 2003-TOP9 Pooling and Servicing Agreement, (iii) provide for the establishment of accounts in respect of the loans in the 1290 Loan Group or the Oakbrook Center Loan Group and the mortgaged property relating to the 1290 Loan or the mortgaged property relating to the Oakbrook Center Loan substantially the same as those provided for in the 2003-TOP9 Pooling and Servicing Agreement and for the making of deposits to and withdrawals from such accounts consistent with the provisions of the 2003-TOP9 Pooling and Servicing Agreement, (iv) provide for servicing and special servicing compensation no less than that provided for in the 2003-TOP9 Pooling and Servicing Agreement, (v) provide for standard Commercial Mortgage Securities Association reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for rights on the part of the holders of the loans in the 1290 Loan Group or the Oakbrook Center Loan Group in respect thereof substantially similar to those provided for in the 2003-TOP9 Pooling and Servicing Agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained with respect to the mortgaged property relating to the 1290 Loan or the mortgaged property relating to the Oakbrook Center Loan and provisions regarding the calculation of appraisal reductions that are substantially similar to the corresponding requirements and provisions in the 2003-TOP9 Pooling and Servicing Agreement, (viii) provide for the making and reimbursement (with interest) of advances with respect to the loans in the 1290 Loan Group or the Oakbrook Center Loan Group and/or the mortgaged property relating to the 1290 Loan or the mortgaged property relating to the Oakbrook Center Loan in a manner substantially similar to the making and reimbursement (with interest) of advances with respect thereto in the 2003-TOP9 Pooling and Servicing Agreement, (ix) provide for the loans in the 1290 Loan Group or the Oakbrook Center Loan Group to be specially serviced under circumstances substantially similar to those set forth in the 2003-TOP9 Pooling and Servicing Agreement, (x) if any loan in the 1290 Loan Group or the Oakbrook Center Loan Group is then in a REMIC, provide for REMIC provisions substantially similar to those provided in the 2003-TOP9 Pooling and Servicing Agreement and (xi) otherwise recognize the respective rights and obligations of the holders of the loans in the 1290 Loan Group or the Oakbrook Center Loan Group under the intercreditor agreement.


         Notwithstanding the foregoing, if, at such time as (i) neither the 1290 Companion Loan or the Oakbrook Center Companion Loan that is currently an asset of the 2003-TOP9 commercial mortgage securitization, nor, following foreclosure or acceptance of a deed in lieu of foreclosure, the mortgaged property relating to the 1290

Loan or the mortgaged property relating to the Oakbrook Center Loan, is an asset of the trust established by the 2003-TOP9 Pooling and Servicing Agreement and
(ii) a separate Successor Servicing Agreement with respect to the loans in the 1290 Loan Group or the Oakbrook Center Loan Group has thereafter not been entered into, then, until such time as a separate Successor Servicing Agreement is entered into, and notwithstanding that neither the 1290 Companion Loan or Oakbrook Center Companion Loan referred to in this sentence nor, if applicable, the mortgaged property relating to the 1290 Loan or mortgaged property relating to the Oakbrook Center Loan is at that time an asset of the 2003-TOP9 securitization, the 2003-TOP9 Master Servicer and, if applicable, the 2003-TOP9 Special Servicer will be required to continue to service and administer the loans in the 1290 Loan Group or the Oakbrook Center Loan Group and/or, if applicable, the mortgaged property relating to the 1290 Loan or mortgaged property relating to the Oakbrook Center Loan, for the benefit of the holders of those loans, under the 2003-TOP9 Pooling and Servicing Agreement as if it were a separate servicing agreement, with the loans in the 1290 Loan Group or the Oakbrook Center Loan Group or, if applicable, the mortgaged property relating to the 1290 Loan or the mortgaged property relating to the Oakbrook Center Loan constituting the sole assets thereunder.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer and Special Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer and as special servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2002, Wells Fargo was responsible for servicing approximately 4,683 commercial and multifamily mortgage loans, totaling approximately $29.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net

Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth, sixth, tenth or eleventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth, tenth or eleventh bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Special Servicing Stand-by Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

         If the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan becomes specially serviced under the 2003-TOP9 Pooling and Servicing Agreement, the 2003-TOP9 Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

         o any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver of a "due on sale" or "due on encumbrance" clause;

         o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         The Operating Adviser will not have any rights under the 2003-TOP9 Pooling and Servicing Agreement.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan or the Katy Mills Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to the Katy Mills Companion Loan, increase the recovery to Certificateholders and the holder of the Katy Mills Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) the seller with respect to mortgage loans it originated, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off).

         Notwithstanding the foregoing, the Option will not apply to the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan. However, the 2003-TOP9 Pooling and Servicing Agreement provides for a comparable fair value call for the 1290 Companion Loan and Oakbrook Center Companion Loan in that deal, and anyone exercising the right to purchase the 1290 Companion Loan or the Oakbrook Center Companion Loan in that deal must also purchase the 1290 Pari Passu Loan or Oakbrook Center Pari Passu Loan, as applicable, from the trust.

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to the Katy Mills Companion Loan, for the holder of such loan) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of reportable transactions are required to maintain records, including investor lists containing identifying information, and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to certain securitization transactions, which may be present with respect to your investment in the offered certificates. Legislative proposals are pending in Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the sponsor and other participants in this transaction may be required to report this transaction and/or maintain an investor list.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--

REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption " in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a

Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 28.8% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

         Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.


                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of the 1290 Pari Passu Loan, the Oakbrook Center Pari Passu Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch Ratings, S&P or Moody's Investors Service, Inc.;

         o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, any person responsible for servicing the 1290 Pari Passu Loan, the Oakbrook Center Pari Passu Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the seller and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

               UNDERWRITERS                   CLASS A-1       CLASS A-2        CLASS B        CLASS C       CLASS D
--------------------------------------      --------------  --------------  -------------  ------------  ------------
Morgan Stanley & Co.
   Incorporated                              $248,633,000    $522,232,000    $39,591,000    $41,920,000   $9,316,000

Banc of America Securities LLC                    $0              $0             $0             $0            $0

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                                   $0              $0             $0             $0            $0
        Total.........................       $248,633,000    $522,232,000    $39,591,000    $41,920,000   $9,316,000

         Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $866,237,130, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 27, 2003, which is the 5th business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Morgan Stanley Dean Witter Capital I Inc. is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter and Morgan Stanley Mortgage Capital Inc., the seller.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch,Moody's and S&P.

CLASS                                                FITCH           MOODY'S             S&P
-------------------------------------------         -------         ---------          -------
Class A-1..................................           AAA              Aaa               AAA
Class A-2..................................           AAA              Aaa               AAA
Class B....................................           AA               Aa2               AA
Class C....................................            A                A2                A
Class D....................................           A-                A3               A-

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement. There are no A/B Mortgage Loans in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Special Servicing Stand-by Fee Rate and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         In the case of the Katy Mills Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan and then allocated pro rata between the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan according to their respective principal balances.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan. There are no ARD Loans in the trust.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o    amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

                  o any portion of such amounts payable to the holder of the Katy Mills Companion Loan.

         (2) to the extent not already included in clause (1), any P&I Advances made, any advances made by the 2003-TOP9 Master Servicer, the 2003-TOP9 Fiscal Agent or the 2003-TOP9 Trustee in respect of the 1290 Pari Passu Loan or the Oakbrook Center Pari Passu Loan, and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note not included in the trust.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means March 27, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or the Katy Mills Companion Loan) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or the Katy Mills Companion Loan) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note or the Katy Mills Companion Loan).

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or the Katy Mills Companion Loan, and with respect to the mortgaged property securing the 1290 Pari Passu Loan and the 1290 Companion Loans, only the portion of such amounts payable to the holder of the 1290 Pari Passu Loan, and with respect to the mortgaged property securing the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, only the portions of such amounts payable to the holder of the Oakbrook Center Pari Passu Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means March 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in March 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2003, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

          o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

          o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 12th day of each month, or if any such 12th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data fro the DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or the Katy Mills Companion Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation (other than the Special Servicing Stand-by Fee) payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch Ratings.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $931,559,155.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, the Katy Mills Companion Loan or a B Note, and with respect to (i) the mortgaged property securing the 1290 Companion Loans and the 1290 Pari Passu Loan, only the portion of such amounts payable to the holder of the 1290 Pari Passu Loan and (ii) the mortgaged property securing the Oakbrook Center Companion Loans and the Oakbrook Center Pari Passu Loan, only the portion of such amounts payable to the holder of the Oakbrook Center Pari Passu Loan, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

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         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

         "Katy Mills Companion Loan" means the mortgage loan secured by the Katy Mills Pari Passu Mortgage on a pari passu basis with the Katy Mills Pari Passu Loan.

         "Katy Mills Loan" means Mortgage Loan No. 2.

"Katy Mills Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the Katy Mills Companion Loan pursuant to the Katy Mills Pari Passu Mortgage.

         "Katy Mills Pari Passu Mortgage" means the mortgage securing the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that (i) in the case of a final disposition consisting of the repurchase of a mortgage loan by the mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the mortgage loan seller if such loan is repurchased after the date that is 180 days after the mortgage loan seller receives notice of the breach causing the repurchase and
(ii) in the case of Mortgage Loan No. 2 (together with the Katy Mills Companion
Loan), such fee shall equal, in the aggregate, no more than $500,000.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, the Katy Mills Companion Loan or a B Note or related REO Property, net of expenses and any related Advances and interest thereon. With respect to (i) the 1290 Pari Passu Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of the 1290 Pari Passu Loan and (ii) the Oakbrook Center Pari Passu Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of the Oakbrook Center Pari Passu Loan.

         "Loan Pair" means the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, the Katy Mills Companion Loan and any B Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan), the Katy Mills Companion

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Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, the Katy Mills Companion Loan or any B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the seller, as the case may be.

         "Mortgage Pool" means the fifty-one (51) mortgage loans with an aggregate principal balance, as of March 1, 2003, of approximately $931,559,155, which may vary by up to 5%.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

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

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "Oakbrook Center Companion Loans" means the mortgage loans secured by the Oakbrook Center Pari Passu Mortgage on a pari passu basis with the Oakbrook Center Pari Passu Loan.

         "Oakbrook Center Loan" means Mortgage Loan No. 3.

         "Oakbrook Center Loan Group" means, collectively, the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

         "Oakbrook Center Pari Passu Loan" means Mortgage Loan No. 3, which is secured on a pari passu basis with the Oakbrook Center Companion Loans pursuant to the Oakbrook Center Pari Passu Mortgage.

         "Oakbrook Center Pari Passu Mortgage" means the mortgage securing the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees and Excess Servicing
Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee applicable to the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan pursuant to the 2003-TOP9 Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the seller or receipt by the seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2003, between Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, Wells Fargo, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Special Servicing Stand-by Fee, the Pari Passu Loan Servicing Fee (in the case of the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu
Loan) and Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial

Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, the Pari Passu Loan Servicing Fee and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, the Pari Passu Loan Servicing Fee payable in connection with the 1290 Pari Passu Loan and the Oakbrook Center Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, the Katy Mills Companion Loan or any B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, the Katy Mills Companion Loan or B Note.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or the Katy Mills Companion Loan, in either case, or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or the Katy Mills Companion Loan, in either case, or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B Note or the Katy Mills Companion Loan) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, the Katy Mills Companion Loan or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, the Katy Mills Companion Loan or a B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the

Katy Mills Companion Loan or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note or the Katy Mills Companion Loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or the Katy Mills Companion Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by the seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch, Moody's and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, the Katy Mills Companion Loan or any such B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. The Katy Mills Pari Passu Loan will not constitute a Rehabilitated Mortgage Loan unless the Katy Mills Companion Loan would also constitute a Rehabilitated Mortgage Loan. The Katy Mills Companion Loan will not constitute a Rehabilitated Mortgage Loan unless the Katy Mills Pari Passu Loan would also constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the 1290 Pari Passu Loan (if the

2003-TOP9 Special Servicer has foreclosed upon the mortgaged property secured by the 1290 Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the 1290 Pari Passu Loan. With respect to the Oakbrook Center Pari Passu Loan (if the 2003-TOP9 Special Servicer has foreclosed upon the mortgaged property secured by the Oakbrook Center Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the Oakbrook Center Pari Passu Loan.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, the Katy Mills Companion Loan or any B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, the Katy Mills Companion Loan or such B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan, the Katy Mills Companion Loan or any REO mortgage loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and the Katy Mills Companion Loan and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of the Katy Mills Companion Loan or any B Note, the related holder of the Katy Mills Companion Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, the Katy Mills Companion Loan and the B Note, and in the case of the Loan Pair, the A Note and the B Note, the related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any B Note or, if a mortgage loan, the Katy Mills Companion Loan or a B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or the Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note, or the Katy Mills Companion Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note and on the Katy Mills Pari Passu Loan and the Katy Mills Companion Loan in the case of the Loan Pair); and without regard to:

          i. any other relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower;

          ii. the ownership of any certificate or any interest in the Katy Mills Companion Loan by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

          iii. the master servicer's obligation to make Advances; and

          iv. the right of the master servicer (or any affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan, the Katy Mills Companion Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to the Katy Mills Pari Passu Loan, it will be deemed to have occurred also with respect to the Katy Mills Companion Loan. If a Servicing Transfer Event occurs with respect to the Katy Mills Companion Loan, it will be deemed to have occurred also with respect to the Katy Mills Pari Passu Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan or the Katy Mills Companion Loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, the Katy Mills Companion Loan or any B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, the Katy Mills Companion Loan or any B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, the Katy Mills Companion Loan or any B Note as to which the master servicer or Operating Adviser has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or Operating Adviser, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note or of the Katy Mills Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, the Katy Mills Companion Loan or any B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, the Katy Mills Companion Loan or any B Note as to which, in the judgment of the master servicer or Operating Adviser, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or Operating Adviser is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note or the Katy Mills Companion Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Special Servicer Stand-by Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan; provided, that in the first month in which such Special Servicing Fee is payable, it will be reduced by any Special Servicing Stand-by Fee paid to the special servicer with respect to such mortgage loan during the previous 12-month period.

         "Special Servicing Stand-by Fee" means with respect to any Distribution Date and each mortgage loan other than the mortgage loans identified as Mortgage Loans Nos. 1, 2, 3, 4, 5 and 8 on Appendix II to this prospectus supplement, the amount accrued on the outstanding Scheduled Principal Balance of such mortgage loan for such Distribution Date at the Special Servicing Stand-by Fee Rate.

         "Special Servicing Stand-by Fee Rate" means 0.003% per annum, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is March 27, 2003;

o distributions on the certificates are made on the 12th day of each month, commencing in April 2003;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date;

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

o with respect to Mortgage Loan Nos. 21-25 and 37-41, the related borrower will not exercise its option to partially prepay with yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, Class N Certificates and the Class O Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "1290 B Note" means, with respect to the 1290 Loan, the mortgage note that is designated as a B Note and which is not included in the trust.

         "1290 B Note Operating Adviser" means the holder of the 1290 B Note or its designated representative.

         "1290 Companion Loans" means the mortgage loans secured by the 1290 Pari Passu Mortgage on a pari passu basis with the 1290 Pari Passu Loan.

         "1290 Loan" means Mortgage Loan No.1.

         "1290 Loan Group" means, collectively, the 1290 Pari Passu Loan, the 1290 Companion Loans and the 1290 B Note.

         "1290 Pari Passu Loan" means Mortgage Loan No. 1, which is secured on a pari passu basis with the 1290 Companion Loans pursuant to the 1290 Pari Passu Mortgage.

         "1290 Pari Passu Mortgage" means the mortgage securing the 1290 Pari Passu Loan, the 1290 Companion Loans and the 1290 B Note.

         "2003-TOP9 Fiscal Agent" means the "fiscal agent" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "2003-TOP9 Master Servicer" means the "master servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "2003-TOP9 Operating Adviser" means the "operating adviser" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ARCap CMBS Fund REIT, Inc.

         "2003-TOP9 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of February 1, 2003, among Morgan Stanley Dean Witter Capital I Inc., as depositor, the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Trustee and the 2003-TOP9 Fiscal Agent.

         "2003-TOP9 Special Servicer" means the "special servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ARCap Special Servicing, Inc.

         "2003-TOP9 Trustee" means the "trustee" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

        "Underwriters" means Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        "Underwriting Agreement" means that agreement, dated March 20, 2003, entered into by Morgan Stanley Dean Witter Capital I Inc. and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan or B Note for so long as it remains a Rehabilitated Mortgage Loan; provided, however, that in the case of Mortgage Loan No. 2 (together with the Katy Mills Companion Loan), such fee shall equal, in the aggregate, no more than $500,000.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLER

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                               AGGREGATE      AGGREGATE     AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF    CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                 MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Mortgage
  Capital Inc.                    51         931,559,155          100.0       6.447          111       1.64          64.2      56.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            51        $931,559,155          100.0%      6.447%         111       1.64X         64.2%     56.3%
====================================================================================================================================





CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                               AGGREGATE      AGGREGATE     AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                              NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                      3           6,383,009            0.7       6.153          117       1.58          64.3      54.4
2,500,001 - 5,000,000             12          41,541,798            4.5       6.083          118       1.46          74.0      62.7
5,000,001 - 7,500,000             13          83,227,767            8.9       6.077          120       1.47          72.9      61.6
7,500,001 - 10,000,000             6          53,573,929            5.8       6.413          106       1.43          73.1      62.7
10,000,001 - 15,000,000            2          23,976,818            2.6       5.941          117       1.38          75.9      64.7
15,000,001 - 20,000,000            4          69,111,960            7.4       5.956          119       1.48          73.4      62.4
20,000,001 - 30,000,000            4         102,700,444           11.0       6.376          116       1.62          65.9      56.9
40,000,001 - 50,000,000            2          92,985,766           10.0       6.930          115       1.35          70.8      62.1
50,000,001 - 75,000,000            2         116,455,040           12.5       7.131           68       1.72          64.1      58.9
75,000,001 - 100,000,000           2         176,602,623           19.0       5.948          117       1.78          60.3      52.9
150,000,001 >=                     1         165,000,000           17.7       6.853          118       1.93          48.1      44.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            51        $931,559,155          100.0%      6.447%         111       1.64X         64.2%     56.3%
====================================================================================================================================

Minimum: $1,745,638
Maximum: $165,000,000
Average: $18,265,866

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED      WEIGHTED                 WEIGHTED   WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED       AVERAGE    AVERAGE
                          NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATE                MORTGAGE PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
New York                         5         268,393,229           28.8      6.584           117       1.90          54.5       48.7
Texas                           10         146,647,177           15.7      6.463           118       1.62          68.5       60.7
Illinois                         3         100,436,556           10.8      5.290           115       1.82          57.3       47.6
California                       8          59,087,233            6.3      5.854           118       1.50          71.6       60.4
Indiana                          1          57,705,040            6.2      8.028            22       1.27          69.4       66.6
District of Columbia             2          46,000,000            4.9      6.500           120       1.35          71.5       61.7
Arizona                          5          40,465,532            4.3      5.936           119       1.50          71.7       60.9
Florida                          5          35,924,172            3.9      6.763           114       1.40          73.4       63.9
Massachusetts                    9          32,042,341            3.4      7.482           116       1.42          70.9       62.6
Pennsylvania                     7          28,710,119            3.1      6.092           118       1.72          65.4       54.9
Oregon                           4          18,616,995            2.0      5.870           119       1.79          60.3       51.2
Washington                       2          18,356,184            2.0      6.255           118       1.42          73.3       62.9
Utah                             1          17,350,362            1.9      6.260           117       1.39          74.3       63.8
New Jersey                       4          13,019,969            1.4      6.098           118       1.49          73.3       62.5
North Carolina                   2          11,974,398            1.3      6.080           118       1.65          69.8       59.5
Colorado                         4          10,996,655            1.2      7.164           111       1.33          70.1       61.6
Maryland                         1           9,178,701            1.0      7.950            49       1.31          69.0       66.2
Oklahoma                         1           5,278,945            0.6      7.350           110       1.35          70.2       62.4
Missouri                         1           3,290,105            0.4      6.000           117       1.36          74.8       63.7
Idaho                            1           2,542,129            0.3      7.350           110       1.35          70.2       62.4
Kansas                           2           2,528,939            0.3      7.350           110       1.35          70.2       62.4
Wyoming                          2           2,415,653            0.3      7.350           110       1.35          70.2       62.4
Georgia                          1             598,720            0.1      6.080           118       1.65          69.8       59.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          81        $931,559,155          100.0%     6.447%          111       1.64X         64.2%      56.3%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED  WEIGHTED
                                    NUMBER OF     AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                                    MORTGAGE   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE                      PROPERTIES    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
Anchored                               22       372,590,419          40.0      6.425         102       1.56          67.0      59.1
Unanchored                              5       $46,051,082           4.9      5.848         119       1.44          74.2      62.4
Shadow Anchored                         3        14,203,842           1.5      5.795         118       1.51          76.7      64.9
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              30      $432,845,343          46.5%     6.343%        104       1.54X         68.0%     59.7%
Office
Urban Office                            3       225,495,638          24.2      6.690         117       1.99          51.1      46.2
Suburban Office                         8        41,371,941           4.4      6.560         106       1.45          71.4      62.0
Medical                                 5        24,590,589           2.6      5.870         118       1.57          70.8      60.1
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              16      $291,458,169          31.3%     6.603%        115       1.88X         55.6%     49.6%
Industrial
Warehouse                              13        83,724,834           9.0      5.964         118       1.77          63.0      53.6
Light Industrial                        1         6,688,548           0.7      7.450         118       1.57          65.6      58.0
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              14       $90,413,382           9.7%     6.074%        118       1.75X         63.2%     53.9%
Mixed Use
Office/Retail                           3        51,500,000           5.5      6.443         120       1.36          71.8      61.8
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               3       $51,500,000           5.5%     6.443%        120       1.36X         71.8%     61.8%
Manufactured Housing Community
Manufactured Housing Community         13        46,985,766           5.0      7.350         110       1.35          70.2      62.4
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              13       $46,985,766           5.0%     7.350%        110       1.35X         70.2%     62.4%
Multifamily
Garden                                  3        15,501,494           1.7      5.935         118       1.32          77.1      62.1
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               3       $15,501,494           1.7%     5.935%        118       1.32X         77.1%     62.1%
Self Storage
Self Storage                            2         2,855,000           0.3      6.210         120       1.54          72.6      56.9
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               2        $2,855,000           0.3%     6.210%        120       1.54X         72.6%     56.9%
------------------------------------------------------------------------------------------------------------------------------------
Total:                                 81      $931,559,155         100.0%     6.447%        111       1.64x         64.2%     56.3%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                    PERCENT BY       WEIGHTED    WEIGHTED                     WEIGHTED     WEIGHTED
                                     AGGREGATE       AGGREGATE        AVERAGE     AVERAGE       WEIGHTED       AVERAGE      AVERAGE
                      NUMBER OF   CUT-OFF DATE    CUT-OFF DATE       MORTGAGE   REMAINING        AVERAGE  CUT-OFF DATE      BALLOON
MORTGAGE RATE (%)  MORTGAGE LOANS   BALANCE ($)     BALANCE (%)       RATE (%) TERM (MOS.)       DSCR (X)       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500             2        100,602,623            10.8          5.184         116           1.82          56.9         47.1
5.501 - 6.000            25        202,017,066            21.7          5.881         119           1.55          70.5         59.4
6.001 - 6.500            15        216,479,254            23.2          6.263         117           1.62          69.1         59.2
6.501 - 7.000             4        264,959,816            28.4          6.794         118           1.84          54.9         50.3
7.001 - 7.500             2         53,674,314             5.8          7.362         111           1.38          69.6         61.9
7.501 - 8.000             2         36,121,042             3.9          7.816          95           1.36          71.3         65.0
8.001 - 8.500             1         57,705,040             6.2          8.028          22           1.27          69.4         66.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                   51       $931,559,155           100.0%         6.447%        111           1.64X         64.2%        56.3%
====================================================================================================================================

Minimum: 5.120%
Maximum: 8.028%
Weighted Average: 6.447%


ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY     WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                                          AGGREGATE      AGGREGATE      AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
ORIGINAL TERM TO          NUMBER OF    CUT-OFF DATE   CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.) Mortgage Loans    Balance ($)    Balance (%)     Rate (%)   Term (Mos.)   DSCR (x)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                         1          9,178,701            1.0        7.950            49       1.31           69.0       66.2
61 - 120                      48        752,280,454           80.8        6.343           109       1.59           67.6       58.8
121 - 180                      2        170,100,000           18.3        6.826           119       1.92           48.6       44.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        51       $931,559,155          100.0%       6.447%          111       1.64X          64.2%      56.3%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 144 mos.
Weighted Average: 117 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED    WEIGHTED                  WEIGHTED   WEIGHTED
                                               AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED        AVERAGE    AVERAGE
REMAINING TERM TO              NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)      MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                            2           66,883,742           7.2      8.017          26       1.28           69.3       66.5
61 - 120                         48          859,575,413          92.3      6.328         117       1.67           63.8       55.5
121 - 180                         1            5,100,000           0.5      5.960         144       1.61           64.6       52.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           51         $931,559,155         100.0%     6.447%        111       1.64X          64.2%      56.3%
===================================================================================================================================

Minimum: 22 mos.
Maximum: 144 mos.
Weighted Average: 111 mos.

ORIGINAL AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED     WEIGHTED
                                        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE      AVERAGE
ORIGINAL AMORTIZATION    NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE      BALLOON
TERM (MOS.)           MORTGAGE LOANS   BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
241 - 300                    6        334,106,153           35.9      6.969          101       1.72           58.3         53.5
301 - 360                   45        597,453,002           64.1      6.156          116       1.60           67.4         57.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      51       $931,559,155          100.0%     6.447%         111       1.64X          64.2%        56.3%
================================================================================================================================

Minimum: 282 mos.
Maximum: 360 mos.
Weighted Average:  334 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED    WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE     AVERAGE
REMAINING AMORTIZATION     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE     BALLOON
TERM (MOS.)             MORTGAGE LOANS   BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
181 - 240                     1          57,705,040            6.2      8.028           22       1.27          69.4        66.6
241 - 300                     5         276,401,113           29.7      6.747          118       1.81          56.0        50.7
301 - 360                    45         597,453,002           64.1      6.156          116       1.60          67.4        57.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       51        $931,559,155          100.0%     6.447%         111       1.64X         64.2%       56.3%
================================================================================================================================

Minimum: 232 mos.
Maximum: 360 mos.
Weighted Average:  329 mos.



DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                     PERCENT BY    WEIGHTED     WEIGHTED                   WEIGHTED     WEIGHTED
                                       AGGREGATE      AGGREGATE     AVERAGE      AVERAGE    WEIGHTED        AVERAGE      AVERAGE
DEBT SERVICE           NUMBER OF    CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE      BALLOON
COVERAGE RATIO (X)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)    DSCR (X)        LTV (%)      LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1.21 - 1.30               4           81,483,788            8.7       7.413           50        1.28           71.8         65.7
1.31 - 1.40              15          218,893,109           23.5       6.717          113        1.36           72.5         63.2
1.41 - 1.50              13          101,938,089           10.9       5.968          119        1.45           74.6         63.3
1.51 - 1.60               8           38,699,525            4.2       6.263          118        1.54           71.7         60.7
1.61 - 1.70               5          145,802,225           15.7       6.412          119        1.67           66.3         59.0
1.71 - 1.80               2            9,877,002            1.1       6.065          118        1.80           63.0         53.7
1.81 - 1.90               1           83,602,623            9.0       5.120          115        1.89           53.9         44.4
1.91 - 2.00               1          165,000,000           17.7       6.853          118        1.93           48.1         44.3
2.01 >=                   2           86,262,794            9.3       6.116          116        2.13           57.2         49.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                   51         $931,559,155          100.0%      6.447%         111        1.64X          64.2%        56.3%
=================================================================================================================================

Minimum: 1.22x
Maximum: 2.17x
Weighted Average: 1.64x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED    WEIGHTED
                                           AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE     AVERAGE
                            NUMBER OF   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
40.1 - 50.0                       1      165,000,000          17.7      6.853          118       1.93           48.1        44.3
50.1 - 60.0                       4      175,747,247          18.9      5.634          115       1.99           55.7        47.1
60.1 - 65.0                       4       17,427,002           1.9      5.969          126       1.72           63.5        53.2
65.1 - 70.0                      10      224,726,224          24.1      6.940           90       1.54           67.4        61.4
70.1 - 75.0                      18      245,769,559          26.4      6.540          116       1.40           72.3        62.4
75.1 - 80.0                      14      102,889,123          11.0      5.970          119       1.39           78.1        65.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           51     $931,559,155         100.0%     6.447%         111       1.64X          64.2%       56.3%
=================================================================================================================================

Minimum: 48.1%
Maximum: 79.8%
Weighted Average: 64.2%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED     WEIGHTED
                                            AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE      AVERAGE
BALLOON                      NUMBER OF   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE      BALLOON
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)        LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
40.1 - 50.0                        4      281,997,247          30.3      6.219          117        1.92           50.6         44.6
50.1 - 60.0                       14      152,422,549          16.4      6.124          117        1.83           64.0         54.6
60.1 - 65.0                       20      350,306,557          37.6      6.582          117        1.47           71.0         62.1
65.1 - 70.0                       13      146,832,802          15.8      6.900           76        1.34           74.2         66.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            51     $931,559,155         100.0%     6.447%         111        1.64X          64.2%        56.3%
====================================================================================================================================

Minimum: 44.3%
Maximum: 67.8%
Weighted Average: 56.3%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    MORTGAGE
  LOAN NO.    LOAN SELLER(1) PROPERTY NAME(2)                                   STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
      1       MSMC           1290 Ave of Americas                               1290 Avenue of the Americas
      2       MSMC           Katy Mills                                         5000 Katy Mills Circle
      3       MSMC           Oakbrook Center                                    100 Oakbrook Center
      4       MSMC           52 Broadway                                        52 Broadway
      5       MSMC           Tippecanoe Mall                                    2415 Sagamore Parkway South
      6       MSMC           ARC Portfolio - Portside at the Beaches  (I)       14001 Beach Boulevard
      7       MSMC           ARC Portfolio - Thornton Estates  (I)              3600 East 88th Street
      8       MSMC           ARC Portfolio - Burntwood  (I)                     3308 SE 89th Street
      9       MSMC           ARC Portfolio - Creekside  (I)                     2501 North Highway 175
     10       MSMC           ARC Portfolio - Cowboy  (I)                        845 Barton Road
     11       MSMC           ARC Portfolio - Creekside Estates  (I)             301 Modene
     12       MSMC           ARC Portfolio - Pine Hills  (I)                    101 North Michigan Street
     13       MSMC           ARC Portfolio - Hidden Hills  (I)                  One Sequoia Drive
     14       MSMC           ARC Portfolio - Shady Lane  (I)                    6791 Highway 2
     15       MSMC           ARC Portfolio - Riverside  (I)                     420 North Street
     16       MSMC           ARC Portfolio - Terrace  (I)                       351 North Forest Drive
     17       MSMC           ARC Portfolio - Commerce Heights  (I)              7701 Brighton Boulevard
     18       MSMC           ARC Portfolio - Zoppes  (I)                        2607 North Highway 175
     19       MSMC           DC Portfolio - 800 F Street  (II)                  800 F Street NW
     20       MSMC           DC Portfolio - 7th Street  (II)                    704-718 & 726-738 7th Street NW; 702 H Street NW
     21       MSMC           TruServ Portfolio 1- Fogelsville, PA  (III)        7058 Snowdrift Road
     22       MSMC           TruServ Portfolio 1- Springfield, OR  (III)        2150 Olympic Avenue
     23       MSMC           TruServ Portfolio 1- Kingman, AZ  (III)            4005 Mohave Airport Drive
     24       MSMC           TruServ Portfolio 2- Corsicana, TX  (IV)           2601 East Side Highway 31
     25       MSMC           TruServ Portfolio 2- Woodland, CA  (IV)            215 North Pioneer Avenue
     26       MSMC           GPB-A Portfolio - Cambridge  (V)                   727 Memorial Drive
     27       MSMC           GPB-A Portfolio - Everett  (V)                     321 Ferry Street
     28       MSMC           GPB-A Portfolio - Worcester  (V)                   55 Mill Street
     29       MSMC           GPB-A Portfolio - Springfield  (V)                 621 Belmont Ave.
     30       MSMC           GPB-A Portfolio - Waltham  (V)                     75 Linden Street (Rt. 60)
     31       MSMC           GPB-A Portfolio - Fall River  (V)                  416 William Canning Boulevard
     32       MSMC           GPB-A Portfolio - Revere  (V)                      430 Broadway Street
     33       MSMC           GPB-A Portfolio - Dennisport  (V)                  450 Main Street (Rt. 28)
     34       MSMC           Seville Portfolio - Retail  (A)                    7001 N. Scottsdale Road
     35       MSMC           Seville Portfolio - Office  (A)                    7001 N. Scottsdale Road
     36       MSMC           Lakeview Plaza                                     1511-1515 Route 22
     37       MSMC           MBM Portfolio-Rocky Mount, NC (Meadowbrook)  (VI)  2641 Meadowbrook Road
     38       MSMC           MBM Portfolio-Rocky Mount, NC (Church St.)  (VI)   3051 North Church Street
     39       MSMC           MBM Portfolio-Lewisville, TX  (VI)                 1603 Garden Ridge Boulevard
     40       MSMC           MBM Portfolio-Orlando, FL  (VI)                    4060 Doctor Love Road
     41       MSMC           MBM Portfolio-Macon, GA  (VI)                      515 Guy Paine Road
     42       MSMC           Riverdale Center                                   South Riverdale Road
     43       MSMC           408-420 Fulton Street                              408-420 Fulton Street
     44       MSMC           Valley View Center                                 17474-17580 Yorba Linda Boulevard
     45       MSMC           Townline Commons                                   555 East Townline Road
     46       MSMC           Olympic Gateway                                    1039 East Wishkah Boulevard
     47       MSMC           Fairway Crossing Townhomes                         7229 Ferguson Road
     48       MSMC           Columbia Office                                    10215-10221 Wincopin Circle; 5575 Sterrett Place
     49       MSMC           Suniland Shopping Center                           11855 South Dixie Highway
     50       MSMC           200 SW  Michigan Building                          200 SW Michigan Street
     51       MSMC           Encino Medical Plaza                               5400 Balboa Boulevard
     52       MSMC           Sonora Plaza                                       708-824 E. Mono Way
     53       MSMC           Agoura Hills Medical Plaza                         29525 Canwood Street
     54       MSMC           MacArthur Park                                     901 MacArthur Park ; 7707&7805 MacArthur Boulevard
     55       MSMC           Chino Shopping Center                              12130 - 12190 Central Avenue
     56       MSMC           22 Howard Street                                   22 Howard Street
     57       MSMC           Melrose Shopping Center                            43-67, 81, 101-103 W. Cheltenham Ave.; 7400, 7406,
                                                                                  7408, 7435 Front St.
     58       MSMC           Miller Plaza                                       7620-28 E. Indian School Road
     59       MSMC           North Loop Plaza                                   5222 Burnet Road
     60       MSMC           Thomson Portfolio - Arcadia Center  (VII)          9401 McKnight Road
     61       MSMC           Thomson Portfolio - Atlas Self Storage II  (VII)   6449 Saltsburg Road
     62       MSMC           Thomson Portfolio - Atlas Self Storage I  (VII)    1909 Babcock Boulevard
     63       MSMC           Thomson Portfolio - La Casa Blanca  (VII)          9400 McKnight Road
     64       MSMC           Arlington Green Executive Center                   2101 S. Arlington Heights Road
     65       MSMC           La Mirada at Pinnacle Peak                         8864, 8876, and 8924 E. Pinnacle Peak Road
     66       MSMC           2310 & 2344 Washington Street                      2310 & 2344 Washington Street
     67       MSMC           Allentown Warehouse Properties                     969 Postal Road; 7036 Snowdrift Road
     68       MSMC           Star Village Commons                               3980 Boat Club Road
     69       MSMC           206 Pegasus Avenue                                 206 Pegasus Avenue
     70       MSMC           Veronica Avenue II Medical Building                81 Veronica Avenue
     71       MSMC           Picador Plaza                                      1270, 1280 & 1290 Picador Boulevard
     72       MSMC           Ashwood Apartments                                 1021 Ashland Road
     73       MSMC           St. Lucie West Plaza                               1300-1310 SW St. Lucie W Blvd
     74       MSMC           May Street Medical Arts Building                   205 May Street
     75       MSMC           Wood Creek Apartments                              20347 NE Halsey Street
     76       MSMC           Park Plaza Buildings II and III                    3655 and 3695 Alamo Street
     77       MSMC           Oak Hills Village                                  14740 Northwest Cornell Road
     78       MSMC           Salisbury Professional Center                      4063 Salisbury Road
     79       MSMC           Chelsica Plaza                                     2927 Broadway Street NE
     80       MSMC           220 Evans Way                                      220 Evans Way
     81       MSMC           Bryant Office Building                             2727 Bryant Street

                             TOTALS AND WEIGHTED AVERAGES

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    CITY                      STATE      ZIP CODE       PROPERTY TYPE                      PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1       New York                   NY          10104        Office                             Urban
      2       Katy                       TX          77494        Retail                             Anchored
      3       Oak Brook                  IL          60523        Retail                             Anchored
      4       New York                   NY          10004        Office                             Urban
      5       Lafayette                  IN          47905        Retail                             Regional Mall
      6       Jacksonville               FL          32250        Manufactured Housing Community     Manufactured Housing Community
      7       Thornton                   CO          80229        Manufactured Housing Community     Manufactured Housing Community
      8       Oklahoma City              OK          73135        Manufactured Housing Community     Manufactured Housing Community
      9       Seagoville                 TX          75159        Manufactured Housing Community     Manufactured Housing Community
     10       Pocatello                  ID          83204        Manufactured Housing Community     Manufactured Housing Community
     11       Seagoville                 TX          75159        Manufactured Housing Community     Manufactured Housing Community
     12       Lawrence                   KS          66044        Manufactured Housing Community     Manufactured Housing Community
     13       Casper                     WY          82604        Manufactured Housing Community     Manufactured Housing Community
     14       Commerce City              CO          80022        Manufactured Housing Community     Manufactured Housing Community
     15       Lawrence                   KS          66044        Manufactured Housing Community     Manufactured Housing Community
     16       Casper                     WY          82609        Manufactured Housing Community     Manufactured Housing Community
     17       Commerce City              CO          80022        Manufactured Housing Community     Manufactured Housing Community
     18       Seagoville                 TX          75159        Manufactured Housing Community     Manufactured Housing Community
     19       Washington                 DC          20001        Mixed Use                          Office/Retail
     20       Washington                 DC          20001        Mixed Use                          Office/Retail
     21       Fogelsville                PA          18087        Industrial                         Warehouse
     22       Springfield                OR          97477        Industrial                         Warehouse
     23       Kingman                    AZ          86401        Industrial                         Warehouse
     24       Corsicana                  TX          75153        Industrial                         Warehouse
     25       Woodland                   CA          95776        Industrial                         Warehouse
     26       Cambridge                  MA          02139        Retail                             Anchored
     27       Everett                    MA          02149        Retail                             Anchored
     28       Worcester                  MA          01603        Retail                             Anchored
     29       Springfield                MA          01108        Retail                             Anchored
     30       Waltham                    MA          02154        Retail                             Anchored
     31       Fall River                 MA          02721        Retail                             Anchored
     32       Revere                     MA          02151        Retail                             Anchored
     33       Dennisport                 MA          02639        Retail                             Anchored
     34       Scottsdale                 AZ          85253        Retail                             Unanchored
     35       Scottsdale                 AZ          85253        Office                             Suburban
     36       Brewster                   NY          10509        Retail                             Anchored
     37       Rocky Mount                NC          27801        Industrial                         Warehouse
     38       Rocky Mount                NC          27801        Industrial                         Warehouse
     39       Lewisville                 TX          75067        Industrial                         Warehouse
     40       Orlando                    FL          32810        Industrial                         Warehouse
     41       Macon                      GA          31217        Industrial                         Warehouse
     42       Riverdale                  UT          84405        Retail                             Anchored
     43       Brooklyn                   NY          11201        Retail                             Unanchored
     44       Yorba Linda                CA          92886        Retail                             Anchored
     45       Vernon Hills               IL          60061        Retail                             Anchored
     46       Aberdeen                   WA          98520        Retail                             Anchored
     47       Dallas                     TX          75228        Multifamily                        Garden
     48       Columbia                   MD          21044        Office                             Suburban
     49       Miami                      FL          33161        Retail                             Anchored
     50       Seattle                    WA          98106        Office                             Suburban
     51       Encino                     CA          91316        Office                             Medical
     52       Sonora                     CA          95370        Retail                             Anchored
     53       Agoura Hills               CA          91301        Office                             Medical
     54       Irving                     TX          75060        Retail                             Shadow Anchored
     55       Chino                      CA          91710        Retail                             Anchored
     56       New York                   NY          10013        Industrial                         Light Industrial
     57       Cheltenham Township        PA          19012        Retail                             Anchored
     58       Scottsdale                 AZ          85251        Retail                             Anchored
     59       Austin                     TX          78756        Retail                             Unanchored
     60       Pittsburgh                 PA          15237        Office                             Suburban
     61       Penn Hills                 PA          15235        Self Storage                       Self Storage
     62       Ross Township              PA          15229        Self Storage                       Self Storage
     63       Pittsburgh                 PA          15237        Office                             Suburban
     64       Arlington Heights          IL          60005        Office                             Suburban
     65       Scottsdale                 AZ          85255        Mixed Use                          Office/Retail
     66       Newton                     MA          02642        Office                             Suburban
     67       Allentown/Upper Macungie   PA          18109        Industrial                         Warehouse
     68       Lake Worth                 TX          76135        Retail                             Shadow Anchored
     69       Northvale                  NJ          07647        Industrial                         Warehouse
     70       Franklin Township          NJ          08873        Office                             Medical
     71       San Diego                  CA          92154        Retail                             Unanchored
     72       Columbia                   MO          65201        Multifamily                        Garden
     73       Port St. Lucie             FL          34986        Retail                             Anchored
     74       Edison Township            NJ          08837        Office                             Medical
     75       Fairview                   OR          97024        Multifamily                        Garden
     76       Simi Valley                CA          93066        Office                             Suburban
     77       Portland                   OR          97229        Retail                             Unanchored
     78       Jacksonville               FL          32216        Office                             Medical
     79       Salem                      OR          97303        Retail                             Shadow Anchored
     80       Branchburg                 NJ          08876        Industrial                         Warehouse
     81       Denver                     CO          80211        Office                             Urban

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                              PERCENT    PERCENT LEASED
  LOAN NO.    UNITS/SF(3)    YEAR BUILT        YEAR RENOVATED           LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)  LIEN POSITION
------------------------------------------------------------------------------------------------------------------------------------
      1        1,978,622        1963                 NAP                   98.7%    12/01/2002     Fee                   First
      2        1,217,782        1999                 NAP                   92.8%    02/01/2003     Fee                   First
      3        1,606,031        1962      1971/1981/1991/2001/2002         93.5%    09/01/2002     Fee                   First
      4          399,935        1897                1982                  100.0%    09/01/2002     Fee                   First
      5          725,687        1973                2000                   86.9%    10/22/2002     Fee                   First
      6              929        1972              1976/1984                97.4%    12/31/2002     Fee                   First
      7              207        1969                 NAP                   99.0%    12/31/2002     Fee                   First
      8              412        1984                 NAP                   95.4%    12/31/2002     Fee                   First
      9              319        1981                 NAP                   90.0%    12/31/2002     Fee                   First
     10              173        1968                 NAP                   90.8%    12/31/2002     Fee                   First
     11               92        1999                 NAP                   91.3%    12/31/2002     Fee                   First
     12               95        1968                 NAP                   96.8%    12/31/2002     Fee                   First
     13              128        1971                 NAP                   79.7%    12/31/2002     Fee                   First
     14               66        1948                 NAP                   93.9%    12/31/2002     Fee                   First
     15               93        1969                1999                   98.9%    12/31/2002     Fee                   First
     16              112        1972                 NAP                   94.6%    12/31/2002     Fee                   First
     17               51        1951                 NAP                   94.1%    12/31/2002     Fee                   First
     18               60        1966                 NAP                   93.3%    12/31/2002     Fee                   First
     19          121,813        1890                2001                   88.6%    10/15/2002     Fee                   First
     20           92,853        1890                2000                   83.8%    01/13/2003     Fee                   First
     21          540,000        1975                 NAP                  100.0%    12/31/2002     Fee                   First
     22          547,557        1975                1995                  100.0%    12/31/2002     Fee                   First
     23          372,236        1991                 NAP                  100.0%    12/31/2002     Fee                   First
     24          775,433        1983                1998                  100.0%    12/31/2002     Fee                   First
     25          359,300        1985                 NAP                  100.0%    12/31/2002     Fee                   First
     26           62,747        1948                 NAP                  100.0%    09/30/2002     Fee                   First
     27           39,555        1956                 NAP                  100.0%    09/30/2002     Fee                   First
     28           66,281        1955                1975                  100.0%    09/30/2002     Fee                   First
     29           18,787        1961                1988                  100.0%    09/30/2002     Fee                   First
     30           24,284        1957                1994                  100.0%    09/30/2002     Fee                   First
     31           31,000        1970                1987                  100.0%    09/30/2002     Fee                   First
     32           15,272        1954                1998                  100.0%    09/30/2002     Fee                   First
     33           61,942        1955                 NAP                  100.0%    09/30/2002     Fee                   First
     34           89,118        1990                 NAP                   88.1%    01/09/2003     Fee                   First
     35           90,893        1990                 NAP                   72.6%    01/08/2003     Fee                   First
     36          185,544        1972              1997-1999                91.0%    12/16/2002     Fee                   First
     37          202,396        1948                2000                  100.0%    12/31/2002     Fee                   First
     38          190,820        1969                1981                  100.0%    12/31/2002     Fee                   First
     39          103,777        1989                2000                  100.0%    12/31/2002     Fee                   First
     40           58,827        1986                2000                  100.0%    12/31/2002     Fee                   First
     41           20,038        1960                1992                  100.0%    12/31/2002     Fee                   First
     42          209,436      1978-1980             2002                   83.1%    10/01/2002     Fee / Leasehold       First
     43           48,480        1900                2002                   87.6%    01/01/2003     Fee                   First
     44           95,653        1977                 NAP                  100.0%    12/23/2002     Fee                   First
     45          101,555        1991                2002                  100.0%    09/30/2002     Fee                   First
     46          142,322        1974                1999                   91.8%    01/01/2003     Fee                   First
     47              310        1970                2000                   94.5%    11/05/2002     Fee                   First
     48          101,442   1966/1972/1973           1994                   90.3%    01/09/2003     Fee                   First
     49           57,600        1969              2000/2001                80.0%    11/01/2002     Fee                   First
     50           82,642        1929                1998                   87.2%    10/24/2002     Fee / Leasehold       First
     51           66,973        1973                1997                   94.3%    01/21/2003     Fee                   First
     52          136,230     1974 - 1976            1994                   99.9%    02/07/2003     Fee                   First
     53           49,261        1982                 NAP                  100.0%    11/01/2002     Fee                   First
     54           39,015        1999                 NAP                  100.0%    12/23/2002     Fee                   First
     55           63,649        1979                2001                   96.3%    01/16/2003     Fee                   First
     56           62,920        1863                 NAP                  100.0%    06/06/2002     Fee                   First
     57           61,010        1960                1999                   97.4%    11/06/2002     Fee                   First
     58           91,642        1975                1999                   98.6%    10/01/2002     Leasehold             First
     59           64,318        1985                1998                  100.0%    11/30/2002     Fee                   First
     60           34,577        1989                 NAP                  100.0%    01/09/2003     Fee                   First
     61           61,440        1992                 NAP                   98.0%    11/26/2002     Fee                   First
     62           45,024        1972                 NAP                  100.0%    11/26/2002     Fee                   First
     63           13,594        1980                 NAP                   86.1%    01/09/2003     Fee                   First
     64           62,311        1984                 NAP                   98.2%    11/30/2002     Fee                   First
     65           32,792        1996                 NAP                  100.0%    01/08/2003     Fee                   First
     66           43,679        1988                1996                  100.0%    11/13/2002     Fee                   First
     67          161,035      1983/1988              NAP                  100.0%    11/12/2002     Fee                   First
     68           40,248        2001                 NAP                  100.0%    10/24/2002     Fee                   First
     69           92,168        1965                 NAP                  100.0%    02/01/2003     Fee                   First
     70           24,974        2002                 NAP                  100.0%    12/01/2002     Fee                   First
     71           43,727   1975/1980/1994            NAP                   95.8%    12/05/2002     Fee                   First
     72               92        1983                 NAP                  100.0%    01/03/2003     Fee                   First
     73           22,668        1997                 NAP                  100.0%    11/01/2002     Fee                   First
     74           21,774        2002                 NAP                  100.0%    11/01/2002     Fee                   First
     75               70        1991                 NAP                   92.9%    11/26/2002     Fee                   First
     76           27,476        1992                 NAP                  100.0%    02/26/2003     Fee                   First
     77           24,463      1989/1991              NAP                   82.8%    12/04/2002     Fee                   First
     78           38,759        1988                 NAP                   90.4%    11/01/2002     Fee                   First
     79           28,017        2001                 NAP                   90.3%    12/18/2002     Fee                   First
     80           69,700        1989                 NAP                  100.0%    07/23/2002     Fee                   First
     81           30,017        1975                 NAP                   84.4%    03/01/2003     Fee                   First

------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE              RELATED                         ORIGINAL          CUT-OFF DATE   CUT-OFF DATE BALANCE
  LOAN NO.           BORROWER LIST                       BALANCE             BALANCE(6)        PER UNIT OR SF    NOTE DATE
------------------------------------------------------------------------------------------------------------------------------
      1                   NAP                       $165,000,000          $165,000,000                   $195   09/09/2002
      2                   NAP                        $93,000,000           $93,000,000                   $122   12/30/2002
      3                   NAP                        $84,000,000           $83,602,623                   $149   10/01/2002
      4                   NAP                        $58,750,000           $58,750,000                   $147   08/07/2002
      5                   NAP                        $62,252,897           $57,705,040                    $80   12/03/1998
      6                   NAP                        $18,808,911           $18,688,227                $17,167   05/02/2002
      7                   NAP                         $7,139,482            $7,093,673                $17,167   05/02/2002
      8                   NAP                         $5,313,035            $5,278,945                $17,167   05/02/2002
      9                   NAP                         $4,196,062            $4,169,139                $17,167   05/02/2002
     10                   NAP                         $2,558,545            $2,542,129                $17,167   05/02/2002
     11                   NAP                         $1,548,724            $1,538,787                $17,167   05/02/2002
     12                   NAP                         $1,331,917            $1,323,371                $17,167   05/02/2002
     13                   NAP                         $1,305,343            $1,296,968                $17,167   05/02/2002
     14                   NAP                         $1,220,223            $1,212,394                $17,167   05/02/2002
     15                   NAP                         $1,213,353            $1,205,568                $17,167   05/02/2002
     16                   NAP                         $1,125,910            $1,118,686                $17,167   05/02/2002
     17                   NAP                           $951,052              $944,950                $17,167   05/02/2002
     18                   NAP                           $576,631              $572,931                $17,167   05/02/2002
     19                   NAP                        $24,650,000           $24,650,000                   $214   02/12/2003
     20                   NAP                        $21,350,000           $21,350,000                   $214   02/12/2003
     21               24-25, 37-41                   $12,172,460           $12,156,000                    $19   01/08/2003
     22               24-25, 37-41                   $10,287,002           $10,273,092                    $19   01/08/2003
     23               24-25, 37-41                    $5,090,585            $5,083,701                    $19   01/08/2003
     24               21-23, 37-41                   $17,489,095           $17,450,225                    $24   12/26/2002
     25               21-23, 37-41                    $9,862,321            $9,840,402                    $24   12/26/2002
     26                   NAP                        $10,600,000           $10,538,332                    $84   05/09/2002
     27                   NAP                         $3,500,000            $3,479,638                    $84   05/09/2002
     28                   NAP                         $3,400,000            $3,380,220                    $84   05/09/2002
     29                   NAP                         $3,100,000            $3,081,965                    $84   05/09/2002
     30                   NAP                         $2,250,000            $2,236,910                    $84   05/09/2002
     31                   NAP                         $1,675,000            $1,665,255                    $84   05/09/2002
     32                   NAP                         $1,500,000            $1,491,273                    $84   05/09/2002
     33                   NAP                         $1,075,000            $1,068,746                    $84   05/09/2002
     34                    66                        $16,800,000           $16,800,000                   $133   02/06/2003
     35                    66                         $7,200,000            $7,200,000                   $133   02/06/2003
     36                   NAP                        $21,000,000           $20,954,682                   $113   12/18/2002
     37                  21-25                        $6,200,000            $6,186,773                    $31   12/31/2002
     38                  21-25                        $5,800,000            $5,787,626                    $31   12/31/2002
     39                  21-25                        $3,090,000            $3,083,408                    $31   12/31/2002
     40                  21-25                        $2,310,000            $2,305,072                    $31   12/31/2002
     41                  21-25                          $600,000              $598,720                    $31   12/31/2002
     42                   NAP                        $17,400,000           $17,350,362                    $83   11/07/2002
     43                   NAP                        $17,000,000           $17,000,000                   $351   03/05/2003
     44                    55                        $12,850,000           $12,821,720                   $134   12/20/2002
     45                   NAP                        $11,200,000           $11,155,098                   $110   10/30/2002
     46                   NAP                        $10,000,000            $9,986,779                    $70   01/17/2003
     47                   NAP                         $9,240,000            $9,211,390                $29,714   12/12/2002
     48                   NAP                         $9,250,000            $9,178,701                    $90   03/07/2002
     49                   NAP                         $9,150,000            $9,138,023                   $159   01/15/2003
     50                   NAP                         $8,400,000            $8,369,405                   $101   10/30/2002
     51                   NAP                         $7,700,000            $7,689,631                   $115   01/03/2003
     52                   NAP                         $7,500,000            $7,500,000                    $55   03/03/2003
     53                   NAP                         $7,500,000            $7,475,510                   $152   11/22/2002
     54                   NAP                         $7,300,000            $7,283,669                   $187   12/26/2002
     55                    44                         $7,280,000            $7,270,247                   $114   01/06/2003
     56                   NAP                         $6,700,000            $6,688,548                   $106   12/03/2002
     57                   NAP                         $6,100,000            $6,081,674                   $100   11/25/2002
     58                   NAP                         $5,900,000            $5,881,830                    $64   11/12/2002
     59                   NAP                         $5,880,000            $5,867,455                    $91   12/18/2002
     60                   NAP                         $2,080,000            $2,080,000                    $37   02/07/2003
     61                   NAP                         $1,790,000            $1,790,000                    $37   02/07/2003
     62                   NAP                         $1,065,000            $1,065,000                    $37   02/07/2003
     63                   NAP                           $765,000              $765,000                    $37   02/07/2003
     64                   NAP                         $5,700,000            $5,678,834                    $91   10/16/2002
     65                  34-35                        $5,500,000            $5,500,000                   $168   02/06/2003
     66                   NAP                         $5,100,000            $5,100,000                   $117   02/21/2003
     67                   NAP                         $4,800,000            $4,772,445                    $30   07/29/2002
     68                   NAP                         $4,480,000            $4,470,173                   $111   12/12/2002
     69                   NAP                         $4,000,000            $4,000,000                    $43   02/18/2003
     70                    74                         $3,750,000            $3,741,894                   $150   12/13/2002
     71                   NAP                         $3,500,000            $3,489,723                    $80   12/17/2002
     72                   NAP                         $3,300,000            $3,290,105                $35,762   11/13/2002
     73                   NAP                         $3,200,000            $3,200,000                   $141   03/04/2003
     74                    70                         $3,100,000            $3,090,704                   $142   11/20/2002
     75                   NAP                         $3,000,000            $3,000,000                $42,857   02/04/2003
     76                   NAP                         $3,000,000            $3,000,000                   $109   02/24/2003
     77                   NAP                         $2,900,000            $2,893,903                   $118   12/16/2002
     78                   NAP                         $2,600,000            $2,592,850                    $67   11/07/2002
     79                   NAP                         $2,450,000            $2,450,000                    $87   02/26/2003
     80                   NAP                         $2,200,000            $2,187,371                    $31   07/29/2002
     81                   NAP                         $1,750,000            $1,745,638                    $58   12/20/2002

                                                    $937,673,548          $931,559,155

--------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     FIRST PAYMENT   FIRST PAYMENT                       GRACE                        LOCKBOX         LOCKBOX
  LOAN NO.      DATE (P&I)       DATE (IO)     MATURITY DATE     PERIOD(7)      ARD LOAN         STATUS          TYPE
--------------------------------------------------------------------------------------------------------------------------
      1         08/07/2007      11/07/2002      01/07/2013           0             No           In Place         Hard
      2         02/09/2008      02/09/2003      01/09/2013           0             No           In Place         Hard
      3         12/01/2002          NAP         10/01/2012       Footnote          No           In Place         Hard
      4         10/01/2004      10/01/2002      09/01/2012           2             No           In Place         Hard
      5         02/01/1999          NAP         01/01/2005           5             No              No             NAP
      6         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
      7         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
      8         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
      9         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     10         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     11         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     12         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     13         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     14         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     15         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     16         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     17         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     18         07/01/2002          NAP         05/01/2012           0             No           In Place         Hard
     19         04/01/2003          NAP         03/01/2013           5             No           In Place         Hard
     20         04/01/2003          NAP         03/01/2013           5             No           In Place         Hard
     21         03/01/2003          NAP         02/01/2013           5             No           In Place         Hard
     22         03/01/2003          NAP         02/01/2013           5             No           In Place         Hard
     23         03/01/2003          NAP         02/01/2013           5             No           In Place         Hard
     24         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     25         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     26         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     27         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     28         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     29         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     30         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     31         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     32         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     33         07/01/2002          NAP         06/01/2012           0             No           In Place         Hard
     34         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     35         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     36         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     37         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     38         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     39         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     40         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     41         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     42         01/01/2003          NAP         12/01/2012           5             No              No             NAP
     43         05/01/2003          NAP         04/01/2013           5             No          Springing         Hard
     44         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     45         12/01/2002          NAP         11/01/2012           5             No              No             NAP
     46         03/01/2003          NAP         02/01/2013           5             No           In Place         Hard
     47         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     48         05/01/2002          NAP         04/01/2007           5             No              No             NAP
     49         03/01/2003          NAP         02/01/2013           5             No          Springing         Hard
     50         12/01/2002          NAP         11/01/2012           5             No           In Place         Hard
     51         03/01/2003          NAP         02/01/2013           5             No              No             NAP
     52         05/01/2003          NAP         04/01/2013           5             No              No             NAP
     53         01/01/2003          NAP         12/01/2012           5             No              No             NAP
     54         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     55         03/01/2003          NAP         02/01/2013           5             No           In Place         Hard
     56         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     57         01/01/2003          NAP         12/01/2012           5             No           In Place         Soft
     58         01/01/2003          NAP         12/01/2012           5             No           In Place         Soft
     59         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     60         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     61         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     62         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     63         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     64         12/01/2002          NAP         11/01/2012           5             No              No             NAP
     65         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     66         04/01/2003          NAP         03/01/2015           5             No              No             NAP
     67         09/01/2002          NAP         08/01/2012           5             No              No             NAP
     68         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     69         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     70         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     71         02/01/2003          NAP         01/01/2013           5             No           In Place         Hard
     72         01/01/2003          NAP         12/01/2012           5             No              No             NAP
     73         05/01/2003          NAP         04/01/2013           5             No          Springing         Hard
     74         01/01/2003          NAP         12/01/2012           5             No              No             NAP
     75         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     76         04/01/2003          NAP         03/01/2013           5             No              No             NAP
     77         02/01/2003          NAP         01/01/2013           5             No              No             NAP
     78         01/01/2003          NAP         12/01/2012           5             No              No             NAP
     79         04/01/2003          NAP         03/01/2013           5             No           In Place         Hard
     80         09/01/2002          NAP         08/01/2012           5             No              No             NAP
     81         02/01/2003          NAP         01/01/2013           5             No              No             NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     ORIGINAL TERM    REMAINING TERM       ORIGINAL       REMAINING       MORTGAGE           MONTHLY          MONTHLY
  LOAN NO.      TO MATURITY      TO MATURITY      AMORT. TERM(8)   AMORT. TERM          RATE      PAYMENT (P&I) PAYMENT (IO)(9)
------------------------------------------------------------------------------------------------------------------------------------
      1             123              118               289             289            6.853%        $1,167,097         $955,333
      2             120              118               300             300            6.693%          $639,204         $525,912
      3             119              115               360             356            5.120%          $457,111              NAP
      4             120              114               336             336            6.250%          $370,701         $310,239
      5             72                22               282             232            8.028%          $491,700              NAP
      6             119              110               360             351            7.350%          $129,588              NAP
      7             119              110               360             351            7.350%           $49,189              NAP
      8             119              110               360             351            7.350%           $36,605              NAP
      9             119              110               360             351            7.350%           $28,910              NAP
     10             119              110               360             351            7.350%           $17,628              NAP
     11             119              110               360             351            7.350%           $10,670              NAP
     12             119              110               360             351            7.350%            $9,177              NAP
     13             119              110               360             351            7.350%            $8,993              NAP
     14             119              110               360             351            7.350%            $8,407              NAP
     15             119              110               360             351            7.350%            $8,360              NAP
     16             119              110               360             351            7.350%            $7,757              NAP
     17             119              110               360             351            7.350%            $6,552              NAP
     18             119              110               360             351            7.350%            $3,973              NAP
     19             120              120               360             360            6.500%          $155,805              NAP
     20             120              120               360             360            6.500%          $134,947              NAP
     21             120              119               360             359            5.830%           $71,655              NAP
     22             120              119               360             359            5.830%           $60,556              NAP
     23             120              119               360             359            5.830%           $29,966              NAP
     24             120              118               360             358            5.830%          $102,952              NAP
     25             120              118               360             358            5.830%           $58,056              NAP
     26             120              111               360             351            7.770%           $76,086              NAP
     27             120              111               360             351            7.770%           $25,123              NAP
     28             120              111               360             351            7.770%           $24,405              NAP
     29             120              111               360             351            7.770%           $22,252              NAP
     30             120              111               360             351            7.770%           $16,150              NAP
     31             120              111               360             351            7.770%           $12,023              NAP
     32             120              111               360             351            7.770%           $10,767              NAP
     33             120              111               360             351            7.770%            $7,716              NAP
     34             120              120               360             360            5.970%          $100,401              NAP
     35             120              120               360             360            5.970%           $43,029              NAP
     36             120              118               360             358            6.010%          $126,041              NAP
     37             120              118               360             358            6.080%           $37,492              NAP
     38             120              118               360             358            6.080%           $35,073              NAP
     39             120              118               360             358            6.080%           $18,685              NAP
     40             120              118               360             358            6.080%           $13,969              NAP
     41             120              118               360             358            6.080%            $3,628              NAP
     42             120              117               360             357            6.260%          $107,248              NAP
     43             120              120               360             360            5.500%           $96,524              NAP
     44             120              118               360             358            5.890%           $76,136              NAP
     45             120              116               360             356            6.000%           $67,150              NAP
     46             120              119               360             359            6.050%           $60,277              NAP
     47             120              118               300             298            5.910%           $59,026              NAP
     48             60                49               360             349            7.950%           $67,551              NAP
     49             120              119               360             359            6.150%           $55,744              NAP
     50             120              116               360             356            6.500%           $53,094              NAP
     51             120              119               360             359            5.870%           $45,524              NAP
     52             120              120               360             360            5.960%           $44,774              NAP
     53             120              117               360             357            5.550%           $42,820              NAP
     54             120              118               360             358            5.790%           $42,787              NAP
     55             120              119               360             359            5.920%           $43,274              NAP
     56             120              118               360             358            7.450%           $46,618              NAP
     57             120              117               360             357            5.990%           $36,533              NAP
     58             120              117               360             357            5.860%           $34,844              NAP
     59             120              118               360             358            6.080%           $35,557              NAP
     60             120              120               300             300            6.210%           $13,670              NAP
     61             120              120               300             300            6.210%           $11,764              NAP
     62             120              120               300             300            6.210%            $6,999              NAP
     63             120              120               300             300            6.210%            $5,028              NAP
     64             120              116               360             356            6.400%           $35,654              NAP
     65             120              120               360             360            5.970%           $32,869              NAP
     66             144              144               360             360            5.960%           $30,446              NAP
     67             120              113               360             353            6.750%           $31,133              NAP
     68             120              118               360             358            5.910%           $26,601              NAP
     69             120              120               360             360            5.910%           $23,751              NAP
     70             120              118               360             358            6.000%           $22,483              NAP
     71             120              118               300             298            6.300%           $23,197              NAP
     72             120              117               360             357            6.000%           $19,785              NAP
     73             120              120               360             360            5.830%           $18,837              NAP
     74             120              117               360             357            6.000%           $18,586              NAP
     75             120              120               360             360            5.940%           $17,871              NAP
     76             120              120               360             360            5.550%           $17,128              NAP
     77             120              118               360             358            6.170%           $17,705              NAP
     78             120              117               360             357            6.450%           $16,348              NAP
     79             120              120               360             360            5.600%           $14,065              NAP
     80             120              113               360             353            6.750%           $14,269              NAP
     81             120              118               330             328            6.180%           $11,039              NAP

                    117              111               334             329            6.447%

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE    UNDERWRITABLE          UNDERWRITABLE          NOI           NCF          CUT-OFF DATE       BALLOON         BALLOON
    LOAN NO.              NOI              CASH FLOW        DSCR(10)      DSCR(10)                LTV           LTV         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       1          $55,327,537            $51,568,050          2.07          1.93                48.1%         44.3%    $151,714,286
       2          $18,347,946            $16,973,346          1.83          1.69                66.1%         60.5%     $85,116,706
       3          $31,294,421            $29,629,553          2.00          1.89                53.9%         44.4%     $68,900,142
       4           $8,548,611             $8,061,341          2.30          2.17                58.8%         51.3%     $51,329,175
       5           $7,922,250             $7,478,511          1.34          1.27                69.4%         66.6%     $55,317,205
       6           $2,175,829             $2,129,379          1.39          1.35                70.2%         62.4%     $16,609,632
       7             $818,134               $807,784          1.39          1.35                70.2%         62.4%      $6,304,681
       8             $645,505               $624,905          1.39          1.35                70.2%         62.4%      $4,691,796
       9             $428,748               $412,798          1.39          1.35                70.2%         62.4%      $3,705,427
       10            $205,474               $196,824          1.39          1.35                70.2%         62.4%      $2,259,381
       11            $158,068               $153,468          1.39          1.35                70.2%         62.4%      $1,367,635
       12            $159,846               $153,196          1.39          1.35                70.2%         62.4%      $1,176,179
       13            $131,104               $124,704          1.39          1.35                70.2%         62.4%      $1,152,712
       14            $169,079               $165,779          1.39          1.35                70.2%         62.4%      $1,077,545
       15            $175,341               $170,133          1.39          1.35                70.2%         62.4%      $1,071,478
       16            $154,300               $148,700          1.39          1.35                70.2%         62.4%        $994,260
       17            $134,188               $131,638          1.39          1.35                70.2%         62.4%        $839,847
       18             $66,865                $63,865          1.39          1.35                70.2%         62.4%        $509,207
       19          $2,676,273             $2,422,901          1.47          1.35                71.5%         61.7%     $21,263,730
       20          $2,437,573             $2,277,817          1.47          1.35                71.5%         61.7%     $18,417,065
       21          $1,879,324             $1,755,124          2.21          2.04                53.8%         45.6%     $10,289,920
       22          $1,606,739             $1,480,801          2.21          2.04                53.8%         45.6%      $8,696,059
       23            $808,450               $734,003          2.21          2.04                53.8%         45.6%      $4,303,298
       24          $2,231,925             $2,061,330          1.78          1.64                65.3%         55.3%     $14,785,829
       25          $1,208,965             $1,115,547          1.78          1.64                65.3%         55.3%      $8,337,915
       26          $1,269,803             $1,233,282          1.44          1.38                72.1%         64.6%      $9,442,468
       27            $495,365               $476,268          1.44          1.38                72.1%         64.6%      $3,117,796
       28            $427,115               $402,996          1.44          1.38                72.1%         64.6%      $3,028,717
       29            $380,323               $373,696          1.44          1.38                72.1%         64.6%      $2,761,476
       30            $293,664               $285,096          1.44          1.38                72.1%         64.6%      $2,004,298
       31            $230,432               $218,255          1.44          1.38                72.1%         64.6%      $1,492,089
       32            $193,712               $188,324          1.44          1.38                72.1%         64.6%      $1,336,199
       33             $68,911                $47,059          1.44          1.38                72.1%         64.6%        $957,609
       34          $1,842,022             $1,741,319          1.54          1.42                78.2%         66.4%     $14,274,056
       35            $811,377               $702,052          1.54          1.42                78.2%         66.4%      $6,117,452
       36          $2,217,987             $2,053,082          1.47          1.36                74.8%         63.7%     $17,848,166
       37            $793,197               $732,478          1.76          1.65                69.8%         59.5%      $5,280,160
       38            $743,841               $694,228          1.76          1.65                69.8%         59.5%      $4,939,505
       39            $381,717               $359,924          1.76          1.65                69.8%         59.5%      $2,631,564
       40            $304,099               $290,569          1.76          1.65                69.8%         59.5%      $1,967,286
       41             $77,906                $71,895          1.76          1.65                69.8%         59.5%        $510,983
       42          $1,895,598             $1,788,625          1.47          1.39                74.3%         63.8%     $14,899,320
       43          $1,746,954             $1,679,567          1.51          1.45                71.7%         60.1%     $14,233,055
       44          $1,256,198             $1,188,247          1.37          1.30                77.2%         65.6%     $10,883,077
       45          $1,265,819             $1,183,559          1.57          1.47                74.5%         63.6%      $9,516,475
       46          $1,094,142               $997,821          1.51          1.38                75.9%         64.7%      $8,508,065
       47            $993,296               $915,796          1.40          1.29                79.8%         62.0%      $7,155,938
       48          $1,233,654             $1,064,878          1.52          1.31                69.0%         66.2%      $8,799,169
       49            $980,257               $926,113          1.47          1.38                78.1%         66.7%      $7,807,320
       50          $1,065,713               $938,631          1.67          1.47                70.3%         60.8%      $7,239,332
       51          $1,130,231               $983,637          2.07          1.80                63.6%         53.9%      $6,516,850
       52            $844,110               $781,444          1.57          1.45                74.3%         63.0%      $6,366,653
       53            $912,231               $778,479          1.78          1.52                70.5%         59.3%      $6,289,093
       54            $799,698               $747,418          1.56          1.46                79.2%         67.0%      $6,164,318
       55            $775,943               $726,078          1.49          1.40                78.2%         66.3%      $6,170,455
       56            $907,902               $876,529          1.62          1.57                65.6%         58.0%      $5,919,972
       57            $642,543               $601,057          1.47          1.37                79.2%         67.5%      $5,182,864
       58            $663,587               $585,691          1.59          1.40                58.2%         49.4%      $4,993,801
       59            $694,602               $618,049          1.63          1.45                74.7%         63.8%      $5,007,636
       60            $306,555               $259,185          1.70          1.54                72.6%         56.9%      $1,628,557
       61            $233,772               $227,237          1.70          1.54                72.6%         56.9%      $1,401,499
       62            $127,043               $121,691          1.70          1.54                72.6%         56.9%        $833,852
       63             $98,935                $82,487          1.70          1.54                72.6%         56.9%        $598,965
       64            $705,159               $623,531          1.65          1.46                73.8%         63.6%      $4,898,778
       65            $614,123               $565,918          1.56          1.43                74.3%         63.1%      $4,673,055
       66            $687,905               $588,628          1.88          1.61                64.6%         52.1%      $4,112,121
       67            $662,074               $573,505          1.77          1.54                68.9%         60.2%      $4,165,729
       68            $523,231               $489,021          1.64          1.53                79.8%         67.8%      $3,796,489
       69            $502,401               $440,603          1.76          1.55                74.1%         62.8%      $3,392,575
       70            $426,326               $368,932          1.58          1.37                76.4%         65.0%      $3,186,246
       71            $439,431               $403,942          1.58          1.45                69.8%         54.9%      $2,745,786
       72            $347,024               $324,024          1.46          1.36                74.8%         63.7%      $2,804,662
       73            $339,108               $320,974          1.50          1.42                78.0%         66.0%      $2,706,033
       74            $332,450               $304,144          1.49          1.36                77.3%         65.9%      $2,634,683
       75            $309,125               $291,625          1.44          1.36                71.4%         60.6%      $2,546,686
       76            $370,914               $323,034          1.80          1.57                71.4%         59.9%      $2,516,964
       77            $331,498               $306,547          1.56          1.44                69.3%         59.3%      $2,476,150
       78            $348,059               $303,099          1.77          1.55                76.9%         66.4%      $2,238,258
       79            $301,450               $277,916          1.79          1.65                63.6%         53.5%      $2,058,671
       80            $346,229               $305,803          2.02          1.79                60.8%         53.0%      $1,909,292
       81            $194,026               $162,006          1.46          1.22                69.8%         57.5%      $1,438,169

                                                              1.77          1.64                64.2%         56.3%

----------------------------------------------------------------------------------------------------------------------------
    MORTGAGE            APPRAISED   VALUATION                                                        LEASE
    LOAN NO.                VALUE    DATE(11)    LARGEST TENANT(12)                             EXPIRATION DATE       % NSF
----------------------------------------------------------------------------------------------------------------------------
       1             $800,000,000   12/02/2002   Equitable Life Assurance                          12/31/2011         39.3%
       2             $224,000,000   12/05/2002   Bass Pro Shop Outdoors                            10/25/2014         11.9%
       3             $443,000,000   10/05/2002   Nordstrom                                         04/30/2021         13.7%
       4             $100,000,000   09/01/2004   UFT                                               08/31/2034        100.0%
       5              $83,100,000   12/01/2001   J.C. Penney                                       10/31/2004         20.6%
       6              $27,600,000   01/21/2002   NAP                                                  NAP               NAP
       7               $9,800,000   02/02/2002   NAP                                                  NAP               NAP
       8               $7,300,000   01/29/2002   NAP                                                  NAP               NAP
       9               $6,040,000   01/25/2002   NAP                                                  NAP               NAP
       10              $3,500,000   01/24/2002   NAP                                                  NAP               NAP
       11              $2,120,000   01/25/2002   NAP                                                  NAP               NAP
       12              $1,700,000   01/22/2002   NAP                                                  NAP               NAP
       13              $1,740,000   01/18/2002   NAP                                                  NAP               NAP
       14              $1,740,000   02/02/2002   NAP                                                  NAP               NAP
       15              $1,760,000   01/22/2002   NAP                                                  NAP               NAP
       16              $1,600,000   01/18/2002   NAP                                                  NAP               NAP
       17              $1,370,000   02/02/2002   NAP                                                  NAP               NAP
       18                $670,000   01/25/2002   NAP                                                  NAP               NAP
       19             $35,700,000   12/31/2002   The Malrite Company                               06/01/2012         56.6%
       20             $28,600,000   12/31/2002   DC Arena                                          03/01/2013         19.7%
       21             $22,100,000   11/19/2002   TruServ                                           12/31/2022        100.0%
       22             $19,100,000   11/21/2002   TruServ                                           12/31/2022        100.0%
       23              $9,900,000   11/20/2002   TruServ                                           12/31/2022        100.0%
       24             $27,000,000   11/20/2002   TruServ                                           12/31/2022        100.0%
       25             $14,800,000   11/22/2002   TruServ                                           12/31/2022        100.0%
       26             $14,300,000   04/01/2002   Micro Center Sales Corp.                          09/30/2010         66.5%
       27              $5,033,000   04/01/2002   Walgreen                                          06/30/2035         37.2%
       28              $4,800,000   04/01/2002   Pep Boys                                          02/28/2018         32.5%
       29              $4,220,000   04/01/2002   CVS                                               01/31/2004        100.0%
       30              $3,120,000   04/01/2002   Petco                                             05/31/2004         56.2%
       31              $2,300,000   04/01/2002   Staples                                           10/06/2008         77.4%
       32              $2,040,000   04/01/2002   Walgreens                                         06/30/2011        100.0%
       33              $1,540,000   04/01/2002   Stop & Shop (subleased to Ocean State Job Lot)    12/15/2003         58.3%
       34             $21,500,000   01/22/2003   In Celebration of Golf                            06/30/2005         13.9%
       35              $9,200,000   01/22/2003   Dr. Horton/Continental Homes                      03/17/2011         45.9%
       36             $28,000,000   10/03/2002   A&P                                               01/31/2019         24.5%
       37              $8,900,000   10/15/2002   Meadowbrook Meat Co., Inc.                        01/31/2018        100.0%
       38              $8,300,000   10/15/2002   Meadowbrook Meat Co., Inc.                        01/31/2018        100.0%
       39              $4,400,000   10/14/2002   Meadowbrook Meat Co., Inc.                        01/31/2018        100.0%
       40              $3,300,000   10/03/2002   Meadowbrook Meat Co., Inc.                        01/31/2018        100.0%
       41                $850,000   10/18/2002   Meadowbrook Meat Co., Inc.                        01/31/2018        100.0%
       42             $23,340,000   09/04/2002   Best Buy                                          01/31/2013         14.8%
       43             $23,700,000   01/01/2004   Price Mart                                        07/01/2017         74.1%
       44             $16,600,000   11/15/2002   Tall Mouse Arts & Craft                           02/28/2015         28.7%
       45             $14,970,000   10/07/2002   Plunkett Furniture                                06/30/2005         27.9%
       46             $13,150,000   09/18/2002   Ross "Dress for Less"                             01/14/2013         19.2%
       47             $11,550,000   11/06/2002   NAP                                                  NAP               NAP
       48             $13,300,000   08/24/2001   Columbia Association                              08/31/2007         20.4%
       49             $11,700,000   11/18/2002   Ethan Allen Furniture                             06/01/2016         36.8%
       50             $11,900,000   10/22/2002   Employment Security UCT Call Center               06/30/2008         42.2%
       51             $12,100,000   09/19/2002   Omega Orthodontics, Inc.                          10/31/2007          6.6%
       52             $10,100,000   11/20/2002   Orchard Supply                                    06/24/2014         39.8%
       53             $10,600,000   10/11/2002   Agoura Dental Group                               08/31/2009          7.9%
       54              $9,200,000   11/30/2002   Pier One Imports                                  02/28/2010         23.1%
       55              $9,300,000   11/04/2002   Smart & Final                                     05/31/2017         30.1%
       56             $10,200,000   06/01/2002   CTK Production                                    08/06/2008         15.0%
       57              $7,680,000   11/14/2002   Save-A-Lot                                        11/30/2007         25.8%
       58             $10,100,000   10/14/2002   Fry's Food & Drug                                 01/31/2004         54.7%
       59              $7,850,000   10/02/2002   TVI, Inc. Store #1105                             11/30/2011         36.0%
       60              $2,870,000   11/18/2002   Prudential Realty                                 07/31/2008         20.7%
       61              $2,465,000   11/18/2002   NAP                                                  NAP               NAP
       62              $1,465,000   11/18/2002   NAP                                                  NAP               NAP
       63              $1,050,000   11/18/2002   Senator Jane C. Orie                              12/31/2004         17.9%
       64              $7,700,000   08/21/2002   Security Associates                               12/31/2010         29.3%
       65              $7,400,000   01/22/2003   Quartz Mtn. Animal Hospital                       04/01/2005         25.3%
       66              $7,900,000   12/31/2002   National Development                              05/31/2006         33.6%
       67              $6,925,000   05/24/2002   ABB Inc. (Snowdrift)                              11/14/2004         33.6%
       68              $5,600,000   10/31/2002   Sesame Grill                                      01/31/2007         14.7%
       69              $5,400,000   02/01/2003   Valley Packaging                                  02/06/2008         73.6%
       70              $4,900,000   10/01/2002   Fertility & Gynecology Center, PA                 05/31/2012         50.7%
       71              $5,000,000   09/21/2002   El Picador Foods                                  06/30/2005         24.8%
       72              $4,400,000   08/28/2002   NAP                                                  NAP               NAP
       73              $4,100,000   12/03/2002   Eckerds                                           06/07/2016         48.1%
       74              $4,000,000   10/01/2002   May Street Surgicente                             04/14/2012         34.1%
       75              $4,200,000   12/06/2002   NAP                                                  NAP               NAP
       76              $4,200,000   11/18/2002   Ventura Orthopedic                                10/31/2007         15.8%
       77              $4,175,000   10/17/2002   Sunset Animal Clinic                              12/31/2011         16.7%
       78              $3,370,000   09/05/2002   Syncor International Corp.                        12/31/2007         33.0%
       79              $3,850,000   12/06/2002   Dollar Tree                                       09/30/2006         35.7%
       80              $3,600,000   05/30/2002   Re:Source NJ, Inc.                                05/31/2005         41.8%
       81              $2,500,000   09/30/2002   Affordable Housing Security Management Office     03/31/2005         21.2%

----------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                  LEASE
    LOAN NO.  SECOND LARGEST TENANT(12)                  EXPIRATION DATE      % NSF    THIRD LARGEST TENANT(12)
----------------------------------------------------------------------------------------------------------------------------------
       1      Warner Communications                        09/30/2004         11.4%    Morrison & Foerster
       2      Burlington Coat Factory                      01/31/2010          8.2%    American Multi-Cinema
       3      Neiman Marcus                                01/31/2017          7.0%    Lord & Taylor
       4      NAP                                              NAP              NAP    NAP
       5      Sears                                        11/03/2015         16.0%    Kohl's
       6      NAP                                              NAP              NAP    NAP
       7      NAP                                              NAP              NAP    NAP
       8      NAP                                              NAP              NAP    NAP
       9      NAP                                              NAP              NAP    NAP
       10     NAP                                              NAP              NAP    NAP
       11     NAP                                              NAP              NAP    NAP
       12     NAP                                              NAP              NAP    NAP
       13     NAP                                              NAP              NAP    NAP
       14     NAP                                              NAP              NAP    NAP
       15     NAP                                              NAP              NAP    NAP
       16     NAP                                              NAP              NAP    NAP
       17     NAP                                              NAP              NAP    NAP
       18     NAP                                              NAP              NAP    NAP
       19     Federal Bureau of Investigation              09/01/2007          6.3%    Federal Bureau of Investigation
       20     Greenpeace                                   04/01/2010         16.9%    Away.com
       21     NAP                                              NAP              NAP    NAP
       22     NAP                                              NAP              NAP    NAP
       23     NAP                                              NAP              NAP    NAP
       24     NAP                                              NAP              NAP    NAP
       25     NAP                                              NAP              NAP    NAP
       26     Trader Joe's                                 02/28/2011         17.6%    Strawberries
       27     Family Dollar                                12/31/2004         17.6%    Lappen's Auto Supply
       28     Dudley Supermarket                           01/31/2010         28.5%    Smithgall Enterprises
       29     NAP                                              NAP              NAP    NAP
       30     CVS                                          01/31/2010         37.8%    Dunkin Donuts
       31     Dollar Tree                                  01/31/2011         22.6%    NAP
       32     NAP                                              NAP              NAP    NAP
       33     A&P                                          05/31/2007         41.7%    NAP
       34     Ruth Chris Steak House                       12/31/2005          9.5%    Roy's
       35     Club Med                                     10/31/2006         19.5%    Olympic Nevada, Inc.
       36     Playzone-2nd Floor                           06/01/2005          7.6%    Rite-Aid
       37     NAP                                              NAP              NAP    NAP
       38     NAP                                              NAP              NAP    NAP
       39     NAP                                              NAP              NAP    NAP
       40     NAP                                              NAP              NAP    NAP
       41     NAP                                              NAP              NAP    NAP
       42     Ross Dress For Less                          01/31/2011         14.4%    Staples, Inc.
       43     Champs                                       01/31/2013          8.4%    McDonalds
       44     Henry's Marketplace                          12/31/2020         28.3%    Hollywood Entertainment
       45     Office Max                                   01/31/2006         23.6%    Golf Galaxy
       46     Ace Hardware                                 04/30/2014         16.0%    Staples
       47     NAP                                              NAP              NAP    NAP
       48     Remax                                        02/28/2003         14.0%    Clyde's of Columbia
       49     Sound Advice                                 12/31/2012         27.2%    Green Mountain
       50     Employment Security WPLEX                    11/30/2003         16.0%    Department of Transportation
       51     California Stone Center                      10/31/2008          6.3%    Pediatric Cardiology
       52     Cost U Less                                  04/30/2004         17.0%    Sonora Carpet Mart
       53     Affiliates in Medical Specialties            07/30/2005          6.8%    Agoura West Valley Pediatric
       54     Men's Wearhouse                              01/31/2010         17.1%    Mattress Giant
       55     99 Cent Store                                01/31/2011         25.3%    Fashion $5
       56     Man Fun Enterprises                          06/30/2006         14.0%    Tak Hing Enterprises
       57     CVS Pharmacy                                 01/31/2008         14.4%    Extensions
       58     Scottsdale Medical Imaging, Ltd              09/30/2007          9.9%    Sunchain Tanning Center
       59     Paul's Home Fashions                         10/31/2003         17.3%    Eckerd Drug Store #0849R
       60     Stokes and Hinds                             06/30/2006         16.9%    Prudential Realty
       61     NAP                                              NAP              NAP    NAP
       62     NAP                                              NAP              NAP    NAP
       63     American Dental Center                       01/31/2006         16.2%    John W. Gollatz, MD
       64     Millennium Information                       04/30/2006         14.6%    Postl-Yore
       65     Six Sigma Academy                            07/01/2006         20.5%    Hodson Signature Gallery
       66     AG Edwards                                   04/30/2006         23.9%    Mass Extended Care
       67     Tri-Dim Filtration (Snowdrift)               08/31/2007         26.1%    Harvey Industries (Postal)
       68     Gym -X                                       06/30/2009         10.7%    Ricardo's Cocina
       69     Northvale Sports                             11/30/2011         23.3%    Ryder Truck
       70     Gregory E. Scott                             07/31/2007         10.2%    University Pulmonary & Sleep Medicine, LLP
       71     California Dept. of Motor Vehicles (DMV)     05/31/2007         18.8%    99Cent Palace
       72     NAP                                              NAP              NAP    NAP
       73     Blockbuster Video                            05/31/2007         28.7%    St. Lucie Optical
       74     Orthopedic Assoc.                            07/31/2012         27.8%    Gastroenterology
       75     NAP                                              NAP              NAP    NAP
       76     Telos Corporation                            10/31/2003         11.3%    Dr. Norman Nagel (B)
       77     McMenamin's Restaurant                       10/31/2006         12.9%    Mac's Market & Deli
       78     Metropolitan Pain Management                 08/31/2005         11.8%    Clinical Neuroscience Solutions
       79     Fashion Bug                                  10/31/2011         25.0%    Payless Shoes
       80     WF Fisher & Sons                             05/31/2011         35.5%    O'Brien's Moving and Storage
       81     GeoTech                                      02/28/2007         14.5%    Zeiler-Pennock, Inc.

-----------------------------------------------------------------------------------------------------------------------------
    MORTGAGE           LEASE                    INSURANCE             TAX        CAPITAL EXPENDITURE          TI/LC
    LOAN NO.      EXPIRATION DATE     % NSF  ESCROW IN PLACE    ESCROW IN PLACE  ESCROW IN PLACE(13)   ESCROW IN PLACE(14)
-----------------------------------------------------------------------------------------------------------------------------
       1            09/30/2012         9.2%        Yes                Yes                 No                   Yes
       2            10/31/2019         6.3%         No                No                  No                   Yes
       3            12/31/2008         6.4%         No                No                  No                    No
       4                NAP             NAP         No                Yes                 No                   Yes
       5            01/31/2011        11.4%         No                No                  No                    No
       6                NAP             NAP        Yes                Yes                Yes                    No
       7                NAP             NAP        Yes                Yes                Yes                    No
       8                NAP             NAP        Yes                Yes                Yes                    No
       9                NAP             NAP        Yes                Yes                Yes                    No
       10               NAP             NAP        Yes                Yes                Yes                    No
       11               NAP             NAP        Yes                Yes                Yes                    No
       12               NAP             NAP        Yes                Yes                Yes                    No
       13               NAP             NAP        Yes                Yes                Yes                    No
       14               NAP             NAP        Yes                Yes                Yes                    No
       15               NAP             NAP        Yes                Yes                Yes                    No
       16               NAP             NAP        Yes                Yes                Yes                    No
       17               NAP             NAP        Yes                Yes                Yes                    No
       18               NAP             NAP        Yes                Yes                Yes                    No
       19           08/01/2007         6.3%         No                Yes                Yes                   Yes
       20           09/01/2010        13.3%         No                Yes                Yes                   Yes
       21               NAP             NAP         No                No                  No                   Yes
       22               NAP             NAP         No                No                  No                   Yes
       23               NAP             NAP         No                No                  No                   Yes
       24               NAP             NAP         No                No                  No                   Yes
       25               NAP             NAP         No                No                  No                   Yes
       26           06/30/2005         8.4%         No                Yes                Yes                   Yes
       27           10/31/2005        17.3%         No                Yes                Yes                   Yes
       28           04/30/2010        15.9%         No                Yes                Yes                   Yes
       29               NAP             NAP         No                Yes                Yes                   Yes
       30           04/30/2010         6.0%         No                Yes                Yes                   Yes
       31               NAP             NAP         No                Yes                Yes                   Yes
       32               NAP             NAP         No                Yes                Yes                   Yes
       33               NAP             NAP         No                Yes                Yes                   Yes
       34           11/30/2007         7.0%         No                Yes                Yes                   Yes
       35           01/31/2005         2.4%         No                Yes                Yes                   Yes
       36           02/28/2014         6.0%        Yes                Yes                Yes                   Yes
       37               NAP             NAP         No                No                  No                   Yes
       38               NAP             NAP         No                No                  No                   Yes
       39               NAP             NAP         No                No                  No                   Yes
       40               NAP             NAP         No                No                  No                   Yes
       41               NAP             NAP         No                No                  No                   Yes
       42           04/30/2012        12.4%         No                Yes                Yes                    No
       43           11/01/2017         5.2%        Yes                Yes                Yes                   Yes
       44           12/28/2006         7.9%         No                Yes                Yes                    No
       45           05/31/2011        16.0%        Yes                Yes                Yes                   Yes
       46           02/28/2010        12.9%         No                Yes                Yes                    No
       47               NAP             NAP        Yes                Yes                Yes                    No
       48           07/31/2007        11.3%         No                Yes                 No                    No
       49           05/31/2006        15.9%        Yes                Yes                Yes                    No
       50           05/31/2003         9.9%        Yes                Yes                Yes                   Yes
       51           11/30/2004         5.3%        Yes                Yes                Yes                    No
       52           06/30/2010        15.7%        Yes                Yes                Yes                   Yes
       53           06/30/2005         5.8%         No                Yes                Yes                   Yes
       54           02/28/2011        12.8%        Yes                Yes                Yes                   Yes
       55           03/11/2012         8.5%        Yes                Yes                Yes                    No
       56           12/31/2006        14.0%        Yes                Yes                Yes                   Yes
       57           06/30/2006         6.9%        Yes                Yes                Yes                   Yes
       58           03/31/2003         3.4%         No                Yes                Yes                   Yes
       59           10/22/2018        17.0%        Yes                Yes                Yes                   Yes
       60           07/31/2003        13.9%         No                Yes                Yes                   Yes
       61               NAP             NAP         No                Yes                Yes                    No
       62               NAP             NAP         No                Yes                Yes                    No
       63           12/31/2007        11.5%         No                Yes                Yes                   Yes
       64           08/31/2005        11.6%        Yes                Yes                Yes                   Yes
       65           12/01/2004         8.2%         No                Yes                Yes                   Yes
       66           04/30/2006        14.3%         No                Yes                Yes                   Yes
       67           01/31/2005        24.3%        Yes                Yes                Yes                   Yes
       68           04/30/2017        10.1%        Yes                Yes                Yes                   Yes
       69           09/30/2005         3.1%        Yes                Yes                Yes                   Yes
       70           05/31/2007         8.8%        Yes                Yes                Yes                   Yes
       71           02/28/2008        13.8%        Yes                Yes                Yes                   Yes
       72               NAP             NAP         No                No                  No                    No
       73           09/30/2005        11.6%        Yes                Yes                Yes                   Yes
       74           07/31/2012        25.9%        Yes                Yes                Yes                   Yes
       75               NAP             NAP        Yes                Yes                Yes                    No
       76           07/14/2005        10.9%        Yes                Yes                Yes                   Yes
       77           06/30/2005        10.7%        Yes                Yes                Yes                   Yes
       78           08/31/2006         9.8%        Yes                Yes                Yes                   Yes
       79           10/31/2007         8.9%        Yes                Yes                Yes                   Yes
       80           04/30/2005        22.8%        Yes                Yes                Yes                   Yes
       81           05/31/2003        14.4%        Yes                Yes                Yes                   Yes

                                                  41.5%              66.7%              41.7%                 75.2%

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                          OTHER                                     SPRINGING               INITIAL CAPITAL EXPENDITURE
    LOAN NO.                  ESCROW DESCRIPTION(15)                      ESCROW DESCRIPTION(16)              ESCROW REQUIREMENT(17)
------------------------------------------------------------------------------------------------------------------------------------
       1                     Operating Expense Escrow                             TI/LC                                          $0
       2                               NAP                              RE Tax, Insurance, CapEx                                 $0
       3                               NAP                              RE Tax, Insurance, TI/LC                                 $0
       4          Operating Expense Escrow; Debt Service Reserve                   NAP                                           $0
       5                               NAP                                         NAP                                           $0
       6                               NAP                                        CapEx                                     $23,225
       7                               NAP                                        CapEx                                      $5,175
       8                               NAP                                        CapEx                                     $10,275
       9                               NAP                                        CapEx                                      $7,975
       10                              NAP                                        CapEx                                      $4,350
       11                              NAP                                        CapEx                                      $2,300
       12                              NAP                                        CapEx                                      $2,375
       13                              NAP                                        CapEx                                      $3,175
       14                              NAP                                        CapEx                                      $1,650
       15                              NAP                                        CapEx                                      $2,325
       16                              NAP                                        CapEx                                      $2,800
       17                              NAP                                        CapEx                                      $1,275
       18                              NAP                                        CapEx                                      $1,500
       19                    Tenant Holdback Reserve                               NAP                                           $0
       20                              NAP                                         NAP                                           $0
       21                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       22                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       23                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       24                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       25                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       26                              NAP                                      Insurance                                        $0
       27                              NAP                                      Insurance                                        $0
       28                              NAP                                      Insurance                                        $0
       29                              NAP                                      Insurance                                        $0
       30                              NAP                                      Insurance                                        $0
       31                              NAP                                      Insurance                                        $0
       32                              NAP                                      Insurance                                        $0
       33                              NAP                                      Insurance                                        $0
       34                              NAP                                         NAP                                           $0
       35                              NAP                                         NAP                                           $0
       36                        Holdback Reserve                                  NAP                                           $0
       37                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       38                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       39                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       40                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       41                              NAP                           RE Tax, Insurance, CapEx, TI/LC                             $0
       42                              NAP                                  Insurance, TI/LC                                     $0
       43              Lease-up Reserve; Occupancy Reserve                         NAP                                           $0
       44                              NAP                                  Insurance, TI/LC                                     $0
       45                              NAP                                         NAP                                           $0
       46                    DSCR & Occupancy Reserve                              NAP                                           $0
       47                              NAP                                         NAP                                           $0
       48                              NAP                                         NAP                                           $0
       49              G&M Mutual Reserve; Cash Trap escrow                   TI/LC, Other                                       $0
       50            Triangle Parcel purchase Escrow Deposit                       NAP                                           $0
       51                              NAP                                         NAP                                           $0
       52                              NAP                                        TI/LC                                          $0
       53                              NAP                                         NAP                                           $0
       54                              NAP                                    TI/LC, Other                                       $0
       55                              NAP                                        TI/LC                                          $0
       56                      Special Tax Reserve                                 NAP                                           $0
       57                              NAP                                         NAP                                           $0
       58                          Ground Rent                              Insurance, TI/LC                                     $0
       59                              NAP                                         NAP                                           $0
       60                              NAP                                         NAP                                           $0
       61                              NAP                                         NAP                                           $0
       62                              NAP                                         NAP                                           $0
       63                              NAP                                         NAP                                           $0
       64                              NAP                                         NAP                                           $0
       65                              NAP                                         NAP                                           $0
       66                              NAP                                         NAP                                           $0
       67                              NAP                                         NAP                                           $0
       68                              NAP                                         NAP                                           $0
       69                    Letter of Credit Reserve                              NAP                                           $0
       70                              NAP                                        TI/LC                                          $0
       71                              NAP                                         NAP                                           $0
       72                              NAP                              RE Tax, Insurance, CapEx                                 $0
       73                              NAP                                         NAP                                           $0
       74                              NAP                                        TI/LC                                          $0
       75                              NAP                                         NAP                                           $0
       76                              NAP                                         NAP                                           $0
       77                              NAP                                         NAP                                           $0
       78                              NAP                                         NAP                                           $0
       79                 Fashion Bug Cash Trap Reserve                           Other                                          $0
       80                              NAP                                         NAP                                           $0
       81                              NAP                                         NAP                                           $0

                                                                                                                            $68,400

-----------------------------------------------------------------------------------------------------------------------------------
                               MONTHLY               CURRENT
    MORTGAGE       CAPITAL EXPENDITURE   CAPITAL EXPENDITURE            INITIAL TI/LC           MONTHLY TI/LC        CURRENT TI/LC
    LOAN NO.     ESCROW REQUIREMENT(18)    ESCROW BALANCE(19)   ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)   ESCROW BALANCE(22)
-----------------------------------------------------------------------------------------------------------------------------------
       1                            $0                    $0              $15,000,000                      $0          $15,000,000
       2                            $0                    $0               $3,000,000                $150,000           $3,000,000
       3                            $0                    $0                       $0                      $0                   $0
       4                            $0                    $0              $33,465,000                      $0          $21,230,329
       5                            $0                    $0                       $0                      $0                   $0
       6                            $0               $23,225                       $0                      $0                   $0
       7                            $0                $5,175                       $0                      $0                   $0
       8                            $0               $10,275                       $0                      $0                   $0
       9                            $0                $7,975                       $0                      $0                   $0
       10                           $0                $4,350                       $0                      $0                   $0
       11                           $0                $2,300                       $0                      $0                   $0
       12                           $0                $2,375                       $0                      $0                   $0
       13                           $0                $3,175                       $0                      $0                   $0
       14                           $0                $1,650                       $0                      $0                   $0
       15                           $0                $2,325                       $0                      $0                   $0
       16                           $0                $2,800                       $0                      $0                   $0
       17                           $0                $1,275                       $0                      $0                   $0
       18                           $0                $1,500                       $0                      $0                   $0
       19                       $1,548                    $0               $1,750,000                 $10,151           $1,750,000
       20                       $2,030                    $0                       $0                  $7,738                   $0
       21                           $0                    $0                 $509,676                      $0             $509,676
       22                           $0                    $0                 $515,165                      $0             $515,165
       23                           $0                    $0                 $344,375                      $0             $344,375
       24                           $0                    $0               $1,869,091                      $0           $1,869,091
       25                           $0                    $0                 $866,051                      $0             $866,051
       26                       $1,150                $4,608                  $29,635                  $2,615              $40,246
       27                         $725                $2,905                  $18,682                  $1,648              $25,371
       28                         $830                $3,322                  $31,305                  $2,762              $42,513
       29                         $235                  $942                   $8,873                    $783              $12,050
       30                         $304                $1,218                  $11,469                  $1,012              $15,576
       31                         $388                $1,555                  $14,642                  $1,292              $19,883
       32                         $191                  $765                   $7,213                    $636               $9,796
       33                         $774                $3,101                  $29,255                  $2,581              $39,730
       34                       $1,337                    $0                  $50,000                  $7,427              $50,000
       35                       $1,515                    $0                       $0                  $5,681                   $0
       36                       $2,329                $2,329                       $0                  $3,882               $3,882
       37                           $0                    $0                 $458,111                      $0             $458,111
       38                           $0                    $0                 $428,556                      $0             $428,556
       39                           $0                    $0                 $228,317                      $0             $228,317
       40                           $0                    $0                 $170,683                      $0             $170,683
       41                           $0                    $0                  $44,333                      $0              $44,333
       42                       $1,705                $5,915                       $0                      $0                   $0
       43                       $1,465                    $0                       $0                  $1,010                   $0
       44                       $1,276                $1,276                       $0                      $0                   $0
       45                       $1,354                $4,062                       $0                  $2,539               $7,623
       46                       $1,776                    $0                       $0                      $0                   $0
       47                       $6,458                $6,458                       $0                      $0                   $0
       48                           $0                    $0                       $0                      $0                   $0
       49                         $720                    $0                       $0                      $0                   $0
       50                       $1,775                $5,325                 $100,000                  $9,833             $214,916
       51                       $1,338                    $0                       $0                      $0                   $0
       52                       $2,384                    $0                  $50,000                  $5,676              $50,000
       53                         $823                $1,645                       $0                  $4,113               $8,228
       54                       $1,235                $1,236                       $0                  $2,500               $2,500
       55                         $814                    $0                       $0                      $0                   $0
       56                         $564                  $564                 $100,000                  $3,933             $103,933
       57                         $763                $1,526                       $0                  $2,500               $5,002
       58                       $1,146                $2,291                 $350,000                      $0             $350,000
       59                       $1,072                $1,072                       $0                  $2,680               $2,680
       60                         $547                    $0                  $89,725                  $5,981              $89,725
       61                       $1,034                    $0                       $0                      $0                   $0
       62                         $847                    $0                       $0                      $0                   $0
       63                         $215                    $0                  $35,275                  $2,352              $35,275
       64                       $1,090                $3,273                 $250,000                  $5,193              $15,597
       65                         $465                    $0                  $50,000                  $2,733              $50,000
       66                         $450                    $0                 $175,000                      $0             $175,000
       67                       $2,013               $12,110                       $0                  $5,368              $32,293
       68                         $503                  $503                       $0                  $2,917               $2,917
       69                         $769                    $0                       $0                  $1,533                   $0
       70                         $416                  $416                       $0                  $2,917               $2,917
       71                         $547                    $0                 $100,000                  $2,917             $102,917
       72                           $0                    $0                       $0                      $0                   $0
       73                         $227                    $0                       $0                    $945                   $0
       74                         $363                  $726                       $0                  $1,250               $2,500
       75                       $1,458                    $0                       $0                      $0                   $0
       76                         $598                    $0                       $0                  $2,306                   $0
       77                         $306                    $0                       $0                  $1,876                   $0
       78                         $711                $1,421                  $24,930                  $2,500              $29,966
       79                         $350                     0                  $22,500                  $1,611              $22,500
       80                         $871                $5,239                       $0                  $2,323              $13,971
       81                         $490                  $490                  $40,000                    $833              $40,833

                               $54,291              $144,692              $60,237,862                $278,544          $48,035,025

---------------------------------------------------------------------------------------------------------------------------------
                                                                           PREPAYMENT CODE(24)
    MORTGAGE     ENVIRONMENTAL         INTEREST                         ----------------------------     YM        ADMINISTRATIVE
    LOAN NO.       INSURANCE        ACCRUAL METHOD       SEASONING(23)    LO    DEF      YM    OPEN  FORMULA(25)    COST RATE(26)
---------------------------------------------------------------------------------------------------------------------------------
       1               No             Actual/360                    5     29     91               3                         3.250
       2               No             Actual/360                    2     26     92               2                         3.250
       3               No               30/360                      4     28     87               4                         3.250
       4               No             Actual/360                    6     30     86               4                         3.250
       5               No               30/360                     50           Footnote                A,B                 3.250
       6               No             Actual/360                    9     33     85               1                         3.550
       7               No             Actual/360                    9     33     85               1                         3.550
       8               No             Actual/360                    9     33     85               1                         3.550
       9               No             Actual/360                    9     33     85               1                         3.550
       10              No             Actual/360                    9     33     85               1                         3.550
       11              No             Actual/360                    9     33     85               1                         3.550
       12              No             Actual/360                    9     33     85               1                         3.550
       13              No             Actual/360                    9     33     85               1                         3.550
       14              No             Actual/360                    9     33     85               1                         3.550
       15              No             Actual/360                    9     33     85               1                         3.550
       16              No             Actual/360                    9     33     85               1                         3.550
       17              No             Actual/360                    9     33     85               1                         3.550
       18              No             Actual/360                    9     33     85               1                         3.550
       19              No             Actual/360                    0     24     92               4                         3.550
       20              No             Actual/360                    0     24     92               4                         3.550
       21              No             Actual/360                    1     25     91               4                         3.250
       22              No             Actual/360                    1     25     91               4                         3.250
       23              No             Actual/360                    1     25     91               4                         3.250
       24              No             Actual/360                    2     26     90               4                         3.550
       25              No             Actual/360                    2     26     90               4                         3.550
       26              No             Actual/360                    9     33     83               4                         3.550
       27              No             Actual/360                    9     33     83               4                         3.550
       28              No             Actual/360                    9     33     83               4                         3.550
       29              No             Actual/360                    9     33     83               4                         3.550
       30              No             Actual/360                    9     33     83               4                         3.550
       31              No             Actual/360                    9     33     83               4                         3.550
       32              No             Actual/360                    9     33     83               4                         3.550
       33              No             Actual/360                    9     33     83               4                         3.550
       34              No             Actual/360                    0     24     92               4                         3.550
       35              No             Actual/360                    0     24     92               4                         3.550
       36              No             Actual/360                    2     26     90               4                         3.550
       37              No             Actual/360                    2     26     90               4                         3.550
       38              No             Actual/360                    2     26     90               4                         3.550
       39              No             Actual/360                    2     26     90               4                         3.550
       40              No             Actual/360                    2     26     90               4                         3.550
       41              No             Actual/360                    2     26     90               4                         3.550
       42              No             Actual/360                    3     27     89               4                         3.550
       43              No             Actual/360                    0     23     93               4                         3.550
       44              No             Actual/360                    2     26     90               4                         3.550
       45              No             Actual/360                    4     28     88               4                         3.550
       46              No             Actual/360                    1     25     91               4                        13.550
       47              No             Actual/360                    2     26     90               4                         3.550
       48              No               30/360                     11     35     24               1                         3.550
       49              No             Actual/360                    1     25     91               4                        13.550
       50              No             Actual/360                    4     28     88               4                        13.550
       51              No             Actual/360                    1     25     91               4                        11.550
       52              No             Actual/360                    0     23     93               4                         3.550
       53              No             Actual/360                    3     27     86               7                         3.550
       54              No             Actual/360                    2     26     87               7                         3.550
       55              No             Actual/360                    1     25     91               4                         3.550
       56              No             Actual/360                    2     26     90               4                         3.550
       57             Yes             Actual/360                    3     27     89               4                         3.550
       58              No             Actual/360                    3     27     89               4                         8.550
       59              No             Actual/360                    2     26     90               4                         3.550
       60              No             Actual/360                    0     24     92               4                         3.550
       61              No             Actual/360                    0     24     92               4                         3.550
       62              No             Actual/360                    0     24     92               4                         3.550
       63              No             Actual/360                    0     24     92               4                         3.550
       64              No             Actual/360                    4     28     88               4                         3.550
       65              No             Actual/360                    0     24     92               4                         3.550
       66              No             Actual/360                    0     24             116      4      C                  3.550
       67              No             Actual/360                    7     31     82               7                         3.550
       68              No             Actual/360                    2     26     90               4                         3.550
       69              No             Actual/360                    0     24     92               4                         3.550
       70              No             Actual/360                    2     26     90               4                         3.550
       71              No             Actual/360                    2     26     90               4                        13.550
       72              No             Actual/360                    3     27     89               4                         3.550
       73              No             Actual/360                    0     23     93               4                         3.550
       74              No             Actual/360                    3     27     89               4                         3.550
       75              No             Actual/360                    0     24     92               4                         3.550
       76              No             Actual/360                    0     24     89               7                         3.550
       77              No             Actual/360                    2     26     90               4                         3.550
       78             Yes             Actual/360                    3     27     89               4                         3.550
       79              No             Actual/360                    0     24     92               4                         3.550
       80              No             Actual/360                    7     31     82               7                         3.550
       81              No             Actual/360                    2     26     90               4                         3.550

                                                                    6

FOOTNOTES TO APPENDIX II

1    "MSMC" denotes Morgan Stanley Mortgage Capital Inc. as Seller.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 6-18, 19-20, 21-23, 24-25, 26-33, 37-41, 60-63, and 67. For the
     purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 34-35. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

     The cross-collateralization/cross-default provisions with respect to Mortgage Loan Nos. 34-35, Seville-Retail and Seville-Office, will terminate upon the related borrower's demonstration of (i) a minimum of 1.35x DSCR for a period of at least 3 months for the Seville-Office property and (ii) occupancy of at least 85% for the Seville-Office property.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor-tenant ground lease parcels in the calculation of the total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

     Mortgage Loan No. 43, 408-420 Fulton Street, includes occupancy and income for underwriting purposes from a tenant Champs, a subsidiary of Foot Locker Retail, Inc., which has an executed lease and estoppel, but which is completing its own tenant improvements and is scheduled to take occupancy upon completion of its tenant improvements. The tenant is currently scheduled to complete its improvements and take occupancy on or before April 1, 2003. The cash flow underwriting also includes 6,000 square feet of retail space that is currently vacant, but for which the borrower has posted a $5,000,000 letter of credit as additional security until such space is leased according to terms within the loan documents.

5 With respect to Mortgage Loan Nos. 19-20, DC Portfolio, the properties are subject to a ground lease on a portion of the related properties. However, the fee owner has subjected its fee interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

6 The Cut-off Date is March 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in March, 2003 were due on March 1, 2003, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 1, 1290 Avenue of the Americas, which is due on the 7th of the month, and Mortgage Loan No. 2, Katy Mills, which is due on the 9th of the month.

     Mortgage Loan No. 1 (referred to herein as the "1290 Avenue of the Americas Loan" and the "1290 Avenue of the Americas Pari Passu Loan") is comprised of two A Notes (Notes A-4 and A-5 described below) that are secured by the mortgaged property on a pari passu basis with other notes (Notes A-1, A-2 and A-3 described below, the "1290 Avenue of the Americas Companion Loans") that are not included in the Trust. The 1290 Avenue of the Americas Loan and the 1290 Avenue of the Americas Companion Loans are collectively referred to herein as the "1290 Avenue of the Americas A Notes". The 1290 Avenue of the Americas A Notes had outstanding principal balances at the cutoff date as follows: Note A-1, $70,000,000; Note A-2, $70,000,000; Note A-3, $80,000,000; Note A-4, $130,000,000; and Note A-5, $35,000,000. Note
     A-1 is included in a REMIC trust known as the Morgan Stanley Dean Witter Capital I Trust 2003-TOP9 (the "Note A-1 Trust"). Note A-2 is owned by Wells Fargo Bank, NA and may be contributed into a REMIC trust at some future date. It is anticipated that Note A-3 will be included in a REMIC trust known as the Prudential Commercial Mortgage Trust 2003-PWR1. Notes A-4 and A-5 comprise the 1290 Avenue of the Americas Loan and are included in the Trust. Except for the principal balances, the payment and other terms of the 1290 Avenue of the Americas A Notes are substantially similar.

     The 1290 Avenue of the Americas Property also secures a subordinated B Note in an original principal amount of $55,000,000 that is owned by a separate REMIC trust (the "B Note Trust") and is not an asset of the Trust. The 1290 Avenue of the Americas A Notes and this related B Note are collectively referred to herein as the "1290 Avenue of the Americas A/B Mortgage Loan". The 1290 Avenue of the Americas A/B Mortgage Loan will be serviced pursuant to a pooling and servicing agreement entered into in connection with the formation of the Note A-1 Trust. The servicer of the Note A-1 Trust will be responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the 1290 Avenue of the Americas Loan to, or on behalf of, the Trust, the owners of the 1290 Avenue of the Americas Companion Notes and the B Note Trust, as required by the intercreditor agreements described below. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregated 1290 Avenue of the Americas A Notes.

     With respect to Mortgage Loan No. 2, Katy Mills, the mortgage on the property secures a loan in the total amount of $148,000,000. The loan is evidenced by an A-1 Note ($93,000,000) (subject note) and an A-2 Note ($55,000,000). The A-2 Note will initially be held by MSMC, which may sell or transfer the A-2 Note at any time (subject to compliance with the requirements of the related intercreditor agreement). The payment and other terms of the A-2 Note are substantially similar to those of the A-1 Note (except for the principal balance). The borrower makes monthly payments to the servicer under the Trust. The servicer in turn pays the holders of the A-1 Note and the A-2 Note on a pari passu basis. All required escrows are maintained by the servicer of the Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note pursuant to an intercreditor agreement by and between the holders of the A-1 Note and the A-2 Note. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $148,000,000 loan amount (each of the A-1 Note and A-2 Note combined).

     With respect to Mortgage Loan No. 3, Oakbrook Center, the mortgage on the property secures a loan in the total amount of $240,000,000. The loan is evidenced by an A-1 Note ($71,000,000), an A-2 Note ($84,000,000) (subject note), and an A-3 Note ($85,000,000). The lien on the mortgage that secures the A-1 Note and the A-3 Note is pari passu with the lien of the mortgage that secures the A-2 Note. The A-1 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2002-TOP9 (the "A-1 Note Trust"). The A-3 Note is held by MSMC or an affiliate thereof. The payment and other terms of the A-1 Note and the A-3 Note are substantially similar to those of the A-2 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $240,000,000 senior portion (each of the A-1 Note, A-2 Note and A-3 Note combined).

     With respect to Mortgage Loan No. 5, Tippecanoe Mall, the loan represents a combination of two notes: Note D, in the original amount of $48,300,000 with an interest rate of 8.45%, was executed on 10/12/1994, and the 1998 Tippecanoe Note, in the original amount of $16,000,000 with an interest rate of 6.81%, was executed on 12/3/1998. The information presented within this Prospectus Supplement is based on a blended interest rate calculated on a weighted average of both notes. The notes were amended and consolidated by the First Amendment on 12/3/1998, and further modified by the Modification Agreement on 9/28/2001. The modification consolidated the maturity dates of each note at 1/1/2005. All calculations to determine original balance, term, seasoning, and amortization are based on an assumed origination date of 12/3/1998, the amendment and consolidation date for both loans. Details of the two Tippecanoe Notes are as follows:

                                         "NOTE D"     "1998 TIPPECANOE NOTE"

           Current Balance            $42,489,617                $15,215,423

           Interest Rate                   8.450%                     6.810%

           Seasoning                          51*                         50

           Remaining Amortization             211                        310

           Original Term                      73*                         72

           Remaining Term                      22                         22

           Interest Calculation**          30/360                     30/360

           Monthly P&I                   $387,286                   $104,415

     * Since the 12/3/1998 Amendment, at which time the outstanding balance was stipulated at $46,252,897.

     ** The basis of the interest calculation is not stated in the loan documents. However, the loan has been serviced and will continue to be serviced on a 30/360 basis.

     With respect to Mortgage Loan No. 3, Oakbrook Center, the loan permits partial releases of the mortgaged property, subject to either the mortgage loan's defeasance or partial prepayment provisions. The Oakbrook Center Loan permits release of an income-producing portion of the subject property from the mortgage lien provided defeasance collateral equal to 125% of the allocated loan amount is deposited. The initial loan balance allocation to the subject release parcel is $10,000,000. Please see Appendix III for further detail.

     With respect to Mortgage Loan Nos. 6-18, ARC Portfolio, the loan permits release of one or more mortgaged properties from the mortgage lien, provided defeasance collateral equal to 125% of the allocated loan amount of the released property or properties is deposited, the underwritten DSCR for the remaining collateral is equal to or greater than the DSCR immediately prior to the release, and no more than 25% of the collateral contained in the original asset pool is released. In addition, the borrower has the right to obtain release of certain non-revenue producing (as of the loan date) portions of two of the ARC properties without partial prepayment or defeasance.

     With respect to Mortgage Loan Nos. 19-20, DC Portfolio, the loan permits release of an individual mortgaged property from the mortgage lien in connection with partial defeasance, provided, among other conditions, (i) it deposits defeasance collateral equal to 125% of the loan amount of the released property, (ii) the underwritten DSCR for the remaining property is the greater of 1.35x or the DSCR of the loan immediately prior to the release, (iii) the maximum LTV for the remaining property is not more than the lesser of 75% or the LTV of the loan immediately prior to the release, and (iv) the DC Portfolio borrower also furnishes a rating agency confirmation as to the partial defeasance event.

     With respect to Mortgage Loan Nos. 21-23, TruServ Portfolio 1, and 24-25, TruServ Portfolio 2, the loans permit release of one or more mortgaged properties from the mortgage lien in connection with a partial defeasance or prepayment of up to 33.33% of the loan balance, provided (i) it deposits defeasance collateral equal to 125% of the adjusted allocated loan amount of the relevant TruServ Portfolio property, (ii) the underwritten DSCR for the remaining property is a minimum of the greater of 1.40x or the DSCR immediately prior to the release, (iii) the maximum LTV for the remaining property is not more than 70% and (iv) the TruServ Portfolio borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. Any partial prepayment is subject to a yield maintenance premium.

     With respect to Mortgage Loan Nos. 26-33, GPB-A Portfolio, the loan permits release of an individual mortgaged property from the mortgage lien in connection with partial defeasance, provided, among other conditions, (i) it deposits defeasance collateral equal to 125% of the loan amount of the released property, (ii) the underwritten DSCR for the remaining property is greater than the lesser of 1.30x or the DSCR of the loan immediately prior to the release, and (iii) the GPB-A Portfolio borrower also furnishes a rating agency confirmation as to the partial defeasance event.

     With respect to Mortgage Loan Nos. 37-41, MBM Portfolio, the loan permits release of one or more mortgaged properties from the mortgage lien in connection with a partial defeasance or prepayment of up to 33.33% of the loan balance, provided (i) it deposits defeasance collateral equal to 125% of the allocated loan amount for the release property or release properties, (ii) the underwritten DSCR for the remaining property is a minimum of the greater of 1.40x or the DSCR immediately prior to the release, (iii) the maximum LTV for the remaining properties is not more than 70% and (iv) the borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. Any partial prepayment is subject to a yield maintenance premium.

     With respect to Mortgage Loan No. 67, Allentown Warehouse Properties, the loan permits release of an individual mortgaged property from the mortgage lien in connection with partial defeasance, provided, among other conditions, (i) it deposits defeasance collateral equal to 125% of the loan amount of the released property, (ii) the underwritten DSCR for the remaining property is equal to or greater than 1.25x, (iii) the maximum LTV for the remaining property is not greater than 70%, and (iv) the borrower also furnishes a rating agency confirmation as to the partial defeasance event.

     With respect to Mortgage Loan Nos. 21-23, TruServ Portfolio 1, 24-25, TruServ Portfolio 2 and 37-41, MBM Portfolio, the borrower may substitute one or more of the mortgaged properties with substantially similar properties, provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Securities, (ii) the DSCR after substitution is not less than 1.40x or the DSCR as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing and (b) the fair market value as of the date immediately preceding the substitution.

7    The "Grace Period" shown is grace period to charge late interest.

     With respect to Mortgage Loan No. 3, Oakbrook Center, the Grace Period is two days for the first two late debt service payments in any 12-month period during the loan term.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 1, 1290 Avenue of the Americas, the loan requires interest only payments through July 7, 2007, then amortizes on an approximate 24-year schedule from August 7, 2007 through January 7, 2012, after which the loan reverts to interest only payments again through maturity.

9 With respect to certain IO loans and short-term IO loans that accrue interest on an Actual/360 basis, the monthly IO payment shown in Appendix II is calculated as an average over a 12-month period.

10 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

11 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 3, Oakbrook Center, the above disclosed "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" represent the parent companies of multiple tenants at the subject property under multiple leases with various expiration dates. Please see Appendix III for further tenant detail.

13 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

     With respect to Mortgage Loan Nos. 34-35, Seville Portfolio, the TI/LC and Capital Expenditure Escrows are held in a single combined account.

14 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community and self storage mortgage properties.

15 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of February 1, 2003. For any loans with a first payment date occurring in March 2003 or later, the current balance reflects any initial escrow.

20 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

21 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of February 1, 2003, except for Mortgage Loan No. 4, which is as of February 20, 2003. For any loans with a first payment date occurring in March 2003 or later, the current balance reflects any initial escrow.

23 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

24 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 25 for additional prepayment information.


     With respect to Mortgage Loan No. 5, Tippecanoe Mall, the prepayment schedule is as follows: Note D had a lockout ending 12/31/01 and then has a prepayment premium equal to the greater of 1) the present value on the prepayment date of all interest payments calculated by multiplying original coupon rate (8.45%) by the outstanding balance of the note on the prepayment date and dividing this product by 12 and discounting the monthly payments at the discount rate or 2) 6% of outstanding balance of the note - 12 months; 5.5% for 12 months; 5% for 6 months; and open 7 months. The 1998 Tippecanoe Note had a lockout ending 12/31/01, then has a prepayment premium 1) equal to the greater of the sum of the discounted value of the note payments calculated at a discount rate exceeds the prepayment date principal or 2) an amount equal to the outstanding principal balance of the note multiplied by a prepayment percentage of 2% before 1/1/2003; 1.5% before 1/1/2004; and 1% on or after 1/1/2004.

25 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 3 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B" and "C". Summaries for the 3 formulas are listed beginning on page II-9.

26 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:


                                         Escrow or            Escrowed
   Mtg.                                     LOC          Holdback or Letter                        Prepayment
  Loan                                    Release        of Credit Initial        Outside Date      Premium
   No.      Property Name               Conditions             Amount             for Release      Provisions
------------------------------------------------------------------------------------------------------------------
19-20       DC Portfolio                     1              $3,000,000             10/01/2004   Yield Maintenance

  36        Lakeview Plaza                   2              $1,600,000             08/01/2004   Yield Maintenance

  47        Olympic Gateway                  3              $2,000,000             03/01/2005   Yield Maintenance

  51        200 SW Michigan Building         4                $794,430             10/31/2004   Yield Maintenance

  57        Melrose Shopping Center          5                $450,000              05/01/2004  Yield Maintenance


     All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS


1. The two-time release of the FBI Holdback during the first 18 months of the Loan by Lender is subject to all of the following conditions being satisfied, as determined by Lender:

     (a) There are no event of defaults under the Loan Documents;

     (b) The portion of the Property located at 800 F Street is 88% leased and occupied (including the space to be occupied by the Federal Bureau of Investigation);

     (c) The debt service coverage ratio after a proposed release on the resulting fully funded Loan Amounts is 1.35x or greater;

     (d) The resulting fully funded Loan Amounts to Value ratio is equal to or less than 71.5%;

     (e) Borrower has completed the buildout of the FBI space and has received all applicable permits, consents and lien-waivers required for the Property and Borrower has demonstrated, to the satisfaction of Lender that the Federal Bureau of Investigation has accepted all of its space as demised under its lease, has taken occupancy and is paying full rent pursuant to the terms of its lease.

2. (x) The debt service coverage ratio, as determined by Lender in accordance with its then-current underwriting standards and in its sole discretion, immediately after such disbursement shall be less than .97:1.00, calculated as the ratio of (a) the Net Cash Flow (hereinafter defined) from the Property over (b) the product of (i) Net Cash Flow and (ii) 10.09%;

     (y) The debt service coverage ratio, as determined by Lender in accordance with its then-current underwriting standards and in its sole discretion, immediately after such disbursement shall be less than 1.32:1.00, calculated as the ratio of (a) the Net Cash Flow (hereinafter defined) from the Property over (b) the product of (i) Net Cash Flow and (ii) the Loan Constant (herein after defined); or

     (z) The loan-to-value ratio immediately after such disbursement shall be more than 80%, as determined by Lender, in its sole discretion, and in accordance with its then-current underwriting standards, based on an update of the appraisal delivered to Lender in connection with the closing of the Loan (or, if required by Lender, a new appraisal prepared by an MAI appraiser selected by Lender).

     In addition, Lender shall not be obligated to make any disbursement from the Lease-Up Holdback if the occupancy of the Improvements is less than 90% of gross leasable area.

     Definitions:

     (1) "Net Cash Flow" shall mean lender's estimate of cash flow from the Property for tenants in occupancy and paying rent, based on Lender's then-current underwriting standards, and adjusted to discount income from tenants occupying space on the second floor of the Improvements pursuant to Leases executed after the date hereof by 25%, and

     (2) "Loan Constant" shall mean (A) the sum of twelve (12) regularly scheduled monthly principal and interest payments, divided by (B) the Loan amount.


3. (1) No event of default has occurred; (2) the property is not less than 92% leased and occupied; (3) the DSCR, based on the actual loan constant, after a proposed release is 1.25x or greater; (4) the DSCR, based on a 10.09% constant, after a proposed release is 0.99x or greater; (5) the resulting fully funded LTV is equal to or less than 80%; (6) Ross Dress for Less tenant: (A)(i) has taken occupancy and has confirmed that it is responsible for its own Tenant Improvements, (ii) is rated BBB- or better by S&P and
     (iii) borrower has escrowed with lender an amount equal to the free rent and concessions Ross is entitled to pursuant to its lease (approximately 7 months) ("Free Rent Reserve"), (B) In the event Ross is not rated BBB- or better by S&P the DSCR Reserve shall be released if the following conditions have been satisfied: (i) Ross is in occupancy, open for business and paying rent on an actual full rent paying basis pursuant to an estoppel satisfactory to Lender, (ii) Lender has determined that Ross is not suffering material financial difficulties that may jeopardize their tenancy at the Property and is deemed by Lender to be of satisfactory creditworthiness as a tenant at the Property, (iii) Staples, Michael's, Ace Hardware, Wal-Mart and Top Foods, or replacement tenants of similar quality, are in occupancy and open for business, paying rent and have not given notice of (a) their intent to Go-Dark or (b) terminate their lease; and (iv) the annualized collected rental revenue generated from the Property is not less than $1,181,000.

4. (a) Subject to the lender's approval, the borrower shall purchase a certain required parcel of land, (b) lender shall have received and approved an endorsement to the title insurance policy insuring the lien and priority of the Security Instrument stating that there are no liens or encumbrances affecting the subject property other than those originally in place, (c) concurrent with the borrower's purchase of the parcel, the borrower shall grant the lender a first lien on the parcel which lien shall be acceptable to the lender, (d) no uncured default under any loan documents, (e) the parcel must be adequate to provide at least 43 additional parking spaces at the subject property, and (f) the lender shall have received and approved a Phase I and, if applicable, Phase II on the parcel, and all loans documents are deemed reasonable. If there is some environmental contamination, the lender may require the borrower to deposit funds to remediate, or purchase environmental insurance.

5. (i) DSCR shall be no less than 1.38x, (ii) LTV ratio shall be no greater than 79%, (iii) no event of default under loan documents, and (iv) replacement tenant shall be in occupancy at the available space and paying rent. If such conditions are not met on or before May 1, 2004, the lender may apply the holdback to pay down the principal balance of the loan.

YIELD MAINTENANCE FORMULAS


A    TIPPECANOE MALL NOTE A (A/K/A "NOTE-D"):

     2. Prepayment Provisions. There shall be no prepayment of this Note during the first 5 years of the loan term. Thereafter, the privilege is reserved to prepay this Note in full, but not in part, on any Payment Date commencing with November 1, 1999, upon 30 days prior written notice and upon payment of a premium (the "Prepayment Premium") equal to the greater of: (1) the excess, if any, of (i) the present value on the date of prepayment of all interest payments that would have been payable from the date of prepayment through the maturity date (the period from the date of prepayment through the maturity date being hereinafter referred to as the "calculation period") calculated by multiplying the original coupon interest rate of EIGHT AND 45/100THS (8.45%) percent per annum payable on this Note by the outstanding balance of this Note on the date of prepayment, dividing this product by 12 and discounting such monthly payments at the "Discount Rate" over (ii) the present value on the date of prepayment of all hypothetical interest payments that would have been payable during the calculation period had the fixed interest rate on this Note been the "Assumed Reinvestment Rate" calculated by multiplying the Assumed Reinvestment Rate by the outstanding balance of this Note at the time of prepayment, dividing this product by 12 and discounting such monthly payments at the Discount Rate (it being understood that all present value calculations are made on a monthly basis); or (2) or, commencing with the 61st Payment Date, six percent (6%) of the outstanding balance of this Note, with the required percentage of the outstanding balance declining one half of one percent (.50%) per annum thereafter to a minimum of four percent (4%), which minimum payment shall continue thereafter to maturity; provided, however, that in the event the Maker prepays this Note during the last 90 days of the loan term, prepayment shall be made at par with no prepayment charges assessed or due.

     "Discount Rate" shall mean the then treasury discount rate charged on loans to depository institutions by the New York Federal Reserve Bank on the date of prepayment.

     "Assumed Reinvestment Rate" shall mean one-half of one percent (.50%) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of this Note. If no maturity exactly corresponds to such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each such relevant periods to the nearest month. For the purposes of calculating the Assumed Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

     "Statistical Release" shall mean the statistical release designated "H.15
     (519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index as may be designated by the Holder.

     It is the intent of the parties hereto that the aforesaid prepayment premium provisions are to be interpreted so that they are fully enforceable. Any portion of said prepayment premium provisions which are deemed unlawful or unenforceable by a court of competent jurisdiction shall be deemed stricken or otherwise changed, so as to cause the prepayment premium, as revised, to be enforceable to the fullest extent permitted by law.

     In addition to the prepayment premium set forth above, it is a condition of prepayment that all accrued and unpaid interest under this Note shall be paid, together with any other sums due hereunder or under the Loan Documents.

     Italicized language above is replaced by the Note A Amendments below.

     Note A Amendments:

          2.4.1 The first sentence of said Paragraph 2 on page 2 shall be deleted and in lieu thereof, the following shall be inserted: "There shall be no prepayment of this Note during the period ending December 31, 2001."

          2.4.2 In the second sentence of said Paragraph 2 on page 2, "November 1, 1999" shall be changed to "January 1, 2002. "

          2.4.3 In subparagraph (2) of said Paragraph 2 on page 3, the words "commencing with the 61st payment date" shall be deleted and in lieu thereof "commencing with the payment due on January 1, 2002" shall be inserted, and the words "during the last 90 days of the loan term" shall be deleted and in lieu thereof "at any time after July 1, 2004" shall be inserted.

          2.4.4 The second to the last grammatical paragraph of said Paragraph 2 on pages 3 and 4 shall be deleted, and in lieu thereof, the following shall be inserted:

               "In addition to the prepayment premium set forth above, it is a condition of prepayment that all accrued and unpaid interest under this Note shall be paid, together with any other sums due hereunder or under the Loan Documents. Further, prepayment of this Note shall not be permitted without simultaneous prepayment of (a) the herein described 1998 Tippecanoe Note, and (b) the Related Notes as described in the First Amendment (the "Tippecanoe First Amendment") between Maker and Holder and dated December 3, 1998, as said notes may be amended or restated from time to time."

B    TIPPECANOE MALL NOTE B (A/K/A "1998 TIPPECANOE NOTE"):

     3. Prepayment Provisions. There shall be no prepayment of this Note during the period ending December 31, 2001. Thereafter, the privilege is reserved to prepay this Note in full, but not in part, on any Payment Date commencing with January 1, 2002, upon 30 days prior written notice and upon payment of a premium (the "Prepayment Premium") equal to the greater of:

     (i) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discounted Rate (as both such terms are defined below) exceeds the Prepayment Date Principal (as defined below); or (ii) an amount equal to the outstanding principal balance of this Note on the date of prepayment (the "Prepayment Date Principal") multiplied by a prepayment percentage (the "Prepayment Percentage") of TWO (2%) PERCENT if the Prepayment Date occurs before January 1, 2003; ONE AND ONE-HALF (1.5%) PERCENT if the Prepayment Date occurs on or after January 1, 2003 but before January 1, 2004; and ONE (1%) PERCENT if the Prepayment Date occurs on or after January 1, 2004. Notwithstanding the foregoing, (i) this Note may be prepaid in full, but not in part, without payment of a premium, on any installment payment date beginning with July 1, 2004, and (ii) no prepayment premium shall be payable in the event that prepayment of the indebtedness evidenced by this Note is made by application of insurance proceeds in the event of a casualty or a condemnation award in the event of a condemnation (or transfer in lieu thereof). In addition to the prepayment premium set forth above, it is a condition of prepayment that all accrued and unpaid interest under this Note shall be paid, together with any other sums due hereunder or under the Loan Documents. Further, prepayment of this Note shall not be permitted without simultaneous prepayment of (x) that Note-D ("Note-D") dated October 12, 1994, in the original principal amount of $48,300,000.00 from Maker to Holder and also secured by the herein described mortgage, and (y) the Related Notes, as described in the herein described Tippecanoe First Amendment.

     For the purposes of this Note the following definitions shall apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Holder, as publicized by The Bloomberg News Service as near as possible to two (2) weeks prior to the date of prepayment having a scheduled maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date plus 50 basis points.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

           NP/((1 + R/12)^n) = Discounted Value

           NP = Amount of Note Payment

           R = Discount Rate or Default Discount Rate (hereinafter defined) as the case may be.

           n = The number of months between the date of prepayment and the scheduled date of the Note Payment in question, rounded to the nearest integer.

     "Note Payments" means the scheduled payments required by the terms of this Note for the period between the date of prepayment and the Maturity Date and the scheduled repayment of principal, if any, at the Maturity Date.

     Italicized language above is replaced by the Note B Amendments below.

     Note B Amendments:

     4.1 The last sentence of the indented language in the first grammatical paragraph of Paragraph 2 on pages 2 and 3 of the 1998 Tippecanoe Note beginning with the words "Further, prepayment of this Note" and ending with the words "as described in the herein Tippecanoe First Amendment." shall be deleted in its entirety, and in lieu thereof, the following language shall be inserted:

     "Further, prepayment of this Note shall not be permitted without simultaneous prepayment of that Note-D ("Note-D") dated October 12, 1994, in the original principal amount of $48,300,000.00 from Maker to Holder and also secured by the herein described Mortgage."

C "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - 1290 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $165,000,000

CUT-OFF DATE BALANCE:        $165,000,000

FIRST PAYMENT DATE:          November 7, 2002

INTEREST RATE:               6.8527%

AMORTIZATION:                Interest only through July 7, 2007.
                             Principal and interest payments beginning August 7, 2007 through January 7, 2012. Interest only from
                             February 7, 2012 through maturity.

ARD:                         NAP

MATURITY DATE:               January 7, 2013

EXPECTED MATURITY BALANCE:   $151,714,286

SPONSORS:                    Jamestown and Apollo Real Estate Advisors

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Closed to prepayment until the earlier of
                             September 9, 2006 and 2 years after the REMIC
                             "start-up" day with respect to the last of the "A" notes to be securitized, with U.S. Treasury defeasance thereafter. The B note may be partially prepaid after September 9, 2006. The A notes are freely prepayable without penalty from and after November 7, 2012.

LOAN PER SF(1):              $195

UP-FRONT RESERVES:           TI/LC:                     $15,000,000

                             RE Tax:                    $4,925,000

                             Insurance:                 $395,083

ONGOING RESERVES(2):         TI/LC:                     See footnote 2

                             RE Tax:                    $1,641,668/month

                             Insurance:                 $395,083/month

                             Operating:                 See footnote 3

LOCKBOX(3):                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           Urban

LOCATION:                    New York, NY

YEAR BUILT:                  1963

OCCUPANCY(4):                98.7%

SQUARE FOOTAGE:              1,978,622

THE COLLATERAL:              43-story class A office building

OWNERSHIP INTEREST:          Fee

                                      BASE RENT    TOTAL RENT     LEASE
                                      ----------   -----------    -----
MAJOR TENANTS                  NRSF       PSF          PSF      EXPIRATION
-------------                  ----       ---          ---      ----------
Equitable Life Assurance      39.3%     $37.66       $46.71     12/31/2008

                                                                12/31/2011

                                                                12/31/2015

Warner Communications         11.4%     $41.72       $51.68      9/30/04/
                                                                 6/30/12

Morrison & Foerster(5)         9.2%     $59.75       $69.28      9/30/12

Bryan Cave, LLP                6.4%     $51.88       $65.47      3/31/04

PROPERTY MANAGEMENT:         Jamestown 1290 Management, L.P.

U/W NET OP. INCOME:          $55,327,537

U/W NET CASH FLOW:           $51,568,050

APPRAISED VALUE:             $800,000,000

CUT-OFF DATE LTV(1):         48.1%

MATURITY DATE LTV(1):        44.3%

DSCR(1) (6):                 1.93x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (1) The subject $165,000,000 loan represents an 42.9% pari passu interest in the senior ("A") $385,000,000 portion of a $440,000,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $385,000,000 senior financing.

     (2) The following reserves apply to each of the components of the overall loan. The borrower is required to escrow 1/12 of annual insurance premiums and real estate taxes monthly. The amounts shown are the current monthly collections. The borrower is required to fund a TI/LC Reserve (a) monthly in the amount of $370,000/month during the period from July 7, 2007 through December 7, 2011, (b) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, starting January 7, 2012 and (c) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, at any time that the total funds in the TI/LC Reserve account fall below $3,000,000. However, during the period from and after January 7, 2012, borrower will also not have to fund the TI/LC Reserve in excess of amounts that (when added to amounts in the TI/LC Reserve that are deemed "Surplus Near Term Rollover Funds") would exceed (y) $50/NRSF of space that is vacant or subject to lease expiration in 2011 through 2014 and not extended within target term parameters plus (z) the greater of $50/NRSF or the actual cost of future re-leasing costs for space that is subject to a lease within those parameters.

     (3) The borrower must deposit monthly the amount of operating expenses as set forth in the budget for the calendar month following the deposit. Pursuant to the lockbox agreement, the lender will disburse funds for operating expenses, provided no event of default exists.

                                     III-1

     (4) Occupancy is based on the rent roll dated December 1, 2002, includes contractual rent increases with commencement on or before June 1, 2003 and excludes 17,468 SF of space that is currently leased to Morrison & Foerster, which is to vacate the space March 1, 2003.

     (5) Morrison & Foerster has recently leased four floors, totaling 104,468 SF. The rent commencement dates are between January 29, 2003 and March 31, 2003 with two floors leased at $56 PSF and two floors leased at $74 PSF. As of April 1, 2003, after the return of 17,468 SF of floor 39, Morrison & Foerster will lease a total of 182,524 SF. The Base Rent PSF and Total Rent PSF represent rents in place as of April 1, 2003.

     (6)  The DSCR is for the IO period of the loan.


THE 1290 AVENUE OF THE AMERICAS LOAN


           THE LOAN. The largest loan (the "1290 Avenue of the Americas Loan") as evidenced by the Promissory Note (the "1290 Avenue of the Americas Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "1290 Avenue of the Americas Mortgage") encumbering the 1,978,622 square foot office tower known as 1290 Avenue of the Americas, located in New York, NY (the "1290 Avenue of the Americas Property"). The 1290 Avenue of the Americas Loan was originated on September 9, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc ("MSMC").

           THE BORROWER. The borrower is Jamestown 1290, L.P., a Delaware limited partnership (the "1290 Avenue of the Americas Borrower") that owns no material asset other than the 1290 Avenue of the Americas Property and related interests. The 1290 Avenue of the Americas Borrower is sponsored by Jamestown, a real estate investment and management company that was founded in 1983 and that buys American property on behalf of large groups of individual German investors through the vehicle of American limited partnerships it sponsors. An affiliate of Apollo Real Estate Advisors, which was a major shareholder in the prior owner of the 1290 Avenue of the Americas Property, owns a subordinated equity interest in the project.

           THE PROPERTY. The 1290 Avenue of the Americas Property, located in the Plaza District in midtown Manhattan on the blockfront between 51st Street and 52nd Street, was originally constructed in 1963. The 1290 Avenue of the Americas Property consists of a 1,978,622 square foot, 43-story office tower with ground floor retail. The building is structural steel encased in concrete. The 1290 Avenue of the Americas Property is situated on an approximately 89,775 square foot parcel and contains 29 underground parking spaces.

                                     III-2

DESCRIPTION OF UNDERWRITABLE CASH FLOW


      The following table sets forth certain selected financial information regarding the operations of the 1290 Avenue of the Americas Property. The Certain Revenues in Excess of Certain Expenses included in the table are based on financial statements of the 1290 Avenue of the Americas Property prepared in accordance with generally accepted accounting principles. Certain items such as straight line rent, interest income, depreciation, amortization and debt service payments and other nonrecurring income and expense items were excluded from the historical information and were not considered for underwriting purposes. Underwritable Cash Flow was calculated as described in the table below.




                                             CERTAIN REVENUES    CERTAIN REVENUES    CERTAIN REVENUES
                                               IN EXCESS OF        IN EXCESS OF        IN EXCESS OF
                                             CERTAIN EXPENSES    CERTAIN EXPENSES    CERTAIN EXPENSES   UNDERWRITABLE
                                                   1999                2000                2001           CASH FLOW       NOTES
                                             ----------------    ----------------    ----------------   --------------    -----
Base Rent...............................        $71,435,260          $81,909,898         $84,442,461      $87,194,290      (1)
Tenant Escalations......................          2,850,372            5,444,495           5,296,503       20,092,920      (2)
Miscellaneous Income....................          3,622,172            4,148,661           4,528,217        4,381,151      (3)
Vacancy/Bad Debt Adjustment.............         (1,673,217)                   -          (1,301,173)      (4,235,782)
                                             ----------------    ----------------    ----------------   --------------
TOTAL REVENUES..........................         76,234,587           91,503,054          92,966,008      107,432,579

Operating Expenses......................         14,420,283           16,719,933          18,716,754       26,918,288
Real Estate Taxes.......................         18,256,150           18,369,051          17,920,858       24,186,754
Management Fees.........................          1,138,188            1,333,305           1,383,052        1,000,000      (4)
                                             ----------------    ----------------    ----------------   --------------
TOTAL EXPENSES..........................         33,814,621           36,422,289          38,020,664       52,105,042

NET OPERATING INCOME....................        $42,419,966          $55,080,765         $54,945,344      $55,327,537

Capital Improvements....................                                                                      494,656      (5)
Re-tenanting Costs......................                                                                    3,264,831      (6)
                                             ----------------    ----------------    ----------------   --------------
UNDERWRITABLE CASH FLOW.................        $42,419,966          $55,080,765         $54,945,344      $51,568,050

      ----------------------------

      (1) Underwritten Base Rent and Occupancy are based on the rent roll dated December 1, 2002, includes contractual rent increases with commencement on or before June 1, 2003 and assumes 174,684 SF currently leased by Morrison & Foerster LLP is vacant (tenant to vacate space in March 2003). The building is currently 98.7% leased.

      (2)  Underwritten recoveries are based on the borrower's 2003 projection.

      (3) Miscellaneous income consists of sub metered electric charges, overtime HVAC charges, freight elevator charges, labor charges, locksmith, rubbish removal and miscellaneous utility income.

      (4)  Underwritten Management Fee is assumed to be $1,000,000.

      (5)  Capital Improvements were based on $0.25 per square foot per annum.

      (6) Tenant Improvements and Leasing Commissions, which are assumed for all assumed leased space in building except (a) 50% of leased space for credit tenants with lease expirations after 2010 and (b) storage, retail management and antennae space.


      Underwritten TIs and LCs are based on the following assumptions:


                                                                                RENEWAL         AVERAGE LEASE
                                            NEW              RENEWAL          PROBABILITY            TERM
                                        ------------    ----------------   ----------------   -----------------
Tenant Improvements.............            $35                $15                70%             15 years
Leasing Commissions.............            4%                 2%                 70%                N/A



                                     III-3

MAJOR TENANT SUMMARY

      The following table shows certain information regarding certain major tenants of the 1290 Avenues of the Americas Property:


                   SIX LARGEST TENANTS BASED ON SQUARE FOOTAGE


                                                                            UNDERWRITTEN
                                                                             ANNUALIZED      % OF TOTAL      CURRENT
                                                                             BASE RENT       ANNUALIZED    ANNUALIZED
                               CREDIT RATING                   % OF TOTAL       PLUS       BASE RENT PLUS   BASE RENT     LEASE
           TENANT           S&P/MOODY'S/FITCH(1)  TENANT NRA   LEASED NRA  ESCALATIONS(2)  ESCALATIONS(2)      PSF      EXPIRATION
--------------------------  -------------------  ------------  ----------  --------------  --------------  ----------   -----------
Equitable Life............        A/A1/A+           777,578      39.3%        $36,318,092       33.9%         $46.71    2008/2011/
                                                                                                                         2015(4)
Warner Communications.....     BBB+/Baa1/BBB+       226,373      11.4          11,699,778       10.9           51.68   2004/2012(5)
Morrison & Foerster LLP(3)           NR             182,524       9.2          12,645,572       11.8           69.28       2012
Bryan Cave LLP............           NR             125,744       6.4           8,232,981        7.7           65.47       2004
The Bank of New York......       A+/Aa3/AA-         107,448       5.4           5,597,471        5.2           52.09   2003/2010(6)
Deutsche Bank AG..........      AA-/Aa3/AA-         100,380       5.1           5,536,776        5.2           55.16       2014
                                                 ------------  ----------  --------------  --------------  ----------
TOTAL/WEIGHTED AVERAGE....                        1,520,047      76.8%        $80,030,670       74.6%         $52.65
Other Tenants.............                          433,809      21.9          27,256,540       25.4           62.83
Vacant Space..............                           24,766       1.3                   -        NA            NA
                                                 ------------  ----------  --------------  --------------  ----------
TOTAL/WEIGHTED AVERAGE....                        1,978,622     100.0%       $107,287,210      100.0%         $54.91

      ----------------------------

      (1) S&P, Moody's and Fitch credit ratings of tenant or tenant parent company as of December 16, 2002, whether or not the parent company guarantees the lease.

      (2) "Underwritten Annualized Base Rent Plus Escalations" is equal to the sum of (i) the Annualized Base Rent and (ii) Tenant Escalations, used to calculate "Underwritable Cash Flow," all as described in the "Description of Underwritable Cash Flow" above.

      (3) Morrison & Foerster has recently leased four floors, totaling 104,468 SF. The rent commencement dates are between January 29, 2003 and March 31, 2003 with two floors leased at $56 PSF and two floors leased at $74 PSF. As of April 1, 2003, after the return of 17,468 SF of floor 39, Morrison & Foerster will lease a total of 182,524 SF. The Base Rent PSF and Total Rent PSF represent rents in place as of April 1, 2003.

      (4) 98,767 SF expires December 2008. 665,122 SF expires December 2011. The remaining space expires December 2015

      (5)  66,367 SF expires September 2004. The remaining space expires June
           2012.

      (6)  43,035 SF expires April 2003. The remaining space expires December
           2010.


                                     III-4

LEASE EXPIRATION SUMMARY

      The following table shows scheduled lease expirations for the Mortgaged Property as of December 1, 2002, assuming none of the tenants renews its lease or exercises its renewal option:


                                                           LEASE ROLLOVER SCHEDULE

                                       AVERAGE TOTAL     % OF TOTAL
                       # OF LEASES      RENT PER SF      SQUARE FEET   CUMULATIVE % OF   % OF TOTAL RENTAL    CUMULATIVE % OF TOTAL
          YEAR           ROLLING          ROLLING          ROLLING        SF ROLLING      REVENUES ROLLING   RENTAL REVENUES ROLLING
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
         Vacant            10               -                1%              1%                  0%                    0%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
       Management           1               -                0%              1%                  0%                    0%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2003              6             $53.36             2%              4%                  2%                    2%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2004             23             $60.77            14%             17%                 15%                   17%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2005             12             $82.51             1%             18%                  2%                   19%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2006              6             $54.17             5%             23%                  5%                   24%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2007              0               -                0%             23%                  0%                   24%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2008              4             $55.21             6%             29%                  6%                   30%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2009              1             $29.22             1%             29%                  0%                   30%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2010              3             $50.13             7%             37%                  7%                   37%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2011             26             $46.31            34%             70%                 29%                   66%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2012             22             $64.20            19%             90%                 23%                   88%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
          2013              0               -                0%             90%                  0%                   88%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------
       After 2013           7             $61.05            10%            100%                 12%                  100%
------------------- ---------------- ----------------- --------------- ----------------- ------------------ ------------------------


      (1) Total annual base rent per square foot excludes vacant space square footage.

      PROPERTY MANAGEMENT. The 1290 Avenue of the Americas Property is managed by Jamestown 1290 Management, L.P., which is affiliated with the 1290 Avenue of the Americas Borrower. The management agreement and the sub-management agreement is subordinate to the 1290 Avenue of the Americas Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for (i) unsecured trade payables and operational debt not evidenced by a note, not more than 60 days past due, incurred in the ordinary course of business and not in the excess of $8,800,000 in the aggregate at any one time, and (ii) unsecured financing for tenant work letter obligations, improvement allowances and leasing commissions, incurred in the ordinary course of business and not in excess of $10,000,000, when combined with indebtedness under (i) above.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the 1290 Avenue of the Americas Loan and the 1290 Avenue of the Americas Property is set forth on Appendix II hereto.



                                     III-5

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 2 - KATY MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $93,000,000

CUT-OFF DATE BALANCE:            $93,000,000

FIRST PAYMENT DATE:              February 9, 2003

INTEREST RATE:                   6.6930%

AMORTIZATION:                    Through January 2008, interest only.
                                 Thereafter, 300 months

ARD:                             NAP

GUARANTY(2):                     $15,000,000 payment guaranty from The Mills
                                 Limited Partnership

MATURITY DATE:                   January 9, 2013

EXPECTED MATURITY BALANCE:       $85,116,706

SPONSOR(S):                      Mills Corporation and Kan Am

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until the earlier of
                                 December 30, 2005 or 2 years after the
                                 REMIC "start-up" day of the last
                                 securitization involving any part of the $148,000,000 loan secured by Katy Mills, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after December 9, 2012.

LOAN PER SF(1):                  $121.53

UP-FRONT RESERVES:                TI/LC:                      $3,000,000

ONGOING RESERVES(3):              RE Tax:                     Springing

                                  Insurance:                  Springing

                                  Cap Ex:                     Springing

                                  TI/LC:                      $150,000/month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------- --------------------- ----------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Katy, Texas

YEAR BUILT/RENOVATED:            1999/NAP

OCCUPANCY(4):                    92.8%

SQUARE FOOTAGE:                  1,217,782

THE COLLATERAL:                  Single level, super-regional value retail and
                                 entertainment center

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                       NRSF       RENT PSF      LEASE EXPIRATION
-------------                       ----       --------      ----------------
Bass Pro Shops Outdoor              11.9%        $6.09          10/25/2014

Burlington Coat Factory             8.2%        $10.71          01/31/2010

American Multi-Cinema               6.3%        $31.71          10/31/2019

Jillians                            4.1%        $21.79          11/14/2009


PROPERTY MANAGEMENT:             Mills Services Corp.

U/W NET OP. INCOME:              $18,347,946

U/W NET CASH FLOW:               $16,973,346

APPRAISED VALUE:                 $224,000,000

CUT-OFF DATE LTV(1):             66.1%

MATURITY DATE LTV(1):            60.5%

DSCR(1) (5):                     1.69x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) The subject $93,000,000 loan represents a 62.8% pari passu interest in a $148,000,000 loan. All Loan per SF, LTV and DSCR numbers in this table are based on the total $148,000,000 loan.

      (2) Amount of Guaranty is based on the total $148,000,000 loan. Guaranty terminates in the event the debt service coverage ratio (using underwritten net income and a 9.0% debt constant) exceeds 1.55:1.00.

      (3) The borrower must establish reserves for real estate taxes, insurance premiums and capital expenditures from and after the occurrence of a "Trigger Event", which is defined as either an Event of Default under the loan or a debt service coverage ratio (using underwritten net operating income and a 9.0% debt constant) of less than 1.25:1.00. The required escrow will be 1/12 of annual insurance premiums and real estate taxes, monthly. The required escrow with respect to capital expenditures shall be $7,500, monthly. The reserve period will end upon the cure of the event of default or six months after the debt service coverage ratio has risen above 1.25:1.00. The monthly amount of the required TI/LC reserve is the lesser of $150,000 or a sum that, when added to TI/LC reserves already on deposit with the lender, equals $3,000,000.

      (4)  Occupancy is based on the rent roll dated February 1, 2003.

      (5)  This DSCR is for the IO Period of the loan.




                                     III-6

THE KATY MILLS LOAN


      THE LOAN. The second largest loan (the "Katy Mills Loan") as evidenced by the Promissory Note (the "Katy Mills Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Katy Mills Mortgage") encumbering a 1,217,782 square foot regional shopping center known as Katy Mills and located in Katy, Texas (the "Katy Mills Property"). The Katy Mills Loan was originated on December 30, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). The Katy Mills Loan benefits from a limited guaranty of payment granted by The Mills Limited Partnership in the amount of $15,000,000 with respect to the entire $148,000,000 loan. The limited guaranty will terminate if the DSCR for the overall loan exceeds 1.55:1.00.

      THE BORROWER. The borrower is Katy Mills Mall Limited Partnership, a Delaware limited partnership (the "Katy Mills Borrower") that owns no material asset other than the Katy Mills Property and related interests. The Katy Mills Borrower is an indirect subsidiary of Mills Corporation and Kan Am. Mills Corporation is a publicly traded real estate investment trust that owns, develops and operates super-regional, value-oriented shopping malls. The Mills Corporation currently has 20 operating properties and 5 malls under construction. Kan Am is a German syndicator of closed U.S. real estate funds that reports management of approximately $700,000,000 in equity for approximately 5,500 German investors. Kan Am has invested approximately $330,000,000 in equity in various projects with the Mills Corporation.

      THE PROPERTY. The Katy Mills Property, located in Katy, Texas, was constructed in 1999. It is located at the corner of Interstate 10 and Katy-Ford Bend County Road in Katy, Texas, a western suburb of Houston. The Katy Mills Property consists of a 1,217,782 square foot super-regional value retail and entertainment center, which includes fourteen tenants occupying more than 20,000 square feet each, including Bass Pro Shops Outdoor, Burlington Coat Factory and American Multi-Cinema, and 486,553 square feet of in-line tenants. One tenant, Jillian's, has previously been delinquent in its rent payments, although rent was current as of the Cut-Off Date. Katy Mills is situated on approximately
168.3 acres and contains 9,051 parking spaces and 126 handicapped parking spaces. In 2002, comparable in-line sales per square foot were approximately $280 and total sales were approximately $234,929,000.

      An expansion of Interstate 10, which links Katy to Houston to the east and San Antonio to the west, is scheduled to begin in May 2003 and last through 2009. The expansion will result in an 18-20 lane freeway, which will include a 4-lane toll facility that will offer an express alternative to commuters. Per the appraiser, although the reconstruction should benefit the Katy Mills Property by improving accessibility, and the construction has been planned in a manner such that there will never be fewer lanes open than are currently available, perceptions of construction-related delays could have a short-term impact on visits to the Katy Mills Property.

      The municipal utility district (the "District") that includes the Katy Mills Property issued municipal bonds in order to finance a portion of the costs relating to the construction of the Katy Mills Property infrastructure. The annual debt service on these bonds for 2003-2005 is $1,461,290, increasing as a result of amortization to $2,711,290 in 2006 and up to $2,826,250 by 2018, with an average annual debt service of $2,779,966 during this period. The debt service is to be paid through excess sales taxes collected within the District and, in the event such excess sales taxes are insufficient to cover such debt service, additional ad valorem taxes will be levied on the District. Although such increases in ad valorem taxable are generally reimbursable by the tenants at the Katy Mills Property, such reimbursements would increase tenant occupancy cost ratios, which may impact the supportable rents at the property.



                                     III-7

DESCRIPTION OF UNDERWRITABLE CASH FLOW

      The following table sets forth certain selected financial information regarding the operations of the Katy Mills Property.



                                             CERTAIN REVENUES    CERTAIN REVENUES   CERTAIN REVENUES
                                              IN EXCESS OF         IN EXCESS OF       IN EXCESS OF
                                            CERTAIN EXPENSES     CERTAIN EXPENSES   CERTAIN EXPENSES   UNDERWRITABLE CASH
                                                  2000                 2001               2002                FLOW          NOTES
                                            -----------------    ----------------   ----------------   ------------------   -----
Base Rent...............................        $19,083,014          $18,467,995        $19,033,045         $17,215,198       (1)
Percentage Rent.........................            281,369              229,240            235,283             269,084
Recoveries..............................          9,073,133           10,306,011          9,877,247          11,206,640
Other Recurring Income..................          2,412,085            2,123,668          2,573,863           2,042,138
Vacancy.................................           (404,314)            (423,046)          (370,943)            (22,815)      (2)
                                            -----------------    ----------------   ----------------   ------------------
TOTAL REVENUES..........................         30,445,287           30,703,867         31,348,495          30,710,245

Operating Expenses......................          4,929,612            4,991,413          4,547,038           4,547,038
Real Estate Taxes.......................          3,703,036            5,161,663          5,203,825           5,505,841
Management Fees.........................            735,254              815,401            828,846             780,144       (3)
Non-Recoverable Expenses................            537,026            1,003,967            527,243             527,243       (4)
                                            -----------------    ----------------   ----------------   ------------------
TOTAL EXPENSES..........................          9,904,928           11,972,444         11,106,952          12,362,299

NET OPERATING INCOME....................        $20,540,359          $18,731,424        $20,198,383         $18,347,946

Capital Improvements....................                  -                    -                  -             182,667       (5)
Re-tenanting Costs......................                  -                    -                  -           1,191,932       (6)
                                            -----------------    ----------------   ----------------   ------------------
UNDERWRITABLE CASH FLOW.................        $20,540,359          $18,731,424        $20,241,543         $16,973,346


      ----------------------------

      (1)  Based on the rent roll dated 2/1/2003.

      (2) Underwritten Vacancy is based on a 95% occupancy constraint applied separately to Anchor/Major/Theater and In-Line/Food Court Categories.

      (3) Underwritten Management Fee is Based on 4% of Minimum Rent, Percentage Rent, and Total Other Recurring Income less Vacancy.

      (4) 2001 non-recoverable expenses include one time promotional costs of $394,692.

      (5)  Capital Improvements were based on $0.15 per square foot per annum.

      (6) Tenant Improvements and Leasing Commissions, are assumed for all leased space in building except storage and kiosk space.


           Underwritten TIs and LCs are based on the following assumptions:


                                                                                                AVERAGE LEASE
                                                                                               TERM (IN-LINE /
                                                                                RENEWAL          ANCHOR AND
                                            NEW              RENEWAL          PROBABILITY          MAJORS)
                                        ------------    ---------------    ----------------   ------------------
Tenant Improvements.............            $10                $5                 65%           10/12.5 years
Leasing Commissions.............            4%                 2%                 65%                N/A



                                     III-8

LEASE EXPIRATION SUMMARY

      The following table shows scheduled lease expirations for the Katy Mills
Property:



-----------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE
------------------ --------------- ------------------- ---------------- ----------------- -------------------- --------------------
                                      AVERAGE TOTAL        % OF TOTAL                        % OF TOTAL BASE       CUMULATIVE % OF
                    # OF LEASES    RENTAL REVENUE PER      SQUARE FEET   CUMULATIVE % OF     RENTAL REVENUES        TOTAL RENTAL
       YEAR           ROLLING          SF ROLLING            ROLLING        SF ROLLING           ROLLING          REVENUES ROLLING
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
      Vacant             32                 $0.00               7%               7%                 0%                    0%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
        MTM              16                 $8.22               4%              11%                 2%                    2%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2002              0                  $0.00               0%              11%                 0%                    2%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2003              3                 $22.87               3%              14%                 3%                    4%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2004              35                $39.44              11%              25%                20%                   25%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2005              14                $35.53               5%              30%                 8%                   32%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2006              12                $43.08               3%              33%                 5%                   38%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2007              11                $50.51               2%              35%                 4%                   42%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2008              1                 $14.66               1%              35%                 0%                   42%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2009              33                $24.64              21%              57%                24%                   66%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2010              16                $21.92              16%              73%                16%                   82%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2011              3                 $29.81               2%              75%                 2%                   85%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2012              5                 $22.43               4%              79%                 4%                   89%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2013              0                  $0.00               0%              79%                 0%                   89%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2014              1                  $6.09              12%              91%                 3%                   89%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2015              1                 $15.50               3%              94%                 2%                   91%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2016              0                  $0.00               0%              94%                 0%                   91%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2017              0                  $0.00               0%              94%                 0%                   91%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
       2018              0                  $0.00               0%              94%                 0%                   91%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------
(greater than or
equal to) 2019           10                $32.54               6%             100%                 9%                  100%
------------------ --------------- ------------------- ---------------- ----------------- --------------------- -------------------

      Notes
      (1) Total annual base rent per square foot excludes vacant square footage.









                                     III-9

SALES HISTORY


      The following table summarizes the 2000, 2001 and 2002 sales history for the Katy Mills Property.


                                                    2000                         2001                      2002
                                        ------------------------------------------------------------------------------    2002
                               SQUARE       TOTAL                       TOTAL                    TOTAL                  OCCUPANCY
                              FOOTAGE      ($000S)       $PSF/$PSCN     ($000S)    $PSF/$PSCN   ($000S)    $PSF/$PSCN  COST RATIO
                              ----------------------------------------------------------------------------------------------------
THEATER SALES (1)
   American Multi-Cinema         76,671      $3,976       $198,792      $4,506     $ 225,317     $5,522     $276,109     44.0%

ANCHOR/MAJOR STORE SALES
   Bass Pro Shops Outdoor       144,702     $34,215        $236.45     $37,534       $259.39    $39,689      $274.28      2.2%
   Burlington Coat Factory      100,083      10,464         104.55      11,756        117.46     11,675       116.65      9.2
   Jillians                      49,896       4,072          81.61       3,387         67.88      3,102        62.16     35.0
   Bed, Bath & Beyond            35,229       4,433         125.84       4,458        126.55      4,381       124.36     12.5
   Marshalls                     32,161       1,440          44.76       6,310        196.19      6,112       190.06      7.8
   Sun & Ski Sports (2)          30,002       2,845          94.83       3,148        104.94      3,128       104.25     12.5
   Off-5th Saks 5th Avenue       27,122       6,313         232.75       5,837        215.20      5,897       217.41      4.7
   Midnight Rodeo                27,031           -           -              -          -           324        12.00      0.0
   F.Y.E.                        25,140       3,791         150.80       3,709        147.52      3,439       136.78     18.1
   Old Navy                      22,715       8,514         374.81       6,734        296.46      6,742       296.80      7.2
   Boot Town                     20,537       2,665         129.78       2,486        121.04      2,331       113.49     15.0
   Books-A-Million               20,434       3,159         154.62       2,835        138.75      2,716       132.89     14.6
   Rainforest Cafe               20,166       6,757         335.06       5,528        274.15      5,511       273.26      4.3
                              ----------------------------------------------------------------------------------------------------
Total Anchor/Major Stores....   555,218     $88,668        $159.70     $93,722       $168.80    $95,045      $171.19      7.6%
                              ====================================================================================================
IN-LINE STORE SALES
   Comparable Sales (2)         390,117    $102,398        $262.48    $110,189       $282.45   $109,202      $279.92     13.7%
   Non-Comparable Sales          96,436       1,064                      9,912                   10,848
                              ----------------------------------------------------------------------------------------------------
Total In-Line Stores.........   486,553    $103,462        $212.64    $120,101       $246.84   $120,050      $246.74     14.4%
                              ====================================================================================================
Total Theater, Anchor/Major
& In-Line Stores............. 1,118,442    $196,106        $175.34    $218,329       $195.21   $220,617      $197.25     12.2%
                              ====================================================================================================
Other (3)....................    99,340      10,592                      8,532                   14,311

TOTAL........................ 1,217,782    $206,698                   $226,860                 $234,929
                              =====================                  ==========               ==========

NOTES:
(1)   PSCN is defined as "dols per screen".  Theater has a total of 20 screens.
(2) Sun & Ski Sports is currently in bankruptcy. Although still in occupancy, its rent has not been included in underwriting.
(3)   Comparable tenants are tenants with full year 2001 and 2002 sales.
(4)   Includes sponsors, kiosk, foodcourt and former tenants.


      PROPERTY MANAGEMENT. The Katy Mills Property is managed by the Mills Services Corp., which is an affiliate of the Katy Mills Borrower. All management fees are subordinate and subject to the Katy Mills Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Katy Mills Borrower may obtain a release of one or more expansion parcels (defined as currently unimproved, non income-producing land or air rights parcel designated as an area of addition or expansion for retail, entertainment, office or multifamily residential purposes, plus any adjacent parking area), provided certain legal and underwriting requirements are satisfied. No prepayment is required in connection with any such release.

      Certain additional information regarding the Katy Mills Loan and the Katy Mills Property is set forth on Appendix II hereto.


                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - OAKBROOK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $84,000,000(1)

CUT-OFF DATE BALANCE:            $83,602,623

FIRST PAYMENT DATE:              December 1, 2002

INTEREST RATE:                   5.1200%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   October 1, 2012

EXPECTED MATURITY BALANCE:       $68,900,142

SPONSORS:                        The Rouse Company and CalPERS

INTEREST CALCULATION:            30/360

CALL PROTECTION:                 Closed to prepayment until the earlier of
                                 October 1, 2005 or 2 years after the REMIC
                                 "start-up" day with respect to the last
                                 securitization of any part of the $240,000,000 loan secured by Oakbrook Center, with U.S.
                                 Treasury defeasance thereafter. Prepayable without penalty from and after July 1, 2012.

LOAN PER SF:                     $148.73

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:             Springing

                                 Insurance:          Springing

                                 TI/LC:              Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Oak Brook, IL

YEAR BUILT/RENOVATED:            1962/1971, 1981, 1991,
                                 2001, 2002

OCCUPANCY(3):                    93.5%

SQUARE FOOTAGE(4):               1,606,031

THE COLLATERAL:                  2-level anchored regional mall

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                      NRSF         RENT PSF     LEASE EXPIRATION
-------------                      ----         --------     ----------------
Nordstrom                          13.7%         $0.00           4/30/21

Neiman Marcus                      7.0%          $1.56           1/31/17

Lord & Taylor                      6.4%          $4.17          12/31/08

Bloomingdale's Home                5.7%          $1.64           1/31/17

PROPERTY MANAGEMENT:             Rouse Property Management, Inc.

U/W NET OP. INCOME:              $31,294,421

U/W NET CASH FLOW:               $29,629,553

 APPRAISED VALUE:                $443,000,000

CUT-OFF DATE LTV:                53.9%

MATURITY DATE LTV:               44.4%

DSCR:                            1.89x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (1) The subject $84,000,000 loan represents a 35.00% pari passu interest in a $240,000,000 loan. All LTV and DSCR numbers in this table are based on the total $240,000,000 financing.

      (2) Prior to a "Trigger Event", all funds in the lockbox account will be remitted to the borrower daily. Upon the occurrence and continuance of a "Trigger Event" i.e., (a) the occurrence and continuance of an Event of Default, and terminating upon the cure of such Event of Default; or (b) the DSCR at the end of any calendar quarter is less than or equal to 1.25x, (x) the borrower is required to deposit monthly 1/12 of annual insurance premiums and real estate taxes into an escrow account and (y) the borrower is required to deposit $96,318 monthly into a TI/LC reserve.

      (3) Occupancy is based on the rent roll dated September 26, 2002 plus terms of assignment to Bloomingdale's Home. Total defined term occupancy is 93.5%, while mall occupancy is 96.6% and in-line shop space occupancy is 94.3%.

      (4) Indicates collateral square feet. The total square footage of the property is 2,379,035 square feet.

                                     III-11

THE OAKBROOK CENTER LOAN


      THE LOAN. The third largest loan (the "Oakbrook Center Loan") as evidenced by the Promissory Note (the "Oakbrook Center Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Oakbrook Center Mortgage") encumbering a regional shopping and mixed use center known as Oakbrook Center, located in Oak Brook, Illinois (the "Oakbrook Center Property"). The Oakbrook Center Loan was originated on October 1, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Oakbrook Center Borrower") that owns no material asset other than the Oakbrook Center Property and related interests. The Oakbrook Center Borrower is 49.49% controlled by CalPERS and 50.51% controlled by The Rouse Company. CalPERS is the California Public Employees' Retirement System, the largest public pension fund in the United States. The Rouse Company is a publicly held real estate development and management company that currently owns 50 regional retail centers.

      THE PROPERTY. The Oakbrook Center Property, located outside Chicago along Illinois State Route 83 in Oak Brook, Illinois, was originally constructed in 1962 and added to and renovated in 1971, 1981, 1991, 2001 and 2002. The Oakbrook Center Property consists of a 2,379,035 square foot, two-level open-air mall anchored by Marshall Field, Nordstrom, Neiman Marcus, Sears, Lord & Taylor and Bloomingdale's Home. Marshall Field and Sears each owns its store and the land on which it is located, which are not included in the collateral. The components of the Oakbrook Center Property are: anchor stores (1,185,578 NRSF, including the Marshall Field and Sears stores), in-line stores (822,342 NRSF), 3 office buildings (240,223 NRSF), Cineplex (17,700 NRSF) and a hotel (113,192 NRSF). Oakbrook Center is situated on approximately 135 acres (of which 75.08 acres are owned) and contains 13,000 parking spaces arrayed in 5 parking decks and surface parking.



                                     III-12

DESCRIPTION OF UNDERWRITABLE CASH FLOW

      The following table sets forth certain selected financial information regarding the operations of Oakbrook Center.


                                            CERTAIN REVENUES   CERTAIN REVENUES    CERTAIN REVENUES
                                              IN EXCESS OF       IN EXCESS OF        IN EXCESS OF
                                           CERTAIN EXPENSES    CERTAIN EXPENSES    CERTAIN EXPENSES   UNDERWRITABLE CASH
                                                 2000               2001                 2002                FLOW          NOTES
                                           -----------------  -----------------   -----------------   ------------------   -----
Base Rent...............................       $29,594,700        $30,936,800          $30,628,389         $30,743,549       (1)
Percentage Rent.........................         3,538,200          3,054,700            3,206,578           2,994,400
Recoveries..............................        11,654,700         11,939,200           12,923,011          11,986,490
Other Recurring Income..................           559,200          1,077,800              660,389              97,000
Vacancy.................................           151,200           (549,100)            (598,387)                  -       (2)
                                           -----------------  -----------------   -----------------   ------------------
TOTAL REVENUES..........................        45,498,000         46,459,400           49,819,980          45,821,439

Operating Expenses......................         8,951,200          9,031,600            9,910,970           9,664,500
Real Estate Taxes.......................         3,123,200          3,153,700            3,199,509           3,296,300
Management Fees.........................           870,900            881,500            1,004,124           1,349,518       (3)
Non-Recoverable Expenses................           206,600            214,500               41,410             216,700
                                           -----------------  -----------------   -----------------   ------------------
TOTAL EXPENSES..........................        13,151,900         13,281,300           14,156,013          14,527,018

NET OPERATING INCOME....................       $32,346,100        $33,178,100          $32,663,967         $31,294,421

Capital Improvements....................                 -                  -                    -             291,141       (4)
Re-tenanting Costs......................                 -                  -                    -           1,373,727       (5)
                                           -----------------  -----------------   -----------------   ------------------
UNDERWRITABLE CASH FLOW.................       $32,346,100        $33,178,100          $32,663,967         $29,629,533

      ----------------------------

      (1) Based on the rent roll dated September 26, 2002 with leasing updates through February 2003.
      (2)  No additional vacancy adjustment was utilized.
      (3) Underwritten Management Fee is based on 4% of Base Rent and Percentage Rent.
      (4)  Capital Improvements were based on $0.25 per square foot per annum.
      (5) Tenant Improvements and Leasing Commissions, are assumed for all leased space in building except storage and kiosk space.

           Underwritten TIs and LCs are based on the following assumptions:


                                                                                RENEWAL         AVERAGE LEASE
                                            NEW              RENEWAL          PROBABILITY            TERM
                                        ------------    ---------------    -----------------   ----------------
Tenant Improvements.............            $10                $5                 65%             10 years
Leasing Commissions.............           5.0%               2.5%                65%                N/A


                                     III-13

LEASE EXPIRATION SUMMARY

      The following table shows scheduled lease expirations for Oakbrook Center as of September 2002 with leasing updates through February 2003.



-----------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
                                                           % OF TOTAL                          % OF TOTAL BASE      CUMULATIVE % OF
                     # OF LEASES    AVERAGE BASE RENT      SQUARE FEET     CUMULATIVE % OF     RENTAL REVENUES       TOTAL RENTAL
        YEAR           ROLLING       PER SF ROLLING          ROLLING          SF ROLLING           ROLLING         REVENUES ROLLING
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
       Vacant              26               $0.00                7%                 7%                 0%                   0%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
     2003 or MTM          48               $26.43                6%                13%                 9%                   9%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2004              45               $30.08                5%                18%                 8%                  17%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2005              31               $23.90                6%                24%                 8%                  25%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2006              29               $32.67                6%                31%                11%                  36%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2007              19               $19.76                8%                39%                 8%                  44%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2008              16               $12.60                9%                48%                 6%                  49%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2009              23               $37.03                5%                53%                10%                  60%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2010              19               $35.14                8%                61%                15%                  75%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2011              11               $41.56                3%                64%                 6%                  80%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
        2012              23               $33.00                8%                71%                13%                  95%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------
    2013 & Beyond         9                 $3.88               29%               100%                 6%                 100%
------------------- -------------- -------------------- ------------------ ----------------- ------------------- ------------------






                                     III-14

SALES HISTORY


      The following table summarizes the 1999, 2000, 2001 and 2002 sales history for the retail mall at Oakbrook Center.


                                                            1999 SALES             2000 SALES
                                          SQUARE     ----------------------------------------------
               TENANT                      FEET         ($000S)      $PSF      ($000S)     $PSF
---------------------------------------------------------------------------------------------------
ANCHORS (1)

Lord & Taylor                              101,997       $31,143     $305      $31,545     $309
Neiman Marcus                              112,099        28,448      254       29,635      264
Nordstrom                                  220,036       111,617      507      104,949      477
Bloomingdale's Home & Furniture Store       91,634          -           -            -        -
Saks Fifth Avenue (Former)                       -        14,350        -       13,992        -
Marshall Field & Co.                       375,764       120,000      319      121,000      322
Sears, Roebuck & Co.                       284,048        51,000      180       51,000      180
                                   ----------------------------------------------------------------
TOTAL ANCHORS                            1,185,578      $356,558     $301     $352,121     $297

MAJORS

Express                                     57,899        $7,449     $129       $7,951     $137
Eddie Bauer                                 41,503        11,247      271        9,749      235
Crate & Barrel                              36,334        16,053      442       15,964      439
Limited                                     33,675         6,530      194        7,108      211
Mark Shale                                  24,201         9,709      401       10,683      441
Clubhouse Int'l                             18,601         9,538      513        9,222      496
Pottery Barn                                18,011         6,302      350        6,649      369
Mario Tricoci                               16,271         8,134      500        8,399      516
Talbot's                                    12,786         6,306      493        7,462      584
Lane Bryant                                 11,599         4,223      364        4,022      347
Braxton Seafood Grill                       11,346         4,465      394        4,559      402
Lerner New York                             10,605         3,821      360        3,720      351
Tiffany & Co.                               10,000        12,052    1,205       12,058    1,206
                                    ----------------------------------------------------------------
TOTAL MAJORS                               302,831      $105,829     $349     $107,546     $355

TOTAL COMPARABLE IN-LINE (2)               255,681      $127,215     $498     $132,728     $519

TOTAL NON-COMPARABLE IN-LINE (3)           198,132       $26,064               $48,808
VACANT SPACE                                45,938
STORAGE SPACE                               19,760

TOTAL OAKBROOK MALL (4)                  2,007,920      $615,666              $641,203
Office/Theater Space                       257,923
TOTAL OAKBROOK CENTER (5)                1,606,031






               TENANT                       2001 SALES            2002 SALES
-------------------------------------------------------------------------------   OCCUPANCY
                                         ($000S)     $PSF     ($000S)      $PSF   COST RATIO
                                       ---------------------------------------------------
ANCHORS (1)
Lord & Taylor                            $30,269     $297     $27,800      $273      6.1%
Neiman Marcus                             29,479      263      30,700       274      2.7%
Nordstrom                                102,148      464     102,300       465      1.0%
Bloomingdale's Home & Furniture Store          -        -           -         -      2.9%
Saks Fifth Avenue (Former)                12,883        -       9,800         -      2.9%
Marshall Field & Co.                     114,000      303     116,850       311      0.0%
Sears, Roebuck & Co.                      51,000      180      53,040       187      0.0%
                                    ------------------------------------------------------
TOTAL ANCHORS                           $339,779     $287    $340,490      $287      1.1%

MAJORS

Express                                   $7,736     $134      $8,549      $148     15.3%
Eddie Bauer                                7,947      191       7,008       169     13.9%
Crate & Barrel                            15,563      428      16,834       463      8.7%
Limited                                    7,308      217       7,387       219     16.4%
Mark Shale                                10,634      439      10,079       416      7.4%
Clubhouse Int'l                            9,753      524      10,602       570      7.1%
Pottery Barn                               6,984      388       7,773       432      8.7%
Mario Tricoci                              8,782      540       8,375       515      9.0%
Talbot's                                   7,296      571       6,687       523     11.3%
Lane Bryant                                4,104      354       3,692       318     14.5%
Braxton Seafood Grill                      4,044      356       4,349       383     10.1%
Lerner New York                            3,848      363       2,848       269     14.2%
Tiffany & Co.                             13,702    1,370      15,369     1,537      4.8%
                                    ------------------------------------------------------
TOTAL MAJORS                            $107,701     $356    $109,551      $362      9.2%

TOTAL COMPARABLE IN-LINE (2)            $124,873     $488    $117,155      $458     13.3%

TOTAL NON-COMPARABLE IN-LINE (3)         $67,871              $88,123
VACANT SPACE
STORAGE SPACE

TOTAL OAKBROOK MALL (4)                 $640,224             $655,318
Office/Theater Space
TOTAL OAKBROOK CENTER (5)

NOTES:

(1) Anchor sales are based upon borrower estimates. Lord & Taylor, Neiman Marcus, Saks Fifth Avenue/Bloomingdale's Home Store and Nordstrom are part of the collateral. Sears and Marshall Field, totaling 659,812 square feet, are not part of the collateral.
(2) Comparable In-Line tenants have full year sales for 1999, 2000, 2001 and 2002.
(3) Non-Comparable sales include tenants who do not have full year sales for any of the following years: 1999, 2000, 2001 or 2002. Non-Comparable sales also include former tenants not detailed in this analysis.
(4)  Total Oakbrook Mall includes anchors that are not part of the collateral.
(5) Total Oakbrook Center excludes anchors that are not part of the collateral and includes theater and office space, which are part of the collateral.

      PROPERTY MANAGEMENT. The Oakbrook Center Property is managed by Rouse Property Management, Inc., which is an affiliate of Oakbrook Center Borrower. The management agreement is subordinate to the Oakbrook Center Loan and is terminable upon an Event of Default.


      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. At any time that the Oakbrook Center Borrower may fully defease the Oakbrook Center Loan, the Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property in connection with a partial defeasance. The releasable parcel is improved with two office buildings. To effect a partial defeasance, the Oakbrook Center Borrower must sever the promissory notes into undefeased notes and a defeased note. The defeased note will have a balance of 125% of $10,000,000 (as reduced by the application of casualty or condemnation proceeds), and will be backed U.S. Treasury defeasance collateral. The Oakbrook Center Borrower must satisfy various other


                                     III-15
conditions in connection with the partial defeasance, including the delivery of legal opinions, title endorsements and revised surveys.

      The Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property with respect to areas that are not revenue producing and that are designated by the Oakbrook Center Borrower for expansion. The Oakbrook Center Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Oakbrook Center Property and that there will be no adverse effect on the DSCR for the remaining Oakbrook Center Property, and a rating agency confirmation of no downgrade, qualification or withdrawal of the rating applicable to the REMIC certificates in connection with the partial release.

      Certain additional information regarding the Oakbrook Center Loan and the Oakbrook Center Property is set forth on Appendix II hereto.













                                     III-16

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 4 - 52 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $58,750,000

CUT-OFF DATE BALANCE:            $58,750,000

FIRST PAYMENT DATE:              October 1, 2002

INTEREST RATE:                   6.2500%

AMORTIZATION:                    Interest only until September 1, 2004, then
                                 amortization on the basis of a 336-month schedule.

ARD:                             NAP

MATURITY DATE:                   September 1, 2012

EXPECTED MATURITY BALANCE:       $51,329,175

SPONSORS:                        Jack Resnick & Sons/Lawrence Ruben and
                                 Company

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until the earlier of
                                 August 7, 2005 or 2 years after the REMIC
                                 "start-up" day, with U.S. Treasury
                                 defeasance thereafter. Prepayable without penalty from and after June 1, 2012.

LOAN PER SF:                     $146.90

UP-FRONT RESERVES(1):            TI/LC:                      $21,230,329

                                 Operating Expense:          $7,865,388

                                 Debt Service:               $5,895,399

ONGOING RESERVES(2):             RE Tax:                     $150,813/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1897/1982

OCCUPANCY:                       100.0%

SQUARE FOOTAGE:                  399,935

THE COLLATERAL:                  20-story office tower

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                       NRSF         RENT PSF     LEASE EXPIRATION
-------------                       ----         --------     ----------------
United Federation of               100.0%         $22.50          8/31/34
Teachers

PROPERTY MANAGEMENT:             Jack Resnick & Sons, Inc.




U/W NET OP. INCOME:              $8,548,611

U/W NET CASH FLOW:               $8,061,341

APPRAISED VALUE:                 $100,000,000

CUT-OFF DATE LTV:                58.8%

MATURITY DATE LTV:               51.3%

DSCR:                            2.17x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) As of February 20, 2003 the TI/LC Reserve was established for the purpose of payment of tenant allowances, leasing commissions and landlord's work obligations pursuant to the lease to United Federation of Teachers, and will be released for such purposes. An Operating Expense Reserve, Tax Reserve and a Debt Service Reserve were established to cover the period prior to the rent commencement date under the United Federation of Teachers lease.

      (2) The Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amount shown is the amount escrowed for March 2003.


THE 52 BROADWAY LOAN


      THE LOAN. The fourth largest loan (the "52 Broadway Loan") as evidenced by the Promissory Note (the "52 Broadway Note") is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "52 Broadway Mortgage") encumbering the 399,935 square foot office tower known as 52 Broadway, located in New York, New York (the "52 Broadway Property"). The 52 Broadway Loan was originated on August 7, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").



                                     III-17

      THE BORROWER. The borrower is RB 52 Co. LLC, a Delaware limited liability company (the "52 Broadway Borrower") that owns no material asset other than the 52 Broadway Property and related interests. The 52 Broadway Borrower is indirectly owned by Jack Resnick & Sons, Inc., by Lawrence Ruben Company, Inc., by members of the Belfer family and by employee interests. Jack Resnick & Sons, Inc. is an owner/developer of both office and residential properties in New York City. It owns and manages a portfolio of more than 5,000,000 square feet of office space in Midtown and Downtown New York City. Lawrence Ruben Company, Inc. is an owner/developer of both office and residential properties in New York, Washington, D.C. and Boston. It has participated in the development, acquisition and management of over 6,000,000 square feet of office space and 1,000 luxury residential apartments.

      THE PROPERTY. The 52 Broadway Property, located at the southeast corner of Broadway and Exchange Place in the downtown financial district of New York, New York, was originally constructed in 1897 and substantially rebuilt in 1982. The 52 Broadway Property is also being further renovated in connection with the lease to the United Federation of Teachers (the "UFT"). The 52 Broadway Property consists of a 399,935 square foot, 20-story office building that is situated on a parcel of approximately 18,640 square feet.

      The 52 Broadway Property is 100% triple-net leased to the UFT pursuant to a lease that expires in 2034. The UFT will commence paying approximately 81% of its fixed rent obligation under the lease commencing September 2004 and will commence paying the balance of such fixed rent obligation upon the second anniversary of the 52 Broadway Borrower's completion of certain work required under the lease. Such work is anticipated to be completed in March 2003, and a TI/LC reserve has been established to cover the cost of such work. The TI/LC reserve also covers the tenant improvement allowance provided to the UFT under the lease. An operating expense reserve and a debt service reserve have been established to cover operating expenses and debt service prior to such time as the UFT is paying fixed rent under the lease. The UFT has provided security for its obligations under the lease in the form of a $22,500,000 letter of credit. The amount of the letter of credit will be reduced by $2,500,000 on the sixth, eleventh and sixteenth anniversaries of the September 1, 2004 rent commencement date.

      The UFT's approximate fixed rent obligation under the lease from and after the September 1, 2004 rent commencement date will be as follows:

      ------------------------------ ------------------------------------
               YEAR                           FIXED RENT PER ANNUM
      ------------------------------ ------------------------------------
                 1                              $8,998,537(1)
      ------------------------------ ------------------------------------
                 2                                 $5,998,537
      ------------------------------ ------------------------------------
                3-5                                $8,998,537
      ------------------------------ ------------------------------------
                6-10                               $9,998,375
      ------------------------------ ------------------------------------
               11-15                              $11,198,180
      ------------------------------ ------------------------------------
               16-20                              $12,797,920
      ------------------------------ ------------------------------------
               21-25                              $14,797,595
      ------------------------------ ------------------------------------
               26-32                              $16,797,270
      ------------------------------ ------------------------------------

      (1) Until the second anniversary of the 52 Broadway Borrower's completion of certain work, which second anniversary is anticipated to occur on or about April 1, 2005, the UFT will be entitled to a rent abatement of up to approximately $142,520 per month.

      PROPERTY MANAGEMENT. The 52 Broadway Property is managed by Jack Resnick & Sons, Inc., which is an affiliate of the sponsor. All management fees are subordinate and subject to the 52 Broadway Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 52 Broadway Loan and the 52 Broadway Property is set forth on Appendix II hereto.









                                     III-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - TIPPECANOE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $62,252,897

CUT-OFF DATE BALANCE(1):         $57,705,040

FIRST PAYMENT DATE(1):           January 1, 1999 on "Note D"; February 1,
                                 1999 on "1998 Tippecanoe Note"

INTEREST RATE(1):                8.0285%

AMORTIZATION(1):                 282 months

ARD:                             NAP

MATURITY DATE:                   January 1, 2005

EXPECTED MATURITY BALANCE:       $55,317,205

INTEREST CALCULATION(2):         30/360

SPONSOR:                         Simon Property Group

CALL PROTECTION(3):              See footnote 3

LOAN PER SF:                     $79.52

UP-FRONT RESERVES:               None

ONGOING RESERVES:                None

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Regional Mall

LOCATION:                        Lafayette, IN

YEAR BUILT/RENOVATED:            1973 / 2000

OCCUPANCY(4)                     86.9%

SQUARE FOOTAGE:                  725,687 (collateral square feet)

THE COLLATERAL:                  Single-story regional mall in Lafayette,
                                 Indiana

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                        NRSF         RENT PSF     LEASE EXPIRATION
-------------                        ----         --------     ----------------
J.C. Penney                          20.6%         $2.63          10/31/2004

Sears                                16.0%         $4.00          11/03/2015

Kohl's                               11.4%         $5.49          1/31/2011

PROPERTY MANAGEMENT:             Simon Property Group, Inc.

U/W NET OP. INCOME:              $7,922,250

U/W NET CASH FLOW:               $7,478,511

APPRAISED VALUE:                 $83,100,000

CUT-OFF DATE LTV                 69.4%

MATURITY DATE LTV:               66.6%

DSCR:                            1.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) The loan is comprised of two separate notes. The listed Original Balance, Cut-Off Date Balance, and Expected Maturity Balances are the sum of both notes. As of the Cut-off Date, the individual notes have balances of $42,489,617 (8.45% interest rate) and $15,215,423 (6.81%
           interest rate), "Note D" and the "1998 Tippecanoe Note", respectively. The original balance represents the "Note D" stipulated balance of $45,252,897 as of the 12/3/1998 First Amendment and the "1998 Tippecanoe Note" original balance of $16,000,000. The listed Interest Rate and Amortization are the blended rate and term for the two notes. The disclosed First Payment Date for "Note D" represents the first payment date subsequent to the 12/3/1998 First Amendment.

      (2) The basis of the interest calculation is not stated in the loan documents. However, the loan has been serviced and will continue to be serviced on a 30/360 basis.

      (3) The "Note D" may be prepaid in full, but not in part, on any payment date, upon 30 days prior written notice and upon payment of a premium equal to the greater of (a) yield maintenance (discounted on the basis of U.S. Treasuries plus 0.5%) and (b) 6.0%, if prepayment occurs during the 12-month period commencing on 1/1/02, and declining by 0.5% per annum thereafter, to a minimum of 4.0%. " Note D" may be prepaid without premium beginning on 8/1/04. The "1998 Tippecanoe Note" may be prepaid in full, but not in part, on any payment date, upon 30 days prior written notice and upon payment of a premium equal to the greater of: (a) yield maintenance (discounted on the basis of U.S. Treasuries plus 0.5%) and (b) 2.0% if prepayment occurs before 1/1/03; 1.5% if prepayment occurs before 1/1/04 and 1.0% if prepayment occurs on or after 1/1/04. The "1998 Tippecanoe Note" may be prepaid without premium beginning on 7/1/04. The "Note D" and the "1998 Tippecanoe Note" must be prepaid simultaneously.

      (4)  Based on a rent roll dated as of October 22, 2002.



                                     III-19

TIPPECANOE MALL LOAN


      THE LOAN. The fifth largest loan (the "Tippecanoe Mall Loan") is evidenced by two Promissory Notes (together, the "Tippecanoe Mall Note") and is secured by a first priority Mortgage, Assignment of Rents and Security Agreement (the "Tippecanoe Mall Mortgage") encumbering a single-story enclosed regional mall, aggregating 864,824 square feet (725,687 collateral square feet), located in Lafayette, Indiana (the "Tippecanoe Mall Property"). The Tippecanoe Mall Loan encumbers the fee interest at the Tippecanoe Mall Property. The Tippecanoe Mall Loan was originated on October 12, 1994 ("Note D") and increased on December 3, 1998 ("1998 Tippecanoe Note"), and subsequently transferred to Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is Simon Property Group, L.P. (the "Tippecanoe Mall Borrower"), a limited partnership owned by Simon Property Group, Inc., a self administered and self managed real estate investment trust. Simon Property Group, Inc., together with its affiliated management company, owns or manages approximately 191 million square feet of gross leasable area in retail and mixed-use projects.

      THE PROPERTY. The Tippecanoe Mall Property is located in Lafayette, Indiana, approximately 40 miles northwest of Indianapolis and 125 miles southeast of Chicago and was constructed in 1973, expanded in 1995 and renovated in 2000. The property is an enclosed retail shopping mall consisting of five steel and brick buildings containing 864,824 net square feet (725,687 collateral square feet), dedicated to retail use, anchored by J.C. Penney, Kohl's, Sears and L.S. Ayres. The L.S. Ayres space is not owned by or ground leased to the Tippecanoe Mall Borrower and is not part of the collateral. Four "outparcel" lots are also excluded from the collateral. Lazarus, which is located on ground owned by the Tippecanoe Mall Borrower and is included in the disclosed square footage, recently closed its store. The Lazarus space is underwritten as vacant. J.C. Penney's lease expires October 31, 2004. The site is 71.4 acres, and also includes 4,626 parking spaces.

DESCRIPTION OF UNDERWRITABLE CASH FLOW

      The following table sets forth certain selected financial information regarding the operations of the Tippecanoe Mall Property.


                                           CERTAIN REVENUES      CERTAIN REVENUES   CERTAIN REVENUES
                                             IN EXCESS OF         IN EXCESS OF       IN EXCESS OF
                                           CERTAIN EXPENSES      CERTAIN EXPENSES   CERTAIN EXPENSES   UNDERWRITABLE CASH
                                                 2000                 2001            LTM 09/02                FLOW          NOTES
                                           ----------------     ------------------  -----------------  ------------------    -----

Base Rent...............................        $7,585,906           $7,853,792         $8,051,501          $7,162,046        (1)
Recoveries..............................         3,328,018            3,412,929          3,555,487           3,613,300
Other Recurring Income..................           395,697              303,541            287,200           1,053,721
Vacancy.................................                 -                    -                  -            (538,767)       (2)
                                           ----------------     ------------------  -----------------  ------------------
TOTAL REVENUES..........................       $11,309,621          $11,570,262        $11,894,188         $11,290,300

Operating Expenses......................        $1,663,420           $1,741,892         $1,743,456          $1,754,050
Real Estate Taxes.......................           740,786              870,491            902,334             902,334
Management Fees.........................           610,479              635,677            626,559             451,612        (3)
Non-Recoverable Expenses................           357,100              249,744            270,648             260,054
                                           ----------------     ------------------  -----------------  ------------------
TOTAL EXPENSES..........................        $3,371,785           $3,497,804         $3,542,997          $3,368,050

NET OPERATING INCOME....................        $7,937,836           $8,072,458         $8,351,191          $7,992,250

Capital Improvements....................        $7,937,836           $8,072,458         $8,351,191             $95,409        (4)
Re-tenanting Costs......................                 -                    -                  -             348,330        (5)
                                                                                                       ------------------
UNDERWRITABLE CASH FLOW.................                                                                    $7,478,511

----------------------------


      (1) Based on the rent roll dated October 22, 2002 with vacant space presented at the average in-place rent per square foot.
      (2)  A 5% vacancy factor was applied.
      (3) Underwritten Management Fee is based on 4% of Base Rent and Percentage Rent.
      (4)  Capital Improvements were based on $0.13 per square foot per annum.
      (5) Tenant Improvements and leasing commissions, are assumed for all leased space in building except storage and kiosk space.






                                     III-20

      Underwritten TIs and LCs are based on the following assumptions:


                                                                                 RENEWAL         AVERAGE LEASE
                                           NEW               RENEWAL           PROBABILITY           TERM
                                        -----------     ---------------   -------------------  -----------------
Tenant Improvements.............            $4                 $2                 65%             10 years
Leasing Commissions.............           4.0%               2.0%                65%                N/A


LEASE EXPIRATION SUMMARY

      The following table shows scheduled lease expirations for the Tippecanoe Mall Property as of October 2002.



---------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
                                                       % OF TOTAL                        % OF TOTAL BASE        CUMULATIVE % OF
                # OF LEASES     AVERAGE BASE RENT      SQUARE FEET   CUMULATIVE % OF     RENTAL REVENUES         TOTAL RENTAL
   YEAR           ROLLING        PER SF ROLLING          ROLLING        SF ROLLING           ROLLING           REVENUES ROLLING
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
  Vacant             8               $27.73                2%               2%                  5%                    5%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
    MTM              0                    -                0%               2%                  0%                    5%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2002              1                    -                0%               2%                  0%                    5%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2003              8               $31.18                1%               3%                  3%                    8%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2004              13               $4.87               29%              32%                 12%                    20%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2005              5               $18.67                3%              34%                  4%                    24%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2006              20              $24.28                8%              43%                 18%                    42%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2007              12              $19.64                5%              48%                  9%                    51%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2008              11              $19.10                7%              55%                 12%                    63%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2009              7               $23.42                3%              58%                  6%                    69%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2010              1               $33.00                0%              58%                  0%                    70%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2011              8                $9.46               16%              74%                 14%                    83%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
   2012              7               $16.20                5%              79%                  7%                    90%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------
(greater than)
   2012              4                $5.29                21%            100%                 10%                   100%
-------------- --------------- -------------------- ---------------- ----------------- --------------------- --------------------

   Notes
(1)   Total expiring square footage represents collateral only.
(2)   Total annual base rent per square foot excludes vacant square footage.










                                     III-21

SALES HISTORY


      The following table summarizes the 2001 and 2002 sales history for the Tippecanoe Mall Property.


                                                             2001                        2002
                                    Square       --------------------------------------------------------
                                     Feet           ($000s)        $PSF        ($000s)        $PSF
-------------------------------------------------------------------------------------------------------
ANCHORS
J.C. Penney's                      149,807           $16,353       $ 109        $16,813        $112
Kohl's                              82,979            21,404         258         22,705         274
L.S. Ayres(1)                      139,137                 -           -              -           -
Sears                              116,450            19,313         166         18,784         161
Vacant                              82,980                 -           -              -           -
                                    ------           -------       -----        -------        ----
TOTAL ANCHORS                      571,353           $57,070       $ 163        $58,302        $167

IN-LINE
Comparable(2)                      233,760           $66,211       $ 283       $ 68,040        $291
Non-Comparable                      44,213             6,188                      6,575
                                    ------             -----                      -----
TOTAL IN-LINE                      277,973           $72,399        $260        $74,615        $268

TOTAL ANCHOR AND IN-LINE           849,326         $ 129,469       $ 152       $132,917        $156

Other(3)                            15,498            $3,986                     $3,738

TOTAL                              864,824          $133,455                   $136,655
                                   =======          ========                   ========


Notes:

(1)   Anchor-owned, not part of collateral.
(2)   Comparable tenants defined as tenants with full 2001 and 2002 sales.
(3)   Other includes vacant, kiosk, ATM and outparcel square footage.



      PROPERTY MANAGEMENT. The Tippecanoe Mall Property is managed by Simon Property Group, Inc.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not prohibited by loan documents.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not prohibited by the loan documents. However, the creation or filing of any further liens against the Tippecanoe Mall Property without lender's consent is prohibited.

      RELEASE OF PARCELS. Not allowed. The right to a release of certain peripheral parcels has now expired.

      Certain additional information regarding the Tippecanoe Mall Loan and the Tippecanoe Mall Property is set forth on Appendix II hereto.




                                     III-22

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - ARC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $47,289,188

CUT-OFF DATE BALANCE:            $46,985,766

FIRST PAYMENT DATE:              July 1, 2002

INTEREST RATE:                   7.3500%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   May 1, 2012

EXPECTED MATURITY BALANCE:       $41,759,779

SPONSORS:                        Affordable Residential Communities

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until 2 years after
                                 securitization or another secondary market transaction, with U.S. Treasury defeasance thereafter.

LOAN PER UNIT:                   $17,167

UP-FRONT RESERVES:               Cap Ex:                      $68,400

                                 Deferred Maintenance:        $28,750

                                 RE Tax:                      $236,901

                                 Insurance:                   $105,893

ONGOING RESERVES(1):             RE Tax:                      $44,442/month

                                 Insurance:                   $8,824/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 13 assets

PROPERTY TYPE:                   Manufactured Housing Community

PROPERTY SUB-TYPE:               Manufactured Housing Community

LOCATION:                        Jacksonville, FL; Thornton, CO; Oklahoma City,
                                 OK; Seagoville, TX (3 properties); Pocatello,
                                 ID; Lawrence, KS (two properties); Casper, WY
                                 (two properties); Commerce City, CO (two properties)

YEAR BUILT/RENOVATED:            See table on following page

OCCUPANCY(2):                    95.5%

SQUARE FOOTAGE:                  See individual property descriptions

THE COLLATERAL:                  13 Manufactured Housing Communities

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             ARC Management Services, Inc.

U/W NET OP. INCOME(3):           $5,422,481

U/W NET CASH FLOW(3):            $5,283,172

APPRAISED VALUE(3):              $66,940,000

CUT-OFF DATE LTV(3):             70.2%

MATURITY DATE LTV(3):            62.4%

DSCR(3):                         1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) The borrower is required to deposit 1/12 of annual insurance premiums and real estate taxes into an escrow account monthly. The amounts noted above are the current monthly collections. Provided no Event of Default is continuing and the Debt Service Coverage Ratio is at least 1.05:1.00, the lender shall release the real estate tax and insurance reserves to the borrower prior to the date that the relevant payment is due. The monthly Capital Expenditures reserve deposit is calculated on the basis of 1/12 of: (x) $50.00, times (y) the number of sites at each manufactured housing community, and is capped at $25.00 per community site. Because the borrower deposited the entire capped amount into the Capital Improvements reserve at the loan closing, there is currently no additional monthly collection.


      (2) Occupancy is based on rent rolls dated December 31, 2002. The above reported number is the weighted average by allocated loan balance.


      (3) U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on the thirteen-property combined basis.






                                     III-23

THE ARC PORTFOLIO

      THE LOAN. The sixth largest loan (the "ARC Portfolio Loan") as evidenced by the Promissory Note (the "ARC Portfolio Note") is a single loan secured by first priority Mortgages or deeds of trust and security agreements (the "ARC Portfolio Mortgages") encumbering 13 manufactured housing communities "MHCs" located in Jacksonville, FL; Thornton, CO; Oklahoma City, OK; Seagoville, TX (3 properties); Pocatello, ID; Lawrence, KS (2 properties); Commerce City, CO (2 properties) and Casper, WY (the "ARC Portfolio Properties"). The ARC Portfolio Loan was originated May 2, 2002, by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWERS. The borrower under the ARC Portfolio Loan is ARC SPEI I, L.L.C., a Delaware limited liability company (the "ARC Portfolio Borrower"), which is a special purpose entity that owns no material asset other than the ARC Portfolio Properties and related interests. The ARC Portfolio Borrower is ultimately owned by Affordable Residential Communities IV, LP, an operating partnership of a real estate investment trust engaged in a variety of businesses related to manufactured housing. Affordable Residential Communities companies own approximately 210 MHCs, comprising approximately 40,000 home sites located predominantly in the Southeast, South and Midwest. Affordable Residential Communities companies also own approximately 20 manufactured housing dealerships and also sells other related services.


      THE PROPERTIES.

      The ARC Portfolio Property known as Portside at the Beaches, located at 14001 Beach Boulevard in Jacksonville, Florida, was constructed in three phases in 1972, 1976 and 1984. This ARC Portfolio Property consists of a single story manufactured housing community containing 929 pads. The Portside at the Beaches property land covers 167.5 acres and includes 954 surface parking spaces. This ARC Portfolio Property is situated in southeastern Jacksonville near Jacksonville Beach. Amenities include a clubhouse/office, playground, two pools, tennis and basketball courts, outdoor barbecues, a large open conservation park area, stocked fishing lakes and a RV/boat storage area. Water and sewer are municipal.

      The ARC Portfolio Property known as Thornton Estates, located at 3600 East 88th Avenue in Thornton, Colorado, was constructed in 1969. This ARC Portfolio Property consists of a single story manufactured housing community containing 207 pads. The Thornton Estates property land covers 28.3 acres and includes 207 surface parking spaces. This ARC Portfolio Property is approximately six miles northeast of the Denver Central Business District. Amenities include a rental/clubhouse building with a kitchen, restrooms and showers, miniature golf course, covered picnic area, pool and maintenance building. Water and sewer are municipal.

      The ARC Portfolio Property known as Burntwood, located at 3308 SE 89th Street in Oklahoma City, Oklahoma, was constructed in two phases in 1984 and 1987. This ARC Portfolio Property consists of a single story manufactured housing community containing 412 pads. The Burntwood property land covers 80.7 acres and includes 824 surface parking spaces. This ARC Portfolio Property is located approximately six miles south of downtown Oklahoma City. Amenities include a community clubhouse, on-site leasing office, playground and swimming pool. Water and sewer are municipal.

      The ARC Portfolio Property known as Creekside, located at 2501 North Highway 175 in Seagoville, Texas, was constructed in 1981. This ARC Portfolio Property consists of a single story manufactured housing community containing 319 pads. The Creekside property land covers 37.8 acres and includes 319 surface parking spaces. This ARC Portfolio Property is in close proximity to multiple Interstates that provide direct access to Dallas. Amenities include a clubhouse/on-site leasing office, playground and outdoor swimming pool. Water and sewer are municipal.

      The ARC Portfolio Property known as Cowboy, located at 845 Barton Road in Pocatello, Idaho, was constructed in 1968. This ARC Portfolio Property consists of a single story manufactured housing community containing 173 pads. The Cowboy Property land covers 35.6 acres and includes 346 surface parking spaces. This ARC Portfolio Property is located in Pocatello, Idaho, approximately two miles southeast of the Central Business District of Pocatello. Amenities include an office, play area, laundry facility, mail facilities, restrooms and showers. Water and sewer are municipal.

           The ARC Portfolio Property known as Creekside Estates, located at 301 Modene in Seagoville, Texas, was



                                     III-24
constructed in 1999. This ARC Portfolio Property consists of a single story manufactured housing community containing 92 pads. The Creekside Estates property land covers 11.4 acres and includes 184 surface parking spaces. This ARC Portfolio Property is in close proximity to multiple Interstates that provide direct access to Dallas. The residents are able to use the amenities located at the site's sister community, Creekside, located at 2501 North Highway
175. The amenities at Creekside include a clubhouse/on-site leasing office, playground and outdoor swimming pool. Water and sewer are municipal.

      The ARC Portfolio Property known as Pine Hills, located at 101 North Michigan Street in Lawrence, Kansas, was constructed in 1968. This Pine Hills property consists of a single story manufactured housing community containing 95 pads. The ARC Portfolio Property land covers 9.6 acres and includes 190 surface parking spaces. This ARC Portfolio Property is approximately 40 miles west of the Kansas City and 25 miles east of Topeka. Amenities include an on-site leasing office and basketball court. Water and sewer are municipal.

      The ARC Portfolio Property known as Hidden Hills, located at One Sequoia Drive in Casper, Wyoming, was constructed in 1971 with an expansion in 1972. This ARC Portfolio Property consists of a single story manufactured housing community containing 128 pads. The Hidden Hills property land covers 22.6 acres and includes 256 surface parking spaces. This ARC Portfolio Property is approximately 3 miles southeast of downtown Casper. Amenities include a clubhouse, on-site leasing office and playground. Water and sewer are municipal

      The ARC Portfolio Property known as Shady Lane, located at 6791 Highway 2 in Commerce City, Colorado, was constructed in 1948. This ARC Portfolio Property consists of a single story manufactured housing community containing 66 pads. The Shady Lane property land covers 5.2 acres and includes 66 surface parking spaces. This ARC Portfolio Property is approximately five miles northeast of the Denver Central Business District. Amenities include the adjoining city park to the west. Water and sewer are municipal.

      The ARC Portfolio Property known as Riverside, located at 420 North Street in Lawrence, Kansas, was constructed in 1969 and renovated in 1999. This ARC Portfolio Property consists of a single story manufactured housing community containing 93 pads. The Riverside property land covers 13.1 acres and includes 188 surface parking spaces. This ARC Portfolio Property is approximately 40 miles west of the Kansas City metropolitan area. Amenities include a clubhouse/on-site leasing office, basketball court, storm shelter and a fenced RV/boat storage facility. Water and sewer are municipal.

      The ARC Portfolio Property known as Terrace, located at 351 North Forest Drive in Casper, Wyoming, was constructed in 1972 with an expansion continuing through 1977. This ARC Portfolio Property consists of a single story manufactured housing community containing 112 pads. The Terrace property land covers 17.0 acres and includes 224 surface parking spaces. This ARC Portfolio Property is within the Casper Metropolitan Statistical Area in Central Wyoming. Amenities include a storage area, playground and basketball court. Water and sewer are municipal.

      The ARC Portfolio Property known as Commerce Heights, located at Commerce City, Colorado, was constructed in 1951. This ARC Portfolio Property consists of a single story manufactured housing community containing 51 pads. The Commerce Heights property land covers 4.1 acres and includes 51 surface parking spaces. This ARC Portfolio Property is approximately five miles northeast of the Denver Central Business District. Amenities include an on-site leasing office. Water and sewer are municipal.

      The ARC Portfolio Property known as Zoppes, located at 2607 North Highway 175 in Seagoville, Texas, was constructed in 1966. This ARC Portfolio Property consists of a single story manufactured housing community containing 60 pads. The Zoppes property land covers 6.9 acres and includes 60 surface parking spaces. This ARC Portfolio Property is in close proximity to multiple Interstates that provide direct access to Dallas. Water and sewer are municipal.


                                     III-25


---------------------------- ---------------------------- --------------------
                               ALLOCATED CUT-OFF DATE
                                 BALANCE / EXPECTED
         LOCATION                 MATURITY BALANCE           PROPERTY TYPE
---------------------------- ---------------------------- --------------------
Portside, Jacksonville, FL   $18,688,227/$16,609,632      Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Thornton Estates,            $7,093,673/$6,304,681        Manufactured Housing
Thornton, CO                                              Community
---------------------------- ---------------------------- --------------------
Burntwood, Oklahoma City,    $5,278,945/$4,691,796        Manufactured Housing
OK                                                        Community
---------------------------- ---------------------------- --------------------
Creekside, Seagoville, TX    $4,169,139/$3,705,427        Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Cowboy, Pocatello, ID        $2,542,129/$2,259,381        Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Creekside Estates,           $1,538,787/$1,367,635        Manufactured Housing
Seagoville, TX                                            Community
---------------------------- ---------------------------- --------------------
Pine Hills, Lawrence, KS     $1,323,371/$1,176,179        Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Hidden Hills, Casper, WY     $1,296,968/$1,152,712        Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Shady Lane, Commerce City,   $1,212,394/$1,077,545        Manufactured Housing
CO                                                        Community
---------------------------- ---------------------------- --------------------
Riverside, Lawrence, KS      $1,205,568/$1,071,478        Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Terrace, Casper, WY          $1,118,686/$994,260          Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------
Commerce Heights, Commerce   $944,950/$839,847            Manufactured Housing
City, CO                                                  Community
---------------------------- ---------------------------- --------------------
Zoppes, Seagoville, TX       $572,931/$509,207            Manufactured Housing
                                                          Community
---------------------------- ---------------------------- --------------------


---------------------------- ----------- -------------- --------------

                              OWNERSHIP   PHYSICAL       YEAR BUILT/
         LOCATION              INTEREST   OCCUPANCY       RENOVATED
---------------------------- ----------- -------------- --------------
Portside, Jacksonville, FL      Fee         97.4%        1972/1986

---------------------------- ----------- -------------- ---------------
Thornton Estates,               Fee         99.0%         1969/NAP
Thornton, CO
---------------------------- ----------- -------------- ---------------
Burntwood, Oklahoma City,       Fee         95.4%         1984/NAP
OK
---------------------------- ----------- -------------- ---------------
Creekside, Seagoville, TX       Fee         90.0%         1981/NAP

---------------------------- ----------- -------------- ---------------
Cowboy, Pocatello, ID           Fee         90.8%         1968/NAP

---------------------------- ----------- -------------- ---------------
Creekside Estates,              Fee         91.3%         1999/NAP
Seagoville, TX
---------------------------- ----------- -------------- ---------------
Pine Hills, Lawrence, KS        Fee         96.8%         1968/NAP

---------------------------- ----------- -------------- ---------------
Hidden Hills, Casper, WY        Fee         79.7%         1971/NAP

---------------------------- ----------- -------------- ---------------
Shady Lane, Commerce City,      Fee         93.9%         1948/NAP
CO
---------------------------- ----------- -------------- ---------------
Riverside, Lawrence, KS         Fee         98.9%        1969/1999

---------------------------- ----------- -------------- ---------------
Terrace, Casper, WY             Fee         94.6%         1972/NAP

---------------------------- ----------- -------------- ---------------
Commerce Heights, Commerce      Fee         94.1%         1951/NAP
City, CO
---------------------------- ----------- -------------- ---------------
Zoppes, Seagoville, TX          Fee         93.3%         1966/NAP

---------------------------- ----------- -------------- ---------------



      PROPERTY MANAGEMENT. The ARC Portfolio Properties are managed by ARC Management Services, Inc., which is an affiliate of the ARC Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE PAYABLES). Not allowed.

      RELEASE OF PARCELS. In connection with a defeasance, the lender must permit the release of one or more of the ARC Portfolio Properties (up to a maximum allocated loan amount of 25% of the principal balance of the ARC Portfolio Loan) from the ARC Portfolio Mortgages after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 125% of the allocated loan amount for the released property, and subject to certain other conditions, such as a remaining property debt service coverage ratio requirement equal to at least the debt service coverage ratio of all ARC Portfolio Properties prior to the release. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. In addition, the borrower has the right to obtain release of certain non-revenue producing (as of the loan date) portions of two of the ARC properties without partial prepayment or defeasance.


      Certain additional information regarding the ARC Portfolio Loan is set forth on Appendix II hereto.



                                     III-26

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - DC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $46,000,000

CUT-OFF DATE BALANCE:            $46,000,000

FIRST PAYMENT DATE:              April 1, 2003

INTEREST RATE:                   6.5000%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   March 1, 2013

EXPECTED MATURITY BALANCE:       $39,680,796

SPONSORS:                        Douglas Jemal and Joyce Jemal

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until 2 years after
                                 securitization, with U.S. Treasury
                                 defeasance thereafter. Prepayable without penalty from and after December 1, 2012.


LOAN PER SF(1):                  $214.29

UP-FRONT RESERVES(2):            TI/LC:                       $1,750,000

                                 RE Tax:                      $341,740

                                 FBI Lease:                   $3,000,000

ONGOING RESERVES(3):             TI/LC:                       $17,889/month

                                 Cap Ex:                      $3,578/month

                                 RE Tax:                      $58,665/month

LOCKBOX(4):                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 2 assets

PROPERTY TYPE:                   Mixed Use

PROPERTY SUB-TYPE:               Office/ Retail

LOCATION:                        Washington, DC

YEAR BUILT/RENOVATED:            1890/2000 (7th St.); 1890/2001 (800 F St.)

OCCUPANCY(5):                    86.5%

SQUARE FOOTAGE:                  214,666

THE COLLATERAL:                  2 mixed use properties

OWNERSHIP INTEREST(6):           Fee

MAJOR TENANTS                        NRSF         RENT PSF     LEASE EXPIRATION
-------------                        ----         --------     ----------------
7TH STREET:
   DC Arena                          19.7%         $33.17          3/01/13

Greenpeace                           16.9%         $37.67          4/01/10

800 F STREET:
Malrite Company                      56.6%         $25.00          6/01/12
   (International Spy
   Museum)
Federal Bureau of                    18.9%         $35.61        9/01/07 and
   Investigation (7)                                               8/01/07

PROPERTY MANAGEMENT:             Douglas Development Corporation

U/W NET OP. INCOME(1):           $5,113,846

U/W NET CASH FLOW(1):            $4,700,719

APPRAISED VALUE(1):              $64,300,000

CUT-OFF DATE LTV(1):             71.5%

MATURITY DATE LTV(1):            61.7%

DSCR(1):                         1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) Loan Balance per SF, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on a two-property combined basis.

      (2) The $1,750,000 TI/LC reserve may be used only for tenant improvement costs incurred by Malrite Company or its successor with respect to space currently leased to Malrite Company, and shall be reduced by $250,000 on each of February 12, 2005; February 12, 2007; February 12, 2009 and February 12, 2011, but not to an amount less than $750,000. The $3,000,000 FBI Lease reserve will be released to the borrower only if the following conditions (among others) are satisfied: an estoppel certificate from the United States of America, with respect to the lease to the Federal Bureau of Investigation, stating that the lease is in force and that the tenant has commenced payment of rent; the funding will not cause the LTV of the loan to exceed 71.5% or the DSCR of the loan to be less than 1.35:1.00; and the 800 F Street Property shall be at least 88% leased and occupied. If the foregoing conditions are not met by August 12, 2004, then lender may apply the reserve to the outstanding loan balance, subject to a yield maintenance premium.

      (3) The borrower deposits 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing 12-month period. The amounts noted for each escrow are the current monthly collections for both properties combined. The Cap Ex reserve is capped at $133,000.

      (4) Funds in the lockbox account will be applied in the following order: to fund real estate taxes and insurance premiums, to pay loan debt service, to fund the Cap Ex reserve, to fund the TI/LC reserve, and then the excess will be paid to borrower, unless a "Cash Sweep Period" has occurred, which is defined as an event of default under the loan or a DSCR of less than 1.10:1.00 for three consecutive months. If a Cash Sweep Period is in effect, then funds will not be released to borrower until after payment of operating expenses, extraordinary expenses and reduction of the principal amount of the loan.

      (5) Occupancy is based on the rent roll dated January 13, 2003 with respect to the 7th St. property and October 15, 2002 with respect to the 800 F St. property.

      (6) The DC Portfolio Properties are subject to ground leases from Jemal's Chinatown L.L.C., Jemal's Chinatown II L.L.C. and Jemal's Historic Row L.L.C. The ground lessor in each case has subordinated the ground leases to the lien of the DC Portfolio Mortgages, and the properties are therefore listed as "fee".

      (7) The Federal Bureau of Investigation tenant leases a total of 22,985 SF under three separate leases. The disclosed Rent PSF is the average of the three leases.


                                     III-27

THE DC PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "DC Portfolio Loan") as evidenced by the Promissory Note (the "DC Portfolio Note") is secured by a first priority Fee and Leasehold Deed of Trust and Security Agreement (the "DC Portfolio Mortgage"), encumbering two properties, each consisting of a series of contiguous office and mixed-use properties located in Washington, DC (the "DC Portfolio Property"). The DC Portfolio Loan was originated on February 12, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is Jemal's Chinatown Holdings LLC, a District of Columbia limited liability company (the "DC Portfolio Borrower") that owns no material asset other than the DC Portfolio Property and related interests. The DC Portfolio Borrower is sponsored by Douglas Jemal and Joyce Jemal. Douglas Jemal is the owner of Douglas Development Corporation, a real estate acquisition, construction, leasing and management company based in Washington, DC. Douglas Development Corporation currently manages approximately 6.1 million square feet of commercial real estate in over 120 buildings in the Washington, DC market area.

      THE PROPERTY. The 800 F Street DC Portfolio Property is located at 800 F Street NW in Washington, DC, occupying the north half of the city block bounded by 8th and 9th Streets NW, and F and E Streets NW. It is in the East End submarket of Washington, DC. It was originally constructed in 1890 and renovated in 2001. This DC Portfolio Property consists of historic buildings and one recently constructed eight-story office building. Other uses at the property include retail, exhibition and residential apartment space. This DC Portfolio Property totals 121,813 net square feet and is situated on approximately 1.7 acres. The 800 F Street DC Portfolio is ground leased from Jemal's Historic Row L.L.C., an affiliate of the sponsor; the ground lessor has subordinated the ground lease to the lien of the DC Portfolio Mortgage.

      The 7th Street DC Portfolio Property is located at 704-718 and 726-738 7th Street NW, and 702 H Street NW, in Washington, DC. It is in the East End submarket of Washington, DC. It was originally constructed in 1890 and renovated in 2000. This DC Portfolio Property consists of fifteen three- and four-story row houses that have been renovated for upper floor office and first floor and below grade retail use. This DC Portfolio Property totals 92,853 net square feet and is situated on approximately 0.6 acres. The 7th Street DC Portfolio Property is ground leased from Jemal's Chinatown II L.L.C. and Jemal's Chinatown L.L.C., an affiliate of the sponsor; the ground lessor has subordinated the ground lease to the lien of the DC Portfolio Mortgage.


-------------------- ---------------- ------------------ --------------- -------------- -------------- ----------- ---------------
                                        ALLOCATED LOAN                      OWNERSHIP    YEAR BUILT/
         PROPERTY        LOCATION           AMOUNT        PROPERTY TYPE     INTEREST      RENOVATED     OCCUPANCY       AREA
-------------------- ---------------- ------------------ --------------- -------------- -------------- ----------- ---------------
800 F Street         Washington, DC       $24,650,000       Mixed Use          Fee        1890/2001       88.6%      121,813 SF
-------------------- ---------------- ------------------ --------------- -------------- -------------- ----------- ---------------
7th Street           Washington, DC       $21,350,000       Mixed Use          Fee        1890/2000       83.8%      92,853 SF
-------------------- ---------------- ------------------ --------------- -------------- -------------- ----------- ---------------


                                     III-28

LEASE EXPIRATION SUMMARY

      The following table shows scheduled lease expirations for the DC Portfolio
Properties:


-----------------------------------------------------------------------------------------------------------------------------------
                   LEASE ROLLOVER SCHEDULE
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
                                                           % OF TOTAL                          % OF TOTAL BASE     CUMULATIVE % OF
                    # OF LEASES     AVERAGE BASE RENT      SQUARE FEET     CUMULATIVE % OF     RENTAL REVENUES      TOTAL RENTAL
      YEAR            ROLLING        PER SF ROLLING          ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
    Vacant                7               $0.00               14%                14%                 14%                 14%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2003                 8             $33.16                6%                20%                  6%                 20%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2004                 0              $0.00                0%                20%                  0%                 20%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2005                 0              $0.00                0%                20%                  0%                 20%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2006                 1             $35.00                1%                21%                  1%                 21%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2007                 3             $35.61                11%               32%                 11%                 32%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2008                 0              $0.00                0%                32%                  0%                 32%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2009                 1             $44.00                3%                35%                  4%                 36%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2010                 5             $37.69                18%               53%                 20%                 56%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2011                 2             $60.86                2%                55%                  4%                 60%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
      2012                 3             $26.93                34%               89%                 28%                 88%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------
  2013 & Beyond            2             $36.01                11%              100%                 12%                100%
------------------ --------------- -------------------- ------------------ ----------------- ------------------ -------------------


      PROPERTY MANAGEMENT. The DC Portfolio Property is managed by Douglas Development Corporation, which is an affiliate of the DC Portfolio sponsor. The management agreement is subordinate to the DC Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBT). Not allowed.

      RELEASE OF PARCELS. The DC Portfolio Borrower may obtain a release of a DC Portfolio Property from the mortgage lien in connection with a partial defeasance, provided (i) it deposits defeasance collateral equal to 125% of the adjusted allocated loan amount of the relevant DC Portfolio Property, (ii) the underwritten DSCR for the remaining property is a minimum of the greater of 1.35x or the DSCR for the DC Portfolio Loan immediately prior to the release,
(iii) the maximum LTV for the remaining property is not more than the lesser of
(a) 75% or (b) the LTV for the DC Portfolio Loan immediately prior to the release and (iv) the DC Portfolio Borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. In the event of a defeasance of the 7th Street DC Portfolio Property, the DC Portfolio Borrower must also show that the Malrite Company (a tenant at the 800 F Street DC Portfolio Property) has achieved consistent attendance growth and financial stability.

      Certain additional information regarding the DC Portfolio Loan and the DC Portfolio Property is set forth on Appendix II hereto.



                                     III-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - TRUSERV PORTFOLIO 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $27,550,047

CUT-OFF DATE BALANCE:            $27,512,794

FIRST PAYMENT DATE:              March 1, 2003

INTEREST RATE:                   5.8300%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   February 1, 2013

EXPECTED MATURITY BALANCE:       $23,289,277

SPONSOR: Corporate Property Associates 12 Inc., Corporate Property Associates 14 Inc., and Corporate Property Associates 15 Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until 2 years after
                                 securitization, with U.S. Treasury
                                 defeasance thereafter. Prepayable without penalty from and after November 1, 2012.


LOAN PER SF(1):                  $18.85

UP-FRONT RESERVES:               Deferred Maintenance:         $1,350,000

                                 TI/LC:                        $1,369,216

ONGOING RESERVES(2):             Cap Ex:                       Springing

                                 TI/LC:                        Springing

LOCKBOX(3):                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Industrial

PROPERTY SUB-TYPE:               Warehouse

LOCATION:                        Fogelsville, PA; Springfield, OR and Kingman,
                                 AZ

YEAR BUILT/RENOVATED:            See table on following page

OCCUPANCY(4):                    100.0%

SQUARE FOOTAGE:                  1,459,793

THE COLLATERAL:                  Three industrial warehouse distribution
                                 buildings

OWNERSHIP INTEREST:              Fee


MAJOR TENANTS                        NRSF         RENT PSF     LEASE EXPIRATION
-------------                        ----         --------     ----------------
TruServ Corporation

    Fogelsville                     100.0%         $3.87          12/31/2022

    Springfield                     100.0%         $3.29          12/31/2022

    Kingman                         100.0%         $2.52          12/31/2022

PROPERTY MANAGEMENT:             TruServ Corporation

U/W NET OP. INCOME(1):           $4,294,513

U/W NET CASH FLOW(1):            $3,969,928

APPRAISED VALUE(1):              $51,100,000

CUT-OFF DATE LTV(1):             53.8%

MATURITY DATE LTV(1):            45.6%

DSCR(1):                         2.04x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) Loan per SF, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on a three-property combined basis.

      (2) A TI/LC reserve in the amount of $22,617.75 per month will come into effect if either (i) an event of default occurs or both (ii) the TruServ lease is no longer in effect and the property is not leased to another single-user tenant acceptable to lender on a triple net basis. A replacement reserve in the amount of $22,668.34 per month will come into effect if either (i) an event of default occurs or both (ii) the TruServ lease is not in effect and the property is not leased to another single-user tenant acceptable to lender on a triple net basis and (iii) the lender deems the property's condition unsatisfactory.

      (3) Funds in the lockbox account will be applied in the following order: to fund real estate taxes and insurance premiums, to pay loan debt service, to fund a replacement reserve, to fund a TI/LC reserve, and then the excess will be paid to the borrower, unless a "Cash Trap Event" has occurred, which is defined as an event of default under the loan or a DSCR of less than 1.15:1.00. If a Cash Trap Event has occurred, then the lender may apply any excess in its sole discretion.

      (4)  Occupancy is based on the rent roll dated December 31, 2002.

                                     III-30

THE TRUSERV PORTFOLIO 1 LOAN

      THE LOAN. The eighth largest loan (the "TruServ Portfolio 1 Loan") as evidenced by the Promissory Note (the "TruServ Portfolio 1 Note") is secured by a first priority Mortgage and Security Agreement, by a first priority Deed of Trust and Security Agreement and by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (each, a "TruServ Portfolio 1 Mortgage") respectively encumbering three distribution warehouses each occupied by TruServ Corporation and located in Fogelsville, Pennsylvania (the "Fogelsville Property"), Springfield, Oregon (the "Springfield Property") and Kingman, Arizona (the "Kingman Property") (the Fogelsville Property, the Springfield Property and the Kingman Property, collectively, "TruServ Portfolio 1 Property"). The TruServ Portfolio 1 Loan was originated on January 8, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is BOLT (DE) Limited Partnership, a Delaware limited partnership (the "TruServ Portfolio 1 Borrower") that owns no material asset other than the TruServ Portfolio 1 Property and related interests. The TruServ Portfolio 1 Borrower is a wholly-owned, direct subsidiary of Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated, each of which is a real estate investment trust formed as an affiliate of W.P. Carey & Co. to acquire and lease back commercial properties on a long-term, triple-net basis. As of September 30, 2002, Corporate Property Associates 12 reported total assets of $473.3 million and shareholders equity of $246.2 million; Corporate Property Associates 14 reported total assets of $1.3 billion and shareholders equity of $554.3 million; Corporate Property Associates 15 reported total assets of $405 million and shareholders equity of $279.7 million.

      THE PROPERTIES. The Fogelsville Property, located in Fogelsville (Lehigh County), Pennsylvania, is located on Snowdrift Road, approximately 2 miles east of the Interstate 78/Route 100 interchange. This TruServ Portfolio 1 Property was originally constructed in 1975 and consists of a 540,000 square foot, single-story plus mezzanine distribution warehouse, including 17,300 square feet of office space. The Fogelsville Property is situated on approximately 32.5 acres and contains 216 parking spaces.

      The Springfield Property, located in Springfield (Lane County), Oregon, is located on Olympic Ave., approximately 1.5 miles northeast of Springfield's central business district, in the Eugene-Springfield market area. This TruServ Portfolio 1 Property was originally constructed in 1975 and expanded in 1978-1995, and consists of a 547,557 square foot, single-story plus mezzanine distribution warehouse. The Springfield Property is situated on approximately
28.7 acres and contains 276 parking spaces.

      The Kingman Property, located in Kingman (Mohave County), Arizona, is located on Mohave Airport Dr., in an industrial park just outside the central business district. Kingman, Arizona is located in the northwestern corner of Arizona, approximately 100 miles south of Las Vegas, Nevada. This TruServ Portfolio 1 Property was originally constructed in 1991 and consists of a 372,236 square foot, single-story plus mezzanine distribution warehouse, including 18,864 square feet of office space. The Kingman Property is situated on approximately 33.8 acres and contains 189 parking spaces.

      Each TruServ Portfolio 1 Property is 100% leased to TruServ Corporation, a member-owned cooperative wholesaler of hardware and related merchandise, serving approximately 6,800 retail outlets worldwide under the names True Value and others.


--------------------- ------------------ ---------------- ------------------ -------------- --------------- ------------- ---------
                                         ALLOCATED LOAN                        OWNERSHIP     YEAR BUILT/
           PROPERTY         LOCATION         AMOUNT         PROPERTY TYPE      INTEREST       RENOVATED      OCCUPANCY     UNITS
--------------------- ------------------ ---------------- ------------------ -------------- --------------- ------------- ---------
Fogelsville           Fogelsville, PA    $12,156,000          Industrial          Fee       1975/NAP             100%     540,000
--------------------- ------------------ ---------------- ------------------ -------------- --------------- ------------- ---------
Springfield           Springfield, OR    $10,273,092          Industrial          Fee       1975/1995            100%     547,557
--------------------- ------------------ ---------------- ------------------ -------------- --------------- ------------- ---------
Kingman               Kingman, AZ        $5,083,701           Industrial          Fee       1991/NAP             100%     372,236
--------------------- ------------------ ---------------- ------------------ -------------- --------------- ------------- ---------



      PROPERTY MANAGEMENT. The TruServ Portfolio 1 Property is managed by TruServ Corporation, the sole tenant of each TruServ Portfolio 1 Property.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.


                                     III-31

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE AND SUBSTITUTION OF PARCELS. The TruServ Portfolio 1 Borrower may obtain a release of one or more TruServ Portfolio 1 Properties from the mortgage lien in connection with a partial defeasance, provided (i) it deposits defeasance collateral equal to 125% of the adjusted allocated loan amount of the relevant TruServ Portfolio 1 Property, (ii) the underwritten DSCR for the remaining property is a minimum of the greater of 1.40x or the DSCR immediately prior to the release, (iii) the maximum LTV for the remaining property is not more than 70% and (iv) the TruServ Portfolio 1 Borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

      At any time when the TruServ Portfolio 1 Borrower could defease the TruServ Portfolio 1 Loan, the TruServ Portfolio 1 Borrower may also prepay up to 33.33% of the TruServ Portfolio 1 Loan amount, subject to a yield maintenance premium, and obtain release of one or more TruServ Portfolio 1 Properties, subject to substantially the same conditions (including underwriting tests) for a defeasance-based partial collateral release.

      The TruServ Portfolio 1 Borrower may also obtain a release of one or more TruServ Portfolio 1 Properties and substitute a replacement property therefor if the rent for the to-be-substituted property is not more than 30% of the aggregate rent for all TruServ Portfolio 1 Properties, and the TruServ Portfolio 1 Borrower has satisfied certain underwriting tests, including (i) an aggregate DSCR for the loan including the substitute property at a minimum of the greater of 1.40x or the DSCR of the TruServ Portfolio 1 Properties immediately prior to the substitution, (ii) the net operating income for the substitute property is at least equal to that of the replaced property, (iii) the net operating income and DSCR for the 12-month period prior to substitution for the substitute property is at least equal to that of the replaced property, and (iv) a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. The TruServ Portfolio 1 Borrower's right to substitute is also limited as follows: (a) during the course of the loan, the aggregate base rent for all previously substituted properties and "about to be" substituted properties cannot represent in the aggregate more than 30% of the aggregate base rent for all properties, for the 12-month period immediately preceding the substitution, (b) no more than 2 substitutions are allowed and (c) no more than the lesser of (i) 2 individual properties in the aggregate or (ii) 30% of the loan amount may be substituted during the term of the TruServ Portfolio 1 Loan.

      Certain additional information regarding the TruServ Portfolio 1 Loan and the TruServ Portfolio 1 Property is set forth on Appendix II hereto.



                                     III-32

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - TRUSERV PORTFOLIO 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $27,351,416

CUT-OFF DATE BALANCE:            $27,290,627

FIRST PAYMENT DATE:              February 1, 2003

INTEREST RATE:                   5.8300%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   January 1, 2013

EXPECTED MATURITY BALANCE:       $23,123,744

SPONSOR: Corporate Property Associates 12 Inc., Corporate Property Associates 14 Inc., and Corporate Property Associates 15 Inc.


INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until 2 years after
                                 the securitization, with U.S. Treasury
                                 defeasance thereafter. Prepayable without penalty from and after October 1, 2012.


LOAN PER SF(1):                  $24.05

UP-FRONT RESERVES:                TI/LC:                      $2,735,142

ONGOING RESERVES(2):              RE Tax Insurance:           Springing

                                  Cap Ex:                     Springing

                                  TI/LC:                      Springing

LOCKBOX(3):                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Industrial

PROPERTY SUB-TYPE:               Warehouse

LOCATION:                        Corsicana, TX and Woodland, CA

YEAR BUILT/RENOVATED:            See table on following page

OCCUPANCY(4):                    100.0%

SQUARE FOOTAGE:                  1,134,733

THE COLLATERAL:                  Two industrial warehouse distribution buildings

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                        NRSF       RENT PSF     LEASE EXPIRATION
-------------                        ----       --------     ----------------
TruServ Corporation
    Corsicana                       100.0%       $3.32          12/31/2022

    Woodland                        100.0%       $3.92          12/31/2022


PROPERTY MANAGEMENT:             TruServ Corporation

U/W NET OP. INCOME(1):           $3,440,890

U/W NET CASH FLOW(1):            $3,176,876

APPRAISED VALUE(1):              $41,800,000

CUT-OFF DATE LTV(1):             65.3%

MATURITY DATE LTV(1):            55.3%

DSCR(1):                         1.64x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) Loan per SF, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on a two-property combined basis.

      (2) A TI/LC reserve in the amount of $11,946.17 per month will come into effect if either (i) an event of default occurs or both (ii) the TruServ lease is no longer in effect and the property is not leased to another single-user tenant acceptable to lender on a triple net basis. A replacement reserve in the amount of $10,953.17 per month will come into effect if either (i) an event of default occurs or both (ii) the TruServ lease is not in effect and the property is not leased to another single-user tenant acceptable to lender on a triple net basis and (iii) the lender deems the property's condition unsatisfactory.

      (3) Funds in the lockbox account will be applied in the following order: to fund real estate taxes and insurance premiums, to pay loan debt service, to fund a replacement reserve, to fund a TI/LC reserve, and then the excess will be paid to borrower, unless a "Cash Trap Event" has occurred, which is defined as an event of default under the loan or a DSCR of less than 1.15:1.00. If a Cash Trap Event has occurred, then lender may apply any excess in its sole discretion.

      (4)  Occupancy is based on the rent roll dated December 31, 2002.



                                     III-33

THE TRUSERV PORTFOLIO 2 LOAN



      THE LOAN. The ninth largest loan (the "TruServ Portfolio 2 Loan") as evidenced by the Promissory Note (the "TruServ Portfolio 2 Note") is secured by a first priority Deed of Trust and Security Agreement and by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (each, a "TruServ Portfolio 2 Mortgage") respectively encumbering two distribution warehouses each occupied by TruServ Corporation and located in Corsicana, Texas (the "Corsicana Property") and Woodland, California (the "Woodland Property") (the Corsicana Property and the Woodland Property, collectively, "TruServ Portfolio 2 Property"). The TruServ Portfolio 2 Loan was originated on December 26, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWER. The borrower is WRENCH (DE) Limited Partnership, a Delaware limited partnership (the "TruServ Portfolio 2 Borrower") that owns no material asset other than the TruServ Portfolio 2 Property and related interests. The TruServ Portfolio 2 Borrower is a wholly-owned, direct subsidiary of Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated, each of which is a real estate investment trust formed as an affiliate of W.P. Carey & Co. to acquire and lease back commercial properties on a long-term, triple net basis. As of September 30, 2002, Corporate Property Associates 12 reported total assets of $473.3 million and shareholders equity of $246.2 million; Corporate Property Associates 14 reported total assets of $1.3 billion and shareholders equity of $554.3 million; Corporate Property Associates 15 reported total assets of $405 million and shareholders equity of $279.7 million.

      THE PROPERTIES. The Corsicana Property, located in Corsicana (Navarro County), Texas, is located on East Side Highway 31, approximately 55 miles south of the Dallas central business district. This TruServ Portfolio 2 Property was originally constructed in 1983 and expanded in 1998, and consists of a 775,433 square foot, single-story plus mezzanine distribution warehouse, including 27,143 square feet of office space. The Corsicana Property is situated on approximately 42.4 acres and contains 250 parking spaces.

      The Woodland Property, located in Woodland (Yolo County), California, is located on North Pioneer Ave., approximately 20 miles northwest of the Sacramento central business district and 2 miles northeast of Woodland's central business district. This TruServ Portfolio 2 Property was originally constructed in 1985 and consists of a 359,300 square foot, single-story plus mezzanine distribution warehouse, including 17,150 square feet of office space. The Woodland Property is situated on approximately 27.3 acres and contains 342 parking spaces.

      Each TruServ Portfolio 2 Property is 100% leased to TruServ Corporation, a member-owned cooperative wholesaler of hardware and related merchandise, serving approximately 6,800 retail outlets worldwide under the names True Value and others.


-------------------- --------------------- ---------------- ------------------ -------------- ------------- ------------ ----------
                                           ALLOCATED LOAN                        OWNERSHIP     YEAR BUILT/
      PROPERTY             LOCATION            AMOUNT         PROPERTY TYPE      INTEREST       RENOVATED    OCCUPANCY      UNITS
-------------------- --------------------- ---------------- ------------------ -------------- ------------- ------------ ----------
Corsicana            Corsicana, TX         $17,489,095          Industrial          Fee         1983/1998       100%       775,433
-------------------- --------------------- ---------------- ------------------ -------------- ------------- ------------ ----------
Woodland             Woodland, CA          $9,862,321           Industrial          Fee         1985/NAP        100%       359,300
-------------------- --------------------- ---------------- ------------------ -------------- ------------- ------------ ----------


      PROPERTY MANAGEMENT. The TruServ Portfolio 2 Property is managed by TruServ Corporation, the sole tenant of each TruServ Portfolio 2 Property.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE AND SUBSTITUTION OF PARCELS. The TruServ Portfolio 2 Borrower may obtain a release of one or more TruServ Portfolio 2 Properties from the mortgage lien in connection with a partial defeasance, provided (i) it deposits defeasance collateral equal to 125% of the adjusted allocated loan amount of the relevant TruServ Portfolio 2 Property, (ii) the underwritten DSCR for the remaining property is a minimum of the greater of 1.40x or the DSCR immediately prior to the release, (iii) the maximum LTV for the remaining property is not more than 70% and (iv) the TruServ Portfolio 2 Borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.



                                     III-34

      At any time when the TruServ Portfolio 2 Borrower could defease the TruServ Portfolio 2 Loan, the TruServ Portfolio 2 Borrower may also prepay up to 33.33% of the TruServ Portfolio 2 Loan amount, subject to a yield maintenance premium and subject to substantially the same conditions (including underwriting tests) for a defeasance-based partial collateral release.

      The TruServ Portfolio 2 Borrower may also obtain a release of one or more TruServ Portfolio 2 Properties and substitute a replacement property therefor if the TruServ Portfolio 2 Borrower has satisfied certain underwriting tests, including (i) an aggregate DSCR for the loan including the substitute property at a minimum of the greater of 1.40x or the DSCR of the TruServ Portfolio 2 Properties immediately prior to the substitution, (ii) the net operating income for the substitute property is at least equal to that of the replaced property,
(iii) the net operating income and DSCR for the 12-month period prior to substitution for the substitute property is at least equal to that of the replaced property, and (iv) a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. Such substitution shall not be allowed more than one (1) time during the term of the TruServ Portfolio 2 Loan.

      Certain additional information regarding the TruServ Portfolio 2 Loan and the TruServ Portfolio 2 Property is set forth on Appendix II hereto.










                                     III-35

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 - GPB-A PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $27,100,000

CUT-OFF DATE BALANCE:            $26,942,341

FIRST PAYMENT DATE:              July 1, 2002

INTEREST RATE:                   7.7700%

AMORTIZATION:                    360 months

ARD:                             NAP

MATURITY DATE:                   June 1, 2012

EXPECTED MATURITY BALANCE:       $24,140,651

SPONSORS:                        Bollard Group Inc

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Closed to prepayment until 2 years after
                                 securitization or 5 years after the loan origination date, with U.S. Treasury defeasance thereafter. Prepayable without penalty during the final 3 months of the loan term.


LOAN PER SF(1):                  $84.23

UP-FRONT RESERVES(2):            RE Tax:                     $108,621

                                 Deferred Maintenance:       $94,625

                                 TI/LC:                      $151,074

ONGOING RESERVES(3):             RE Tax:                     $59,388/month

                                 Cap Ex:                     $4,596/month

                                 TI/LC:                      $13,328/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Cambridge, MA; Everett, MA; Worcester, MA;
                                 Springfield, MA; Waltham, MA; Fall River, MA;
                                 Revere, MA; Dennisport, MA

YEAR BUILT/RENOVATED:            See table on following page

OCCUPANCY(4):                    100.0%

SQUARE FOOTAGE:                  See individual property descriptions

THE COLLATERAL:                  8 neighborhood shopping centers

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                       NRSF     BASE RENT PSF    TOTAL RENT PSF
-------------                       ----     -------------    --------------
Cambridge, MA:  Micro               66.5%         $21.60         09/30/10
Center Sales Corp.

Everett, MA:  Walgreens             37.2%         $16.57         06/30/35

Worcester, MA:  Pep Boys            32.5%          $8.96         02/28/18

Springfield, MA:  CVS              100.0%         $22.67         01/31/04

Waltham, MA:  Petco                 56.2%         $10.20         05/31/04

Fall River, MA: Staples             77.4%          $9.31         10/06/08

Revere, MA: Walgreens              100.0%         $13.00         06/30/11

Dennisport, MA: A&P                 41.7%          $4.00         05/31/07


PROPERTY MANAGEMENT:             The Wilder Companies, Ltd.

U/W NET OP. INCOME(1):           $3,359,325

U/W NET CASH FLOW(1):            $3,224,976

APPRAISED VALUE(1):              $37,353,000

CUT-OFF DATE LTV(1):             72.1%

MATURITY DATE LTV(1):            64.6%

DSCR(1):                         1.38x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) Loan per SF, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on the eight-property combined basis.

      (2) The immediate repairs reserve is attributable to roof repairs and ADA compliance at the Dennisport, MA property.

      (3) The borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The borrower shall not be required to make a monthly deposit into the TI/LC reserve if the amount then on deposit exceeds $282,697.

      (4)  Occupancy is based on the rent rolls dated September 30, 2002.





                                     III-36

THE GPB PORTFOLIO

      THE LOAN. The tenth largest loan (the "GPB Portfolio Loan") as evidenced by the promissory note (the "GPB Portfolio Note") is a single loan secured by first priority mortgages or deeds of trust and security agreements (the "GPB Portfolio Mortgages") encumbering the 8 community retail centers described below, located in Cambridge, MA; Everett, MA; Worcester, MA; Springfield, MA; Waltham, MA; Fall River, MA; Revere, MA; and Dennisport, MA (the "GPB Portfolio Properties"). The GPB Portfolio Loan was originated on May 9, 2002, by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC").

      THE BORROWERS. The borrower is Prima I LLC, a Massachusetts limited liability company (the "GPB Portfolio Borrower"), which is a special purpose entity that owns no material asset other than the GPB Portfolio Properties and related interests. The GPB Portfolio Borrower is ultimately owned by Mr. Anastasios Parafestas and by The Bollard Group Holdings, Inc., a company founded by Mr. Parafestas in 1995 to hold real estate investments on behalf of a small group of high net worth individuals. Principal investors include John E. Abele (as to 44%), Promerica L.P., the investment vehicle of Peter M. Nicholas (40%), Nicholas J. Nicholas (4%) and Joe Ciffolillo (4%).


      THE PROPERTIES.

      The GPB Portfolio Property located at 727 Memorial Drive, Cambridge, MA, was constructed in 1948. This GPB Portfolio Property consists of three steel and concrete block retail buildings: a two-story, a single tenant building containing 41,724 net square feet; a single-story, single tenant building containing 11,065 net square feet; and single-story, multi-tenant building containing 9,958 net square feet. This GPB Portfolio Property land covers 4.8 acres and includes 274 surface parking spaces. This GPB Portfolio Property is located in the city of Cambridge, MA, between Harvard University and the Massachusetts Institute of Technology. The Boston central business district is located across the Charles River approximately 3 miles east of this GPB Portfolio Property.

      The GPB Portfolio Property located at 321 Ferry Street, Everett, MA, was constructed in 1956. This GPB Portfolio Property is a steel and concrete block shopping center containing 39,555 net square feet. This GPB Portfolio Property land covers 3.2 acres and includes 195 surface parking spaces. This GPB Portfolio Property is anchored by a Walgreen's store. It is located on two parcels of land in a dense, 9 miles north of downtown Boston.

      The GPB Portfolio Property located at 55 Mill Street, Worcester, MA, was constructed in 1955 and renovated in 1975. This GPB Portfolio Property is an anchored, steel and concrete block retail center consisting of 66,281 net square feet. This GPB Portfolio Property land covers 6.8 acres and includes 300 surface parking spaces. This GPB Portfolio Property is anchored by Pep Boys. It is located on the southwestern side of the city of Worcester, approximately 40 miles west of the Boston central business district.

      The GPB Portfolio Property located at 621 Belmont Ave., Springfield, MA, was constructed in 1961 and renovated in 1988. This GPB Portfolio Property is a single-tenant, steel and concrete block building consisting of 18,787 net square feet. This GPB Portfolio Property land covers 1.6 acres and includes 82 surface parking spaces. This GPB Portfolio Property is located approximately 1.5 miles east of Route 91 in the City of Springfield, MA, Hampden County, in the southwestern area of the Commonwealth of Massachusetts.

      The GPB Portfolio Property located at 75 Linden Street (Route 60), Waltham, MA, was constructed in 1957 and renovated in 1994. This GPB Portfolio Property is a freestanding, reinforced concrete commercial retail building consisting of 24,284 net square feet. This GPB Portfolio Property land covers
3.1 acres and includes 185 surface parking spaces. This GPB Portfolio Property is anchored by Petco. It is located just off the intersection of Routes 20 and 60, approximately 9 miles west of downtown Boston.

      The GPB Portfolio Property located at 416 William Canning Boulevard, Fall River, MA, was constructed in 1970 and renovated in 1987. This GPB Portfolio Property is an anchored, steel and concrete retail center consisting of 31,000 net square feet. This GPB Portfolio Property land covers 3.4 acres and includes 243 surface parking spaces. This GPB Portfolio Property is anchored by Staples. Fall River is located in Bristol County in southeastern Massachusetts, 15 miles east of Providence, RI, and 12 miles west of New Bedford, MA.




                                     III-37

      The GPB Portfolio Property located at 430 Broadway Street, Revere, MA, was constructed in 1954 and renovated in 1998. This GPB Portfolio Property is a one-story, freestanding, steel and concrete block building consisting of 15,272 net square feet. The GPB Portfolio Property land covers 1.5 acres and includes 91 surface parking spaces. This GPB Portfolio Property is 100% occupied by Walgreen's. It is located in the city of Revere, a coastal community that is 8 miles from Boston's central business district.

      The GPB Portfolio Property located at 450 Main Street (Route 28), Dennisport, MA, was constructed in 1955. This GPB Portfolio Property consists of two freestanding retail buildings, containing 61,942 net square feet collectively. One of the buildings is leased to Stop & Shop, which has subleased its space to Ocean State Job Lot. No income is underwritten for the Stop & Shop space. This GPB Portfolio Property land covers 5.8 acres and includes 254 surface parking spaces. This GPB Portfolio Property is located about 4 miles southeast of Route 6, in the Dennisport section of the Town of Dennis, Barnstable County, MA, approximately 69 miles southeast of the Boston central business district.


------------------ ------------------------------- ----------------- -------------- ------------- ---------------- --------------
                       ALLOCATED CUT-OFF DATE
                    BALANCE / EXPECTED MATURITY                        OWNERSHIP       SQUARE         PHYSICAL      YEAR BUILT
     LOCATION                  BALANCE               PROPERTY TYPE      INTEREST        FOOTAGE       OCCUPANCY      / RENOVATED
------------------ ------------------------------- ----------------- -------------- ------------- ---------------- --------------
Cambridge, MA      $10,538,332/9,442,468                Retail            Fee          62,747           100%         1948/NAP
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Everett, MA        $3,479,638/3,117,796                 Retail            Fee          39,555           100%         1956/NAP
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Worcester, MA      $3,380,220/3,028,717                 Retail            Fee          66,281           100%         1955/1975
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Springfield, MA    $3,081,965/2,761,476                 Retail            Fee          18,787           100%         1961/1988
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Waltham, MA        $2,236,910/2,004,298                 Retail            Fee          24,284           100%         1957/1994
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Fall River, MA     $1,665,255/1,492,089                 Retail            Fee          31,000           100%         1970/1987
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Revere, MA         $1,491,273/1,336,199                 Retail            Fee          15,272           100%         1954/1998
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------
Dennisport, MA     $1,068,746/957,610                   Retail            Fee          61,942           100% (*)     1955/NAP
------------------ ------------------------------- ----------------- -------------- -------------- --------------- --------------

(*) The Dennisport Property is 100% leased, but the Stop & Shop tenant, which leases 58.3.3% of space, has subleased its space to Ocean State Job Lot. No income from the Stop & Shop tenant is underwritten.










                                     III-38

LEASE EXPIRATION SUMMARY

      The following table shows the scheduled lease expirations for the GPB Portfolio Properties:



----------------------------------------------------------------------------------------------------------------------------------
                  LEASE ROLLOVER SCHEDULE
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
                                                           % OF TOTAL                          % OF TOTAL BASE     CUMULATIVE % OF
                    # OF LEASES    AVERAGE BASE RENT       SQUARE FEET     CUMULATIVE % OF     RENTAL REVENUES       TOTAL RENTAL
      YEAR            ROLLING        PER SF ROLLING          ROLLING          SF ROLLING           ROLLING         REVENUES ROLLING
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
     Vacant               0              $0.00                  0%                0%                  0%                0%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2003                1              $2.36                 11%                11%                 2%                2%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2004                3             $15.64                 12%                23%                16%               18%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2005                2             $18.70                  4%                29%                 6%               24%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2006                2             $13.21                  2%                31%                 2%               27%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2007                2              $4.72                  9%                40%                 3%               30%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2008                2              $9.67                  8%                48%                 7%               37%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2009                2             $13.58                  4%                52%                 5%               42%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2010                5             $15.14                 26%                78%                33%               75%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2011                6             $14.40                 17%                95%                20%               95%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
      2012                0              $0.00                  0%                95%                 0%               95%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------
  2013 & Beyond           1              $8.96                  7%               100%                 5%              100%
----------------- --------------- -------------------- ------------------ ----------------- ------------------- ------------------


      PROPERTY MANAGEMENT. The GPB Portfolio Properties are managed by The Wilder Companies, Ltd. The management agreement is subject and subordinate to the GPB Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF GPB PORTFOLIO PROPERTIES. The GPB Portfolio Borrower may obtain a release of one or more of the GPB Portfolio Properties from the mortgage in connection with a partial defeasance after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 125% of the original allocated loan amount for the released property, and subject to certain other conditions, such as a debt service coverage ratio requirement equal to the greater of (i) 1.30x or (ii) the debt service coverage ratio of all GPB Portfolio Properties prior to the release. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. The GPB Portfolio Borrower may also transfer all of the GPB Portfolio Properties, subject to the GPB Portfolio Loan, on up to three occasions, subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates and payment of a 1% transfer fee.

      Certain additional information regarding the GPB Portfolio Loans and LPB Portfolio Properties is set forth on Appendix II hereto.


                                     III-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
Securitized Products Group     [MORGAN STANLEY LOGO OMITTED]      March 20, 2003
------------------------------------------ -------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                            ------------------------

                                  $861,692,000
                                  (APPROXIMATE)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                             AS MORTGAGE LOAN SELLER

                            ------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2

                            ------------------------


                                 MORGAN STANLEY
                            LEAD BOOKRUNNING MANAGER

BANC OF AMERICA SECURITIES LLC                               MERRILL LYNCH & CO.
CO-MANAGER                                                            CO-MANAGER


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                      U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-HQ2

TRANSACTION FEATURES
--------------------

>>       Seller:


                ---------------------------------------------------------------------------------------------
                                                                NO. OF    NO. OF   CUT-OFF DATE      % OF
                SELLER                                           LOANS    PROPS.   BALANCE ($)       POOL
                ---------------------------------------------------------------------------------------------
                Morgan Stanley Mortgage Capital Inc.             51        81       931,559,155      100.0
                ---------------------------------------------------------------------------------------------
                TOTAL:                                           51        81       $931,559,155     100.0%
                ---------------------------------------------------------------------------------------------

>>       Loan Pool:
         o    Average Cut-off Date Balance: $18,265,866
         o    Largest Mortgage Loan by Cut-off Date Balance: $165,000,000
         o Five largest and ten largest loans: 49.2% and 67.9% of pool, respectively

>>       Credit Statistics:
         o    Weighted average debt service coverage ratio of 1.64x
         o Weighted average current loan-to-value ratio of 64.2%; weighted average balloon loan-to-value ratio of 56.3%

>>       Property Types:

[GRAPHIC OMITTED]

      31.3%       9.7%      5.5%      5.0%        1.7%         0.3%    46.5%

                            Mixed     Man.                    Self-
     Office   Industrial     Use    Housing    Multifamily   Storage   Retail

>>       Call Protection:
         o    49 loans (93.3% of the pool) have a lockout period ranging from 23 to 35 payments from origination, then defeasance provisions
         o    1 loan (6.2% of the pool) is evidenced by two separate notes with lockout periods of 35 and 36 payments from origination, then a prepayment premium or a yield maintenance charge calculated on the basis of the greater of yield maintenance and a declining premium. The two separate notes have distinct yield maintenance formulas applicable to each of the notes
         o 1 loan (0.5% of the pool) has a lockout period of 24 payments from origination, then yield maintenance

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

 >> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


OFFERED CERTIFICATES
--------------------

-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
                                                                                           EXPECTED                     CERTIFICATE
              INITIAL                                                                        FINAL         INITIAL     PRINCIPAL TO
            CERTIFICATE    SUBORDINATION         RATINGS         AVERAGE     PRINCIPAL   DISTRIBUTION    PASS-THROUGH      VALUE
  CLASS     BALANCE(1)        LEVELS       (FITCH/MOODY'S/S&P)  LIFE(2)(3) WINDOW(2)(4)     DATE(2)        RATE(5)       RATIO(6)
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
A-1        $248,633,000       17.250%         AAA/Aaa/AAA          5.70         1 - 114     9/12/2012        4.18%         53.1%
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
A-2        $522,232,000       17.250%         AAA/Aaa/AAA          9.71       114 - 118     1/12/2013        4.92%         53.1%
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
B           $39,591,000       13.000%          AA/Aa2/AA           9.87       118 - 119     2/12/2013        5.04%         55.9%
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
C           $41,920,000        8.500%           A/A2/A             9.93       119 - 120     3/12/2013        5.15%         58.7%
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------
D            $9,316,000        7.500%           A-/A3/A-           9.96       120 - 120     3/12/2013        5.24%         59.4%
-------- ---------------- --------------- --------------------- ---------- ------------- -------------- -------------- ------------

PRIVATE CERTIFICATES(7)
--------------------

--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
               INITIAL
             CERTIFICATE                                                                  EXPECTED                     CERTIFICATE
             BALANCE OR                                                                     FINAL          INITIAL      PRINCIPAL
              NOTIONAL     SUBORDINATION         RATINGS        AVERAGE    PRINCIPAL    DISTRIBUTION     PASS-THROUGH    TO VALUE
  CLASS       AMOUNT(1)        LEVELS      (FITCH/MOODY'S/S&P) LIFE(2)(3) WINDOW(2)(4)     DATE(2)         RATE(5)       RATIO(6)
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
X-1(8)      $931,559,155        ----               ----           ----         ----          ----        Variable Rate     ----
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
X-2(8)      $904,790,000        ----               ----           ----         ----          ----        Variable Rate     ----
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
E             $9,315,000       6.500%       BBB+/ Baa1/ BBB+     9.96      120 - 120      3/12/2013         5.68%         60.0%
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
F            $10,480,000       5.375%        BBB/ Baa2/ BBB      9.96      120 - 120      3/12/2013      NWAC - 0.58%     60.7%
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
G             $8,151,000       4.500%       BBB-/ Baa3/ BBB-     9.96      120 - 120      3/12/2013      NWAC - 0.09%     61.3%
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------
H - O        $41,921,155        ----               ----          ----          ----          ----             ----         ----
--------- ---------------- -------------- -------------------- ---------- ------------- -------------- --------------- ------------


Notes:      (1)  As of March 1, 2003. In the case of each such Class,
                 subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of April 2003) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1, A-2, B, C and D Certificates will accrue interest at a fixed rate. The Class E Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate. The Class F and G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less the specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.
                 The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2
                 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.




--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


I.  ISSUE CHARACTERISTICS
    ---------------------
       ISSUE TYPE:                       Public:  Classes A-1, A-2, B, C and D (the "Offered Certificates")

                                         Private (Rule 144A):  Classes X-1, X-2, E, F, G, H, J, K, L, M, N and O

       SECURITIES OFFERED:               $861,692,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                         Pass-Through Certificates, including five fixed-rate principal and interest classes (Classes A-1, A-2, B, C and D)

       SELLER:                           Morgan Stanley Mortgage Capital Inc.

       SOLE LEAD BOOKRUNNING MANAGER:    Morgan Stanley & Co. Incorporated

       CO-MANAGERS:                      Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated

       MASTER SERVICER:                  Wells Fargo Bank, National Association

       SPECIAL SERVICER:                 Wells Fargo Bank, National Association

       TRUSTEE:                          LaSalle Bank National Association

       PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, National Association

       CUT-OFF DATE:                     March 1, 2003. For purposes of the information contained in this term sheet, scheduled payments due in March 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2003, not the actual day on which such scheduled payments were due.

       EXPECTED CLOSING DATE:            On or about March 27, 2003

       DISTRIBUTION DATES:               The 12th of each month, commencing in April 2003 (or if the  12th is not a business day, the next succeeding business day)

       MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates and $100,000 for all other Offered
                                         Certificates and in multiples of $1 thereafter

       SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day funds, with accrued interest

       LEGAL/REGULATORY STATUS:          Classes  A-1,  A-2, B, C and D are expected to be eligible  for  exemptive  relief under ERISA.  No Class of Certificates is SMMEA eligible.

       RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                         THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION
                                         OF THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, B, C and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate. The Class F and G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less the specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.



                                     MONTHS      0       12      24       36       48       60      72      84      96
----------------------------------------------------------------------------------------------------------------------------
Class A-1  AAA/Aaa/AAA      4.18%                                                                                   $248.6MM
----------------------------------------------------------------------------------------------------------------------------
Class A-2  AAA/Aaa/AAA      4.92%                                                                                   $522.2MM
----------------------------------------------------------------------------------------------------------------------------
Class B    AA/Aa2/AA        5.04%                                                                                   $39.6MM
----------------------------------------------------------------------------------------------------------------------------
Class C    A/A2/A           5.15%                                                                                   $41.9MM
----------------------------------------------------------------------------------------------------------------------------
Class D    A-/A3/A-         5.24%                                                                                   $9.3MM
----------------------------------------------------------------------------------------------------------------------------
Class E    BBB+/Baa1/BBB+   5.68%                                                                                   $9.3MM
----------------------------------------------------------------------------------------------------------------------------
Class F    BBB/Baa2/BBB  NWAC - 0.58%                                                                               $10.5MM
----------------------------------------------------------------------------------------------------------------------------
Class G    BBB-/Baa3/BBB-  NWAC - 0.09%                                                                             $8.2MM
----------------------------------------------------------------------------------------------------------------------------
Class H    BB+/Ba1/BB+      6.03%                                                                                   $14.0MM
----------------------------------------------------------------------------------------------------------------------------
Class J    NR/Ba2/BB        6.03%                                                                                   $5.8MM
----------------------------------------------------------------------------------------------------------------------------
Class K    NR/Ba3/BB-       6.03%                                                                                   $2.3MM
----------------------------------------------------------------------------------------------------------------------------
CLass L-O  NR/B1/B+ to NR   6.03%                                                                                   $19.8MM
----------------------------------------------------------------------------------------------------------------------------

[   ] X-1 + X-2 IO Strip      [  ] X-2 Notional    [  ] X-1 Notional


NR = Not Rated













--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


Class X-1 and X-2 Notional       The Notional Amount of the Class X-1
Balances:                        Certificates will be equal to the aggregate of
                                 the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class
                                 X-2 Certificates will equal:

                                 o    During the period from the Closing Date
                                      through and including the Distribution
                                      Date occurring in March 2004, the sum of
                                      (a) the lesser of $241,660,000 and the
                                      Certificate Balance of the Class A-1
                                      Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

                                 o    During the period following the
                                      Distribution Date occurring in March 2004 through and including the Distribution Date occurring in March 2005, the sum of
                                      (a) the lesser of $148,408,000 and the
                                      Certificate Balance of the Class A-1
                                      Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

                                 o    During the period following the
                                      Distribution Date occurring in March 2005 through and including the Distribution Date occurring in March 2006, the sum of
                                      (a) the lesser of $109,575,000 and the
                                      Certificate Balance of the Class A-1
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the Certificate
                                      Balances of the Class A-2, Class B, Class
                                      C, Class D, Class E, Class F and Class G
                                      Certificates outstanding from time to time and (c) the lesser of $6,938,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

                                 o    During the period following the
                                      Distribution Date occurring in March 2006 through and including the Distribution Date occurring in March 2007, the sum of
                                      (a) the lesser of $72,935,000 and the
                                      Certificate Balance of the Class A-1
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the Certificate
                                      Balances of the Class A-2, Class B, Class
                                      C, Class D and Class E Certificates
                                      outstanding from time to time and (c) the lesser of $9,580,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

                                 o    During the period following the
                                      Distribution Date occurring in March 2007 through and including the Distribution Date occurring in March 2008, the sum of
                                      (a) the lesser of $30,188,000 and the
                                      Certificate Balance of the Class A-1
                                      Certificates outstanding from time to
                                      time, (b) the Certificate Balance of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $2,960,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2



                                 o    During the period following the
                                      Distribution Date occurring in March 2008 through and including the Distribution Date occurring in March 2009, the sum of
                                      (a) the lesser of $517,243,000 and the
                                      Certificate Balance of the Class A-2
                                      Certificates outstanding from time to time
                                      (b) the Certificate Balance of the Class B
                                      Certificates and (c) the lesser of
                                      $41,681,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

                                 o    During the period following the
                                      Distribution Date occurring in March 2009 through and including the Distribution Date occurring in March 2010 the sum of
                                      (a) the lesser of $483,873,000 and the
                                      Certificate Balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the Certificate Balance of the Class B Certificates and (c) the lesser of $28,998,000 and the Certificate Balance of the Class C Certificates outstanding from time to time; and

                                 o    During the period following the
                                      Distribution Date occurring in March 2010 through and including the Distribution Date occurring in March 2011 the sum of
                                      (a) the lesser of $452,283,000 and the
                                      Certificate Balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the Certificate Balance of the Class B Certificates and (c) the lesser of $17,281,000 and the Certificate Balance of the Class C Certificates outstanding from time to time; and

                                 o Following the Distribution Date occurring in March 2011, $0.

                                 Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $931,559,155 and $904,790,000 respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


Class X-1 and X-2 Pass-Through   The Pass-Through Rate applicable to the Class
Rates:                           X-1 Certificates for the initial Distribution
                                 Date will equal approximately 0.06% per annum.
                                 The Pass-Through Rate applicable to the Class
                                 X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to time on the respective components of the total
                                 Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related
                                 Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such
                                 Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance
                                 Certificates. In general, the Certificate
                                 Balance of each class of Principal Balance
                                 Certificates will constitute a separate
                                 component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate
                                 Balance of any particular class of Principal
                                 Balance Certificates is identified under
                                 "--Certificate Balance" in the Prospectus
                                 Supplement as being part of the total Notional
                                 Amount of the Class X-2 Certificates
                                 immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution
                                 Date occurring on or before March 2011, on any particular component of the total Notional
                                 Amount of the Class X-1 Certificates
                                 immediately prior to the related Distribution
                                 Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                 o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
                                      (i) the rate per annum corresponding to
                                      such Distribution Date as set forth on
                                      Schedule A in the Prospectus Supplement
                                      and (ii) the Pass-Through Rate for such
                                      Distribution Date for such class of
                                      Principal Balance Certificates;





--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


                                 o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                 o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                 o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                 Notwithstanding the foregoing, for any
                                 Distribution Date occurring after March 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


                                 The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.75% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in March 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before March 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                 o    the lesser of (a) the rate per annum
                                      corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

                                 o    the Pass-Through Rate for such
                                      Distribution Date for the class of
                                      Principal Balance Certificates whose
                                      Certificate Balance, or a designated
                                      portion thereof, comprises such component.


                                 Under no circumstances will any Class X-2
                                 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


Yield Maintenance/Prepayment     Any Prepayment Premiums/Yield Maintenance
Premium Allocation:              Charges collected with respect to a Mortgage
                                 Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield
                                 Maintenance Charge and (ii) the Prepayment
                                 Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                 The portion, if any, of the Prepayment
                                 Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 55/45 ratio through and including the Distribution Date in March 2008. After the Distribution Date in March 2008 all Prepayment Premium/Yield Maintenance Charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                 The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                 Two Classes of Certificates: Class A-1 and X

                                 The characteristics of the Mortgage Loan being prepaid are as follows:

                                     -   Loan Balance: $10,000,000

                                     -   Mortgage Rate: 5.25%

                                     -   Maturity Date: 5 years (March 1, 2008)

                                 The Discount Rate is equal to 2.92%

                                 The Class A-1 Pass-Through Rate is equal to
                                 4.18%

                                                                                        YIELD
                                                                                     MAINTENANCE
                                   CLASS A CERTIFICATES              FRACTION         ALLOCATION
                                 --------------------------------- ----------------- -----------
                                           METHOD                    CLASS A-1        CLASS A-1
                                 --------------------------------- ----------------- -----------
                                  (Class A-1 Pass Through Rate -
                                          Discount Rate)               (4.18%-2.92%)    85.0%
                                 ---------------------------------    --------------
                                 (Mortgage Rate - Discount Rate)      (5.25%-2.92%)

                                                                                        YIELD
                                                                                     MAINTENANCE
                                   CLASS X CERTIFICATES              FRACTION         ALLOCATION
                                 --------------------------------- ----------------- -----------
                                             METHOD
                                 ---------------------------------
                                  (1 -Class A-1 YM Allocation)         (1-85.0%)          15.0%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


III.   SELLER              Morgan Stanley Mortgage Capital Inc. ("MSMC")
       ------              --------------------------------------------
                           The Mortgage Pool includes 51 Mortgage Loans, representing 100.0% of the Initial Pool Balance, that were originated by or on behalf of MSMC or purchased from a third party.

                           MSMC is a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.














--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2



IV.  COLLATERAL DESCRIPTION
     ----------------------


                                TEN LARGEST LOANS
                                -----------------


------ ------------------------- ------------ ------ -------------------- ------------  -------- ---------- ------ -------- --------
                                                                            CUT-OFF                                CUT-OFF
                                                                              DATE        UNITS   LOAN PER           DATE    BALLOON
  NO.  PROPERTY NAME             CITY         STATE  PROPERTY TYPE          BALANCE       / SF    UNIT/SF   DSCR     LTV      LTV
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  1.   1290 Ave of Americas      New York     NY     Office               $165,000,000  1,978,622    $195   1.93x   48.1%    44.3%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  2.   Katy Mills                Katy         TX     Retail                $93,000,000  1,217,782    $122   1.69x   66.1%    60.5%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  3.   Oakbrook Center           Oak Brook    IL     Retail                $83,602,623  1,606,031    $149   1.89x   53.9%    44.4%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  4.   52 Broadway               New York     NY     Office                $58,750,000    399,935    $147   2.17x   58.8%    51.3%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  5.   Tippecanoe Mall           Lafayette    IN     Retail                $57,705,040    725,687     $80   1.27x   69.4%    66.6%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
  6.   ARC Portfolio -           Jacksonville FL     Manufactured Housing  $18,688,227        929 $17,167   1.35x   70.2%    62.4%
       Portside at the Beaches                       Community
       ARC Portfolio -           Thornton     CO     Manufactured Housing   $7,093,673        207 $17,167   1.35x   70.2%    62.4%
       Thornton Estates                              Community
       ARC Portfolio -           Oklahoma     OK     Manufactured Housing   $5,278,945        412 $17,167   1.35x   70.2%    62.4%
       Burntwood                 City                Community
       ARC Portfolio -           Seagoville   TX     Manufactured Housing   $4,169,139        319 $17,167   1.35x   70.2%    62.4%
       Creekside                                     Community
       ARC Portfolio - Cowboy    Pocatello    ID     Manufactured Housing   $2,542,129        173 $17,167   1.35x   70.2%    62.4%
                                                     Community
       ARC Portfolio -           Seagoville   TX     Manufactured Housing   $1,538,787         92 $17,167   1.35x   70.2%    62.4%
       Creekside Estates                             Community
       ARC Portfolio - Pine      Lawrence     KS     Manufactured Housing   $1,323,371         95 $17,167   1.35x   70.2%    62.4%
       Hills                                         Community
       ARC Portfolio - Hidden    Casper       WY     Manufactured Housing   $1,296,968        128 $17,167   1.35x   70.2%    62.4%
       Hills                                         Community
       ARC Portfolio - Shady     Commerce     CO     Manufactured Housing   $1,212,394         66 $17,167   1.35x   70.2%    62.4%
       Lane                      City                Community
       ARC Portfolio -           Lawrence     KS     Manufactured Housing   $1,205,568         93 $17,167   1.35x   70.2%    62.4%
       Riverside                                     Community
       ARC Portfolio - Terrace   Casper       WY     Manufactured Housing   $1,118,686        112 $17,167   1.35x   70.2%    62.4%
                                                     Community
       ARC Portfolio -           Commerce     CO     Manufactured Housing     $944,950         51 $17,167   1.35x   70.2%    62.4%
       Commerce Heights          City                Community
       ARC Portfolio - Zoppes    Seagoville   TX     Manufactured Housing     $572,931         60 $17,167   1.35x   70.2%    62.4%
                                                     Community
------ ------------------------- ------------ ------ -------------------- ------------   -------- --------- ------ -------- --------
                       SUBTOTAL                                            $46,985,766      2,737 $17,167   1.35x   70.2%    62.4%
------ ------------------------- ------------ ------ -------------------- ------------   -------- --------- ------ -------- --------
  7.   DC Portfolio - 800 F      Washington   DC     Mixed Use             $24,650,000    121,813    $214   1.35x   71.5%    61.7%
       Street
       DC Portfolio - 7th        Washington   DC     Mixed Use             $21,350,000     92,853    $214   1.35x   71.5%    61.7%
       Street
------ ------------------------- ------------ ------ -------------------- ------------   -------- --------- ------ -------- --------
                       SUBTOTAL                                            $46,000,000    214,666    $214   1.35x   71.5%    61.7%
       ------------------------- ------------ ------ -------------------- ------------   -------- --------- ------ -------- --------
  8.   TruServ Portfolio 1 -     Fogelsville  PA     Industrial            $12,156,000    540,000     $19   2.04x   53.8%    45.6%
       Fogelsville
       TruServ Portfolio 1 -     Springfield  OR     Industrial            $10,273,092    547,557     $19   2.04x   53.8%    45.6%
       Springfield
       TruServ Portfolio 1 -     Kingman      AZ     Industrial             $5,083,701    372,236     $19   2.04x   53.8%    45.6%
       Kingman
------ ------------------------- ------------ ------ -------------------- ------------ ---------- --------- ------ -------- --------
                       SUBTOTAL                                            $27,512,794 1,459,7936     $19   2.04x   53.8%    45.6%
------ ------------------------- ------------ ------ -------------------- ------------ ---------- --------- ------ -------- --------
  9.   TruServ Portfolio 2 -     Corsicana    TX     Industrial            $17,450,225    775,433     $24   1.64x   65.3%    55.3%
       Corsicana
       TruServ Portfolio 2 -     Woodland     CA     Industrial             $9,840,402    359,300     $24   1.64x   65.3%    55.3%
       Woodland
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
                       SUBTOTAL                                            $27,290,627  1,134,733     $24   1.64x   65.3%    55.3%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
10.    GPB-A Portfolio -         Cambridge    MA     Retail                $10,538,332     62,747     $84   1.38x   72.1%    64.6%
       Cambridge
       GPB-A Portfolio -         Everett      MA     Retail                 $3,479,638     39,555     $84   1.38x   72.1%    64.6%
       Everett
       GPB-A Portfolio -         Worcester    MA     Retail                 $3,380,220     66,281     $84   1.38x   72.1%    64.6%
       Worcester
       GPB-A Portfolio -         Springfield  MA     Retail                 $3,081,965     18,787     $84   1.38x   72.1%    64.6%
       Springfield
       GPB-A Portfolio -         Waltham      MA     Retail                 $2,236,910     24,284     $84   1.38x   72.1%    64.6%
       Waltham
       GPB-A Portfolio - Fall    Fall River   MA     Retail                 $1,665,255     31,000     $84   1.38x   72.1%    64.6%
       River
       GPB-A Portfolio - Revere  Revere       MA     Retail                 $1,491,273     15,272     $84   1.38x   72.1%    64.6%
       GPB-A Portfolio -         Dennisport   MA     Retail                 $1,068,746     61,942     $84   1.38x   72.1%    64.6%
       Dennisport
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
                       SUBTOTAL                                            $26,942,341    319,868     $84   1.38x   72.1%    64.6%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------
       TOTALS/WEIGHTED AVERAGES                                           $632,789,192                      1.74X   59.8%    53.4%
------ ------------------------- ------------ ------ -------------------- ------------  --------- --------- ------ -------- --------


--------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

          NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------------------
                                                 AGGREGATE
                                                  CUT-OFF
                                  NO. OF           DATE
                                 MORTGAGE         BALANCE      % of
                                   LOANS            ($)        POOL
-----------------------------------------------------------------------------
1 - 2,500,000                       3            6,383,009      0.7

2,500,001 -    5,000,000           12           41,541,798      4.5

5,000,001 -    7,500,000           13           83,227,767      8.9

7,500,001 -   10,000,000            6           53,573,929      5.8

10,000,001 -  15,000,000            2           23,976,818      2.6

15,000,001 -  20,000,000            4           69,111,960      7.4

20,000,001 -  30,000,000            4          102,700,444     11.0

40,000,001 -  50,000,000            2           92,985,766     10.0

50,000,001 -  75,000,000            2          116,455,040     12.5

75,000,001 - 100,000,000            2          176,602,623     19.0

150,000,001 (greater than           1          165,000,000     17.7
or equal to)
----------------------------------------------------------------------------
TOTAL:                             51          931,559,155    100.0
----------------------------------------------------------------------------
Min: 1,745,638          Max: 165,000,000        Average: 18,265,866
----------------------------------------------------------------------------


STATE
----------------------------------------------------------------
                           NO. OF       AGGREGATE
                          MORTGAGE    CUT-OFF DATE       % OF
                         PROPERTIES    BALANCE ($)       POOL
----------------------------------------------------------------
New York                    5         268,393,229        28.8
Texas                      10         146,647,177        15.7
Illinois                    3         100,436,556        10.8
California                  8          59,087,233         6.3
Indiana                     1          57,705,040         6.2
District of Columbia        2          46,000,000         4.9
Arizona                     5          40,465,532         4.3
Florida                     5          35,924,172         3.9
Massachusetts               9          32,042,341         3.4
Pennsylvania                7          28,710,119         3.1
Oregon                      4          18,616,995         2.0
Other                      22          97,530,761        10.5
----------------------------------------------------------------
 TOTAL:                    81         931,559,155       100.0
----------------------------------------------------------------


PROPERTY TYPE
----------------------------------------------------------------
                           NO. OF       AGGREGATE
                          MORTGAGED    CUT-OFF DATE      % Of
                          PROPERIES     BALANCE ($)      POOL
----------------------------------------------------------------
Retail                       30       432,845,343        46.5
Office                       16       291,458,169        31.3
Industrial                   14        90,413,382         9.7
Mixed Use                     3        51,500,000         5.5
Manufactured Housing         13        46,985,766         5.0
Multifamily                   3        15,501,494         1.7
Self Storage                  2         2,855,000         0.3
----------------------------------------------------------------
TOTAL:                       81       931,559,155       100.0
----------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------
                       NO. OF         AGGREGATE
                      MORTGAGE       CUT-OFF DATE      % OF
                       LOANS          BALANCE ($)      POOL
--------------------------------------------------------------
5.001 - 5.500              2         100,602,623       10.8
5.501 - 6.000             25         202,017,066       21.7
6.001 - 6.500             15         216,479,254       23.2
6.501 - 7.000              4         264,959,816       28.4
7.001 - 7.500              2          53,674,314        5.8
7.501 - 8.000              2          36,121,042        3.9
8.001 - 8.500              1          57,705,040        6.2
--------------------------------------------------------------
TOTAL:                    51         931,559,155      100.0
--------------------------------------------------------------
Min: 5.120           Max: 8.028            Wtd Avg: 6.447
--------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------
                 NO. OF          AGGREGATE
                 MORTGAGE         CUT-OFF         % OF
                 LOANS           BALANCE ($)      POOL
-------------------------------------------------------------
1 - 60              1            9,178,701         1.0
61 - 120           48          752,280,454        80.8
121 - 180           2          170,100,000        18.3
-------------------------------------------------------------
TOTAL:             51          931,559,155       100.0
-------------------------------------------------------------
 Min: 60            Max: 144               Wtd Avg: 117
-------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------
                 NO. OF         AGGREGATE
                 MORTGAGE        CUT-OFF          % OF
                  LOANS         BALANCE ($)       POOL
-------------------------------------------------------------
1 - 60             2            66,883,742         7.2
61 - 120          48           859,575,413        92.3
121 - 180          1             5,100,000         0.5
-------------------------------------------------------------
 TOTAL:           51           931,559,155       100.0
-------------------------------------------------------------
 Min: 22              Max: 144       Wtd Avg: 111
-------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                 NO. OF            AGGREGATE
                 MORTGAGE           CUT-OFF        % OF
                  LOANS            BALANCE ($)     POOL
-------------------------------------------------------------
241 - 300            6            334,106,153       35.9
301 - 360           45            597,453,002       64.1
-------------------------------------------------------------
 TOTAL:             51            931,559,155      100.0
-------------------------------------------------------------
 Non Zero Min: 282      Max: 360    Non Zero Wtd Avg: 334
-------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                 NO. OF        AGGREGATE
                 MORTGAGE       CUT-OFF            % OF
                  LOANS        BALANCE ($)         POOL
-------------------------------------------------------------
181 - 240          1           57,705,040           6.2
241 - 300          5          276,401,113          29.7
301 - 360         45          597,453,002          64.1
-------------------------------------------------------------
 TOTAL:           51          931,559,155         100.0
-------------------------------------------------------------
 Non Zero Min: 232      Max: 360     Non Zero Wtd Avg: 329
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------
                   NO. OF         AGGREGATE
                  MORTGAGE         CUT-OFF         % OF
                    LOANS         BALANCE ($)      POOL
-------------------------------------------------------------
40.1 - 50.0          1           165,000,000       17.7
50.1 - 60.0          4           175,747,247       18.9
60.1 - 65.0          4            17,427,002        1.9
65.1 - 70.0         10           224,726,224       24.1
70.1 - 75.0         18           245,769,559       26.4
75.1 - 80.0         14           102,889,123       11.0
-------------------------------------------------------------
TOTAL:              51           931,559,155      100.0
-------------------------------------------------------------
 Min: 48.1        Max: 79.8           Wtd Avg: 64.2
-------------------------------------------------------------


 BALLOON LOAN-TO-VALUE RATIO (%)
 ------------------------------------------------------------
                    NO. OF         AGGREGATE
                    MORTGAGE        CUT-OFF        % OF
                     LOANS         BALANCE ($)     POOL
 ------------------------------------------------------------
 40.1 - 50.0           4         281,997,247       30.3
 50.1 - 60.0          14         152,422,549       16.4
 60.1 - 65.0          20         350,306,557       37.6
 65.1 - 70.0          13         146,832,802       15.8
 ------------------------------------------------------------
  TOTAL:              51         931,559,155      100.0
 ------------------------------------------------------------
  Min: 44.3           Max: 67.8     Wtd Avg:  56.3
 ------------------------------------------------------------


 DEBT SERVICE COVERAGE RATIO (x)
 ------------------------------------------------------------
                    NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                     LOANS        BALANCE ($)      POOL
-------------------------------------------------------------
 1.21 - 1.30          4           81,483,788        8.7
 1.31 - 1.40         15          218,893,109       23.5
 1.41 - 1.50         13          101,938,089       10.9
 1.51 - 1.60          8           38,699,525        4.2
 1.61 - 1.70          5          145,802,225       15.7
 1.71 - 1.80          2            9,877,002        1.1
 1.81 - 1.90          1           83,602,623        9.0
 1.91 - 2.00          1          165,000,000       17.7
 2.01 (greater than   2           86,262,794        9.3
 or equal to)
 ------------------------------------------------------------
  TOTAL:             51          931,559,155      100.0
 ------------------------------------------------------------
  Min: 1.22      Max: 2.17      Wtd Avg:  1.64
 ------------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $861,692,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              MAR-03              MAR-04                MAR-05           MAR-06
-------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance             93.81%              93.90%                99.42%           99.42%

Yield Maintenance Total               6.19%               6.10%                 0.58%            0.58%

Open                                  0.00%               0.00%                 0.00%            0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%              100.00%               100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $931,559,155         $923,801,160         $860,116,523      $851,991,022

% Initial Pool Balance               100.00%             99.17%                92.33%           91.46%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              MAR-07              MAR-08                MAR-09           MAR-10
-------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance             98.38%              99.42%                99.42%           99.42%

Yield Maintenance                     0.57%               0.58%                 0.58%            0.58%

Open                                  1.04%               0.00%                 0.00%            0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%               100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $843,352,617        $823,622,667          $809,827,014      $795,128,088

% Initial Pool Balance               90.53%              88.41%               86.93%            85.35%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              MAR-11              MAR-12                MAR-13           MAR-14
-------------------------------------------------------------------------------------------------------------
Locked Out or Defeasance            99.42%              95.45%                 0.00%            0.00%

Yield Maintenance                    0.58%               0.58%                100.00%          100.00%

Open                                 0.00%               3.97%                 0.00%            0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%                100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $779,466,060        $763,504,783         $4,321,555        $4,214,473

% Initial Pool Balance               83.67%              81.96%                0.46%            0.45%
-------------------------------------------------------------------------------------------------------------

NOTES:

(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.

(3) It is assumed that with respect to Mortgage Loans 21-25 and 37-41, the related borrowers will not exercise their option to partially repay with Yield Maintenance



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                      U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951



                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================



                                    DEPOSITOR
================================================================================

     Morgan Stanley Dean Witter Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================



                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================






                                SPECIAL SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                         Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00



Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Nonrecoverability Determinations     0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER FUNDS COLLECTED:                                           0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney's Fees & Expenses                                      0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                   0.00

        Interest Reserve Deposit                                        0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                          0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                           0.00
                                                                               =======

--------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
 R-I
 R-II
 R-III
 X-1
 X-2
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------







                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

----------------------------------------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

-----------------------------------------------------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL


-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


-----------------------------------------------------------------------------------------------------------------------------------

                               HISTORICAL DETAIL


-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003


----------------------------------------------------------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL


----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------




















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------






















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

-----------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1


-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------













-------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.              Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2


------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-HQ2


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 04/14/2003
RECORD DATE:  03/31/2003

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
       Aggregate        Net        Net Proceeds              Repurchased
 Loan Liquidation   Liquidation     as a % of      Realized   by Seller
Number  Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
------------------------------------------------------------------------














------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

                 4/12/2003                              6.55782%
                 5/12/2003                              6.37854%
                 6/12/2003                              6.55796%
                 7/12/2003                              6.37862%
                 8/12/2003                              6.55809%
                 9/12/2003                              6.55816%
                10/12/2003                              6.37873%
                11/12/2003                              6.55829%
                12/12/2003                              6.37880%
                 1/12/2004                              6.55843%
                 2/12/2004                              6.37888%
                 3/12/2004                              6.37900%
                 4/12/2004                              6.55863%
                 5/12/2004                              6.37899%
                 6/12/2004                              6.55877%
                 7/12/2004                              6.37905%
                 8/12/2004                              6.55579%
                 9/12/2004                              6.46921%
                10/12/2004                              6.27797%
                11/12/2004                              6.46967%
                12/12/2004                              6.27840%
                 1/12/2005                              6.27862%
                 2/12/2005                              6.27884%
                 3/12/2005                              6.27940%
                 4/12/2005                              6.47084%
                 5/12/2005                              6.27950%
                 6/12/2005                              6.47132%
                 7/12/2005                              6.27994%
                 8/12/2005                              6.47180%
                 9/12/2005                              6.47205%
                10/12/2005                              6.28062%
                11/12/2005                              6.47254%
                12/12/2005                              6.28108%
                 1/12/2006                              6.28131%
                 2/12/2006                              6.28154%
                 3/12/2006                              6.28215%
                 4/12/2006                              6.47379%
                 5/12/2006                              6.28225%
                 6/12/2006                              6.47430%
                 7/12/2006                              6.28272%
                 8/12/2006                              6.47482%
                 9/12/2006                              6.47508%
                10/12/2006                              6.28345%
                11/12/2006                              6.47560%
                12/12/2006                              6.28393%
                 1/12/2007                              6.28418%
                 2/12/2007                              6.28443%
                 3/12/2007                              6.28508%
                 4/12/2007                              6.47694%
                 5/12/2007                              6.26832%
                 6/12/2007                              6.46265%
                 7/12/2007                              6.26884%

                 8/12/2007                              6.46321%
                 9/12/2007                              6.46337%
                10/12/2007                              6.26939%
                11/12/2007                              6.46366%
                12/12/2007                              6.26966%
                 1/12/2008                              6.46395%
                 2/12/2008                              6.26993%
                 3/12/2008                              6.27026%
                 4/12/2008                              6.46427%
                 5/12/2008                              6.27017%
                 6/12/2008                              6.46446%
                 7/12/2008                              6.27035%
                 8/12/2008                              6.46466%
                 9/12/2008                              6.46477%
                10/12/2008                              6.27063%
                11/12/2008                              6.46496%
                12/12/2008                              6.27080%
                 1/12/2009                              6.27088%
                 2/12/2009                              6.27098%
                 3/12/2009                              6.27184%
                 4/12/2009                              6.46541%
                 5/12/2009                              6.27121%
                 6/12/2009                              6.46560%
                 7/12/2009                              6.27139%
                 8/12/2009                              6.46580%
                 9/12/2009                              6.46592%
                10/12/2009                              6.27168%
                11/12/2009                              6.46611%
                12/12/2009                              6.27186%
                 1/12/2010                              6.27194%
                 2/12/2010                              6.27204%
                 3/12/2010                              6.27298%
                 4/12/2010                              6.46657%
                 5/12/2010                              6.27228%
                 6/12/2010                              6.46677%
                 7/12/2010                              6.27246%
                 8/12/2010                              6.46698%
                 9/12/2010                              6.46709%
                10/12/2010                              6.27275%
                11/12/2010                              6.46730%
                12/12/2010                              6.27294%
                 1/12/2011                              6.27302%
                 2/12/2011                              6.27313%
                 3/12/2011                              6.27415%
                 4/12/2011                              6.46777%
                 5/12/2011                              6.27337%
                 6/12/2011                              6.46798%
                 7/12/2011                              6.27356%

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)    multifamily or commercial mortgage loans;
         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3) direct obligations of the United States or other governmental agencies; or
         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;
         o be senior or subordinate to one or more other classes in respect of distributions;
         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o     provide for sequential distributions of principal;
         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-28 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                 The date of this Prospectus is January 10, 2003

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o     the timing of interest and principal payments;
         o     applicable interest rates;
         o     information about the trust fund's assets;
         o     information about any credit support or cash flow agreement;
         o     the rating for each class of certificates;
         o     information regarding the nature of any subordination;
         o any circumstance in which the trust fund may be subject to early termination;
         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
         o     the aggregate principal amount of each class of certificates;
         o information regarding any master servicer, sub-servicer or special servicer; and
         o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4000.

                    ----------------------------------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
Important Notice About Information Presented In This Prospectus And The Accompanying
    Prospectus Supplement.........................................................................................ii
Summary Of Prospectus..............................................................................................1
Risk Factors.......................................................................................................9
Description Of The Trust Funds....................................................................................23
    Assets........................................................................................................23
    Mortgage Loans................................................................................................23
    Mortgage Backed Securities....................................................................................28
    Government Securities.........................................................................................29
    Accounts......................................................................................................29
    Credit Support................................................................................................30
    Cash Flow Agreements..........................................................................................30
Use Of Proceeds...................................................................................................30
Yield Considerations..............................................................................................30
    General.......................................................................................................30
    Pass-Through Rate.............................................................................................30
    Timing of Payment of Interest.................................................................................31
    Payments of Principal; Prepayments............................................................................31
    Prepayments--Maturity and Weighted Average Life...............................................................32
    Other Factors Affecting Weighted Average Life.................................................................33
The Depositor.....................................................................................................34
Description Of The Certificates...................................................................................34
    General.......................................................................................................34
    Distributions.................................................................................................35
    Available Distribution Amount.................................................................................35
    Distributions of Interest on the Certificates.................................................................36
    Distributions of Principal of the Certificates................................................................36
    Components....................................................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations...............37
    Allocation of Losses and Shortfalls...........................................................................37
    Advances in Respect of Delinquencies..........................................................................37
    Reports to Certificateholders.................................................................................38
    Termination...................................................................................................41
    Book-Entry Registration and Definitive Certificates...........................................................41
Description Of The Agreements.....................................................................................42
    Assignment of Assets; Repurchases.............................................................................43
    Representations and Warranties; Repurchases...................................................................44
    Certificate Account and Other Collection Accounts.............................................................46
    Collection and Other Servicing Procedures.....................................................................49
    Subservicers..................................................................................................50
    Special Servicers.............................................................................................50
    Realization Upon Defaulted Whole Loans........................................................................50
    Hazard Insurance Policies.....................................................................................53
    Rental Interruption Insurance Policy..........................................................................54
    Fidelity Bonds and Errors and Omissions Insurance.............................................................54
    Due-on-Sale and Due-on-Encumbrance Provisions.................................................................55
    Retained Interest; Servicing Compensation and Payment of Expenses.............................................55
    Evidence as to Compliance.....................................................................................55
    Matters Regarding a Master Servicer and the Depositor.........................................................56
    Events of Default.............................................................................................57
    Rights Upon Event of Default..................................................................................57





    Amendment.....................................................................................................58
    The Trustee...................................................................................................59
    Duties of the Trustee.........................................................................................59
    Matters Regarding the Trustee.................................................................................59
    Resignation and Removal of the Trustee........................................................................60
Description Of Credit Support.....................................................................................60
    General.......................................................................................................60
    Subordinate Certificates......................................................................................61
    Cross-Support Provisions......................................................................................61
    Insurance or Guarantees for the Whole Loans...................................................................61
    Letter of Credit..............................................................................................61
    Insurance Policies and Surety Bonds...........................................................................62
    Reserve Funds.................................................................................................62
    Credit Support for MBS........................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases................................................................63
    General.......................................................................................................63
    Types of Mortgage Instruments.................................................................................63
    Interest in Real Property.....................................................................................64
    Leases and Rents..............................................................................................64
    Personalty....................................................................................................64
    Foreclosure...................................................................................................65
    Bankruptcy Laws...............................................................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries...................................................71
    Environmental Legislation.....................................................................................73
    Due-on-Sale and Due-on-Encumbrance............................................................................75
    Subordinate Financing.........................................................................................76
    Default Interest, Prepayment Premiums and Prepayments.........................................................76
    Acceleration on Default.......................................................................................76
    Applicability of Usury Laws...................................................................................76
    Laws and Regulations; Types of Mortgaged Properties...........................................................77
    Americans With Disabilities Act...............................................................................77
    Soldiers' and Sailors' Civil Relief Act of 1940...............................................................78
    Forfeitures in Drug and RICO Proceedings......................................................................78
Federal Income Tax Consequences...................................................................................78
    General.......................................................................................................79
    Grantor Trust Funds...........................................................................................79
    REMICs........................................................................................................87
    Prohibited Transactions and Other Taxes......................................................................101
    Liquidation and Termination..................................................................................102
    Administrative Matters.......................................................................................102
    Tax-Exempt Investors.........................................................................................102
    Residual Certificate Payments--Non-U.S. Persons..............................................................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates.........................................103
State Tax Considerations.........................................................................................105
ERISA Considerations.............................................................................................105
    General......................................................................................................105
    Prohibited Transactions......................................................................................106
    Review by Plan Fiduciaries...................................................................................108
Legal Investment.................................................................................................108
Plan Of Distribution.............................................................................................110
Legal Matters....................................................................................................111
Financial Information............................................................................................111
Rating...........................................................................................................111
Incorporation Of Information By Reference........................................................................112
Glossary Of Terms................................................................................................113

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                                                WHAT YOU WILL OWN
TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial mortgage loans;

                                          (2)  mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)  direct obligations of the United States or other governmental agencies; or

                                          (4)  any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o    etters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o    currency or interest rate exchange agreements and other financial assets.

                                                                RELEVANT PARTIES AND DATES

ISSUER..................................  Morgan Stanley Dean Witter Capital I 200__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of
                                          Morgan Stanley Dean Witter.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley
                                          Dean Witter Capital I Inc.

TRUSTEE.................................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the






                                          related prospectus supplement. An originator may be an affiliate of
                                          Morgan Stanley Dean Witter Capital I Inc. Morgan Stanley Dean Witter
                                          Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.


                                          INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:



         (A) MORTGAGE ASSETS............  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o    multifamily or commercial mortgage loans or both;

                                          o    mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o    a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o    Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates; or

                                          o    unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o    residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o    office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o    will be secured by properties located in any of the fifty states, the
                                               District of Columbia or the Commonwealth of Puerto Rico;

                                          o    will have individual principal balances at origination of at least
                                               $25,000;

                                          o    will have original terms to maturity of not more than 40 years; and

                                          o    will be originated by persons other than Morgan Stanley Dean Witter
                                               Capital I Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o    Each mortgage loan may provide for no accrual of interest or for


                                      -2-




                                               accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o    Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o    Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o    Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o    Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o    Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (B) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United
                                          States or agencies created by government entities which provide for payment of interest or principal or both.

         (C) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s)
                                          designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (D) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:

                                          o    subordination of one or more other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support, or a combination thereof.

                                      -3-


                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange agreements,

                                          o    interest rate cap or floor agreements,

                                          o    currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o    if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to
-                                              a trust agreement;

                                          o    each series of certificates will include one or more classes of certificates;

                                          o    each series of certificates, including any class or classes not ffered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any,



                                      -4-


                                          and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan Stanley
                                          Dean Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (A) INTEREST...................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o    may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (B) PRINCIPAL..................  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received.
                                          The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o    will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall.
                                          Neither Morgan Stanley Dean Witter Capital I Inc. nor any of its
                                          affiliates will have any responsibility to make those advances.



                                      -5-



                                          The master servicer:

                                          o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o    will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified
                                          circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:

                                          o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--undeR Sections
                                               860A through 860G of the Internal Revenue Code; or

                                          o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (A) REMIC......................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.
                                          Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion  or, in  certain  cases,  all of the income  from  REMIC  residual certificates:

                                          o    may not be offset by any losses from other activities of the holder of those certificates;



                                      -6-


                                          o    may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o    assets described in section 7701(a)(19)(C) of the Internal Revenue
                                               Code; and

                                          o    "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

         (B) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.
                                          In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review
                                          "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the Employee Retirement Income
                                          Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o    the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o    the transfer will not cause the assets of the trust fund to be deemed
                                               "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                          o    the transfer will not subject any of the trustee, Morgan Stanley Dean
                                               Witter Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT........................   The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities"
                                           for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                           as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.




                                      -7-


RATING..................................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS


         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR
CERTIFICATES                              Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                          o    there may not be a secondary market for the cer tificates;

                                          o    if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipa ted. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                          o    the market value of your certificates will fluctuate with cha nges in interest rates;

                                          o    the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                          o    certificateholders have no redemption rights; and

                                          o    secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                          Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement.
                                          You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient



                                      -9-



                                          to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                          o    loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                          o    advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                          Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean
                                          Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                          There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                          If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                          Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.



                                      -10-


                                          Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                          In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage credit;

                                          o    the applicable yield maintenance charges or prepayment premiums;

                                          o    the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                                          o    the occurrence of casualties or natural disasters; and

                                          o    economic, demographic, tax, legal or other factors.

                                          There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                          Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED                 The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                          o    Some courts may consider the prepayment premium to be usurious.

                                          o    Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.



                                      -11-


                                          o    Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                          o    The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                          o    The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                          o    The ratings do not assess the likelihood of early optional termination of the certificates.

                                          Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series.
                                          This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                          o    We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                          o    We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                          o    We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a



                                      -12-



                                               particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY
VALUE                                     If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Dean
                                          Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property.
                                          Net operating income can be volatile and may be adversely affected by factors such as:

                                          o    economic conditions causing plant closings or industry slowdowns;

                                          o    an oversupply of available retail space, office space or multifamily housing;

                                          o    changes in consumer tastes and preferences;

                                          o    decrease in consumer confidence;

                                          o    retroactive changes in building codes;

                                          o    the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                          o    the age, design, construction quality and proximity of competing properties;

                                          o    increases in operating expenses due to external factors such as increases in heating or electricity costs;

                                          o    increases in operating expenses due to maintenance or improvements required at the property;

                                          o    a decline in the financial condition of a major tenant;

                                          o    a decline in rental rates as leases are renewed or entered into with new tenants;

                                          o    the concentration of a particular business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants; and

                                          o    the property's "operating leverage."



                                      -13-


                                          Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                          If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                          It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                          o    potential environmental legislation or liabilities or other legal liabilities;

                                          o    the availability of refinancing; and

                                          o    changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                          o    responding to changes in the local market;

                                          o    planning and implementing the rental structure;

                                          o    operating the property and providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                          A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and



                                      -14-




                                          preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                          Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future managers.
                                          Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                         Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                 Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                          In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees.
                                          Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property.
                                          However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                          o    interest rates;



                                      -15-


                                          o    the borrower's equity in the property;

                                          o    the financial condition and operating history of the borrower and the property;

                                          o    tax laws;

                                          o    renewability of operating licenses;

                                          o    prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                          o    with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                          o    with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The



                                      -16-


                                          claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                          o    reduce monthly payments due under a mortgage loan;

                                          o    change the rate of interest due on a mortgage loan; or

                                          o    otherwise alter the mortgage loan's repayment schedule.

                                          Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                          Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements.
                                          The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                          As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.



                                      -17-



SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                          A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you.
                                          Although subordination is intended to reduce the senior
                                          certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                          The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See
                                          "Description of Credit Support."

                                          Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support



                                      -18-


                                          provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this prospectus, the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                          The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                          If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.
                                          These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely


                                      -19-


                                          affected. See "Legal Aspects of the Mortgage Loans and the
                                          Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                          Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                          Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                          o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                          o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                          See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.



                                      -20-


THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the
                                          REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years.
                                          Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                          Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the
                                          REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of
                                          Default," "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.


                                      -21-


COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A CERTIFICATEHOLDER
BY THE TRUSTEE                            If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                          o    your certificate will not be registered in your name or the name of your nominee;

                                          o    you will not be recognized by the trustee as a certificateholder; and

                                          o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                          You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                          Certificates--Book-Entry Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o     multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o     non-cash items such as depreciation and amortization;

         o     capital expenditures; and

         o     debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o     the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o     the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o     have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o     the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o     the applicable payment provisions for the government securities;
               and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                 THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Dean Witter and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

               o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

               o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;


         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

         (3)   the amount of the distribution allocable to

                   o    prepayment premiums and

                   o    payments on account of Equity Participations;

         (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

         (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

         (7) the number and aggregate principal balance of Whole Loans in respect of which:

                   o    one scheduled payment is delinquent,

                   o    two scheduled payments are delinquent,

                   o    three or more scheduled payments are delinquent and

                   o    foreclosure proceedings have been commenced;

         (8) with respect to each Whole Loan that is delinquent two or more months:

                   o    the loan number thereof,

                   o    the unpaid balance thereof,

                   o whether the delinquency is in respect of any balloon payment,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                   o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

                   o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

                   o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                   o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

                   o    the loan number thereof,

                   o    the manner in which it was liquidated and

                   o    the aggregate amount of liquidation proceeds received;

         (10) with respect to any Whole Loan liquidated during the related Due Period,

                   o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

                   o    the amount of any loss to certificateholders;

         (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

                   o    the loan number of the related mortgage loan and

                   o    the date of acquisition;

         (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

                   o    the book value,

                   o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                   o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (13)  with respect to any REO Property sold during the related Due
               Period

                   o    the loan number of the related mortgage loan,

                   o    the aggregate amount of sale proceeds,

                   o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

                   o the amount of any loss to certificateholders in respect of the related mortgage loan;

         (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

         (15) the aggregate amount of principal prepayments made during the related Due Period;

         (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

         (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

         (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

         (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

         (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

         (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

         (22)  the aggregate amount of payments by the borrowers of:

                   o    default interest,

                   o    late charges and

                   o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                         DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o     the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (5)   any amounts representing prepayment premiums;

         (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each Distribution Date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o     supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o     monitor any Whole Loan which is in default,

         o     contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o     inspect the mortgaged property, and

         o     take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o     institute foreclosure proceedings,

         o     exercise any power of sale contained in any mortgage,

         o     obtain a  deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

         (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o     exercise any of the powers vested in it by any Agreement;

         o     make any investigation of matters arising under any Agreement; or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)   to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)   the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)   the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

               o   a brief description of its principal business activities;

               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o     purport to be complete;

         o     purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o     a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o     a trustor--the equivalent of a mortgagor or borrower,

         o     a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender



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generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.


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   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if


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any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o     the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a


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foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

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secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)   the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o     assume the lease and retain it or assign it to a third party or

         o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the

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ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender

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or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o     to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o     a diminution in value of property securing any mortgage loan;

         o     limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.
See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.    Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--

Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates-- Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o     the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o     an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

         If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o     the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o     whether the income on the certificates is interest described in
               Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the

               Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o     the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o     the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o     the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o     all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o     the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o     the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)   a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o     a partnership, trust or estate; and

         o     certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future, (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person and (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate, (b) the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and (c) the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses (assuming that the transferee pays tax at the highest corporate rate (or in certain circumstances, the corporate alternative minimum tax rate) and that present values are computed using a discount rate equal to the federal short-term rate and the compounding period used by the transferee) or (ii)(a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.


                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o     non-cash items such as depreciation and amortization;

         o     capital expenditures; and

         o     debt service on loans secured by the mortgaged property.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.


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         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.    applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans


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

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o     Mortgage Loans

         o     MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o     a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

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

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o     the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.



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